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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Kinder Morgan, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Kinder Morgan, Inc. common stock, par value $5.00 per share
(2)
Aggregate number of securities to which transaction applies:
133,990,784 shares of Kinder Morgan, Inc. common stock; 2,884,680 options to purchase Kinder Morgan, Inc. common stock; 58,700 shares of Kinder Morgan, Inc. related to other rights to receive shares of Kinder Morgan, Inc. common stock or benefits measured by the value of Kinder Morgan, Inc. common stock under certain stock or benefit plans.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee. The transaction valuation is determined based upon the sum of (a) the product of (i) the sum of 133,990,784 shares of Kinder Morgan common stock outstanding on September 19, 2006, and (ii) the merger consideration of $107.50 per share (equal to $14,404,009,280) and (b) an aggregate of $185,646,558 expected to be paid upon the cancellation of outstanding options having an exercise price less than $107.50 or in connection with other rights to receive shares of common stock or benefits measured by the value of common stock under certain stock or benefit plans (the "Total Consideration"). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, the filing fee was determined by multiplying 0.000107 by the Total Consideration.
	(4)	Proposed maximum aggregate value of transaction: $14,589,655,838
	(5)	Total fee paid: $1,561,094
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 SUBJECT TO COMPLETION, OCTOBER 23, 2006

To the Stockholders of Kinder Morgan, Inc.:

        You are cordially invited to attend a special meeting of stockholders of Kinder Morgan, Inc. to be held on [                        ], [                        ], 2006 at 9:30 a.m., local time, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas. The attached proxy statement provides information regarding the matters to be acted on at the special meeting, including at any adjournment or postponement thereof.

        At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 28, 2006, among Kinder Morgan, Inc., Knight Holdco LLC and Knight Acquisition Co. Knight Holdco and Knight Acquisition Co. are entities organized by me and affiliates of GS Capital Partners V Fund, L.P., American International Group, Inc., The Carlyle Group and Riverstone Holdings LLC to effect the merger and related transactions discussed below. Pursuant to the merger agreement, Knight Acquisition Co. will merge with and into Kinder Morgan, with Kinder Morgan continuing as the surviving corporation.

        If the merger agreement is approved and adopted and the merger is completed, each share of Kinder Morgan common stock (other than shares held by Knight Holdco, Knight Acquisition Co., subsidiaries of Kinder Morgan, stockholders who have perfected their appraisal rights under Kansas law and all or a portion of the shares held by certain stockholders defined in the attached proxy statement as "Rollover Investors") will be converted into the right to receive $107.50 in cash without interest. Immediately prior to the merger, I, along with certain members of Kinder Morgan's senior management and the other Rollover Investors, will exchange all or a portion of our shares of Kinder Morgan common stock and all or a portion of the proceeds in respect of restricted stock and stock options for equity interests in Knight Holdco. As a result of the merger, Kinder Morgan will be privately owned through Knight Holdco by Kinder Morgan's senior management and other investors. A copy of the merger agreement is included as Annex A to the attached proxy statement.

        On May 28, 2006, Kinder Morgan's board of directors established a special committee, consisting of three independent directors, and empowered it to, among other things, study, review, evaluate, negotiate and, if appropriate, make a recommendation to Kinder Morgan's board of directors with respect to acceptance of the merger proposed on that date. The special committee has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable to and in the best interests of the unaffiliated stockholders of Kinder Morgan, and has recommended to the full Kinder Morgan board of directors that the board of directors approve the merger agreement, the merger and the other transactions contemplated thereby.

        Kinder Morgan's board of directors, after considering factors including the unanimous determination and recommendation of the special committee, unanimously determined (with the three directors who will be Rollover Investors taking no part in the deliberations or the vote) that the merger agreement is fair to, advisable to and in the best interests of the unaffiliated stockholders of Kinder Morgan, and approved the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, Kinder Morgan's board of directors (with the three directors who will be Rollover Investors taking no part in the deliberations or the vote) unanimously recommends that you vote FOR the approval and adoption of the merger agreement. In arriving at their recommendations of the merger agreement, Kinder Morgan's board of directors and its special committee carefully considered a number of factors which are described in the accompanying proxy statement.

        The attached proxy statement provides you with detailed information about the merger agreement and the merger. You are urged to read the entire document carefully.

        Regardless of the number of shares you own, your vote is very important.    The affirmative vote of at least the holders of two-thirds of all of the Kinder Morgan common stock then entitled to vote at a meeting of stockholders is required to approve and adopt the merger agreement. If you fail to vote on the merger agreement, the effect will be the same as a vote against the approval and adoption of the merger agreement for purposes of the vote referred to above. Once you have read the accompanying materials, please take the time to vote on the proposals submitted to stockholders at the special meeting whether or not you plan to attend the meeting by completing and mailing the enclosed proxy card or by voting your shares by telephone or Internet by following the instructions on your proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

        Voting by proxy will not prevent you from voting your shares in person in the manner described in the attached proxy statement if you subsequently choose to attend the special meeting.

        If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc., which is assisting us, toll-free at (800) 967-7635.

Sincerely,

Chairman of the Board

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, or passed upon the fairness or merits of the merger or the adequacy or accuracy of the information contained in the enclosed proxy statement. Any contrary representation is a criminal offense.

        This proxy statement is dated [                                    ], 2006, and it and the proxy card are first being mailed to stockholders on or about [                                    ], 2006.

 SUBJECT TO COMPLETION, OCTOBER 23, 2006

KINDER MORGAN, INC.

NOTICE OF SPECIAL MEETING

[                                    ], 2006

Dear Stockholder:

        On [                        ], [                                    ], 2006, Kinder Morgan, Inc. will hold a special meeting of stockholders at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas. The meeting will begin at 9:30 a.m., local time.

        Only holders of shares of common stock, par value $5.00 per share, of record at the close of business on [                                    ], 2006 may vote at this meeting or any adjournments or postponements that may take place. At the meeting we propose to:

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  consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger among Kinder Morgan, Inc., Knight Holdco LLC and Knight Acquisition Co., as it may be amended from time to time;

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  approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal; and

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  transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Your board of directors (with the three directors who will be Rollover Investors taking no part in the deliberations or vote) has unanimously approved and recommends that you vote FOR the approval and adoption of the merger agreement and FOR the adjournment proposal, which are discussed in more detail in the attached proxy statement.

        Under Kansas law, holders of Kinder Morgan common stock have the right to dissent from the merger and to seek judicial appraisal of the "fair value" of their shares upon compliance with the requirements of the Kansas General Corporation Code. This right is explained more fully under "Special Factors—Appraisal Rights of Stockholders" in the accompanying proxy statement. The appraisal rights provisions of Kansas law are attached to the accompanying proxy statement as Annex D.

        Regardless of the number of shares you own, your vote is very important. The affirmative vote of at least the holders of two-thirds of all of the Kinder Morgan common stock then entitled to vote at a meeting of stockholders is required to approve and adopt the merger agreement. If you fail to vote on the merger agreement, the effect will be the same as a vote against the approval and adoption of the merger agreement for purposes of the vote referred to above. We hope you will be able to attend the meeting, but whether or not you plan to attend, please vote your shares by:

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  signing and returning the enclosed proxy card as soon as possible,

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  calling the toll-free number listed on the proxy card, or

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  accessing the Internet as instructed on the proxy card.

        Voting by proxy will not prevent you from voting your shares in person in the manner described in the attached proxy statement if you subsequently choose to attend the special meeting. You should not send in your certificates representing shares of Kinder Morgan, Inc. common stock until you receive instructions to do so.

        We are sure you can understand that if you do attend the meeting, space limitations will make it necessary to limit attendance to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts will need a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting, and cell phones must be turned off.

By Order of the Board of Directors,
Chairman of the Board

SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
Where and when is the special meeting?
What matters will be voted on at the special meeting?
How does Kinder Morgan's board of directors recommend that I vote on the proposals?
Who is entitled to vote at the special meeting?
What constitutes a quorum for the special meeting?
What vote is required to approve and adopt the merger agreement and to approve the adjournment proposal?
How do Kinder Morgan's directors and executive officers intend to vote?
What will a Kinder Morgan stockholder receive when the merger occurs?
When do you expect the merger to be completed? What is the "marketing period"?
What do I need to do now?
How do I vote?
Can I vote by telephone or electronically?
If my shares are held in a brokerage account, will my broker vote my shares for me?
What do I do if I participate in the Kinder Morgan, Inc. Savings Plan?
What does it mean if I receive more than one proxy card?
May I change my vote?
Should I send in my stock certificates now?
What are the material United States federal income tax consequences of the transaction to stockholders?
Do stockholders have appraisal rights?
Who can help answer my questions?
SPECIAL FACTORS
Background of the Merger
Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Approval and Adoption of the Merger Agreement
Position of Rollover Investors as to Fairness
Position of Parent and Acquisition Co. as to Fairness
Opinions of Financial Advisors
Purpose and Reasons for the Merger of the Rollover Investors, Parent and Acquisition Co.
Purposes, Reasons and Plans for Kinder Morgan after the Merger
Effects of the Merger
Projected Financial Information
Interests of Certain Persons in the Merger
Arrangements with Respect to Parent Following the Merger

i

Material United States Federal Income Tax Consequences
Financing of the Merger
Estimated Fees and Expenses
Regulatory Approvals
Accounting Treatment of the Merger
Litigation Related to the Merger
Provisions for Unaffiliated Security Holders
Appraisal Rights of Stockholders
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
THE PARTIES TO THE MERGER
Kinder Morgan, Inc.
Knight Holdco LLC
Knight Acquisition Co.
THE SPECIAL MEETING
Date, Time and Place
Purpose
Kinder Morgan Board Recommendation
Record Date, Outstanding Shares and Voting Rights
Quorum; Vote Required
Voting of Proxies
Revocation of Proxies
Solicitation of Proxies; Expenses
THE MERGER AGREEMENT
Structure of the Merger
When the Merger Becomes Effective
Effect of the Merger on the Common Stock and Stock Options of Kinder Morgan
Payment for Kinder Morgan Common Stock in the Merger
Representations and Warranties
Agreements Related to the Conduct of Business
Other Covenants and Agreements
Conditions to Completion of the Merger
Termination
Termination Fee and Expenses; Remedies
Amendments and Waivers; Determinations by Kinder Morgan
ADJOURNMENT OF THE SPECIAL MEETING
OTHER MATTERS
Other Matters for Action at the Special Meeting

ii

Future Stockholder Proposals
Householding of Special Meeting Materials
OTHER IMPORTANT INFORMATION REGARDING KINDER MORGAN
Directors and Executive Officers of Kinder Morgan
Selected Historical Consolidated Financial Data
Price Range of Common Stock and Dividend Information
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of the Sponsor Investors
Prior Purchases and Sales of Kinder Morgan Common Stock
IMPORTANT INFORMATION REGARDING ACQUISITION CO., PARENT AND THE SPONSOR INVESTORS
Information Regarding Acquisition Co.
Information Regarding Parent
Information Regarding GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GSCP V Offshore Advisors, L.L.C., GS Capital Partners V Institutional, L.P., GS Advisors V, L.L.C., GS Capital Partners V GmbH & CO. KG., Goldman, Sachs Management GP GmbH, GS Capital Partners V GmbH & CO. KG, GS Global Infrastructure Partners I, L.P., GS Infrastructure Advisors 2006, L.L.C., Goldman, Sachs & Co., and The Goldman Sachs Group, Inc.
Information Regarding Carlyle Partners IV, L.P.
Information Regarding Carlyle/Riverstone Global Energy and Power Fund III, L.P.
Information Regarding AIG Knight LLC
WHERE YOU CAN FIND MORE INFORMATION
EXPERTS
ANNEX A—Agreement and Plan of Merger
ANNEX B—Opinion of Morgan Stanley & Co. Incorporated
ANNEX C—Opinion of The Blackstone Group L.P.
ANNEX D—Section 17-6712 of the Kansas General Corporation Code

iii

SUMMARY TERM SHEET

        The following summary, together with "Questions and Answers About the Special Meeting and the Merger," highlights selected information contained in this proxy statement. It may not contain all of the information that may be important in your consideration of the proposed merger. We encourage you to read carefully this proxy statement and the documents we have incorporated by reference into this proxy statement before voting. See "Where You Can Find More Information" on page 141. Where appropriate, we have set forth a section and page reference directing you to a more complete description of the topics described in this summary.

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The Parties to the Merger.  Kinder Morgan, Inc., which we sometimes refer to in this proxy statement as we or Kinder Morgan, is one of the largest energy transportation, storage and distribution companies in North America. It owns an interest in or operates for itself or Kinder Morgan Energy Partners, L.P., which we sometimes refer to in this proxy statement as Kinder Morgan Energy Partners, approximately 43,000 miles of pipelines that transport primarily natural gas, crude oil, petroleum products and carbon dioxide, commonly called CO2; more than 150 terminals that store, transfer and handle products like gasoline and coal; and provides natural gas distribution service to over 1.1 million customers. Kinder Morgan indirectly owns the general partner interest of Kinder Morgan Energy Partners, one of the largest publicly traded pipeline limited partnerships in the United States in terms of market capitalization and the largest independent refined products pipeline system in the United States in terms of volumes delivered.

Knight Holdco LLC, which we sometimes refer to in this proxy statement as Parent, is a Delaware limited liability company currently owned by Richard D. Kinder and affiliates of GS Capital Partners V Fund, L.P., American International Group, Inc., The Carlyle Group and Riverstone Holdings LLC.

Knight Acquisition Co., which we sometimes refer to in this proxy statement as Acquisition Co., is a Kansas corporation and wholly owned subsidiary of Knight Holdco LLC.

See "The Parties to the Merger," beginning on page 75.

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The Merger.  Pursuant to the merger agreement, Acquisition Co. will be merged with and into Kinder Morgan, with Kinder Morgan continuing as the surviving company in the merger, which we refer to as the Surviving Corporation. Immediately following the merger, Kinder Morgan, as the Surviving Corporation in the merger, will become a privately-held company, wholly owned by Parent. Parent will be owned by entities and individuals we refer to collectively as the Investors. The Investors will consist of:

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certain private equity funds and other entities providing the equity financing for the merger, who we refer to as Sponsor Investors, and

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certain current or former directors, officers or other members of management of Kinder Morgan (or entities controlled by such persons), who we refer to as Rollover Investors, who are directly or indirectly reinvesting all or a portion of their equity interests in Kinder Morgan and/or cash in exchange for equity interests in Parent.

  The Sponsor Investors are affiliates of GS Capital Partners V Fund, L.P., American International Group, Inc., The Carlyle Group and Riverstone Holdings LLC and their permitted assignees. The Rollover Investors are Richard D. Kinder, Chairman and Chief Executive Officer of Kinder Morgan, Michael Morgan and Fayez Sarofim, directors of Kinder Morgan, William Morgan, a founder of Kinder Morgan, Portcullis Partners, LP, which we sometimes refer to in this proxy statement as Portcullis, an investment partnership in which Michael Morgan and William Morgan have an interest, and certain other members of senior management of Kinder Morgan. See "Special Factors—Effects of the Merger" beginning on page 45, and "Special Factors—

  Interests of Certain Persons in the Merger" beginning on page 51. Whenever we refer to the merger agreement in this proxy statement, we are referring to the Agreement and Plan of Merger attached as Annex A to this proxy statement, as the merger agreement may be amended from time to time. You should read the merger agreement because it, and not this proxy statement, is the legal document that governs the merger.

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Effects of the Merger.  If the merger is completed, you will receive $107.50 per share in cash, without interest, for each of your shares of Kinder Morgan common stock you own at that time, unless you are a dissenting stockholder and you perfect your appraisal rights under Kansas law. As a result of the merger, Kinder Morgan's stockholders, other than the Investors, will no longer have a direct or indirect equity interest in Kinder Morgan; Kinder Morgan common stock will no longer be listed on the New York Stock Exchange, which we refer to as the NYSE; and the registration of Kinder Morgan common stock under Section 12 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, will be terminated. However, the Surviving Corporation will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC, to the extent required by the indentures governing its outstanding indebtedness. See "Special Factors—Effects of the Merger" beginning on page 45.

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Treatment of Outstanding Options, Restricted Stock and Stock-Based Awards.  If the merger is completed, unless otherwise agreed between a holder and Parent, all outstanding options to purchase shares of Kinder Morgan common stock granted under a Kinder Morgan plan and not exercised prior to the merger will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of Kinder Morgan common stock underlying the options multiplied by the amount (if any) by which $107.50 exceeds the option exercise price, without interest and less any applicable withholding taxes. Unless otherwise agreed between a holder and Parent, all shares of restricted stock or Kinder Morgan stock based awards such as restricted stock units will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of restricted stock or the number of shares of Kinder Morgan common stock underlying such Kinder Morgan stock based award, in each case multiplied by $107.50, without interest and less any applicable withholding taxes. See "Special Factors—Effects of the Merger" beginning on page 45.

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Interests of Certain Persons in the Merger.  In considering the proposed transactions, you should be aware that some Kinder Morgan stockholders, directors, officers and employees have interests in the merger that may be different from, or in addition to, your interests as a Kinder Morgan stockholder generally, including:

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accelerated vesting and cash-out of in-the-money stock options and of restricted stock and other stock-based awards held by directors, officers and employees of Kinder Morgan, unless otherwise agreed between a holder and Parent;

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ownership of equity interests in and certain governance rights with respect to Parent; and

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continued indemnification and directors' and officers' liability insurance to be provided by Parent and the Surviving Corporation to current and former directors, officers and employees of Kinder Morgan and its subsidiaries.

  These arrangements are more fully described under "Special Factors—Effects of the Merger" beginning on page 45 and "Special Factors—Interests of Certain Persons in the Merger" beginning on page 51.

  The special committee and Kinder Morgan's board of directors were aware of these interests and considered them, among other matters, prior to providing their respective recommendations with respect to the merger agreement.

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Required Vote.  The affirmative vote of at least the holders of two-thirds of all of the Kinder Morgan common stock then entitled to vote at a meeting of stockholders, which means two-thirds of the outstanding shares of Kinder Morgan common stock, and which we sometimes refer to as the Required Vote, is required to approve and adopt the merger agreement. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Kinder Morgan common stock present in person or by proxy and entitled to vote at the special meeting on that matter.

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Share Ownership of Directors and Executive Officers.  As of [                        ], 2006, the record date, the directors and executive officers of Kinder Morgan held and were entitled to vote, in the aggregate, shares of our common stock representing approximately [          ]% of the outstanding shares. We believe our directors and executive officers intend to vote all of their shares of our common stock FOR the approval and adoption of the merger agreement and FOR the adjournment proposal, and Mr. Kinder has entered into a Voting Agreement with Parent and Acquisition Co. in which he agreed to vote all of his shares FOR the approval and adoption of the merger agreement. See "The Special Meeting—Quorum; Vote Required" beginning on page 76.

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Recommendations.  The special committee of independent directors of Kinder Morgan's board of directors that was appointed to, among other things, review and evaluate the merger proposal has unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby are substantively and procedurally fair to, and are advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan (by which we mean the stockholders other than the Investors and the officers and directors of Kinder Morgan), and has recommended to the full Kinder Morgan board of directors that the board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and that the stockholders of Kinder Morgan approve and adopt the merger agreement. After considering factors including the unanimous recommendation of the special committee, Kinder Morgan's board of directors has unanimously:

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determined that the merger agreement, the merger and the other transactions contemplated thereby are substantively and procedurally fair to, and are advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan;

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approved and adopted the merger agreement and the transactions contemplated thereby, including the merger; and

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recommended that Kinder Morgan's stockholders approve and adopt the merger agreement.

  Accordingly, the special committee and the board of directors unanimously recommend that you vote to approve and adopt the merger agreement. The unanimous action of the Kinder Morgan board of directors was taken with the three directors who will be Rollover Investors taking no part in the deliberations or the vote. See "Special Factors—Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Approval and Adoption of the Merger Agreement" beginning on page 21.

  The Rollover Investors believe that the proposed merger is substantively and procedurally fair to Kinder Morgan's unaffiliated stockholders. See "Special Factors—Position of Rollover Investors as to Fairness" beginning on page 29.

  Parent and Acquisition Co. believe that the proposed merger is substantively and procedurally fair to Kinder Morgan's unaffiliated stockholders. See "Special Factors—Position of Parent and Acquisition Co. as to Fairness" beginning on page 30.

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Opinions of Financial Advisors.  The special committee and the board of directors received opinions from each of Morgan Stanley & Co. Incorporated and The Blackstone Group L.P. to the effect that, as of the date of their respective opinions, the cash merger consideration of $107.50 per share, without interest, to be received by the holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) in the merger was fair, from a financial point of view, to such holders. Morgan Stanley's and Blackstone's opinions are subject to the assumptions, limitations and qualifications set forth in such opinions, which are attached as Annex B and Annex C, respectively, to this proxy statement. We encourage you to read carefully these opinions in their entirety and the section entitled "Special Factors—Opinions of Financial Advisors" beginning on page 31 for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. The opinions of each of Morgan Stanley and Blackstone were provided to Kinder Morgan's special committee and its board of directors in connection with their evaluations of the merger, do not address any other aspect of the merger and do not constitute a recommendation to any stockholder as to how you should vote on any matter at the special meeting.

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What We Need to Do to Complete the Merger.  We will complete the merger only if the conditions set forth in the merger agreement are satisfied or waived. These conditions include, among others:

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approval and adoption of the merger agreement by the Required Vote;

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the absence of any legal restraint or prohibition preventing the consummation of the merger and the other transactions contemplated by the merger agreement;

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the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we call the H-S-R Act;

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the receipt of other regulatory approvals as described below under "Special Factors—Regulatory Approvals" beginning on page 67;

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the absence of any fact, circumstance, event, change, effect or occurrence that constitutes a material adverse effect on Kinder Morgan, as described under "The Merger Agreement—Representations and Warranties," that has occurred since the date of the merger agreement and is continuing;

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the representations and warranties of Kinder Morgan and those of Parent and Acquisition Co. being true and correct, subject in many cases to materiality or material adverse effect qualifications; and

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Kinder Morgan's and Parent's performance in all material respects of all of their respective obligations and compliance in all material respects with all of their respective agreements in the merger agreement.

  At any time before the merger, to the extent legally allowed, the board of directors of Kinder Morgan may waive compliance with any of the conditions contained in the merger agreement without the approval of its stockholders and Parent may waive compliance with any of the conditions contained in the merger agreement. As of the date of this proxy statement, neither Kinder Morgan nor Parent expects that any condition will be waived. See "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 97.

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Regulatory Approvals That Must be Obtained.  In addition to clearances from the Justice Department and the Federal Trade Commission under the H-S-R Act that must be obtained for any transaction of sufficient size, we will need to receive approvals from the Federal Energy Regulatory Commission, the public utility commissions of several states and appropriate regulatory authorities in Canada and Mexico. See "Special Factors—Regulatory Approvals" beginning on page 67.

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Termination of the Merger Agreement.  The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether prior to or after Kinder Morgan's stockholders approve and adopt the merger agreement:

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by mutual written consent of Kinder Morgan and Parent;

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  by either party if the merger is not completed by February 28, 2007, or the end of the "marketing period," which is a 15-business day period following the satisfaction or waiver of specified closing conditions that Parent and Acquisition Co. can use to complete their financing of the merger, if the marketing period has commenced and the end of the marketing period would be later, which we refer to in this proxy statement as the end date, and the party seeking to terminate the merger agreement has not breached its obligations in any manner that has proximately caused the failure to consummate the merger by the end date; although, if certain antitrust or regulatory conditions have not been satisfied by the end date, either Parent or Kinder Morgan may extend the date until August 28, 2007 (however, Kinder Morgan may not terminate under this provision during the marketing period);

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  by either party if a legal restraint or order permanently restraining or otherwise prohibiting the consummation of the merger has become final and non-appealable, provided that the party seeking to terminate the merger agreement has used its reasonable best efforts to remove the restraint or order;

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  by either party if the stockholders of Kinder Morgan fail to approve and adopt the merger agreement at the special meeting or any adjournment or postponement of that meeting;

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  by either party if the other party has breached or failed to perform any of its representations, warranties or covenants, the breach or failure to perform would result in a failure of a mutual condition or a condition to the terminating party's obligation to complete the merger and the breach or failure to perform cannot be cured by the end date, provided that the party seeking to terminate has given the other party the required notice;

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  by Kinder Morgan if, prior to the receipt of the Required Vote, the board of directors of Kinder Morgan (or the special committee) has received a superior proposal and enters into a definitive agreement implementing the superior proposal, provided we have complied with our obligations under the merger agreement described under "The Merger Agreement—Other Covenants and Agreements—No Solicitation," "The Merger Agreement—Termination," and "The Merger Agreement—Termination Fee and Expenses; Remedies;"

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  by Kinder Morgan if the merger shall not have been consummated by the last day of the marketing period and at the time of the termination the mutual conditions and certain of the conditions for Parent's and Acquisition Co.'s obligations to effect the merger have been satisfied;

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  by Parent if the board of directors of Kinder Morgan or the special committee withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Parent or Acquisition Co., its recommendation, fails to recommend to Kinder Morgan's stockholders that they approve and adopt the merger agreement or approves or recommends, or publicly proposes to approve or recommend, any alternative proposal;

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  by Parent if Kinder Morgan gives notice of receipt of a superior proposal and the board of directors or the special committee has determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its recommendation of the merger agreement would be inconsistent with the board of directors' (or the special committee's) exercise of its fiduciary duty under applicable law; or

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  by Parent if since the date of the merger agreement there shall have been a material adverse effect with respect to Kinder Morgan that cannot be cured by the end date.

  See "The Merger Agreement—Termination" beginning on page 98.

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Expenses and Termination Fee.  If the merger agreement is terminated under certain specified circumstances:

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Kinder Morgan will be obligated to pay a termination fee of $215 million to Parent;

•
Kinder Morgan will be obligated to pay the reasonable out-of-pocket documented expenses of Parent and Acquisition Co., up to $45 million, which would be credited against the $215 million termination fee if it becomes payable; or

•
Parent will be obligated to pay a termination fee of $215 million to Kinder Morgan. Certain of the entities that are Sponsor Investors or affiliates of the Sponsor Investors have severally agreed to guarantee the obligation of Parent to pay this termination fee, subject in each case to a specified cap. The aggregate amount of the caps is equal to $215 million.

  See "The Merger Agreement—Termination Fee and Expenses; Remedies" beginning on page 100.

•
Financing of the Merger.  The merger agreement does not contain any condition relating to the receipt of financing by Parent and Acquisition Co. Parent estimates that the total amount of funds necessary to consummate the transaction, including debt to be incurred or to remain outstanding in connection with the merger, is approximately $22.4 billion. This amount is expected to be provided through a combination of:

•
up to $5.0 billion in new equity financing from the Sponsor Investors, based on the rollover commitments received to date from the Rollover Investors,

•
approximately $2.9 billion in rollover equity financing from Richard D. Kinder and the other Rollover Investors,

•
approximately $7.3 billion in new debt financing, and

•
approximately $7.2 billion of existing indebtedness of Kinder Morgan expected to remain outstanding in connection with the merger.

  Prior to the effective time of the merger, Parent may permit additional rollover commitments from other members of senior management, in which case the aggregate equity commitments from the Sponsor Investors described above will decrease by the aggregate value of such new rollover commitments. In addition, each of the Sponsor Investors may syndicate its equity commitment to its affiliated funds, entities and investment vehicles and to co-investors where such Sponsor Investor retains direct or indirect control over voting and disposition. See "Special Factors—Financing of the Merger" beginning on page 62.

•
No Solicitation of Competing Proposals.  The merger agreement restricts the ability of Kinder Morgan to, among other things, solicit or engage in discussions or negotiations with a third party regarding specified transactions involving Kinder Morgan or its subsidiaries and the board of directors' ability to change or withdraw its recommendation of the merger agreement. Notwithstanding these restrictions, under circumstances specified in the merger agreement, Kinder Morgan may respond to an unsolicited "alternative proposal" or terminate the merger agreement and enter into an agreement with respect to a "superior proposal," as each term is defined in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation," so long as it complies with the terms of the merger agreement. The board of directors or any board committee may also withdraw its recommendation of the merger agreement if it concludes that doing otherwise would be inconsistent with the board's or committee's exercise of its fiduciary duties. See "The Merger Agreement—Other Covenants and Agreements—No Solicitation" beginning on page 88.

•
Appraisal Rights.  If you properly dissent from the merger and you fulfill several procedural requirements, Kansas law entitles you to a judicial appraisal of the "fair value" of your shares. The

  "fair value" of shares of Kinder Morgan common stock would be determined by a court pursuant to Kansas law. You should be aware that the fair value of your shares as determined under Kansas law could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not seek appraisal of your shares. To exercise your appraisal rights, you must follow the procedures outlined in Annex D, including, without limitation:

  •
  prior to or at the special meeting, delivering to Kinder Morgan a written demand for appraisal of your Kinder Morgan shares, and

  •
  not voting in favor of the merger and the merger agreement.

  If you sign and return your proxy without voting instructions, and do not revoke the proxy, your proxy will be voted in favor of the merger and the merger agreement and you will lose your appraisal rights. You may also lose your appraisal rights if you fail to comply with other required procedures contained in Annex D. The procedures are summarized in greater detail in "Special Factors—Appraisal Rights of Stockholders" beginning on page 70, and the relevant text of the appraisal rights statute is attached as Annex D to this proxy statement. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your appraisal rights.

•
Material United States Federal Income Tax Consequences.  The receipt of cash in exchange for shares of Kinder Morgan common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, you will recognize gain or loss in the merger in an amount equal to the difference, if any, between the cash you receive and your tax basis in Kinder Morgan common stock surrendered. Tax matters are very complicated. The tax consequences of the merger to you will depend upon your particular circumstances. You should consult your tax advisors for a full understanding of the U.S. federal, state, local, non-U.S. and other tax consequences of the merger to you. See "Special Factors—Material United States Federal Income Tax Consequences" beginning on page 60.

•
Accounting Treatment of the Merger.  The merger is expected to be accounted for as a recapitalization for financial accounting purposes. The merger is structured as a management buyout transaction with certain members of Kinder Morgan senior management continuing as investors in the Surviving Corporation. The assets and liabilities of Kinder Morgan will be recorded at their historical carrying value on the Surviving Corporation balance sheet. The historical carrying values in the stockholders' equity section of Kinder Morgan's and Acquisition Co.'s financial statements will be eliminated and be recapitalized based on the equity transactions outlined in this proxy statement to form the stockholders' equity section of the Surviving Corporation's financial statements.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Q:    Where and when is the special meeting?

A:
We will hold a special meeting of stockholders of Kinder Morgan on [                        ], [                        ], 2006 at 9:30 a.m. local time, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas.

Q:    What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
To approve and adopt the merger agreement;

•
To approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal on the merger agreement; and

•
To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Q:    How does Kinder Morgan's board of directors recommend that I vote on the proposals?

A:
The board of directors recommends that you vote:

•
FOR the proposal to approve and adopt the merger agreement, and

•
FOR the adjournment proposal.

Q:    Who is entitled to vote at the special meeting?

A:
The record date for the special meeting is [                        ], 2006. Only holders of Kinder Morgan common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Q:    What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of stockholders representing a majority of the shares of Kinder Morgan common stock outstanding on the record date will constitute a quorum for the special meeting.

Q:    What vote is required to approve and adopt the merger agreement and to approve the adjournment proposal?

A:
Approval and adoption of the merger agreement requires the affirmative vote of at least the holders of two-thirds of all of the Kinder Morgan common stock then entitled to vote at the special meeting on that matter, which means two-thirds of the outstanding shares. Approval of an adjournment of the special meeting requires only the affirmative vote of the holders of a majority of the shares of Kinder Morgan common stock present in person or by proxy and entitled to vote at the special meeting on that matter.

Q:    How do Kinder Morgan's directors and executive officers intend to vote?

A:
As of [                        ], 2006, the record date, the directors and executive officers of Kinder Morgan held and are entitled to vote, in the aggregate, shares of our common stock representing approximately [          ]% of the outstanding shares. We believe our directors and executive officers intend to vote all of their shares of our common stock FOR the approval and adoption of the merger agreement and FOR the adjournment proposal, and Mr. Kinder has entered into a Voting Agreement with Parent and Acquisition Co. in which he agreed to vote all of his shares FOR the approval and adoption of the merger agreement.

Q:    What will a Kinder Morgan stockholder receive when the merger occurs?

A:
For every share of Kinder Morgan common stock that they own at the effective time of the merger, stockholders will be given the right to receive $107.50 in cash, without interest. This does not apply to shares held by Parent, Acquisition Co., Kinder Morgan or its subsidiaries, stockholders who have perfected their appraisal rights under Kansas law or the Rollover Investors to the extent their shares are contributed to Parent prior to the effective time of the merger.

Q:    When do you expect the merger to be completed? What is the "marketing period"?

A:
We are working toward completing the merger as quickly as possible and currently expect the merger to close in the first quarter of 2007. In order to complete the merger, we must obtain stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived, as permitted by law. In addition, the merger is not required to close until the completion of a 15-business day "marketing period" that Parent and Acquisition Co. can use to complete their financing of the merger. The marketing period begins after we have obtained stockholder approval and satisfied other specified conditions under the merger agreement. However, if the marketing period would otherwise end on or after December 18, 2006 but before January 19, 2007, the marketing period will end on January 22, 2007.

Q:    What do I need to do now?

A:
Please vote as soon as possible. We urge you to read this proxy statement carefully, including its annexes, and to consider how the transaction affects you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" on page 141.

Q:    How do I vote?

A:
You should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote for approval and adoption of the merger agreement and for the adjournment proposal. If you fail to vote your shares or do not instruct your broker how to vote any shares held for you in a brokerage account, the effect will be a vote against approval and adoption of the merger agreement, but it will not affect the vote on any proposal to adjourn the special meeting.

  If your shares are held by your broker, bank or other nominee, see below.

  If you participate in the Kinder Morgan, Inc. Savings Plan, see below.

Q:    Can I vote by telephone or electronically?

A:
If you hold your shares as a stockholder of record, you may vote by telephone or by the Internet by following the instructions set forth on the enclosed proxy card.

  If your shares are held by your broker, bank, or other nominee, often referred to as held in "street name," please contact your broker, bank or other nominee to determine whether you will be able to vote by telephone or electronically.

Q:    If my shares are held in a brokerage account, will my broker vote my shares for me?

A:
Your broker, bank or other nominee will only be permitted to vote your shares for you if you instruct them how to vote. Therefore, it is important that you promptly follow the directions provided by your broker regarding how to instruct them to vote your shares. If you do not instruct your broker, bank or other nominee how to vote your shares that they hold, those shares will not be voted and the effect will be the same as a vote against the approval and adoption of the merger agreement, but it will not affect the vote on any proposal to adjourn the special meeting.

Q:    What do I do if I participate in the Kinder Morgan, Inc. Savings Plan?

A:
If you have money invested in Fund KM or Fund KM55 (commonly referred to as the KMI Stock Fund) under the Kinder Morgan, Inc. Savings Plan, you do not actually own shares of Kinder Morgan common stock that are allocated to your account under the Savings Plan. The trustee of the trust established for the Savings Plan is the owner of record of the shares held in the Savings Plan and will vote those shares as described below.

  Kinder Morgan's Fiduciary Committee, which serves as the administrator of the Savings Plan and is composed of certain members of our management, has determined to engage United States Trust Company, N.A. as an investment manager, which shall serve as an independent fiduciary with respect to the Savings Plan, to manage the shares held in the KMI Stock Fund in connection with the merger. Participants will be eligible to direct the voting of shares of Kinder Morgan common stock allocated to their accounts under the Savings Plan as "named fiduciaries." You may direct the voting of shares allocated to your account only by completing and returning the voting instruction card for participants in the Kinder Morgan, Inc. Savings Plan you received with this proxy statement in accordance with the procedures included with the voting instruction card, or by following the instructions for directing the vote by telephone or the Internet described in the voting instruction card, and before the applicable deadline noted below. If your voting instruction card is received by [4]:00 [p].m., local time, in Houston, Texas on [                        ] [            ], 2006, or if you give voting instructions by telephone or the Internet by 11:59 p.m. Central Time on [            ] [            ], 2006, the independent fiduciary will direct the trustee of the Savings Plan trust to vote the shares allocated to your account in accordance with your instructions. If you submit voting instructions and wish to change them, you may do so by submitting new voting instructions by mail, telephone or Internet, regardless of how your prior voting instructions were submitted. Your new voting instructions must be received by the applicable deadline specified above. The independent fiduciary will consider your voting instructions with the latest date and disregard all earlier instructions. The independent fiduciary will direct the trustee of the Savings Plan trust to vote any unallocated shares of Kinder Morgan common stock held by the Savings Plan, and any allocated shares for which it does not receive voting instructions by the applicable deadline specified above, as the independent fiduciary determines in its sole discretion consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, which we sometimes refer to in this proxy statement as ERISA. Your voting instructions will be kept confidential. You may not vote or direct the voting of shares in the Savings Plan in person at the special meeting.

Q:    What does it mean if I receive more than one proxy card?

A:
It means that you have multiple accounts at the transfer agent and/or with brokers, banks or other nominees. Please sign and return all proxy cards to ensure that all your shares are voted.

Q:    May I change my vote?

A:
Yes. You may change your vote at any time before your proxy is voted at the special meeting, subject to the limitations described below. You may do this in a number of ways. First, you may send us a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the secretary of Kinder Morgan, at the address under "The Parties to the Merger—Kinder Morgan, Inc." on page 75. You may also submit a later-dated proxy using the telephone or Internet voting procedures on the proxy card so long as you do so before the deadline of 11:59 p.m. on [                        ], 2006. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, without voting in person, will not revoke your proxy. If your shares are held in street name and you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote at the special meeting.

Q:    Should I send in my stock certificates now?

A:
No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Kinder Morgan common stock certificates for the merger consideration. If your shares are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the merger consideration. Please do not send your certificates in now.

Q:    What are the material United States federal income tax consequences of the transaction to stockholders?

A:
In general, your receipt of cash in exchange for shares of Kinder Morgan common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. Since the tax consequences of the merger to you will depend on your particular circumstances, you should consult your own tax advisor for a full understanding of the U.S. federal, state, local, non-U.S. and other tax consequences of the merger to you.

Q:    Do stockholders have appraisal rights?

A:
If you do not vote in favor of the merger and you fulfill several procedural requirements, you are entitled to a judicial appraisal of the "fair value" of your shares under Kansas law. You should be aware that the fair value of your shares as determined under Kansas law could be more than, the same as, or less than the merger consideration you would receive pursuant to the merger agreement if you did not seek appraisal of your shares. We encourage you to read the Kansas statute carefully and consult with legal counsel if you desire to exercise your appraisal rights. The Kansas statute is included as Annex D to this proxy statement. See "Special Factors—Appraisal Rights of Stockholders."

  If you participate in the Kinder Morgan, Inc. Savings Plan, you are not entitled to exercise appraisal rights with respect to any shares allocated to your account. The independent fiduciary appointed to manage the KMI Stock Fund under the Savings Plan will decide whether or not to exercise any appraisal rights for such shares in its complete discretion, consistent with its fiduciary duties under ERISA.

Q:    Who can help answer my questions?

A:
If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact D.F. King & Co., Inc., which is acting as the proxy solicitation agent and information agent in connection with the merger.

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
(800) 967-7635 (toll free)

 SPECIAL FACTORS

Background of the Merger

        It is part of Kinder Morgan's business strategy to consistently evaluate strategic alternatives in an effort to maximize stockholder value. On February 16, 2006, C. Park Shaper, Kinder Morgan's President, discussed with representatives of the investment banking division of Goldman, Sachs & Co., which we refer to as Goldman Sachs, various alternatives, including repurchasing shares of Kinder Morgan's common stock, ranging from small amounts to all of the outstanding shares.

        On February 28, 2006, Kinder Morgan Energy Partners announced the estimated financial impact of its Rockies Express Pipeline and Kinder Morgan Louisiana Pipeline initiatives on Kinder Morgan and Kinder Morgan Energy Partners. On March 7, 2006, after taking into account the market reaction to this announcement, Mr. Shaper discussed with a representative of Goldman Sachs the possibility of further analyzing, with the assistance of Goldman Sachs, the strategic alternatives Kinder Morgan might pursue to enhance stockholder value. Among the options to be analyzed were repurchasing shares of Kinder Morgan's common stock using the proceeds of asset sales, sales of certain subsidiaries or lines of business or borrowed funds, a public restructuring, or taking Kinder Morgan private, although this last alternative was not the focus of the discussion. During the period between March 7, 2006 and April 5, 2006, representatives of Kinder Morgan management and representatives of Goldman Sachs met in person or via teleconference several times to discuss these analyses. Additionally, during such time, Mr. Joseph Listengart, Vice President and General Counsel of Kinder Morgan, discussed certain legal matters related to the feasibility of several of the alternatives with Bracewell & Giuliani LLP, Kinder Morgan's primary outside counsel, which we refer to as Bracewell.

        On April 5, 2006, during a telephone conference between Mr. Shaper and a representative of the investment banking division of Goldman Sachs, the representative indicated that Goldman Sachs Capital Partners, which we refer to as GSCP, a private equity fund affiliated with Goldman Sachs, was interested in exploring with management the possibility of a going private transaction. On April 6, 2006, representatives of Kinder Morgan management, including Messrs. Richard Kinder and Shaper, as well as Mr. Michael Morgan, a director of Kinder Morgan, participated in a telephone conference with representatives of Goldman Sachs' investment banking division and GSCP to discuss the possibility of a going private transaction and various other alternatives relating to Kinder Morgan. At this meeting, GSCP indicated its potential interest in exploring further the possibility of participating with Kinder Morgan management in such a transaction.

        Following these conversations, during the period between April 7, 2006 and April 26, 2006, Kinder Morgan management had multiple discussions with Weil, Gotshal & Manges LLP, which we refer to as Weil Gotshal, in its capacity as prospective counsel to the senior management of Kinder Morgan, and with GSCP about the possibility of a management led buyout of Kinder Morgan. During this time period, management also continued to discuss with representatives of the investment banking division of Goldman Sachs the feasibility and desirability of the other alternatives being considered, including a public restructuring and stock buyback.

        On April 26, 2006, representatives of Kinder Morgan management, including Messrs. Kinder and Shaper, met with representatives of the investment banking division of Goldman Sachs and GSCP to discuss further the possibility of exploring a management led buyout of Kinder Morgan sponsored by GSCP. At this meeting, potential structures for a going private transaction were discussed, as were matters related to the valuation of Kinder Morgan and possible transaction terms. Following this meeting, based on the information presented at the meeting and on the discussions and analyses undertaken at that time, Kinder Morgan's senior management decided to further explore a management led buyout of Kinder Morgan sponsored by GSCP. On or around this date, Kinder Morgan's senior management formally engaged Weil Gotshal to represent them with respect to a potential going private transaction.

        During the remainder of April and May of 2006, Kinder Morgan management, together with Weil Gotshal, and GSCP, which was advised by Wachtell, Lipton, Rosen & Katz, which we refer to as Wachtell Lipton, discussed a potential framework for the sponsorship of a management led buyout of Kinder Morgan. During this period, each of GSCP and Wachtell Lipton conducted business and legal diligence, respectively, with respect to Kinder Morgan. In connection with such due diligence, on May 21, 2006, GSCP executed a confidentiality agreement for the benefit of Kinder Morgan. As described below, this agreement was subsequently terminated at the request of the special committee and replaced with a new confidentiality agreement with Kinder Morgan. Also during this period, a draft preliminary framework outlining the post closing interaction between GSCP and management was circulated and discussed between the parties.

        On May 5, 2006, Messrs. Kinder and Shaper met with Mr. William Morgan, a founder and substantial stockholder of Kinder Morgan, and Mr. Michael Morgan, a director of Kinder Morgan, and discussed with such individuals the possibility of their participation in such transaction. On May 9, 2006, Messrs. Kinder and Shaper met with Mr. Fayez Sarofim, a director and substantial stockholder of Kinder Morgan, and informed him of the possibility of a going private transaction and discussed with Mr. Sarofim the possibility of his participation in a potential transaction.

        On May 10, 2006, representatives of senior management of Kinder Morgan and the investment banking division of Goldman Sachs had preliminary meetings with S&P and Moody's to discuss potential debt ratings for Kinder Morgan and Kinder Morgan Energy Partners following the contemplated transaction. Such initial meetings suggested that significant hurdles existed to achieve the desired credit ratings for such entities following any potential transaction.

        Following the initial rating agency meetings and the receipt of one of the agencies' responses, at a telephonic meeting of Kinder Morgan's board of directors held on May 13, 2006, Mr. Kinder advised the board of directors that management had been evaluating a variety of restructuring alternatives, which were reviewed with the board at the meeting. Mr. Kinder indicated that while a management led buyout of Kinder Morgan was possible, there appeared to be significant hurdles that made such a transaction unlikely.

        Over the course of the next two weeks, representatives of senior management of Kinder Morgan and Goldman Sachs continued discussions with rating agencies. In the course of those discussions, those representatives indicated that, in the event that a management led buyout of Kinder Morgan was pursued:

  •
  an additional $1 billion of equity would be committed to Kinder Morgan upon the occurrence of certain specified events,

  •
  the existing regular quarterly dividends would be discontinued,

  •
  an independent minority investment in the general partner of Kinder Morgan Energy Partners would be obtained from an unaffiliated third party, and

  •
  they would take certain additional steps, such as changing the name of Kinder Morgan following the transaction, to emphasize the separate nature of Kinder Morgan Energy Partners.

        These agreements and additional discussions of these topics led these representatives to believe that a management led buyout could be undertaken while preserving the desired credit ratings for Kinder Morgan and Kinder Morgan Energy Partners. These discussions also had the effect of reinforcing senior management's understanding that the other alternatives initially considered to increase stockholder value would also put at risk the critical objective of maintaining Kinder Morgan Energy Partners' investment-grade credit rating, and that many of the methods that would be available to preserve such credit rating in the context of a going private transaction would not be attractive if such other alternatives were pursued in a case where Kinder Morgan remained a public company.

        On May 18, 2006, representatives of the investment banking division of Goldman Sachs provided management with a list of financial sponsors that it believed could be interested in exploring a potential management-led buyout of Kinder Morgan. Over the course of the next week, Kinder Morgan senior management, together with representatives of Goldman Sachs' investment banking division and GSCP, met with such potential investors. In connection with such discussions, between May 20-22, 2006, each of such potential investors executed a confidentiality agreement for the benefit of Kinder Morgan and a confidentiality/exclusivity agreement with GSCP. As described below, at the request of the special committee, the exclusivity provisions of the confidentiality/exclusivity agreements were subsequently terminated and the confidentiality agreements of the participating financial sponsors were replaced with new confidentiality agreements with Kinder Morgan. Of the financial sponsors contacted, The Carlyle Group, Riverstone Holdings LLC and affiliates of American International Group, Inc. ("AIG") indicated their interest in participating in a potential transaction. Such sponsors were invited to consider further whether they would participate.

        From May 27 through 28, 2006, Kinder Morgan senior management and GSCP, together with Weil Gotshal and Wachtell Lipton, continued to discuss documentation related to a potential management led buyout to take Kinder Morgan private. Additionally, on May 27, 2006, Kinder Morgan senior management, in consultation with GSCP and the other financial sponsors, established the offer price of $100 per share for each issued and outstanding share of Kinder Morgan common stock in connection with the potential transaction. Additionally, on May 28, 2006, Mr. Richard Kinder, at the request of GSCP, executed a letter providing that, for a period of 90 days, so long as GSCP was pursuing a potential transaction involving Kinder Morgan, Mr. Kinder would not engage in any discussions or negotiations with any third party related to Mr. Kinder's continued service as a senior manager or director of Kinder Morgan in connection with a bid by such third party to acquire Kinder Morgan or a material portion of its business. As described below, this agreement was subsequently terminated at the request of the special committee. Mr. Kinder and the financial sponsors also agreed on behalf of the to-be-formed acquisition vehicle to retain formally the investment banking division of Goldman Sachs to be the financial advisors to the potential buyout group.

        On May 28, 2006, Kinder Morgan's board of directors held a special telephonic board meeting called by Mr. Kinder, which representatives of Bracewell also attended. Just prior to the beginning of that meeting, Mr. Kinder delivered to the board of directors a letter setting forth the offer to have GSCP, Carlyle, AIG Global Asset Management Holdings Corp. and Riverstone Holdings LLC sponsor a management-led acquisition of all of the outstanding common stock of Kinder Morgan at a price of $100 per share. The letter indicated that Mr. Kinder would continue as Chairman and CEO of Kinder Morgan following this proposed transaction and would reinvest all of his common stock in the new private company, and that Mr. Sarofim, Messrs. William and Michael Morgan and other members of Kinder Morgan's senior management were expected to participate in such transaction through a reinvestment of their equity in Kinder Morgan, which, together with Mr. Kinder's reinvestment, would have a value of $2.8 billion based on the offer price. The letter outlined the expected debt and equity financing for a potential transaction and indicated that Goldman Sachs Credit Partners L.P. had delivered to the private equity sponsors and Mr. Kinder a letter indicating that it was "highly confident" that it could arrange the required debt financing for a potential transaction. The letter also conveyed the expectation that a special committee of independent directors would be established to consider the proposal on behalf of Kinder Morgan's public shareholders and to recommend to the board of directors whether to approve the proposal. The letter made clear that the transaction was subject to the execution of definitive documentation, recommendation by the special committee and approval of the board of directors of Kinder Morgan, and that no binding obligation on the part of the potential investors would arise with respect to the offer until such documentation and approval were obtained. Mr. Kinder reviewed the letter and the terms of the offer with the board. The board then discussed generally with Mr. Kinder the strategic alternatives available to Kinder Morgan, including how Mr. Kinder's proposal differed from any restructuring proposals or leveraged share repurchase alternatives and why Mr. Kinder was making the proposal in lieu of Kinder Morgan's pursuing other alternatives.

        Following that discussion, directors Kinder, Sarofim and Morgan and members of management who would participate in the proposal disconnected from the telephone meeting, and the meeting continued with the remainder of the directors present, as well as representatives of Bracewell. There followed a discussion of management's proposal and steps to take next. A discussion of these and related matters ensued, and the board established a special committee consisting of Messrs. Stewart Bliss (as Chair), Edward Austin and Ted Gardner. The special committee was delegated the full power and authority to, among other things, make any and all decisions regarding the proposal and any other alternatives and negotiate with the buyout group or any other party regarding the proposal or any other alternatives, and, if appropriate, reject the proposal or, in the alternative recommend to the full board acceptance of any proposed transaction. The special committee was also empowered to retain any and all independent advisors (including financial and legal advisors) as it deemed necessary or appropriate in connection with fulfilling its duties.

        On May 29, 2006, Mr. Kinder, together with GSCP, Carlyle, AIG and Riverstone Holdings LLC, issued a press release announcing their proposal, and Kinder Morgan issued a press release announcing its receipt of Mr. Kinder's proposal and the formation of the special committee.

        Following its formation, the special committee considered the retention of advisors. With assistance from Bracewell, from June 1 to June 5, the special committee interviewed three potential legal advisors. After deliberation, on June 5, the special committee selected Skadden, Arps, Slate, Meagher & Flom LLP, which we refer to as Skadden, in light of Skadden's experience in Kinder Morgan's industries and in representation of special committees. After being retained, Skadden reviewed with the special committee the fiduciary duties applicable to its actions. From June 7 to June 12, Skadden, on behalf of the special committee, negotiated separate indemnification agreements with Kinder Morgan that would indemnify the members of the special committee for certain possible losses arising from their service. Effective May 28, 2006, Kinder Morgan and the members of the special committee entered into these indemnification agreements.

        On May 30, 2006, the first of several lawsuits challenging the proposal and related matters was commenced. Kinder Morgan is aware of four such existing lawsuits. For more information regarding these lawsuits, please see "Special Factors—Litigation Related to the Merger."

        From May 31 to June 6, the special committee interviewed six potential financial advisors. After deliberation, the special committee selected Morgan Stanley and Blackstone as co-equal financial advisors based on the financial advisors' broad experience with transactions of the type that the special committee might consider, the firms' experience in Kinder Morgan's lines of business and the commitment of their senior investment bankers to be personally involved in the representation of the special committee. At special committee meetings on June 8 and June 12, and in informal special committee discussions in between those meetings, the terms of engagement of Morgan Stanley and Blackstone were discussed, and on June 12, the special committee approved and entered into engagement letters and related non-disclosure and confidentiality agreements with Morgan Stanley and Blackstone. On June 13, the independent directors of Kinder Morgan held a telephonic meeting, at which the special committee updated the board on its activities, especially with respect to retention of advisors and the litigation relating to the pending offer. On June 14 the special committee caused Kinder Morgan to issue a press release announcing that the special committee had retained Morgan Stanley and Blackstone as its financial advisors and Skadden as its legal advisor.

        Shortly after Skadden was retained by the special committee, the special committee and Skadden reviewed various documents that had been executed in connection with the proposed transaction, including confidentiality agreements between Kinder Morgan and the proposed sponsors and confidentiality/exclusivity agreements between GSCP and other potential sponsors, including those which chose not to participate in a potential transaction. Skadden and the special committee negotiated new, separate confidentiality agreements between each of the participating sponsors and the management group members, on the one hand, and Kinder Morgan, on the other hand, which included the following provisions:

  •
  A release of any exclusivity arrangements that the participating sponsors had entered into with any other party, including debt and equity financing sources;

  •
  In the case of the new confidentiality agreements with certain members of management, a full description of all information regarding Kinder Morgan that had been given to the participating private equity sponsors;

  •
  A mechanism whereby future due diligence information regarding Kinder Morgan would only be given to the participating sponsors with the approval of the special committee (but certain categories of information were agreed to be provided without additional approval by the special committee);

  •
  A 'non-solicitation' provision whereby the participating sponsors generally could not hire certain Kinder Morgan employees for a period of time; and

  •
  A 'standstill' provision whereby the participating sponsors and the members of the management group agreed not to participate in another offer for, or involving, Kinder Morgan, without the permission of the special committee or the board for a period of time, subject to certain fallaway provisions that would permit them to so participate in certain circumstances relating to offers by third parties.

        After extensive negotiations among Skadden, Weil Gotshal, and Wachtell Lipton, the sponsors and management agreed to the inclusion of these provisions and, on June 19 and 20, the special committee, on behalf of Kinder Morgan, entered into confidentiality agreements with the private equity sponsors and members of management.

        Additionally, the special committee and Skadden reviewed the letter agreement between Richard Kinder and GSCP whereby Mr. Kinder agreed, for 90 days, not to engage in any discussions or negotiations with any third party related to Mr. Kinder's continued service as a senior manager or director of Kinder Morgan in connection with a bid by such third party to acquire Kinder Morgan or a material portion of its business. The special committee also requested that this letter agreement be terminated. GSCP and Mr. Kinder also agreed to terminate this exclusivity letter.

        On June 13, the special committee received a draft merger agreement from Weil Gotshal. While the special committee and its advisors reviewed carefully and discussed the provisions of the draft merger agreement, the special committee decided not to engage in negotiations with the buyout group with respect to the draft merger agreement at that time. On June 27, the special committee received from Weil Gotshal a summary of the incentive equity to be received by management, which the special committee and its advisors reviewed and discussed.

        Following the retention of Morgan Stanley and Blackstone on June 12, the special committee's legal and financial advisors began to conduct a review of Kinder Morgan. After entering into the confidentiality agreements described above, Kinder Morgan and the special committee's advisors worked together to create an online 'data room' to be accessed by both the buyout group and any other interested party. From June 20 through August 25, the buyout group conducted due diligence on Kinder Morgan by means of the online data room (including additional document requests from the buyout group) and in-person and telephonic interviews of Kinder Morgan employees. On June 28, the special committee's advisors held an all-day meeting at Kinder Morgan's offices in Houston, during which the advisors interviewed Kinder Morgan's senior corporate management and received presentations from, and interviewed, executives from Kinder Morgan's various business units.

        Throughout June and July, Morgan Stanley and Blackstone had discussions with approximately 35 third parties whom Morgan Stanley and Blackstone felt might have an interest in considering a transaction with Kinder Morgan, but no third party expressed interest sufficient to pursue a transaction with Kinder Morgan. Although the special committee considered conducting a formal auction for Kinder Morgan, after consulting with its advisors, the special committee determined that such an auction process was likely to cause harm to Kinder Morgan that would outweigh any potential benefits, including the risk of no interested parties participating in an auction, which might reduce the special committee's strength in any eventual negotiations with the buyout group. In making this determination, the special committee also considered the fact that its financial advisors had numerous conversations with a large number of potentially interested third parties, none of which resulted in such a party showing significant interest, as well as the public nature of the buyout group's proposal and the public announcement of the formation of the special committee and its engagement of advisors, which would have made it possible for any interested party to approach the special committee or its advisors directly.

        On July 11, the special committee met in person with its advisors at Morgan Stanley's offices in New York to hear the financial advisors' analyses, from a financial point of view, of Kinder Morgan. At this meeting, Morgan Stanley and Blackstone reviewed at length with the special committee preliminary materials relating to Kinder Morgan's valuation, including the past and future performance of each of Kinder Morgan's business units and Kinder Morgan's five-year business plan, including the risks associated with it. In addition, Morgan Stanley and Blackstone reviewed with the special committee preliminary materials with respect to possible alternative transactions, including transactions with third parties (noting that no interested third parties had yet emerged) and the restructuring transaction considered by the board at the May 13 board meeting. Morgan Stanley and Blackstone also discussed with the special committee and reviewed preliminary materials with respect to the possibility of Kinder Morgan engaging in a leveraged share repurchase. On July 12, the special committee telephonically updated the other independent members of the board as to the July 11 presentation.

        On July 14, the special committee again met with its advisors and received, at the special committee's request, further information regarding a leveraged share repurchase. At this meeting the special committee discussed with its advisors its views as to the valuation of Kinder Morgan and the buyout group's proposal, and determined that the buyout group's offer did not represent a compelling value for Kinder Morgan's unaffiliated stockholders. The special committee discussed how to present this view to the buyout group, and decided that Mr. Bliss should inform Mr. Kinder of the special committee's views.

        On July 17, the special committee telephonically updated the other independent members of the board and representatives of Bracewell. Also on July 17, Mr. Bliss and Skadden had a telephone conversation with Mr. Kinder and Weil Gotshal. In this conversation, Mr. Bliss told Mr. Kinder that the special committee did not view the $100 per share offer as compelling value for Kinder Morgan's unaffiliated stockholders, that the special committee believed that Kinder Morgan had intrinsic value in excess of $100 per share, and that the special committee believed that, in the long-term, stockholders would be better off continuing to hold their Kinder Morgan shares than accepting the $100 offer. Mr. Bliss also informed Mr. Kinder that the special committee viewed a leveraged share repurchase as one that might be an efficient way to achieve greater value for stockholders and that would allow stockholders to share in Kinder Morgan's long-term growth.

        In response to the July 17 discussion, and in particular to the discussion of a leveraged share repurchase, on July 18 Morgan Stanley and Blackstone met telephonically with members of Kinder Morgan's management, who were assisted by representatives of the investment banking division of Goldman Sachs. At this meeting, the participants discussed issues arising from a potential leveraged share repurchase relating to the credit rating of Kinder Morgan and Kinder Morgan Energy Partners and the borrowing capacity of Kinder Morgan. The discussion also included a more general discussion of credit issues, as well as Kinder Morgan's business plan and discount rates that should be applied to Kinder Morgan's cash flows. Kinder Morgan's management, with assistance from Goldman Sachs, communicated to Morgan Stanley and Blackstone that, in its view, Kinder Morgan's business plan had significantly more risks, and risks of a greater magnitude, than those risks that the special committee was considering. Also in this conversation, members of Kinder Morgan's management told Morgan Stanley and Blackstone that, in their view, Kinder Morgan had capacity of no more than $500 million to conduct a leveraged share repurchase and, in their view, it was not feasible to conduct a large leveraged share repurchase while at the same time maintaining Kinder Morgan Energy Partners' investment grade credit rating, which management viewed as critical in meeting Kinder Morgan's business plan. The special committee and its advisors discussed these issues, and re-affirmed their views of Kinder Morgan and its valuation and business plan. Also in response to the July 17 discussion, Weil Gotshal contacted Skadden and informed Skadden that the buyout group would not 'negotiate against themselves,' and that until the special committee disclosed to the buyout group its views of Kinder Morgan's valuation, it was unlikely that the buyout group would be prepared to discuss any changes to its offer. On July 19, Kinder Morgan held its regular quarterly board meeting in Calgary, at which matters relating to the special committee and the proposal were not discussed.

        On July 21, Weil Gotshal contacted Skadden and requested a meeting between the special committee and Kinder Morgan management to discuss further the risks in Kinder Morgan's business plans and hurdles to a leveraged share repurchase. On July 25, Morgan Stanley and Blackstone communicated to representatives of Goldman Sachs' investment banking division that the special committee understood the risks of Kinder Morgan's business plan, but that the special committee had also considered the opportunities and upside implicit in the business. Morgan Stanley and Blackstone also advised representatives of Goldman Sachs' investment banking division that the special committee's view was that Kinder Morgan's intrinsic value was in excess of the $100 per share offer, and that while the special committee did not have in mind a fixed value for Kinder Morgan, in general the amount that the special committee would consider exceeded the current offer by more than 10%. Furthermore, Morgan Stanley and Blackstone communicated to representatives of Goldman Sachs' investment banking division that if the economics of the offer were not improved to an acceptable range, then the special committee would prefer to focus on moving forward quickly with the management team to discuss the appropriate next steps to continue operating in the public setting and delivering maximum value for stockholders.

        In response to this message from Morgan Stanley and Blackstone, the representatives of Goldman Sachs' investment banking division reiterated the request of the buyout group for the special committee to consider a presentation by Kinder Morgan's management to the board about the risks to Kinder Morgan's business plan. On July 28, the special committee and Skadden met telephonically with members of Kinder Morgan's management and Weil Gotshal. At this meeting Mr. Kinder gave the special committee his view of the background of the process leading to the proposal, including his discussions with the board and his disappointment with the market's reaction to Kinder Morgan's publicly released financial expectations, including those presented at the public conference call on February 28, 2006 which primarily related to the Rockies Express Pipeline and Kinder Morgan Louisiana Pipeline projects. At this meeting Mr. Shaper went through a detailed discussion of the risks in Kinder Morgan's business plan. Also at the meeting, Mr. Shaper reviewed several matters with the special committee, including management's belief, after consultation with Goldman Sachs' investment banking division, that a higher discount rate should be applied to account for the risks in Kinder Morgan's business plan, as well as the fact that GSCP had discounted Kinder Morgan's budgeted profitability due to the risks in Kinder Morgan's business plan. Mr. Kinder and Mr. Shaper also gave their views, based on recent conversations with credit rating agencies, on the credit rating of both Kinder Morgan and Kinder Morgan Energy Partners, and their views on the difficulty in conducting a leveraged share repurchase. After this meeting with Kinder Morgan management, the special committee discussed the matter with its advisors. At the request of the special committee, on July 27,

Skadden conveyed to Weil Gotshal that the special committee's view of Kinder Morgan's intrinsic value had not changed, as well as the special committee's view that the "ball was in the buyout group's court." On July 29, representatives of Goldman Sachs' investment banking division contacted Morgan Stanley and Blackstone and reiterated that, based on their discussions with management, Kinder Morgan's business plan had significant risks and Kinder Morgan's cash flows would make it difficult to support a leveraged buyout at a significantly higher price. In response, Morgan Stanley and Blackstone reiterated the views that Skadden had previously communicated to Weil Gotshal. On July 31, the special committee telephonically updated the other independent members of the board and Bracewell as to the special committee's actions and recent developments.

        On August 2, 2006, representatives of Goldman Sachs' investment banking division met with representatives of the financial advisors to the special committee. At this meeting, Goldman Sachs' investment banking division conveyed a written presentation that it had prepared at the instruction of the buyout group, with significant input from management of Kinder Morgan and only for purposes of this meeting with the financial advisors to the special committee. The presentation reviewed risks relating to the future performance of Kinder Morgan. The presentation described the uncertainties of assumptions about unidentified opportunities, CO2 production, oil prices, the timing and costs of growth projects, the dividend yield and interest rates of Kinder Morgan Energy Partners, and capital expenditure requirements, including the sensitivity of projected free cash flows to changes associated with hypothetical variations in these assumptions. The presentation also referred to the inherent risks of assuming customer commitments on key projects. Also at this meeting, these representatives of Goldman Sachs' investment banking division noted that, while they were not authorized to make any higher offers, they wanted to know how Morgan Stanley and Blackstone thought the special committee would react if the buyout group increased its offer to $102 per share. Morgan Stanley and Blackstone said that while they could not speak for the special committee, it was their initial reaction that such an offer would not be accepted. Later on August 2, the special committee met and reiterated its view that Kinder Morgan's intrinsic value was in excess of both $100 and $102 per share. At the request of the special committee, on August 3, Skadden communicated to Weil Gotshal that, unless the buyout group was prepared to make a substantially higher offer for Kinder Morgan, the special committee believed that the current process should be brought to an end and that the special committee was committed to working with management to best serve the interests of Kinder Morgan through the end of the process and thereafter. Also at this time, the special committee and its advisors prepared and discussed alternative press releases to be issued in the event that the proposal was withdrawn or rejected, as well as strategies in the event that the proposal did not move forward.

        On August 8, Morgan Stanley met in person with representatives of Goldman Sachs' investment banking division in New York (with Blackstone attending telephonically). At this meeting, the representatives of Goldman Sachs' investment banking division asked Morgan Stanley and Blackstone their thoughts on how the special committee would react if the buyout group could be persuaded to increase its offer to $103.55 per share. Morgan Stanley and Blackstone said that while they could not speak for the special committee, it was their initial reaction that such an offer would not be accepted.

        After this meeting among Morgan Stanley, Blackstone and representatives of Goldman Sachs' investment banking division, the special committee met with its advisors and determined that it appeared that the buyout group would not be able to achieve a price acceptable to the special committee even if it presented a higher offer, and that the time was coming to bring the process to an end. The special committee decided that an in-person meeting of Kinder Morgan's independent directors should be held, by way of an update, prior to the special committee making its final decision. Accordingly, on August 14, the independent directors and Bracewell met at Skadden's office in Houston (with one director absent and one director participating telephonically). At the August 14 meeting, the independent directors received an update from the special committee, and then received a full presentation from Morgan Stanley and Blackstone as to their views of Kinder Morgan's valuation. After this presentation, the independent directors and the special committee discussed the steps the special committee would take next. After the independent directors' meeting ended, the special committee met and decided that there was insufficient basis to continue discussions with the buyout group, and that the special committee would inform Mr. Kinder that it believed the buyout group's offer should be withdrawn and the process brought to an end. On August 15, the special committee met personally with Messrs. Kinder and Shaper in Houston and delivered this message. In response, Mr. Kinder asked the special committee for three days to come up with a proposal that the special committee might find acceptable, and the special committee agreed to Mr. Kinder's request.

        From August 15 through 17, Mr. Kinder and other members of senior management met with members of the sponsor group to discuss the revised proposal to be made to the special committee. In these meetings, the sponsor group made efforts to increase the offer to the maximum extent possible, and Mr. Kinder and certain members of Kinder Morgan's senior management worked to increase the offer price even more by agreeing to participate in the transaction at less than the merger price ultimately accepted by the special committee, and agreeing to modify the contemplated thresholds for management's incentive equity participation in Parent.

        At an in-person meeting on August 18, Mr. Kinder informed the special committee that the buyout group was prepared to increase its offer to $107.30 per share assuming satisfactory resolution of contract terms. Mr. Kinder indicated that the buyout group would not be able to offer a higher price.

        After receiving this increased indication of price, the special committee discussed the matter and decided that the increased indication of price was sufficiently close to the special committee's views of Kinder Morgan's valuation to warrant a full, in-person meeting with its advisors. On August 21, the special committee met at Morgan Stanley's offices in New York to discuss the revised indication of price with its advisors. After extensive discussion, the special committee decided to inform the buyout group that, while the special committee was not prepared to accept an offer of $107.30 per share, the special committee would likely unanimously accept an offer of $108 per share, and, later on August 21, the special committee so informed Mr. Kinder. On the evening of August 21, Mr. Kinder informed the special committee that the buyout group would not offer more than $107.50, and that $107.50 would represent its final offer. During a subsequent call that evening with the special committee, when asked again by the special committee to increase the price to $108 per share, Mr. Kinder reiterated that $107.50 per share would be the final price that the buyout group would be prepared to pay, assuming the parties could reach agreement on definitive documentation. After discussion with its financial and legal advisors, the special committee authorized its legal and financial advisors to determine whether a definitive merger agreement could be reached, and communicated this to Mr. Kinder, along with the special committee's desire to ensure that Kinder Morgan's stockholders received a dividend for Kinder Morgan's fourth fiscal quarter of 2006 assuming the transaction were consummated after December 31, 2006, even if the date of consummation were before the regular payment date for the fourth quarter dividend.

        From May 28, 2006 through the announcement of a potential transaction on August 28, 2006, the members of the management group, the financial sponsors, and their respective advisors, also negotiated the terms of the governance and economic arrangements among themselves that would govern Parent both between signing and consummation of, as well as following the consummation of, any transaction.

        From August 22 to August 26, the parties negotiated the terms of the draft merger agreement and the separate guarantee agreements to be entered into by the private equity sponsors, under which the private equity sponsors would guarantee the payment of the termination fee payable by Parent and Acquisition Co. under the merger agreement, in certain circumstances. Significant issues in these negotiations included the size and reciprocal nature of the termination fee payable among the parties under certain circumstances, the allocation of risk of Kinder Morgan's representations and warranties being untrue in the case where Kinder Morgan's senior management had knowledge of such failure of the representations and warranties to be true, and the protection of the right of Kinder Morgan's stockholders to receive a dividend for Kinder Morgan's fourth fiscal quarter of 2006, in the event that the merger closed after December 31, 2006 but before the dividend would otherwise become payable. On August 27, the special committee and the buyout group had come to an agreement on the terms of the merger agreement and other documentation.

        On August 27, the special committee met in Skadden's Houston office. At this meeting, Skadden reviewed with the special committee its fiduciary duties, the terms of the merger agreement and guarantees and management's participation in the potential transaction. The special committee decided to withdraw its demand that Kinder Morgan's stockholders' right to receive a dividend for Kinder Morgan's fourth fiscal quarter of 2006 (assuming a transaction were consummated after December 31, 2006, even if the date of consummation were before the regular payment date for the fourth quarter dividend) be documented in the merger agreement. They did so in light of, among other things, discussions with Kinder Morgan's general counsel who indicated that, while no assurances could be given as to the timing of regulatory approvals, based on his consultation with Kinder Morgan's regulatory counsel there appeared to be a low likelihood that the regulatory approvals required to complete the merger could be achieved before the fourth quarter dividend would be paid in the normal course and that Kinder Morgan would have the express right to pay normal dividends in the ordinary course specified in a provision in the merger agreement. Also at this meeting, Morgan Stanley and Blackstone reviewed with the special committee their financial analyses of the $107.50 per share merger consideration. Morgan Stanley and Blackstone noted to the special committee, as they noted later to the board of directors, that the materials and financial analyses they presented at the meeting were materially equivalent to the financial analyses they had presented to the special committee previously, updated for developments since the prior materials. Morgan Stanley and Blackstone also delivered their opinions to the special committee that the merger consideration was fair, from a financial point of view, to Kinder Morgan stockholders other than Parent, Acquisition Co. and stockholders exchanging their Kinder Morgan stock for equity in Parent. After hearing from its advisors, the special committee resolved unanimously to recommend that the full board approve the merger and merger agreement, and the stockholders adopt the merger agreement.

        Immediately following the special committee's meeting, the independent directors met. At this meeting, Bracewell and Stinson Morrison Hecker LLP, Kansas counsel, reviewed with the board its fiduciary duties, and Skadden and Bracewell reviewed with the board the terms of the merger agreement and guarantees and management's participation in the potential transaction. Also at this meeting, Morgan Stanley and Blackstone reviewed with the board their financial analyses of the $107.50 per share merger consideration, and delivered their opinions to the board that the merger consideration was fair, from a financial point of view, to Kinder Morgan stockholders other than Parent, Acquisition Co. and stockholders exchanging their Kinder Morgan stock for equity in Parent. After hearing from its advisors, the board approved the merger agreement and recommended approval to its stockholders, and took other related actions. On August 28, Kinder Morgan, Parent and Acquisition Co. executed the merger agreement, the guarantees and the other related documents and issued a press release announcing the agreement.

Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Approval and Adoption of the Merger Agreement

        The special committee.    Immediately after receiving Mr. Kinder's proposal on May 28, 2006, independent members of the board of directors established a special committee consisting of three disinterested and independent directors, Messrs. Bliss (Chair), Austin and Gardner, to consider the proposal and any alternate proposals that developed. See "—Background of the Merger" for more information about the formation and authority of the special committee. The special committee retained Morgan Stanley and Blackstone as its financial advisors, and Skadden as its legal advisor. The special committee oversaw financial and legal due diligence performed by its advisors, conducted an extensive review and evaluation of the proposal and conducted arm's-length negotiations with the buyout group and its representatives with respect to the merger agreement and various other agreements relating to the merger. On August 27, 2006, the special committee, acting with the assistance of its financial and legal advisors, unanimously, among other things, determined that the merger agreement, the merger and the other transactions contemplated thereby were substantively and procedurally fair to, and were advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan. The special committee also unanimously recommended to the board of directors that the board of directors:

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  determine that the merger agreement, the merger and the other transactions contemplated thereby are substantively and procedurally fair to, and are advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan,

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  approve the guarantees of five of the Sponsor Investors or their affiliates,

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  take all actions so that the merger agreement, the merger and the other transactions contemplated thereby, the rollover commitments and the voting agreement would not be subject to Section 17-12,100 et seq. of the Kansas Statutes Annotated, which we refer to in this proxy statement as the Kansas business combination statute and which we describe below, or any other applicable merger, anti-takeover or similar statute or regulation,

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  approve various related agreements, and

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  recommend to Kinder Morgan's stockholders that they vote in favor of approval and adoption of the merger agreement.

        In general, the Kansas business combination statute prevents an "interested stockholder" from engaging in a "business combination" with a publicly-held Kansas corporation for three years following the date such person became an interested stockholder, unless (with various exceptions not relevant in this case) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset sale, stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's outstanding voting stock.

        In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee considered the following substantive positive factors and potential benefits of the merger agreement, the merger and the other transactions contemplated thereby, each of which the special committee believed supported its decision:

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  That the special committee viewed the merger consideration of $107.50 per share (as well as Kinder Morgan's ability, under the merger agreement, to continue to pay its ordinary course dividend of $0.875 per quarter and the likelihood of stockholders receiving at least one, and likely two, additional dividend payments before the closing of the merger) as more favorable to Kinder Morgan's stockholders (other than Parent, Acquisition Co. and the Rollover Investors) than the potential value that might result from other alternatives reasonably available to Kinder Morgan, including pursuing other strategic initiatives such as stock repurchases or a leveraged recapitalization, continuing with Kinder Morgan's current business plan or implementing the restructuring alternatives the board of directors had considered at its May 13, 2006 meeting.

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  That the proposed merger consideration was all cash, so that the transaction allows Kinder Morgan's stockholders (other than Parent, Acquisition Co. and the Rollover Investors) to immediately realize a fair value, in cash, for their investment and provides such stockholders certainty of value for their shares, especially when viewed against the risks inherent in Kinder Morgan's business plan, including the following:

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    that Kinder Morgan's five-year business plan consists of high level projections for a number of variables, including economic growth, oil prices, interest rates, Kinder Morgan Energy Partners' yields and overall business performance that are difficult to project and are subject to a higher level of uncertainty, particularly with respect to the later years of the business plan, and that the business plan is not a bottom-up review;

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    that the business plan assumes that Kinder Morgan and/or Kinder Morgan Energy Partners successfully completes $9.6 billion of acquisitions and capital expansion projects, which may not be completed at the cost assumed or on the time schedule assumed, and that the business plan does not specifically identify approximately $2.0 billion of such acquisitions or capital expansion projects;

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    that the business plan is vulnerable to changes in oil production and oil prices, especially since the business plan assumes a realized net price per barrel of $70 through 2010;

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    that the business plan heavily relies on earnings growth at Kinder Morgan Energy Partners (from $660 million in 2006 to $1.3 billion in 2010), which may not be achieved;

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    that Kinder Morgan's expansion projects may suffer cost overruns and delays, especially with respect to the Rockies Express Pipeline project;

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    that the business plan relies on access to the capital markets, and such access may be reduced, or the costs of such access may be increased, including the ability of Kinder Morgan Energy Partners to issue approximately $3.1 billion of equity at a yield of no more than 7.3% as contemplated by the business plan;

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    that the business plan calls for sustaining capital expenditures to be no more than approximately $400 million per year and to remain substantially the same through 2010, whereas events outside the control of Kinder Morgan or Kinder Morgan Energy Partners could raise the amount required for such sustaining capital expenditures;

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    that certain of Kinder Morgan's expansion projects included in the business plan do not currently have full customer commitments;

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    that the business plan is subject to a variety of regulatory risks; and

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    that the business plan is subject to, and does not take into account, pipeline explosions and other business interruptions.

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  The possibility that borrowing more than $500 million to conduct a leveraged share repurchase would jeopardize Kinder Morgan Energy Partners' investment grade credit rating, which the special committee viewed as critical to Kinder Morgan achieving its business plan.

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  That the special committee viewed the merger consideration as fair in light of Kinder Morgan's business, operations, financial condition, strategy and prospects, as well as Kinder Morgan's historical and projected financial performance.

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  The current and historical market prices of Kinder Morgan's common stock, including the market price of Kinder Morgan's common stock relative to those of other participants in Kinder Morgan's industries and general market indices, and the fact that the merger consideration of $107.50 per share represented a premium of approximately 27.4% to the closing price of Kinder Morgan's common stock on May 26, 2006, the last trading day before the proposal was made public, and approximately 24.4% to the average closing price of Kinder Morgan's common stock for the 30-day period ending on May 26, 2006.

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  That, subsequent to Kinder Morgan's announcement of its receipt of the proposal on May 28, 2006, no third party solicitations were received, and, although the special committee's financial advisors had discussions with approximately 35 potentially interested parties, no party expressed interest sufficient to pursue a transaction with Kinder Morgan.

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  The opinions received by the special committee from its financial advisors, Morgan Stanley and Blackstone, delivered orally at the special committee meeting on August 27, 2006, and subsequently confirmed in writing, that, based upon and subject to the factors and assumptions set forth in the opinions, the merger consideration of $107.50 per share to be received by the holders of shares of Kinder Morgan's common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement was fair from a financial point of view to such holders, as described in the respective opinions of Morgan Stanley and Blackstone.

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  The presentations of Morgan Stanley and Blackstone on August 27, 2006 in connection with the foregoing opinions, which are described under "—Opinions of Financial Advisors."

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  The special committee's belief that $107.50 per share was the highest consideration that could be obtained.

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  The efforts made by the special committee and its advisors to negotiate and execute a merger agreement favorable to Kinder Morgan under the circumstances and the fact that the negotiations regarding the merger agreement were held on an arms'-length basis.

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  The terms and conditions of the merger agreement, including:

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  the requirement that the merger agreement be approved and adopted by the affirmative vote of at least the holders of two-thirds of all of the Kinder Morgan common stock then entitled to vote at a meeting of stockholders, which appeared to effectively require approval by at least a majority of Kinder Morgan's public stockholders, by which we mean stockholders of Kinder Morgan other than Rollover Investors, because to achieve a vote of two-thirds of all of the outstanding Kinder Morgan common stock would require that, in addition to the shares held by the Rollover Investors, an additional approximately 42% of the total outstanding shares (representing approximately 55% of the shares not owned by the Rollover Investors) must vote in favor of approving and adopting the merger agreement;

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  Kinder Morgan's ability, under the merger agreement, to continue to pay its ordinary course dividend of $0.875 per quarter;

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  the absence of a financing condition to Parent's obligation to consummate the transaction;

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  the provision of the merger agreement allowing the board of directors or the special committee to withdraw or change its recommendation of the merger agreement, and to terminate the merger agreement, in certain circumstances relating to the presence of a superior proposal, subject, in certain cases, to a payment by Kinder Morgan to Parent of a $215 million termination fee; and

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  that Kinder Morgan would not have to establish damages in the event of a failure of the merger to be consummated in certain circumstances in order to receive the $215 million termination fee payable by Parent to Kinder Morgan.

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  The availability of appraisal rights under Kansas law to holders of shares of Kinder Morgan's common stock who dissent from the merger and comply with all of the required procedures under Kansas law, which provides stockholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement.

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  The special committee's belief that it was fully informed about the extent to which the interests of certain current and former directors and members of management in the merger differed from those of Kinder Morgan's other stockholders.

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  That certain affiliates of the Sponsor Investors had entered into guarantees with Kinder Morgan, providing support for the payment of the $215 million termination fee payable by Parent to Kinder Morgan under certain circumstances.

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  That, although the opinions received by the special committee from Morgan Stanley and Blackstone spoke to the fairness of the merger consideration to be received by the holders of shares of Kinder Morgan's common stock other than Parent, Acquisition Co. and the Rollover Investors pursuant to the merger agreement, and not to the fairness of the merger consideration to be received by the unaffiliated stockholders, the consideration to be received by stockholders of Kinder Morgan who were not Parent, Acquisition Co. or Rollover Investors and who were also not unaffiliated stockholders was the same as the consideration to be received by unaffiliated stockholders.

        In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee considered the following risks and potentially negative factors relating to the merger agreement, the merger and the other transactions contemplated thereby:

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  That Kinder Morgan's stockholders, other than the Rollover Investors, will have no ongoing equity participation in Kinder Morgan following the merger, and that such stockholders will cease to participate in Kinder Morgan's future earnings or growth, if any (including, specifically, any future growth in the value of the Kinder Morgan Energy Partners general partner interest), or to benefit from increases, if any, in the value of Kinder Morgan's common stock, and will not participate in any potential future sale of Kinder Morgan to a third party.

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  That, on a historical basis, Kinder Morgan's management has excelled in creating stockholder value, has executed on its business plan and is held in extremely high regard by the special committee.

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  The possible conflicts of interest of certain of the current and former directors and executive officers of Kinder Morgan who will be or will have the opportunity to be equity owners in Parent following the merger.

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  The possibility that the Investors could, at a later date, engage in transactions that create value, including restructuring efforts or the sale of some or all of Parent or its assets to one or more purchasers at a valuation higher than that available in the merger, including those transactions discussed in "Opinions of Financial Advisors—Financial Analyses of Morgan Stanley and Blackstone—Public Restructuring."

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  That the special committee did not conduct a formal auction for the acquisition of Kinder Morgan.

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  The merger agreement restrictions on the conduct of Kinder Morgan's business prior to the completion of the merger, generally requiring Kinder Morgan to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent Kinder Morgan from undertaking business opportunities that may arise pending completion of the merger.

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  The risks and costs to Kinder Morgan if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships.

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  That the receipt of cash in exchange for shares of Kinder Morgan common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

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  The merger agreement's limitations on Kinder Morgan's ability to solicit other offers.

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  The possibility that, under the merger agreement, Kinder Morgan may be required to pay a termination fee of $215 million and reimburse up to $45 million of Parent's expenses, which will be credited against the termination fee to the extent it becomes due.

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  That Parent's maximum exposure for wrongfully failing to close or breaching the merger agreement is $215 million.

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  That Parent's obligation to consummate the merger is subject to certain conditions outside of Kinder Morgan's control.

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  That Kinder Morgan does not have the ability to seek specific performance by Parent, or sue Parent for damages under the merger agreement.

        In the course of reaching the determinations and decisions, and making the recommendations, described above, the special committee also considered the following factors relating to the procedural safeguards that the special committee believes were and are present to ensure the fairness of the merger and to permit the special committee to represent Kinder Morgan's unaffiliated stockholders, each of which the special committee believed supported its decision and provided assurance of the fairness of the merger to Kinder Morgan's unaffiliated stockholders:

  •
  That the special committee consists solely of directors who are not officers or controlling stockholders of Kinder Morgan, or affiliated with any members of the buyout group or its affiliates.

  •
  That the members of the special committee were adequately compensated for their services and that their compensation was in no way contingent on their approving the merger agreement and taking the other actions described in this proxy statement.

  •
  That the members of the special committee will not personally benefit from the completion of the merger in a manner different from Kinder Morgan's stockholders (other than Parent, Acquisition Co. and the Rollover Investors).

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  That the special committee retained and was advised by Skadden, its legal counsel.

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  That the special committee retained and was advised by Morgan Stanley and Blackstone, its financial advisors.

  •
  In making its decision to retain Skadden, the special committee considered the fact that Skadden had represented KN Energy in connection with its merger with Kinder Morgan in 1999 (in connection with which KN Energy's name was changed to Kinder Morgan) and determined that this prior assignment would not impede the ability of Skadden to render independent legal advice.

  •
  In making its decision to retain Morgan Stanley and Blackstone, the special committee took into account potential conflicts that Blackstone and Morgan Stanley might have, including the fact that Blackstone was solicited to be a member of the buyout group and had decided not to become a member (in respect of which the special committee requested, and received, a letter from Blackstone affirming that Blackstone was fully independent and would not participate in the transaction in any way without the permission of the special committee), and the fact that Morgan Stanley has provided investment banking and other services to Kinder Morgan but that Blackstone had no such prior relationship with Kinder Morgan, and determined that these matters would not impede the ability of Morgan Stanley and Blackstone to render independent financial advice.

  •
  That, subsequent to Kinder Morgan's announcement of its receipt of the proposal on May 28, 2006, no third party solicitations were received, and, although the special committee's financial advisors had discussions with approximately 35 potentially interested parties, no party expressed interest sufficient to pursue a transaction with Kinder Morgan.

  •
  That the special committee received the respective opinions of Morgan Stanley and Blackstone made as of August 27, 2006 and based upon and subject to the factors and assumptions set forth in the opinions that the merger consideration to be received by the holders of Kinder Morgan's common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement was fair from a financial point of view to such holders.

  •
  That the approval and adoption of the merger agreement and the consummation of the transactions contemplated thereby requires the affirmative vote of at least the holders of two-thirds of all of the Kinder Morgan common stock then entitled to vote at a meeting of stockholders, which appeared to effectively require approval by at least a majority of Kinder Morgan's public stockholders because to achieve a vote of two-thirds of all of the outstanding Kinder Morgan common stock would require that, in addition to the shares held by the Rollover Investors, an additional approximately 42% of the total outstanding shares (representing approximately 55% of the shares not owned by the Rollover Investors) must vote in favor of approving and adopting the merger agreement.

  •
  That the special committee was involved in extensive deliberations over a period of approximately three months regarding the proposal, and was provided with access to Kinder Morgan's management, both directly and in connection with the due diligence conducted by its advisors.

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  That the special committee, with the assistance of its legal and financial advisors, negotiated on an arm's-length basis with the Investors and their representatives.

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  That the special committee had ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the board of director's approval of the merger agreement, as required by Kansas law.

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  That the special committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Mr. Kinder and the other Investors.

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  That Kinder Morgan is permitted under certain circumstances to respond to inquiries regarding acquisition proposals and, upon payment of a termination fee, to terminate the merger agreement in order to enter into any agreement for a superior transaction.

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  That under Kansas law, the stockholders of Kinder Morgan have the right to demand appraisal of their shares.

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  That the board of directors made its evaluation of the merger agreement and the merger based upon the factors discussed in this proxy statement, independent of members of management and the directors who were a part of the buyout group, and with knowledge of the interests of such management and director participants in the merger.

        In the course of reaching its decision to recommend to the Kinder Morgan board of directors that the board of directors approve the merger agreement, the special committee did not consider the liquidation value of Kinder Morgan because it considered Kinder Morgan to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. Further, the special committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of Kinder Morgan as a going concern but rather is indicative of historical costs. Kinder Morgan's net book value per share as of June 30, 2006 was approximately $30.89, or approximately 71% lower than the $107.50 per share cash merger consideration. The special committee expressly adopted the analyses and the opinion of each of Morgan Stanley and Blackstone, among other factors considered, in the course of reaching its decision to recommend to the Kinder Morgan board of directors that the board of directors approve the merger agreement.

        The foregoing discussion of the information and factors considered by the special committee includes the material factors considered by the special committee. In view of the variety of factors considered in connection with its evaluation of the merger, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The special committee approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

        The Board of Directors.    Kinder Morgan's board of directors consists of twelve directors, three of whom, Richard D. Kinder, Michael Morgan and Fayez Sarofim, will be Rollover Investors and have interests in the merger different from the interests of Kinder Morgan's unaffiliated stockholders generally. The board of directors established the special committee of independent directors and empowered it to study, review, evaluate, negotiate and, if appropriate, make a recommendation to the board of directors regarding the proposal from the buyout group. Periodically, the special committee and their advisors apprised the independent board members of the special committee's work. On August 27, 2006, Kinder Morgan's board of directors (without the participation of Messrs. Kinder, Morgan and Sarofim) met to consider the report and recommendation of the special committee. On the basis of the special committee's recommendation and the other factors described below, Kinder Morgan's board of directors unanimously (without the participation of Messrs. Kinder, Morgan and Sarofim):

  •
  determined that the merger agreement, the merger and the other transactions contemplated thereby, are substantively and procedurally fair to, and are advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan,

  •
  approved the guarantees of five of the Sponsor Investors or their affiliates,

  •
  took all actions so that the merger agreement, the merger and the other transactions contemplated thereby, the rollover commitments and the voting agreement would not be subject to the Kansas business combination statute or any other applicable merger, anti-takeover or similar statute or regulation,

  •
  approved various related agreements, and

  •
  recommended that Kinder Morgan's stockholders vote to approve and adopt the merger agreement.

The three directors who will be Rollover Investors did not participate in the board of directors' deliberations or the vote.

        In determining that the merger agreement is substantively and procedurally fair to, and is advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan, and approving the merger agreement, the merger and the other transactions contemplated thereby, and recommending that Kinder Morgan's stockholders vote for the approval and adoption of the merger agreement, the board of directors considered a number of factors, including the following material factors:

  •
  The unanimous determination and recommendation of the special committee;

  •
  The opinions received by the special committee and the board of directors from Morgan Stanley and Blackstone, delivered orally at the special committee and board meetings on August 27, 2006 and subsequently confirmed in writing, that, based upon and subject to the factors and assumptions set forth in the opinions, the merger consideration of $107.50 per share to be received by the holders of shares of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement was fair from a financial point of view to such holders, as described in the opinions of Morgan Stanley and Blackstone;

  •
  The financial presentation of Morgan Stanley and Blackstone in connection with the foregoing opinions that was delivered to the board of directors at the request of the special committee;

  •
  The fact that the merger consideration and the other terms of the merger agreement resulted from negotiations between the special committee and the Investors, and the board of directors' belief that $107.50 per share in cash for each share of Kinder Morgan common stock represented the highest per share consideration that could be negotiated; and

  •
  The factors considered by the special committee, including the positive factors and potential benefits of the merger agreement, the risks and potentially negative factors relating to the merger agreement, and the factors relating to procedural safeguards.

In doing so, the board of directors expressly adopted the analysis of the special committee, which is discussed above.

        The foregoing discussion of the information and factors considered by Kinder Morgan's board of directors includes the material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, Kinder Morgan's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The board of directors approved and recommends the merger agreement and the merger based upon the totality of the information presented to and considered by it.

        Our board of directors recommends that you vote FOR the approval and adoption of the merger agreement.

 Position of Rollover Investors as to Fairness

        The view of the Rollover Investors as to the fairness of the merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to approve and adopt the merger agreement. The Rollover Investors have interests in the merger that are different from, and in addition to, those of the other stockholders of Kinder Morgan. These interests are described under "—Interests of Certain Persons in the Merger."

        The unaffiliated stockholders of Kinder Morgan were represented by the special committee, which negotiated the terms and conditions of the merger agreement on their behalf, with the assistance of the special committee's independent financial and legal advisors. Accordingly, the Rollover Investors did not undertake a formal evaluation of the merger or engage a financial advisor for that purpose. The Rollover Investors believe that the merger agreement and the merger are substantively and procedurally fair to the unaffiliated stockholders based upon their knowledge of Kinder Morgan, the fact that the special committee was comprised exclusively of independent directors that are not Rollover Investors and was represented by Skadden, as independent counsel, as well as the factors considered by, and the findings of, the special committee and the board of directors with respect to the fairness of the merger to such unaffiliated stockholders. See "—Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Approval and Adoption of the Merger Agreement." In particular, the Rollover Investors noted that the per share consideration of $107.50 in cash represented a premium of approximately 27.4% to the closing price of Kinder Morgan's common stock on May 26, 2006, the last trading day before the proposal was made public, and approximately 24.4% to the average closing price of Kinder Morgan's common stock for the 30-day period ending on May 26, 2006, and that no alternative transaction proposals had been submitted since the public announcement. Even though they are not entitled to rely on the opinions of Morgan Stanley and Blackstone, the Rollover Investors noted that the special committee received opinions from Morgan Stanley and Blackstone to the effect that, as of the date of such opinions, the merger consideration of $107.50 per share to be received by the holders of shares of Kinder Morgan's common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as described in the respective opinions of Morgan Stanley and Blackstone. See "—Opinions of Financial Advisors."

        While the Rollover Investors are current or former directors or officers of Kinder Morgan (or entities controlled by such persons), because of their differing interests in the merger they did not participate in the board's or special committee's evaluation or approval of the merger agreement and the merger. For these reasons, the Rollover Investors do not believe that their interests in the merger influenced the decision of the special committee or the board of directors with respect to the merger agreement or the merger.

        The foregoing discussion of the information and factors considered and given weight by the Rollover Investors in connection with the fairness of the merger agreement and the merger is not intended to be exhaustive but is believed to include all material factors considered by the Rollover Investors. The Rollover Investors did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger agreement and the merger. The Rollover Investors believe that the foregoing factors provide a reasonable basis for their belief that the merger is fair to the unaffiliated stockholders.

Position of Parent and Acquisition Co. as to Fairness

        Parent and Acquisition Co.'s views as to fairness of the proposed merger should not be construed as a recommendation to any stockholder as to how such stockholder should vote on the proposal to approve and adopt the merger agreement.

        Parent and Acquisition Co. attempted to negotiate the terms of a transaction that would be most favorable to themselves, and not to stockholders of Kinder Morgan, and, accordingly, did not negotiate the merger agreement with the goal of obtaining terms that were fair to Kinder Morgan's unaffiliated stockholders. Parent and Acquisition Co. did not participate in the deliberations of Kinder Morgan's board of directors or the special committee regarding, or receive advice from Kinder Morgan's or the special committee's legal or financial advisors as to, the substantive and procedural fairness of the proposed merger, nor did Parent or Acquisition Co. undertake any independent evaluation of the fairness of the proposed merger or engage a financial advisor for such purposes. Parent and Acquisition Co. believe, however, that the proposed merger is substantively and procedurally fair to Kinder Morgan's unaffiliated stockholders based on the following factors:

  •
  the merger consideration of $107.50 per share represents a premium of approximately 27.4% to the closing price of Kinder Morgan's common stock on May 26, 2006, the last trading day before the proposal was made public, and approximately 24.4% to the average closing price of Kinder Morgan's common stock for the 30-day period ending on May 26, 2006;

  •
  under the merger agreement, Kinder Morgan has the ability to continue to pay its ordinary course dividend of $.0875 per quarter pending the completion of the merger;

  •
  the $107.50 per share merger consideration and other terms and conditions of the merger agreement resulted from extensive negotiations between the special committee and its advisors and the Investors and Parent and Acquisition Co. and their respective advisors;

  •
  the special committee consists solely of directors who are not officers or controlling stockholders of Kinder Morgan, or affiliated with any members of the buyout group or its affiliates;

  •
  the special committee unanimously determined that the merger agreement and the merger are fair to the unaffiliated stockholders of Kinder Morgan and in the best interests of such stockholders;

  •
  the board of directors (without the participation of Messrs. Kinder, Morgan and Sarofim) unanimously determined that the merger agreement and the merger are fair to the unaffiliated stockholders of Kinder Morgan and in the best interests of such stockholders;

  •
  the merger will provide consideration to the stockholders (other than Parent, Acquisition Co. and the Rollover Investors (to the extent they contribute their shares to Parent prior to the effective time of the merger)) entirely in cash, which provides certainty of value;

  •
  the special committee retained and received advice from Morgan Stanley and Blackstone, as financial advisors, as well as the fairness opinions referred to under "—Opinions of Financial Advisors," and Skadden, as legal advisor, each of which has extensive experience in transactions similar to the proposed merger;

  •
  the fact that Parent and Acquisition Co. did not participate in or have any influence on the deliberative process of, or the conclusions reached by, the special committee or the negotiating positions of the special committee;

  •
  the fact that appraisal rights under Kansas law are available to holders of shares of Kinder Morgan's common stock who dissent from the merger and comply with all of the required procedures under Kansas law, which provides stockholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement; and

  •
  the fact that there is a provision in the merger agreement allowing the board of directors or the special committee to withdraw or change its recommendation of the merger agreement, and to terminate the merger agreement, in certain circumstances relating to the presence of a superior proposal, subject, in certain cases, to a payment by Kinder Morgan to Parent of a $215 million termination fee.

        Parent and Acquisition Co. did not consider the liquidation value of Kinder Morgan because they considered Kinder Morgan to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. Further, Parent and Acquisition Co. did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of Kinder Morgan as a going concern but rather is indicative of historical costs. Kinder Morgan's net book value per share as of June 30, 2006 was approximately $30.89, or approximately 71% lower than the $107.50 per share cash merger consideration.

        The foregoing discussion of the information and factors considered and given weight by Parent and Acquisition Co. in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by Parent and Acquisition Co. Parent and Acquisition Co. did not find it practicable to assign, and did not assign, relative weights to the individual factors considered in reaching their conclusions as to the fairness of the proposed merger. Rather, their fairness determinations were made after consideration of all of the foregoing factors as a whole.

Opinions of Financial Advisors

  Opinion of Morgan Stanley & Co. Incorporated

        The special committee retained Morgan Stanley to provide it with financial advisory services in connection with a possible sale, merger or other strategic business combination involving a change of control of Kinder Morgan or a potential recapitalization or restructuring plan for Kinder Morgan. The special committee selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation as an advisor to special committees in affiliate transactions. At the meeting of the special committee on August 27, 2006, and at the meeting of the Kinder Morgan board of directors on that same day, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of August 27, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the holders of shares of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Morgan Stanley, dated as of August 27, 2006, is attached to this proxy statement as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. You are encouraged to read the entire opinion carefully. Morgan Stanley's opinion is directed to the special committee of Kinder Morgan's board of directors and the board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the merger. The opinion, and the other views and analysis of Morgan Stanley referenced throughout this proxy statement, do not constitute a recommendation to any holder of Kinder Morgan common stock as to how to vote at the stockholders' meeting to be held in connection with this transaction. None of Morgan Stanley's opinion or other views or analysis referenced throughout this proxy statement addresses the fairness of the consideration to be received by Parent, Acquisition Co. and the Rollover Investors. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Kinder Morgan and Kinder Morgan Energy Partners;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Kinder Morgan prepared by the managements of Kinder Morgan and Kinder Morgan Energy Partners, respectively;

  •
  reviewed certain financial projections prepared by the managements of Kinder Morgan and Kinder Morgan Energy Partners, respectively;

  •
  discussed the past and current operations and financial condition and the prospects of Kinder Morgan and Kinder Morgan Energy Partners with senior executives of Kinder Morgan and Kinder Morgan Energy Partners, respectively, and discussed the risks related thereto with the management of Kinder Morgan and Kinder Morgan Energy Partners;

  •
  discussed with the management of Kinder Morgan potential restructuring plans for Kinder Morgan prepared and presented by the management of Kinder Morgan;

  •
  reviewed the reported prices and trading activity of Kinder Morgan common stock and the common units of Kinder Morgan Energy Partners;

  •
  compared the financial performance of Kinder Morgan and the prices and trading activity of Kinder Morgan common stock with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of Kinder Morgan, Parent and their respective financial and legal advisors;

  •
  reviewed a draft of the merger agreement, dated August 25, 2006, the draft Rollover Commitments and the draft Financing Commitments (both as defined in the merger agreement) of Parent and Acquisition Co., and certain related documents; and

  •
  performed such other analyses and considered such other materials and factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information made available to Morgan Stanley by Kinder Morgan for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Kinder Morgan and Kinder Morgan Energy Partners. Morgan Stanley also assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing for the merger in accordance with the terms set forth in the Financing Commitments, and the transactions contemplated by the Rollover Commitments will be consummated in accordance with their terms. Morgan Stanley assumed that there will be no delay in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, and no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Morgan Stanley is not a legal, tax, or regulatory advisor and relied upon, without independent verification, the assessment of Kinder Morgan and its legal, tax and regulatory advisors with respect to such matters.

        Morgan Stanley's opinion did not address the fairness of any consideration to be received by the Rollover Investors pursuant to the merger agreement or the Rollover Commitments, the relative merits of the merger as compared to the alternative transactions or strategies that might be available to Kinder Morgan, or the underlying business decision of Kinder Morgan to enter into the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Kinder Morgan, nor had they been furnished with any such valuation or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, August 27, 2006. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligations to update, revise or reaffirm this opinion.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or for the account of customers in the equity and other securities of Kinder Morgan, its affiliates, affiliates of Parent or any other parties, commodities or currencies involved in the merger. In addition to the services it has provided to the special committee and the board of directors in connection with the merger, in the past two years Morgan Stanley and its affiliates have provided other services to certain affiliates of Kinder Morgan in connection with several swap transactions, financings, loan facilities and securities offerings. Kinder Morgan and its affiliates have paid Morgan Stanley fees in an aggregate amount of approximately $11.7 million for financial services rendered over the last two years. In the past two years, Morgan Stanley and its affiliates have provided financial advisory and financing services for certain members of the buyout group and their affiliates, and have received fees for rendering of these services. In addition, Morgan Stanley and its affiliates, directors, or officers, including individuals working with Kinder Morgan in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of the Sponsor Investors.

        Under the terms of its engagement letter, Morgan Stanley provided the special committee of the board of directors with financial advisory services and a financial opinion in connection with the merger, and Kinder Morgan has agreed to pay Morgan Stanley a fee of $10 million, a portion of which was payable at the beginning of the assignment, a portion of which became payable upon the delivery of Morgan Stanley's opinion and the remainder of which will be payable upon the closing of the merger. Kinder Morgan has also agreed to reimburse Morgan Stanley for certain of its expenses, including attorneys' fees, incurred in connection with its engagement. In addition, Kinder Morgan has agreed to indemnify Morgan Stanley and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of its engagement and any related transactions.

  Opinion of The Blackstone Group L.P.

        The special committee retained Blackstone to provide it with financial advisory services in connection with a possible sale, merger or other strategic business combination involving a change of control of Kinder Morgan or a potential recapitalization or restructuring plan for Kinder Morgan. The special committee selected Blackstone to act as its financial advisor based on Blackstone's qualifications, expertise and reputation as an advisor to special committees in affiliate transactions. At the meeting of the special committee on August 27, 2006, and at the meeting of the Kinder Morgan board of directors on that same day, Blackstone rendered its oral opinion, subsequently confirmed in writing, that as of August 27, 2006, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, the consideration to be received by the holders of shares of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Blackstone, dated as of August 27, 2006, is attached to this proxy statement as Annex C. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Blackstone in rendering its opinion. You are encouraged to read the entire opinion carefully. Blackstone's opinion is directed to the special committee of Kinder Morgan's board of directors and the board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) pursuant to the merger agreement as of the date of the opinion. It does not address any other aspects of the merger. The opinion, and the other views and analysis of Blackstone referenced throughout this proxy statement, do not constitute a recommendation to any holder of Kinder Morgan common stock as to how to vote at the stockholders' meeting to be held in connection with this transaction. None of Blackstone's opinion or other views or analysis referenced throughout this proxy statement addresses the fairness of the consideration to be received by Parent, Acquisition Co. and the Rollover Investors. The summary of the opinion of Blackstone set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In connection with rendering its opinion, Blackstone, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Kinder Morgan and Kinder Morgan Energy Partners;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Kinder Morgan prepared by the managements of Kinder Morgan and Kinder Morgan Energy Partners, respectively;

  •
  reviewed certain financial projections prepared by the managements of Kinder Morgan and Kinder Morgan Energy Partners, respectively;

  •
  discussed the past and current operations and financial condition and the prospects of Kinder Morgan and Kinder Morgan Energy Partners with senior executives of Kinder Morgan and Kinder Morgan Energy Partners, respectively, and discussed the risks related thereto with the management of Kinder Morgan and Kinder Morgan Energy Partners;

  •
  discussed with the management of Kinder Morgan potential restructuring plans for Kinder Morgan prepared and presented by the management of Kinder Morgan;

  •
  reviewed the reported prices and trading activity of Kinder Morgan common stock and the common units of Kinder Morgan Energy Partners;

  •
  compared the financial performance of Kinder Morgan and the prices and trading activity of Kinder Morgan common stock with that of certain other comparable publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of Kinder Morgan, Parent and their respective financial and legal advisors;

  •
  reviewed a draft of the merger agreement, dated August 25, 2006, the draft Rollover Commitments and the draft Financing Commitments of Parent and Acquisition Co., and certain related documents; and

  •
  performed such other analyses and considered such other materials and factors as Blackstone deemed appropriate.

        In arriving at its opinion, Blackstone assumed and relied upon, without independent verification, the accuracy and completeness of the information made available to Blackstone by Kinder Morgan for the purposes of its opinion. With respect to the financial projections, Blackstone assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Kinder Morgan and Kinder Morgan Energy Partners. Blackstone also assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing for the merger in accordance with the terms set forth in the Financing Commitments, and the transactions contemplated by the Rollover Commitments will be consummated in accordance with their terms. Blackstone assumed that there will be no delay in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, and no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. Blackstone is not a legal, tax, or regulatory advisor and relied upon, without independent verification, the assessment of Kinder Morgan and its legal, tax and regulatory advisors with respect to such matters.

        Blackstone's opinion did not address the fairness of any consideration to be received by the Rollover Investors pursuant to the merger agreement or the Rollover Commitments, the relative merits of the merger as compared to the alternative transactions or strategies that might be available to Kinder Morgan, or the underlying business decision of Kinder Morgan to enter into the merger. Blackstone did not make any independent valuation or appraisal of the assets or liabilities of Kinder Morgan, nor had they been furnished with any such valuations or appraisals. Blackstone's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, August 27, 2006. Events occurring after such date may affect

Blackstone's opinion and the assumptions used in preparing it, and Blackstone did not assume any obligations to update, revise or reaffirm this opinion.

        Blackstone is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes. In the ordinary course of its business, it or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of Kinder Morgan, its affiliates, affiliates of Sponsor Investors or any other company or any currency or commodity that may be involved in this transaction.

        Under the terms of its engagement letter, Blackstone provided the special committee of the board of directors with financial advisory services and a financial opinion in connection with the merger, and Kinder Morgan has agreed to pay Blackstone a fee of $10 million, a portion of which was payable at the beginning of the assignment, a portion of which became payable upon the delivery of Blackstone's opinion and the remainder of which will be payable upon the closing of the merger. Kinder Morgan has also agreed to reimburse Blackstone for certain of its expenses, including attorneys' fees, incurred in connection with its engagement. In addition, Kinder Morgan has agreed to indemnify Blackstone and any of its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Blackstone or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of its engagement and any related transactions.

  Financial Analyses of Morgan Stanley and Blackstone

        The following is a summary of the material analyses performed by Morgan Stanley and Blackstone in connection with their oral opinions and the preparation of their written opinion letters dated August 27, 2006. In connection with arriving at its opinions, Morgan Stanley and Blackstone did not attribute any particular weight to any analysis described below. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley and Blackstone, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

        Historical Share Price Analysis.    Morgan Stanley and Blackstone performed a historical share price analysis to obtain background information and perspective with respect to the historical share prices of Kinder Morgan common stock. Morgan Stanley and Blackstone reviewed the historical price performance and average closing prices of Kinder Morgan common stock for various periods ending on

May 26, 2006 (the last closing price before the initial buyout offer was made public) and compared them to the offer price of $107.50. Morgan Stanley and Blackstone observed the following:

	Price	Offer Price as Compared to Kinder Morgan's Common Stock Prices, Implied Premium to Previous Period
Unaffected Price	$84.41	27.4%
52 Week High	101.44	6.0%
52 Week Low	76.40	40.7%
5 Year High	101.44	6.0%
5 Year Low	32.15	234.4%
30 day Trailing Average	86.40	24.4%
60 day Trailing Average	88.37	21.6%
1 year Trailing Average	90.53	18.7%
3 year Trailing Average	71.89	49.5%
5 year Trailing Average	61.83	73.9%

        Analyst Price Targets.    Morgan Stanley and Blackstone reviewed the range of publicly available equity research analyst price targets for Kinder Morgan from January 25, 2006 through May 14, 2006. Morgan Stanley and Blackstone discounted these price targets by 9%. The equity discount rate of 9% was selected based on a cost of equity calculation which factored in the unlevered betas for similar companies identified below under the heading "—Comparable Companies Analysis," as well as Kinder Morgan. This resulted in a valuation range of $96 to $107 per share. Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        Comparable Companies Analysis.    Morgan Stanley and Blackstone performed a comparable company analysis, which attempted to provide an implied value for Kinder Morgan by comparing it to similar companies. For purposes of this analysis, Morgan Stanley and Blackstone reviewed certain public trading multiples for the following six companies which, based on their experience with companies in the energy industry, Morgan Stanley and Blackstone considered similar to Kinder Morgan in size and business mix:

  •
  El Paso Corporation

  •
  Enbridge Inc.

  •
  ONEOK Inc.

  •
  Southern Union Co.

  •
  TransCanada Corp.

  •
  Williams Companies Inc.

        Selected multiples, which are commonly used by participants and investors in the energy industry, for Kinder Morgan and each of the comparable companies were reviewed in this analysis. The selected multiples analyzed for these companies included the following:

  •
  the price per share divided by 2006 and 2007 estimated earnings per share, defined as net income excluding certain non-recurring expenses divided by fully diluted shares outstanding; and

  •
  the aggregate value (as determined by adding equity value plus net debt) divided by 2006 and 2007 estimated earnings before interest, income tax, depreciation and amortization, or EBITDA.

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley and Blackstone selected representative ranges of financial multiples of the comparable companies and applied these ranges of multiples to the relevant Kinder Morgan financial statistic using the management projections, adjusted for Kinder Morgan management's announced plan to sell the retail business in 2007. Morgan Stanley and Blackstone estimated the implied value per Kinder Morgan common share as follows:

Calendar Year Financial Statistic	Kinder Morgan Financial Statistics ($ in millions except EPS)	Comparable Company Multiple Range	Implied Transaction Multiple	Implied Value Per Share for Kinder Morgan
Price to Estimated 2006 Earnings Per Share	$5.00	17.0x - 21.0x	21.5x	$85 - $105
Price to Estimated 2007 Earnings Per Share	$5.44	15.0x - 18.0x	19.8x	$82 - $98
Aggregate Value to Estimated 2006 EBITDA	$1,732	10.0x - 12.0x	12.6x	$75 - $100
Aggregate Value to Estimated 2007 EBITDA	$1,721	9.0x - 12.0x	11.7x	$74 - $112

Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        No company utilized in the comparable company analysis is identical to Kinder Morgan. In evaluating comparable companies, Morgan Stanley and Blackstone made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Kinder Morgan, such as the impact of competition on the businesses of Kinder Morgan and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Kinder Morgan or the industry or in the financial markets in general.

        Discounted Equity Value Analysis.    Morgan Stanley and Blackstone performed a discounted equity value analysis, which is designed to provide insight into the future value of a company's common equity as a function of the company's future earnings and its forward price to earnings multiples. The resulting value is subsequently discounted to arrive at a present value for the company's stock price. In connection with this analysis, Morgan Stanley and Blackstone calculated a range of current equity values per share for Kinder Morgan's common stock on a standalone basis. To calculate the discounted equity value, Morgan Stanley and Blackstone utilized calendar year 2007 – 2010 projections from Kinder Morgan management, which are described in greater detail under the heading "—Projected Financial Information." Morgan Stanley and Blackstone multiplied projected calendar year 2007 – 2010 earnings per share by a range of price to earnings ratios from 15x to 18x to derive a range of future values per share. The price to earnings multiples ranging from 15x to 18x were selected based on a review of current and historical trading multiples reviewed in connection with companies identified above under the heading "—Comparable Companies Analysis," as well as Kinder Morgan. Morgan Stanley and Blackstone then discounted this range of future values per share by equity discount rates of 9.0% and 10.5% to derive a range of present values per share. The equity discount rates of 9% and 10.5% were selected based on a cost of equity calculation which factored in the unlevered betas for similar companies identified above under the heading "—Comparable Companies Analysis," as well as Kinder Morgan.

        The following table summarizes Morgan Stanley's and Blackstone's analysis:

Calendar Year Financial Statistics	Kinder Morgan Financial Statistic	Forward Price to Earnings Multiple Range	Implied Present Value Per Share of Kinder Morgan— 9.0% cost of equity	Implied Present Value Per Share of Kinder Morgan— 10.5% cost of equity	Merger Consideration
Management Case 2007E Earnings Per Share	$5.44	15.0x - 18.0x	$80 - $95	$79 - $95	$107.50
Management Case 2008E Earnings Per Share	$6.69	15.0x - 18.0x	$93 - $111	$91 - $109	$107.50
Management Case 2009E Earnings Per Share	$7.58	15.0x - 18.0x	$100 - $118	$97 - $115	$107.50
Management Case 2010E Earnings Per Share	$8.30	15.0x - 18.0x	$104 - $122	$99 - $117	$107.50

        Public Restructuring.    Based on an analysis prepared by management (after consultation with Goldman Sachs) for the board of directors on May 11, 2006, Morgan Stanley and Blackstone analyzed the value that Kinder Morgan's stockholders could have achieved through a variety of corporate divestitures and a spin-off of Natural Gas Pipeline Company of America and Terasen Gas to stockholders. These transactions represented one course of action that management considered if it were going to continue as a public company. The result of such transactions was to leave Kinder Morgan as primarily a holding company for its investments in Kinder Morgan Energy Partners. Morgan Stanley and Blackstone derived a range of future share prices for the two public companies using a range of values for the various assets involved, including, a multiple of 8.5x to 10.5x 2010 EBITDA for the spun-off entity and a 2010 yield of 3.5% to 5.5% on the resulting Kinder Morgan. The terminal EBITDA multiples ranging from 8.5x to 10.5x were selected based on a review of current and historical trading multiples reviewed in connection with companies identified above under the heading "—Comparable Companies Analysis," as well as Kinder Morgan and the 2010 yield of 3.5% to 5.5% were selected based on yields of comparable publicly traded general partnership vehicles, adjusted for the expected growth characteristics of Kinder Morgan in 2010. Based on their experience, Morgan Stanley and Blackstone then discounted these ranges of future values per share by equity discount rates of 9% to 12% and derived a valuation range of $100 to $123 per share. Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        Precedent Comparable Transactions Analysis.    Morgan Stanley and Blackstone reviewed and compared the proposed financial terms offered for Kinder Morgan to corresponding publicly available financial terms in eleven selected transactions. In selecting these transactions Morgan Stanley and Blackstone reviewed certain transactions which have occurred since September 20, 2001 in the energy industry. In its analysis, Morgan Stanley and Blackstone reviewed the following precedent transactions as of the date of announcement:

Acquiror	Target	Date Announced
Plains All American Pipeline, LP	Pacific Energy Partners, LP	June 2006
Gaz de France	Suez	February 2006
National Grid PLC	KeySpan Corp.	February 2006
Kinder Morgan	Terasen Inc.	August 2005
Duke Energy Corporation	Cinergy Corp.	May 2005
Valero LP	Kaneb Pipe Line Partners LP	November 2004
Atmos Energy Corp.	TXU Gas Co.	June 2004
Southern Union Co./GE	CrossCountry Energy, LLC	June 2004
Enterprise Products Partners LP	GulfTerra Energy Partners LP	December 2003
MidAmerican Energy Holdings Co.	Northern Natural Gas Company	July 2002
Duke Energy Corporation	Westcoast Energy	September 2001

        Morgan Stanley and Blackstone derived from these selected transactions a reference multiple range of aggregate value divided by one year forward EBITDA. The aggregate value divided by one year forward EBITDA multiple range for the selected transactions ranged from 8.0x to 13.0x. Morgan Stanley and Blackstone selected an aggregate value divided by one year forward EBITDA multiple range of 9.0x to 12.0x based on precedent transactions as listed above and applied that range to Kinder Morgan's 2007 estimated EBITDA adjusted for the sale of the retail business, TransMountain, and 75% of Corridor. This resulted in a valuation range of $74 to $112 per share. Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        No company or transaction utilized in the precedent transaction analysis is identical to Kinder Morgan or the merger. In evaluating the precedent transactions, Morgan Stanley and Blackstone made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, many of which are beyond the control of Kinder Morgan, such as the impact of competition on the business of Kinder Morgan or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Kinder Morgan or the industry or in the financial markets in general.

        Premia Paid Analysis.    Morgan Stanley and Blackstone performed a premia paid analysis based upon the premia paid in precedent merger and acquisition transactions identified that were announced since 2003. Morgan Stanley and Blackstone considered several hundred precedent transactions which were composed of three sub-sets:

  •
  all cash transactions with aggregate values greater than $100 million,

  •
  all cash transactions with an aggregate value greater than $10 billion, and

  •
  all energy transactions with an aggregate value greater than $1 billion.

Morgan Stanley and Blackstone analyzed the transactions to determine the premium paid for the target as determined using the stock price on the date that was four weeks prior to the earliest of the deal announcement, announcement of a competing bid, or market rumors. This analysis indicated a premia range of 20% to 30%, which Morgan Stanley and Blackstone applied to Kinder Morgan's stock price on May 26, 2006. This resulted in a valuation range of $101 to $110 per share. Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        Discounted Cash Flow Analysis.    Using the management projections for 2006 to 2010, which are described in greater detail under the heading "—Projected Financial Information," adjusted to reflect the announcement of the agreement to sell the retail business, Morgan Stanley and Blackstone performed an analysis to determine the present value of the free cash flows that Kinder Morgan could generate from 2006 and beyond. Morgan Stanley and Blackstone assumed a range of discount rates from 7.5% to 8.5%. The discount rates of 7.5% to 8.5% were selected based on a weighted average cost of capital calculation which factored in the unlevered betas for similar companies identified below under the heading "—Comparable Companies Analysis," as well as Kinder Morgan. The discounted cash flow analysis determined the discounted present value of the unleveraged free cash flow generated over the period covered by the financial forecasts and then added a terminal value based on a range of multiples of estimated fiscal year 2010 EBITDA of 9.5x to 11.5x. The terminal EBITDA multiples ranging from 9.5x to 11.5x were selected based on a review of current and historical trading multiples reviewed in connection with companies identified above under the heading "—Comparable Companies Analysis," as well as Kinder Morgan, adjusted for the expected growth characteristics of Kinder Morgan in 2010. This resulted in a valuation range for Kinder Morgan of $93 to $124 per share. Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        Leveraged Buyout Analysis.    Morgan Stanley and Blackstone also analyzed Kinder Morgan from the perspective of a potential purchaser that was a financial buyer that would effect a leveraged buyout of Kinder Morgan using a debt capital structure consistent with the debt structure that Kinder Morgan will have following the merger. Morgan Stanley and Blackstone used management projections for 2006 – 2010, which are described in greater detail under the heading "—Projected Financial Information," adjusted to reflect the announcement of the agreement to sell the retail business. Based on their experience, Morgan Stanley and Blackstone assumed that a financial sponsor could sell its Kinder Morgan investment in 2010 at an aggregate value range that represented a multiple of 9.5x–11.5x forecasted 2010 EBITDA. The terminal EBITDA multiples ranging from 9.5x to 11.5x were selected based on a review of current and historical trading multiples reviewed in connection with companies identified above under the heading "—Comparable Companies Analysis," as well as Kinder Morgan, adjusted for the expected growth characteristics of Kinder Morgan in 2010. Morgan Stanley and Blackstone added Kinder Morgan's forecasted 2010 cash balance and subtracted Kinder Morgan's forecasted 2010 debt outstanding to calculate Kinder Morgan's calendar year 2010 equity value range. Based on Kinder Morgan's assumed 2010 equity value range, Morgan Stanley and Blackstone derived a current valuation range of $90 to $108 per share, representing implied values per share that a financial sponsor might be willing to pay to acquire Kinder Morgan. Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        Sum-of-the-Parts Analysis.    Morgan Stanley and Blackstone performed a sum-of-the-parts analysis for Kinder Morgan based upon their estimated valuations of each of Kinder Morgan's business units as separate and independent business concerns. The most significant business units analyzed were:

  •
  Kinder Morgan's investments in Kinder Morgan Energy Partners,

  •
  Natural Gas Pipeline Company of America,

  •
  Terasen Gas,

  •
  Kinder Morgan Canada, and

  •
  Kinder Morgan's power and retail businesses.

This resulted in a valuation range of $84 to $128 per share. Morgan Stanley and Blackstone noted that the consideration per share to be received by holders of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) was $107.50.

        Morgan Stanley and Blackstone noted that Kinder Morgan's ability to sell any or all of its assets separately would be subject to uncertainty and could result in lost synergies and tax inefficiencies. In addition, third party consents may be required to effect such sales and may not be forthcoming.

        In connection with the review of the merger by the special committee of the board of directors, Morgan Stanley and Blackstone performed a variety of financial and comparative analyses for purposes of rendering their opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at their opinions, Morgan Stanley and Blackstone considered the results of all of their analyses as a whole and did not attribute any particular weight to any analysis or factor they considered. Morgan Stanley and Blackstone believe that selecting any portion of their analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying their analyses and opinions. In addition, Morgan Stanley and Blackstone may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley or Blackstone's view of the actual value of Kinder Morgan. In performing their analyses, Morgan Stanley and Blackstone made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Kinder Morgan. Any estimates contained in Morgan Stanley and Blackstone's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley and Blackstone conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the merger agreement from a financial point of view to holders of shares of Kinder Morgan common stock (other than Parent, Acquisition Co. and the Rollover Investors) and in connection with the delivery of their opinions dated August 27, 2006 to the special committee of the board of directors and the board of directors of Kinder Morgan. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of Kinder Morgan might actually trade.

        The merger consideration was determined through negotiations between the special committee of the board of directors of Kinder Morgan and Parent and was recommended by the special committee for approval by the board of directors and approved by the board of directors. Morgan Stanley and Blackstone provided advice to the special committee of the board of directors during these negotiations. Morgan Stanley and Blackstone did not, however, recommend any specific merger consideration to Kinder Morgan, the special committee of its board of directors or its board of directors or that any specific merger consideration constituted the only appropriate consideration for the merger.

        In addition, Morgan Stanley and Blackstone's opinions and their presentation to the special committee of the board of directors were one of many factors taken into consideration by the special committee of the board of directors in deciding to approve the merger. Consequently, the analyses as described above, and the other views and analysis of Morgan Stanley and Blackstone referenced throughout this proxy statement should not be viewed as determinative of the opinion of the special committee of the board of directors or of the board of directors with respect to the consideration or of whether the special committee of the board of directors or the board of directors would have been willing to agree to different consideration. The foregoing summary describes the material analyses performed by Morgan Stanley and Blackstone but does not purport to be a complete description of the analyses performed by Morgan Stanley and Blackstone.

        A copy of Morgan Stanley and Blackstone's written presentation to the special committee of the board of directors and the board of directors of Kinder Morgan has been attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger. The written presentation also will be available for any interested Kinder Morgan stockholder (or any representative of the stockholder who has been so designated in writing) to inspect and copy at our principal executive offices during regular business hours. Alternatively, you may inspect and copy the presentation at the office of, or obtain them by mail from, the SEC. See "Where You Can Find More Information."

        Other Written Presentations by Morgan Stanley and Blackstone.    In addition to the presentation made to the special committee of the board of Kinder Morgan described under the heading "—Opinions of Financial Advisors" above, Morgan Stanley and Blackstone also made written presentations to Kinder Morgan's special committee of the board on July 11, 2006, and to the independent directors of the board of directors (including members of the special committee) on August 14, 2006. Neither of these other written presentations by Morgan Stanley and Blackstone, alone or together, constitute an opinion of Morgan Stanley or Blackstone with respect to the consideration to be paid in the merger. The July 11, 2006 and August 14, 2006 presentation materials included all of the financial analyses described above under the heading "—Financial Analyses of Morgan Stanley and Blackstone" and were materially equivalent to those analyses.

Purpose and Reasons for the Merger of the Rollover Investors, Parent and Acquisition Co.

        For Parent and Acquisition Co. the primary purpose for the merger is to benefit from any future earnings and growth of Kinder Morgan after the merger of Acquisition Co. with and into Kinder Morgan, making Kinder Morgan a privately held company wholly-owned by Parent. For the Rollover Investors the primary purpose of the merger for Kinder Morgan is to enable its unaffiliated stockholders to immediately realize the value of their investment in Kinder Morgan through their receipt of the per share merger price of $107.50 in cash, without interest. In addition, the merger will also allow the Rollover Investors to immediately realize in cash the value of a portion of their respective holdings in Kinder Morgan (other than Messrs. Kinder and Sarofim, who are reinvesting all of their shares of Kinder Morgan common stock) and, through their commitment to make an equity investment in Parent, to benefit from any future earnings and growth of Kinder Morgan after its stock ceases to be publicly traded. The Rollover Investors also believe that, as Kinder Morgan has evaluated and will continue to evaluate following the merger alternatives to enhance stockholder value, the merger will provide Kinder Morgan with flexibility to pursue such alternatives that it would not have as a public company, including (1) the ability to address issues relating to debt ratings for Kinder Morgan Energy Partners while increasing overall debt at the Kinder Morgan level and (2) the ability to pursue transactions meeting the collective risk-profiles of the Investors without focusing on the market reaction of Kinder Morgan's unaffiliated stockholders with respect to such transactions or the collective risk tolerance of, such unaffiliated stockholders as it relates to such transactions.

Purposes, Reasons and Plans for Kinder Morgan after the Merger

        The purpose of the merger for Kinder Morgan is to enable its unaffiliated stockholders (and the other stockholders of Kinder Morgan to the extent that they receive cash in the merger) to immediately realize the value of their investment in Kinder Morgan through their receipt of the per share merger consideration of $107.50 in cash, representing a premium of approximately 27.4% to the closing market price of Kinder Morgan common stock on May 26, 2006, the last trading day before the public announcement of the proposed merger, and approximately 24.4% to the average closing prices of Kinder Morgan's common stock for the 30-day period ending on May 26, 2006. For the reasons discussed under "—Recommendation of the Special Committee and of Board of Directors; Reasons for Recommending Approval and Adoption of the Merger Agreement," the board of directors of Kinder Morgan has determined that the merger agreement, the merger and the other transactions contemplated thereby, upon the terms and conditions set forth in the merger agreement, are substantively and procedurally fair to, and are advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan.

        Except as described in the immediately following paragraph, it is expected that, upon consummation of the merger, the operations of Kinder Morgan will be conducted substantially as they currently are being conducted except that Kinder Morgan's common stock will cease to be publicly traded. Following the consummation of the merger, the registration of Kinder Morgan's common stock and Kinder Morgan's reporting obligation under the Exchange Act with respect to our common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, Kinder Morgan common stock will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be available. Kinder Morgan will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

        The Investors have advised Kinder Morgan that, following the consummation of the merger, they intend that Kinder Morgan will offer to sell the Trans Mountain Pipeline system to Kinder Morgan Energy Partners and will pursue the sale or public offering of certain non-strategic assets. The anticipated effects of these transactions were incorporated into the projections for Kinder Morgan further described under "—Projected Financial Information." Kinder Morgan's agreement to sell its U.S. retail operations was entered into after the projections described under "—Projected Financial Information" were prepared. Consequently, those projections do not give effect to the completion of that announced sale. The Investors have advised Kinder Morgan that following the consummation of the merger they intend that Kinder Morgan will pursue the completion of the sale of the U.S. retail operations (to the extent not completed at the time of the merger). The sale of retail and the other transactions described above were taken into account in the financial analyses of Morgan Stanley and Blackstone in delivering their opinions to the special committee and the board of directors. See "—Opinions of Financial Advisors." The Investors have additionally advised Kinder Morgan that, following the consummation of the merger, they intend to consider whether Kinder Morgan ought to undertake a variety of additional possible corporate transactions, including the spin-off, sale, joint venture or public offering of all or a portion of Natural Gas Pipeline Company of America, Terasen Gas, Kinder Morgan's power operations, the Express/Platte pipeline system, the general partner of Kinder Morgan Energy Partners, the sale of units in Kinder Morgan Energy Partners owned by Kinder Morgan, the sale of listed shares of Kinder Morgan Management, LLC owned by Kinder Morgan, or any combination of the foregoing transactions, taken individually or in concert. The Investors have not definitively decided whether they will cause Kinder Morgan to pursue any of such transactions, or which transactions, if any, they would cause Kinder Morgan to pursue, although the Investors believe it is likely that they will cause Kinder Morgan to undertake one or more of such transactions at some point following the merger. Such transactions will be subject to significant risk and uncertainty, but if pursued and successfully executed, could substantially increase the value of Kinder Morgan, which increased value would be realized entirely by the Investors. The board of directors and the special committee were aware of the possibility of such transactions and considered them, among other matters, in reaching their decision to approve the merger agreement and recommend that Kinder Morgan's stockholders vote in favor of approving and adopting the merger agreement. See "—Recommendation of the Special Committee and Board of Directors; Reasons for Recommending Approval and Adoption of the Merger Agreement." Additionally, following the merger, Kinder Morgan's management and the Investors will continuously evaluate and review Kinder Morgan's business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of Kinder Morgan, and may undertake any such actions if they are deemed desirable at any time following the closing of the merger. The Investors expressly reserve the right to make any changes they deem appropriate in light of such evaluation and review or in light of future developments.

        If the merger agreement is not approved and adopted by Kinder Morgan's stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, Kinder Morgan will remain an independent public company and the Kinder Morgan common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, we expect that, except as noted below, management will operate Kinder Morgan's business in a manner similar to that in which it is being operated today and that Kinder Morgan's stockholders will continue to be subject to the same risks and opportunities as they currently are. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Kinder Morgan shares. From time to time, Kinder Morgan's board of directors will evaluate and review, among other things, the business operations, properties, dividend policy and capitalization of Kinder Morgan and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholders' value, potentially including any of the transactions described above. If the merger agreement is not approved and adopted by Kinder Morgan's stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Kinder Morgan will be offered, or that the business, prospects, results of operations or stock price of Kinder Morgan will not be adversely impacted or that the management team will remain intact.

        In addition, in the limited circumstances described below under "The Merger Agreement—Termination Fees; Expense Reimbursement," Kinder Morgan will be required to pay at the direction of Parent a termination fee of $215 million, or in certain circumstances, to reimburse Parent's and Acquisition Co.'s out-of-pocket expenses for the transaction, up to $45 million in the aggregate, which would be credited against the termination fee to the extent it becomes due.

Effects of the Merger

        If the merger is consummated, Acquisition Co. will be merged with and into Kinder Morgan, with Kinder Morgan continuing as the surviving corporation and a wholly owned subsidiary of Parent.

        Upon the consummation of the merger, each share of Kinder Morgan common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the treasury of Kinder Morgan or by its wholly owned subsidiaries, owned by Parent or Acquisition Co. immediately prior to the effective time of the merger (including shares contributed to Parent by the Rollover Investors prior to the merger as described below) or held by stockholders who are entitled to and who properly exercise appraisal rights under Kansas law) will be converted into the right to receive $107.50 in cash, without interest. Upon consummation of the merger, unless otherwise agreed between a holder and Parent, all outstanding options to purchase shares of Kinder Morgan common stock granted under any of our employee or director equity plans, whether vested or unvested, will at the effective time of the merger become fully vested and be cancelled and converted into the right to receive a cash payment equal to the number of shares of Kinder Morgan common stock underlying the options multiplied by the amount (if any) by which $107.50 exceeds the option exercise price, without interest and less any applicable withholding taxes. Unless otherwise agreed between a holder and Parent or as described below, all shares of Kinder Morgan restricted stock or restricted stock units under our stock plans or benefit plans will vest in full and be cancelled and converted into the right to receive a cash payment equal to the number of outstanding shares of restricted stock or restricted stock units multiplied by $107.50, without interest and less any applicable withholding taxes.

        At the effective time of the merger, Kinder Morgan's stock purchase plans shall terminate, and, in connection with such termination, Kinder Morgan will refund to the participants in the stock purchase plans any accumulated payroll deductions in respect of any purchase period ending after the effective time of the merger. Participants in the stock purchase plans shall be entitled to continue to make purchases of Kinder Morgan common stock pursuant to the terms of such plans for any purchase period ending prior to the effective time of the merger, and in the merger such shares of Kinder

Morgan common stock shall be converted into the right to receive an amount in cash equal to the merger consideration in respect of such shares of common stock.

        Following the merger, Kinder Morgan will become a wholly owned subsidiary of Parent. Parent will be a privately held limited liability company owned by the Sponsor Investors and any additional investors permitted by them and the Rollover Investors. Immediately prior to the merger, Mr. Kinder and the other Rollover Investors will contribute certain shares of Kinder Morgan common stock, as well as a portion of the proceeds they are entitled to receive in payment for certain of their stock options and shares of restricted stock or restricted stock units, in exchange for Class A units of Parent. The equity rollover of each of the Rollover Investors is more fully described under "—Interests of Certain Persons in the Merger." A table detailing the expected capitalization of Parent following the merger, including the effects of this rollover and reinvestment of proceeds by the Rollover Investors, is set forth under "—Arrangements with Respect to Parent Following the Merger."

        If the merger is completed, Kinder Morgan's stockholders who are not Rollover Investors will have no interests in Kinder Morgan's net book value or net earnings after the merger. The table below sets forth the direct and indirect interests in Kinder Morgan's book value and net earnings of each of the Rollover Investors prior to and immediately following the merger, based on Kinder Morgan's net book value as of June 30, 2006, and net income of Kinder Morgan for the six months ended June 30, 2006. Following the merger, the entire interest in Kinder Morgan's net book value and net income that is not ultimately held by the Rollover Investors will be held directly or indirectly by the Sponsor Investors and any additional investors permitted by them.

	Ownership Prior to the Merger(1)				Ownership After the Merger(2)
	Net Book Value		Earnings		Net Book Value		Earnings
Name	$ in thousands	%	$ in thousands	%	$ in thousands	%	$ in thousands	%
Richard D. Kinder	702,355	17.00	59,653	17.00	1,269,610	30.73	107,832	30.73
William V. Morgan (3)	28,094	0.68	2,386	0.68	33,878	0.82	2,877	0.82
Portcullis Partners, LP (3)	28,094	0.68	2,386	0.68	33,878	0.82	2,877	0.82
Portcullis G.P., LLC (3)	28,094	0.68	2,386	0.68	33,878	0.82	2,877	0.82
Michael C. Morgan (4)	7,437	0.18	632	0.18	—	—	—	—
Kimberly A. Dang	826	0.02	70	0.02	413	0.01	35	0.01
Fayez Sarofim	53,710	1.30	4,562	1.30	183,025	4.43	15,545	4.43
Steven J. Kean	4,132	0.10	351	0.10	3,305	0.08	281	0.08
David D. Kinder	1,239	0.03	105	0.03	413	0.01	35	0.01
Joseph Listengart	4,132	0.10	351	0.10	3,305	0.08	281	0.08
C. Park Shaper	10,742	0.26	912	0.26	7,024	0.17	597	0.17
James E. Street	2,479	0.06	211	0.06	2,066	0.05	175	0.05

(1)
Based upon the beneficial ownership as of October 13, 2006, excluding any options (whether or not exercisable), and Kinder Morgan's net book value at June 30, 2006 and net income for the six months ended June 30, 2006.

(2)
Based upon (a) the agreed upon equity investments and the expected ownership of Class A units of Parent after the merger and (b) Kinder Morgan's net book value at June 30, 2006 and net income for the six months ended June 30, 2006, and without giving effect to any additional indebtedness to be incurred in connection with the merger. Also, the above table does not give effect to any changes in interest attributable to the achievement of certain distribution targets and predetermined performance targets with respect to Class A-1 or Class B units of Parent being met.

(3)
Represents ownership in net book value and earnings attributable to beneficial ownership of shares owned directly by Portcullis Partners, LP. William V. Morgan is a citizen of the United States and manager of Portcullis G.P., LLC, the general partner of Portcullis Partners, LP since August 2001 and Chairman of Portcullis Partners, LP since October 2004. Mr. Morgan also was Vice Chairman and a member of the board of directors of Kinder Morgan until January 2003. Each of Mr. Morgan, Portcullis Partners, LP and Portcullis G.P., LLC can be reached at 4400 Post Oak Parkway, Suite 1450, Houston, Texas 77027, and at (713) 877-8077. None of Mr. Morgan, Portcullis Partners, LP, a Texas limited partnership, or Portcullis G.P., LLC, a Texas limited liability company, has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

(4)
Mr. Michael Morgan will retain an interest in Portcullis following the transaction.

        A primary benefit of the merger to Kinder Morgan's stockholders who are not Rollover Investors will be the right of such stockholders to receive a cash payment of $107.50, without interest, for each share of Kinder Morgan common stock held by such stockholders as described above, an approximately 27.4% premium over the closing market price of Kinder Morgan common stock on May 26, 2006, the last trading day preceding the public announcement of the proposed transaction, and approximately 24.4% to the average closing prices of Kinder Morgan's common stock for the 30-day period ending on May 26, 2006. Additionally, such stockholders will avoid the risk of any possible decrease in the future earnings, growth or value of Kinder Morgan following the merger.

        The primary detriments of the merger to such stockholders include the lack of an interest of such stockholders in the potential future earnings or growth of Kinder Morgan. Additionally, the receipt of cash in exchange for shares of Kinder Morgan common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

        In connection with the merger, the Rollover Investors will receive benefits and be subject to obligations in connection with the merger that are different from, or in addition to, the benefits of Kinder Morgan's stockholders generally. These incremental benefits and detriments include the right to contribute, in a transaction that is intended to be tax-free for U.S. federal income tax purposes, shares of their Kinder Morgan common stock to Parent in exchange for Class A units of Parent, the right to contribute the after-tax proceeds received in respect of certain of their restricted stock, restricted stock units and options to Parent in exchange for Class A units of Parent, and certain additional economic and governance rights with respect to Parent following the merger. These incremental benefits and detriments are described in more detail under "—Interests of Certain Persons in the Merger."

        The primary benefits of the merger to the Rollover Investors collectively include their proportionate share of all of the potential future earnings and growth of Kinder Morgan which, if Kinder Morgan successfully executes its business strategies, could exceed the value of their original investment in Kinder Morgan. Additionally, following the merger, Kinder Morgan will be a private company indirectly owned by the Rollover Investors and the Sponsor Investors and any additional investors permitted by them, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that Kinder Morgan's directors, officers and beneficial owners of more than 10% of the shares of Kinder Morgan common stock face as a result of the provisions of Section 16 of the Exchange Act. Additionally, in the event the merger is consummated, each of the Rollover Investors and the Sponsor Investors will have their fees and expenses incurred in connection with the transaction reimbursed by the Surviving Corporation. Additionally, following the merger, each of the Rollover Investors who are currently officers of Kinder Morgan will retain their officer positions with the Surviving Corporation.

        The primary detriments of the merger to the Rollover Investors include the fact that all of the risk of any possible decrease in the earnings, growth or value of Kinder Morgan following the merger will be borne by the Rollover Investors and the Sponsor Investors and any additional investors permitted by them. Additionally, the indirect investment of the Rollover Investors and the Sponsor Investors and any additional investors permitted by them in Kinder Morgan through Parent will be illiquid, with no public trading market for such securities, and the equity securities of Parent will be subject to restrictions on transfer pursuant to the terms of the amended and restated limited liability company agreement of Parent.

        Kinder Morgan's common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol "KMI." As a result of the merger, Kinder Morgan, as the Surviving Corporation, will become a privately held corporation, and there will be no public market for its common stock. After the merger, Kinder Morgan common stock will cease to be quoted on the NYSE, and price quotations with respect to sales of shares of Kinder Morgan common stock in the public market will no longer be available. In addition, registration of Kinder Morgan common stock under the Exchange Act will be terminated, although we will still have other reporting requirements under the Exchange Act to the extent required by indentures governing our outstanding indebtedness.

        At the effective time of the merger, the directors of Acquisition Co. will become the directors of the Surviving Corporation and the current officers of Kinder Morgan will become the officers of the Surviving Corporation. The articles of incorporation of Kinder Morgan as in effect immediately prior to the effective time of the merger will become the articles of incorporation of the Surviving Corporation and the bylaws of Acquisition Co. as in effect immediately prior to the effective time of the merger will become the bylaws of the Surviving Corporation.

Projected Financial Information

        Kinder Morgan's senior management does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, financial forecasts prepared by senior management were made available to the Sponsor Investors as well as to the board of directors, the special committee and the special committee's financial advisors in connection with their respective considerations of the merger. We have included the material projections to give our stockholders access to certain nonpublic information considered by the Sponsor Investors, the special committee and board of directors for purposes of considering and evaluating the merger. The inclusion of this information should not be regarded as an indication that the Sponsor Investors, the Rollover Investors, the special committee or board of directors, Morgan Stanley, Blackstone, or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

        Kinder Morgan advised the recipients of the projections that its internal financial forecasts upon which the projections were based are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Kinder Morgan's control. The projections also reflect estimates and assumptions related to the business of Kinder Morgan that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Kinder Morgan's control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections were prepared for internal use and to assist the Sponsor Investors and the financial advisors to the special committee with their respective due diligence investigations of Kinder Morgan and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projected financial information included herein has been prepared by, and is the responsibility of, Kinder Morgan management. PricewaterhouseCoopers LLP, Kinder Morgan's independent registered public accounting firm, has not examined or compiled any of the accompanying projected financial information, and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to Kinder Morgan's historical financial information. It does not extend to the projected financial information and should not be read to do so.

        Projections of this type are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Kinder Morgan, including the factors described under "Cautionary Statement Regarding Forward-Looking Information," which factors may cause the financial projections or the underlying assumptions to be inaccurate. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. The financial projections do not take into account any circumstances or events occurring after the date they were prepared.

        Since the date of the projections, Kinder Morgan has made publicly available its actual results of operations for the quarter and six months ended June 30, 2006. You should review Kinder Morgan's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 to obtain this information. See "Where You Can Find More Information." Readers of this proxy statement are cautioned not to place undue reliance on the material projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections.

        The projected financial information has been prepared on a basis consistent with the accounting principles used in the historical financial statements, except that earnings before interest, taxes, depreciation and amortization related to Kinder Morgan Energy Partners is presented as our share of Kinder Morgan Energy Partners' earnings. The historical financial statements reflect Kinder Morgan Energy Partners on a consolidated basis effective January 1, 2006. For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of the material projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, Kinder Morgan does not intend to update, or otherwise revise the material projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error.

        Kinder Morgan prepared its initial financial projections, as set forth below, in April and May of 2006. Such projections were provided to Kinder Morgan's board of directors on May 13, 2006 and were provided at various times to each of the Sponsor Investors.

Projections
(in millions)

	2006(1)	2007	2008	2009	2010
Net Income(2)	$677	$739	$894	$1,009	$1,097
EBITDA(3)
Natural Gas Pipeline Company of America	$571	$626	$647	$670	$696
Terasen Gas	$324	$331	$337	$343	$350
KM Canada(4)	$116	$—	$—	$—	$—
Power	$24	$24	$24	$24	$24
Retail(2)(5)	$77	$80	$82	$85	$88
G&A	$(71)	$(75)	$(80)	$(85)	$(90)
KMP/KMR(6)	$735	$859	$1,150	$1,332	$1,468
Other(7)	$(44)	$(54)	$(83)	$(93)	$(109)
Total EBITDA	$1,732	$1,790	$2,076	$2,275	$2,427
Capital Expenditures(8)
Kinder Morgan	$612	$394	$394	$394	$394
Kinder Morgan Energy Partners	$1,562	$2,815	$2,453	$1,752	$792

(1)
Based on published budget for Kinder Morgan.

(2)
Less than 10% of Net Income and Total EBITDA is attributable to Retail in each year.

(3)
Defined as earnings of Kinder Morgan before interest, taxes, depreciation and amortization. It should be noted that EBITDA is not a measure of performance under generally accepted accounting principles, and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Further, management's calculation of EBITDA may differ from that used by others.

(4)
Assumes that the Trans Mountain Pipeline system will be sold to Kinder Morgan Energy Partners in 2007. Assumes sale of 75% of the Corridor pipeline in 2007. The post-sale remainder of earnings of the Corridor pipeline appears in "Other."

(5)
Retail is under contract to be sold.

(6)
Reflects our share of income from Kinder Morgan Energy Partners and consolidated income from Kinder Morgan Management.

(7)
Reflects income from Kinder Morgan's equity ownership in various investments other than Kinder Morgan Energy Partners, offset by the minority interest in investments that are not wholly-owned by Kinder Morgan (including Kinder Morgan Management).

(8)
Reflects all capital expenditures, including sustaining, expansion and acquisition capital expenditures. The capital expenditures for Kinder Morgan Energy Partners includes Kinder Morgan Energy Partners' share of Rockies Express Pipeline and Kinder Morgan Louisiana Pipeline.

        Kinder Morgan management developed the projected financial information based on the following material assumptions:

  •
  the Trans Mountain Pipeline system will be sold to Kinder Morgan Energy Partners in 2007, which is dependent on approval by the board of Kinder Morgan Energy Partners;

  •
  Rockies Express and Kinder Morgan Louisiana are expected to have significant results in 2008 and will be fully operational in 2009;

  •
  oil production will be 33% above proven oil reserves as of December 31, 2005, with an assumed price on unhedged volumes of approximately $70 per barrel at SACROC and approximately $65 per barrel at Yates;

  •
  the regulatory environment relevant to Kinder Morgan's and Kinder Morgan Energy Partners' assets will remain substantially similar to that in effect when projections were prepared;

  •
  sustaining capital expenditures will remain essentially flat through 2010;

  •
  identified expansion projects will be completed based on their current budgeted cost profiles;

  •
  Kinder Morgan and Kinder Morgan Energy Partners will be able to obtain customer commitments at attractive returns for its expansions as budgeted for the Trans Mountain Pipeline system and for unidentified projects;

  •
  approximately $500 million in incremental unidentified expansion and acquisition opportunities will be realized annually, at returns substantially consistent with historical returns on similar projects, at Kinder Morgan Energy Partners;

  •
  the disposition of other non-strategic assets;

  •
  approximately $3.1 billion of new equity will be issued at Kinder Morgan Energy Partners at an assumed distribution yield of 7.3%; and

  •
  an approximate 6.5% average cost of debt at Kinder Morgan and Kinder Morgan Energy Partners.

        Following the date the initial projected financial information was provided to Kinder Morgan's board of directors, Kinder Morgan made certain de minimis revisions to the financial projections to account for a revised assumed sales price for sale of the Trans Mountain Pipeline system to Kinder Morgan Energy Partners in 2007 and adjusted assumptions with respect to capital expenditures. These revised projections were provided to the special committee and its advisors on June 15, 2006, and were provided at various times to each of the Sponsor Investors. The impact of such revisions on Kinder Morgan's projected total EBITDA in any given year was less than one quarter of one percent.

Interests of Certain Persons in the Merger

        In considering the recommendation of the special committee and the board of directors with respect to the merger, you should be aware that certain officers and directors of Kinder Morgan have interests in the transaction that are different from, and/or in addition to, the interests of Kinder Morgan's stockholders generally. Kinder Morgan's board of directors and the special committee were aware of such interests and considered them, among other matters, in reaching their decisions to approve the merger agreement and recommend that Kinder Morgan's stockholders vote in favor of approving and adopting the merger agreement.

  Kinder Interests

        Equity Rollover.    In connection with the merger agreement, Richard D. Kinder, Kinder Morgan's Chairman and Chief Executive Officer, entered into an equity rollover commitment letter pursuant to which Mr. Kinder agreed to contribute 23,994,827 shares of Kinder Morgan common stock, constituting all of his equity interests in Kinder Morgan, to Parent immediately prior to the consummation of the merger in exchange for Class A units of Parent initially valued at $2,423,477,527. The Class A units of Parent will be issued to Mr. Kinder, the other Rollover Investors and the Sponsor Investors and any additional investors permitted by them pro rata based on the capital contributed to Parent. Mr. Kinder's wife, Nancy Kinder, has also entered into an equity rollover commitment letter with substantially similar terms to those of Mr. Kinder whereby she has agreed to contribute her 5,173 shares of Kinder Morgan common stock to Parent in exchange for Class A units of Parent initially valued at $522,473. These contributions of Kinder Morgan common stock to Parent in exchange for Class A units of Parent are intended to be tax-free transactions for U.S. federal income tax purposes. A table setting forth the contributions of Richard and Nancy Kinder and the Class A units of Parent to be issued in respect of such contributions, as well as the expected Class A unit ownership of each of the Sponsor Investors and other Rollover Investors immediately following the merger, is set forth under "—Arrangements With Respect to Parent Following the Merger."

        Voting Agreement.    In connection with the merger agreement, Mr. Kinder has also entered into a voting agreement with Parent and Acquisition Co. whereby Mr. Kinder has agreed to vote all of his shares of Kinder Morgan common stock in favor of the approval and adoption of the merger agreement and against any competing transaction. All of Mr. Kinder's 23,994,827 shares of Kinder Morgan common stock, which constitutes approximately 18% of all of the outstanding Kinder Morgan common stock, are subject to the voting agreement. The voting agreement will terminate if the merger agreement is terminated. The foregoing summary of the voting agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger and incorporated herein by reference.

        Limited Liability Company Agreement of Parent; Interests in Parent Following the Merger.    Concurrently with the execution of the merger agreement, Mr. Kinder and the Sponsor Investors entered into a limited liability company agreement of Parent, as the initial members of Parent, which sets forth the terms and conditions governing the relationship between Mr. Kinder and the Sponsor Investors with respect to the merger agreement prior to the closing of the transactions contemplated by the merger agreement.

        Among other things, the limited liability company agreement of Parent sets forth the required vote of Mr. Kinder and the Sponsor Investors to take any action on behalf of Parent with respect to the merger agreement or the transactions contemplated thereby. In general, Parent may only take actions under the merger agreement, such as the entry into any amendments to the merger agreement, with the consent of both Mr. Kinder and a majority (determined by amount of equity commitment) of the Sponsor Investors. However, notwithstanding this general rule, the Sponsor Investors, to the exclusion of Mr. Kinder, have the sole right to determine whether Parent will exercise the right to terminate the merger agreement, the sole right to determine whether the conditions to Parent's and Acquisition Co.'s obligations to consummate the merger have been met, and the sole right to determine whether any of such conditions, if not met, should be waived. Still other matters, such as decisions with respect to Parent's debt financing and with respect to the various equity commitments of the Sponsor Investors, are to be decided by a majority (determined by amount of equity commitment) of all of the initial members of Parent (including Mr. Kinder).

        The limited liability company agreement of Parent also governs the entitlement of Mr. Kinder and the Sponsor Investors to any termination fee payable by Kinder Morgan to Parent pursuant to the terms and conditions of the merger agreement, and the responsibility for any reverse termination fee payable by Parent to Kinder Morgan (or with respect to which Kinder Morgan has exercised rights pursuant to the guarantees executed by the Sponsor Investors or their affiliates in favor of Kinder Morgan). The limited liability company agreement provides that all responsibility for a reverse termination fee under the merger agreement, and all benefit of any termination fee under the merger agreement, shall be the obligation or entitlement, as applicable, of the Sponsor Investors, as opposed to Mr. Kinder, except in the event that a reverse termination fee becomes payable due to Mr. Kinder's breach of his obligations under the limited liability company agreement of Parent or his equity rollover commitment letter described above, Mr. Kinder and any other defaulting member will be solely responsible for a reverse termination fee under the merger agreement.

        Finally, the limited liability company agreement of Parent contemplates that, at closing, each of Mr. Kinder and the Sponsor Investors will execute an amended and restated limited liability company agreement of Parent (which will also be executed by the other Rollover Investors), which will govern the rights and obligations of the parties with respect to Parent and Kinder Morgan following the closing. Pursuant to such agreement, Mr. Kinder will be appointed as chief manager of Parent and will have broad authority over the day-to-day operations of Parent and Kinder Morgan, subject to approval and other rights of Parent's board of managers (of which Mr. Kinder will initially be a member and be entitled to appoint an additional four of the 11 total members) and/or the members of Parent as described below. Mr. Kinder, as well as the other members of Kinder Morgan's management, will also be granted Class B units of Parent pursuant to the amended and restated limited liability company agreement of Parent that will give such persons additional economic rights, over and above their rights as holders of Class A units of Parent, in the event that Parent achieves the thresholds described below with respect to distributions to holders of the Class A units, Class A-1 units, and/or Class B units of Parent. The amended and restated limited liability company agreement of Parent, and the rights and obligations pursuant to such agreement of Mr. Kinder and the other parties thereto, are more fully described below under "—Arrangements with Respect to Parent Following the Merger."

        The foregoing summary of the limited liability company agreement of Parent does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement attached as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the merger and incorporated herein by reference.

  Morgan and Sarofim Interests

        Equity Rollover.    In connection with the merger agreement, on September 22, 2006, Mr. Fayez Sarofim, a director and substantial stockholder of Kinder Morgan, entered into an equity rollover commitment letter pursuant to which Mr. Sarofim agreed to contribute $165,000,000 and 1,711,801 shares of Kinder Morgan common stock to Parent immediately prior to the consummation of the merger in exchange for Class A units of Parent initially valued at $349,018,607.50. Additionally, in connection with the merger agreement, on September 22, 2006, Portcullis Partners, LP entered into an equity rollover commitment letter pursuant to which it agreed to contribute 600,000 shares of Kinder

Morgan common stock to Parent immediately prior to the consummation of the merger in exchange for Class A units of Parent initially valued at $64,500,000. These contributions of Kinder Morgan common stock to Parent in exchange for Class A units of Parent are intended to be tax-free transactions for U.S. federal income tax purposes. The Class A units of Parent will be issued to Mr. Sarofim, Portcullis, the Sponsor Investors and any additional investors permitted by them and the other Rollover Investors pro rata based on the capital contributed to Parent. A table setting forth the contributions of Mr. Sarofim and Portcullis and the Class A units of Parent to be issued in respect of such contributions, as well as the expected Class A unit ownership of each of the Sponsor Investors and other Rollover Investors immediately following the merger, is set forth under "—Arrangements with Respect to Parent Following the Merger."

        Interests in Parent following the Merger.    In connection with the equity contributions set forth above, it is expected that, at closing, each of Mr. Sarofim and Portcullis will become parties to the amended and restated limited liability company agreement of Parent. As parties to such agreement, in addition to their economic rights in respect of their Class A units, such members will have limited governance rights with respect to Parent, consisting chiefly of the right to have their votes considered, along with all of the other Rollover Investors other than Mr. Kinder, in determining two of the managers of Parent previously designated by Mr. Kinder following such time as Mr. Kinder ceases to be the chief manager of Parent for so long as the Rollover Investors other than Mr. Kinder continue to hold more than 50% of their initial stake in Class A units. Additionally, following the merger it is expected that William Morgan will be appointed by Mr. Kinder (as chief manager) as an advisory manager of Parent, who shall generally have the right to attend meetings of the board of managers of Parent, but shall not vote. Following such time as Mr. Kinder ceases to be chief manager, either William Morgan or Michael Morgan may have the right to be such an advisory manager of Parent for so long as William Morgan and Michael Morgan collectively retain at least 50% of the Class A units originally purchased by them, are not otherwise serving on the board of managers of Parent and have not voluntarily resigned from such a position on the board of managers of Parent. The amended and restated limited liability company agreement of Parent, and the rights and obligations pursuant to such agreement of Mr. Sarofim, Portcullis and the other parties thereto, are more fully described below under "—Arrangements with Respect to Parent Following the Merger."

  Management Investor Interests

        Equity Rollover.    In connection with the merger agreement, Kinder Morgan's executive officers who are Rollover Investors have entered into or will enter into equity rollover commitment letters pursuant to which such executive officers have agreed or will agree to contribute certain of their owned shares of Kinder Morgan common stock, and to reinvest a portion of the proceeds received in respect of certain of their shares of restricted stock, restricted stock units or options in the merger, in exchange for Class A units of Parent. In connection with this rollover and reinvestment of proceeds, our executive officers, including Mr. Kinder, are collectively expected to contribute an aggregate of 23,994,827 shares of Kinder Morgan common stock, and the after-tax proceeds received in respect of options to purchase 322,305 shares of Kinder Morgan common stock and 274,500 shares of restricted stock and restricted stock units in the merger, in exchange for Class A units of Parent initially valued at $2,455,881,411 in the aggregate. Additionally it is expected that, at closing additional members of Kinder Morgan's management team will contribute shares of Kinder Morgan common stock or to reinvest the after-tax proceeds received in respect of certain of their options, shares of restricted stock or restricted stock units, to purchase Class A units of Parent. In this event, the aggregate equity commitments and investments of the Sponsor Investors will be reduced proportionally. The contributions by each of these executive officers or other members of management of their Kinder Morgan common stock to Parent in exchange for Class A units of Parent are intended to be tax-free transactions for U.S. federal income tax purposes. A table setting forth the current expected contributions of Kinder Morgan's executive officers and the Class A units of Parent to be issued in respect of such contributions, as well as the expected Class A unit ownership of each of the Sponsor

Investors and other Rollover Investors immediately following the merger, is set forth under "—Arrangements with Respect to Parent Following the Merger."

        Interests in Parent following the Merger.    In connection with the equity contributions set forth above at closing, each of the members of management of Kinder Morgan who is permitted to become a Rollover Investor will become a party to the amended and restated limited liability company agreement of Parent. As parties to such agreement, such members will have limited governance rights with respect to Parent consisting chiefly of the right to have their votes considered, along with all of the other Rollover Investors other than Mr. Kinder, in determining two of the managers of Parent previously designated by Mr. Kinder following such time as Mr. Kinder ceases to be the chief manager of Parent for so long as the Rollover Investors other than Mr. Kinder continue to hold more than 50% of their initial stake in Class A units.

        In addition to the economic rights in Parent held by members of Kinder Morgan's management who are Rollover Investors with respect to their Class A units of Parent acquired as part of the rollover investment described above, members of Kinder Morgan's management will be entitled to receive additional economic rights in Parent at or following the closing. Members of Kinder Morgan's management (including Mr. Kinder) shall be granted Class B units that will performance vest in increments of 5% of profits distributions up to a maximum of 20% of all profits distributions that would otherwise be payable with respect to the Class A units and Class A-1 units. Additionally, members of Kinder Morgan's management who are Rollover Investors (other than Mr. Kinder) shall receive Class A-1 units of Parent that will entitle such persons to receive distributions from Parent in an amount equal to distributions paid on Class A units (other than distributions on the Class A units that represent a return of the capital contributed in respect of such Class A units), but only after the Class A units have received aggregate distributions in an amount that exceeds by a specified percentage the amount of capital contributed in respect of the Class A units.

        The amended and restated limited liability company agreement of Parent, and the rights and obligations pursuant to such agreement of Kinder Morgan's management and the other parties thereto, are more fully described below under "—Arrangements with Respect to Parent Following the Merger."

  Treatment of Existing Stock Options, Restricted Stock and Restricted Stock Units

        Upon the consummation of the merger, all of our equity compensation awards (including awards held by our directors and executive officers) will be subject to the following treatment, except as otherwise agreed by a holder or participant and Parent:

  •
  all stock options granted under any of our employee or director equity plans, whether vested or unvested, will vest and be cancelled and converted into the right to receive a cash payment equal to the number of shares of Kinder Morgan common stock underlying such options multiplied by the amount (if any) by which $107.50 exceeds the option exercise price, without interest and less any applicable withholding tax; and

  •
  all shares of restricted stock or restricted stock units under our stock plans or benefit plans will vest in full and be cancelled and converted into the right to receive a cash payment equal to the number of outstanding shares of restricted stock or restricted stock units, multiplied by $107.50, without interest and less any applicable withholding tax.

Certain members of Kinder Morgan's management, as a condition to their being permitted to participate as Rollover Investors, subject to the consummation of the merger, have agreed to the cancellation of certain of their options prior to the merger.

        See "The Merger Agreement—Effect of the Merger on the Common Stock and Stock Options of Kinder Morgan" for a more complete description of the treatment of the relevant plans under which such stock options and other stock-based awards were issued.

        The table below sets forth, as of October 13, 2006, for each of our directors, executive officers, and for such persons as a group:

  •
  the number of stock options (both vested and unvested) held by such persons;

  •
  the cash payment that may be made in respect of such stock options upon consummation of the merger;

  •
  the number of shares of restricted stock and shares underlying restricted stock units; and

  •
  the aggregate cash payment that will be made in respect of shares of restricted stock and shares underlying restricted stock units upon consummation of the merger.

	Options					Restricted Stock or Restricted Stock Units
	Vested Options	Weighted Average Exercise Price of Vested Options	Unvested Options	Weighted Average Exercise Price of Unvested Options	Resulting Consideration(1),(2)	Unvested Shares or Units(3)	Resulting Consideration(1)	Total Consideration
Directors
Richard D. Kinder (4)	—	—	—	—	—	—	—	—
Stewart A. Bliss	44,500	$50.68	—	—	$2,528,438	—	—	$2,528,438
Edward H. Austin, Jr.	40,000	52.34	—	—	2,206,500	—	—	2,206,500
Charles A. Battey	46,500	49.53	—	—	2,695,813	—	—	2,695,813
William J. Hybl	52,500	45.55	—	—	3,252,594	—	—	3,252,594
Ted A. Gardner	40,000	52.34	—	—	2,206,500	—	—	2,206,500
Michael C. Morgan	5,000	60.18	—	—	236,600	15,000	$1,612,500	1,849,100
Edward Randall, III	57,000	43.82	—	—	3,629,609	—	—	3,629,609
Fayez Sarofim	—	—	—	—	—	—	—	—
James M. Stanford	—	—	—	—	—	—	—	—
H.A. True, III	—	—	—	—	—	—	—	—
Douglas W.G. Whitehead	—	—	—	—	—	—	—	—
Executive Officers
C. Park Shaper (5)	220,000	42.26	—	—	14,352,750	82,500	8,868,750	23,221,500
Steven J. Kean (6)	47,500	46.91	—	—	2,877,875	78,000	8,385,000	11,262,875
Kimberly A. Dang	24,750	49.19	—	—	1,443,178	8,000	860,000	2,303,178
Ian D. Anderson	—	—	—	—	—	7,500	806,250	806,250
R.L. (Randy) Jespersen	—	—	—	—	—	6,000	645,000	645,000
David D. Kinder (7)	20,600	45.70	—	—	1,273,115	15,750	1,693,125	2,966,240
Joseph Listengart (8)	56,300	26.73	—	—	4,547,413	52,500	5,643,750	10,191,163
Scott E. Parker	10,000	53.80	—	—	537,000	44,000	4,730,000	5,267,000
James E. Street	38,400	29.51	—	—	2,994,675	30,000	3,225,000	6,219,675
Daniel E. Watson	—	—	—	—	—	15,000	1,612,500	1,612,500

(1)
A portion of the consideration received by the Rollover Investors in respect of their restricted stock and options of Kinder Morgan will be reinvested in exchange for Class A units of Parent. See "—Arrangements With Respect to Parent Following the Merger."

(2)
The amounts set forth in this "Resulting Consideration" column are calculated based on the actual exercise prices underlying the related options, as opposed to the weighted average exercise price per share of vested and unvested options.

(3)
Messrs. Anderson and Jespersen hold restricted stock units. All other listed amounts relate to shares of restricted stock.

(4)
Mr. Kinder also serves as Chairman and Chief Executive Officer of Kinder Morgan.

(5)
Mr. Shaper, as a condition to his being permitted to participate as a Rollover Investor, subject to completion of the merger, has agreed to the cancellation of 22,031 of his options shown above, with an average weighted exercise price of $24.75 per share, prior to the merger.

(6)
Mr. Kean, as a condition to his being permitted to participate as a Rollover Investor, subject to completion of the merger, is expected to agree to the cancellation of 10,894 of his options shown above, with an average weighted exercise price of $39.12 per share, prior to the merger.

(7)
Mr. Kinder, as a condition to his being permitted to participate as a Rollover Investor, subject to completion of the merger, has agreed to the cancellation of 1,497 of his options shown above, with an average weighted exercise price of $39.12 per share, prior to the merger.

(8)
Mr. Listengart, as a condition to his being permitted to participate as a Rollover Investor, subject to completion of the merger, has agreed to the cancellation of 7,841 of his options shown above, with an average weighted exercise price of $23.8125 per share, prior to the merger.

Arrangements with Respect to Parent Following the Merger

        In connection with the merger, Kinder Morgan will become a privately held company and a wholly owned subsidiary of Parent. By virtue of the equity rollovers described above, our directors, officers and other members of management who are Rollover Investors or otherwise have economic interests in Parent will be parties to the amended and restated limited liability company agreement of Parent entered into at closing and will have rights and obligations under such agreement with respect to Parent and the members thereof.

        Governance.    Following the closing, Parent will be a "manager managed" limited liability company governed by an 11 member board of managers and initially by a "chief manager" who will be one of the members of the board of managers. Richard D. Kinder, Kinder Morgan's Chairman and Chief Executive Officer, will initially be the chief manager of Parent and will have the right to appoint four additional members of the board of managers, except as described below. The other six members of the board of managers will be designated by the Sponsor Investors.

        The chief manager will have control over most of the day-to-day operations of Parent, subject to rights of the board of managers (and in some cases, the members of Parent, acting in their capacity as such) to approve significant actions proposed to be taken by Parent or its subsidiaries, including, among other things, liquidations, issuances of equity securities, distributions (other than identified tax related distributions) transactions with affiliates, settlement of litigation or entry into agreements with a value in excess of $50 million, entry into new lines of business, approval of the annual budget. Additionally, the members of Parent (and in some cases, just the Sponsor Investors (by vote of a majority of the equity interests of the Sponsor Investors), acting independently) will have the ability to compel restructuring and liquidity events, including an IPO of Parent or any of its subsidiaries or businesses, a sale or disposition of Parent or any of its material subsidiaries or its businesses, or distributions of excess cash to the members of Parent, although in some cases such actions may only be so compelled after specified time periods. Mr. Kinder will be the chief manager of Parent until:

  •
  he retires, dies or becomes unable to serve due to disability,

  •
  such time as he is removed by the members of Parent for cause or for the failure to meet performance targets for Parent set forth in the business plan, or

  •
  such time as he ceases to own at least 2.5% of the Class A units of Parent.

Following such time as Mr. Kinder ceases to be the chief manager of Parent as set forth above, except in circumstances related to the termination of Mr. Kinder for cause, the existence of performance reasons or Mr. Kinder's failure to own the requisite percentage of Class A units of Parent, C. Park Shaper, Kinder Morgan's President (provided he remains an executive officer of Parent or the Surviving Corporation at such time), will succeed Mr. Kinder as the chief manager of Parent, with the same rights and authority (other than the rights and authority given to Mr. Kinder personally), until such time as:

  •
  he retires, dies or becomes unable to serve as a result of disability,

  •
  he is removed for cause,

  •
  Parent fails to meet performance targets set forth in the business plan, and the members of Parent either decide to remove him or to strip him of the powers of chief manager,

  •
  if Mr. Kinder or his heirs or representatives has approved the board of managers' decision to remove him,

  •
  Mr. Kinder ceases to own at least 2.5% of the Class A units of Parent, or

  •
  upon the occurrence of other circumstances relating to the reasons for Mr. Kinder ceasing to be chief manager and/or Parent's performance.

Following such time as there is no chief manager, the board of managers will have control of the day to day operations of Parent, subject to the rights of the members of Parent to approve significant actions as described above.

        Upon such time as Mr. Kinder is no longer chief manager of Parent for any reason other than cause, he shall cease to have the right to designate two of his four members of the board of managers. The other two of such four managers will instead be elected by a majority of the Class A units of the Rollover Investors other than Mr. Kinder so long as they continue to hold more than 50% of their initial stake in the Class A units. Except following his removal for cause, Mr. Kinder shall be entitled to appoint himself as a manager with one of his remaining two seats. In the event Mr. Kinder is removed for cause, he shall only be entitled to appoint one manager (which shall not be himself personally) and the seat of the other manager that Mr. Kinder would have been entitled to designate will be filled by an independent manager elected by the board of managers as a whole.

        Economic Rights.    Generally, the economic rights in Parent will initially be divided into three classes of units—Class A units, Class A-1 units, and Class B units. The Class A units will be issued to each of the Sponsor Investors and any additional investors permitted by them and the Rollover Investors in respect of their capital contributions to Parent as described above. Generally, the holders of Class A units will share ratably in all distributions, subject to amounts allocated to the Class A-1 units and the Class B units as set forth below.

        The Class B units will be granted to members of Kinder Morgan's management in consideration of their services to or for the benefit of Parent. The Class B units will represent interests in the profits of Parent following the return of capital for the holders of Class A units and the achievement of predetermined performance targets over time. The Class B units will performance vest in increments of 5% of profits distributions up to a maximum of 20% of all profits distributions that would otherwise be payable with respect to the Class A units and Class A-1 units, based on the achievement of predetermined performance targets. The Class B units will be subject to time based vesting, and with respect to any holder thereof, will vest 33 1/3% on each of the 3rd, 4th and 5th year anniversary of the issuance of such Class B units to such holder. The amended and restated limited liability company agreement will also include provisions with respect to forfeiture of Class B units upon termination for cause, Kinder Morgan's call rights upon termination and other related provisions relating to an employee's tenure. The allocation of the Class B units among Kinder Morgan's management will be determined prior to closing by Mr. Kinder, and reasonably approved by the Sponsor Investors.

        The Class A-1 units will be granted to members of Kinder Morgan's management (other than Mr. Kinder) who are Rollover Investors in consideration of their services to or for the benefit of Parent. Class A-1 units will entitle a holder thereof to receive distributions from Parent in an amount equal to distributions paid on Class A units (other than distributions on the Class A units that represent a return of the capital contributed in respect of such Class A units), but only after the Class A units have received aggregate distributions in an amount that exceeds by a specified percentage the amount of capital contributed in respect of the Class A units. Parent's obligation to issue Class A-1 units is subject to a cap.

        The table below sets forth the expected capitalization of Parent following the merger, detailing (a) the contributions made by each of the Investors in respect of their Class A units of Parent, (b) the Class A units owned by each of the Investors, (c) the Class A-1 units owned by each of the Rollover

Investors, and (d) the Class B units owned by each of the Rollover Investors and other members of Kinder Morgan's management.

	Capital Contributions			Capitalization of Parent
	Kinder Morgan Common Stock
	Contributed Shares	Imputed Value	Cash	Class A Units	% of Class A Units	Class A-1 Units	% of Class A-1 Units	Class B Units	% of Class B Units
Rollover Investors
Richard D. Kinder	23,994,827	$2,423,477,527	—	2,423,477,527	30.73%	—	—		40.00%
Nancy Kinder	5,173	522,473	—	522,473	0.01%	—	—		—
Portcullis	600,000	64,500,000	—	64,500,000	0.82%	—	—		—
Fayez Sarofim	1,711,801	184,018,608	$165,000,000	349,018,608	4.43%	—	—		—
C. Park Shaper(1)	—	—	13,598,785	13,598,785	0.17%	7,799,775	28.62%		11.00%
Steven J. Kean(2)	—	—	6,639,148	6,639,148	0.08%	3,807,977	13.97%		8.00%
Kimberly A. Dang(3)	—	—	750,032	750,032	0.01%	430,191	1.58%		2.50%
Ian D. Anderson(4)	—	—	241,875	241,875	0.00%	0	0.00%		0.00%
R.L. (Randy) Jespersen(5)	—	—	258,000	258,000	0.00%	0	0.00%		0.00%
David D. Kinder(6)	—	—	1,075,981	1,075,981	0.01%	617,144	2.26%		2.80%
Joseph Listengart(7)	—	—	6,027,058	6,027,058	0.08%	3,456,904	12.69%		4.00%
Scott E. Parker	—	—	0	0	0.00%	0	0.00%		0.00%
James E. Street(8)	—	—	3,813,005	3,813,005	0.05%	2,187,004	8.03%		2.50%
Daniel E. Watson	—	—	0	0	0.00%	0	0.00%		0.00%
Other Management(9)	2,502	269,000	16,743,601	17,012,601	0.22%	8,950,453	32.85%		29.20%
Sponsor Investors
GS Capital Partners V Fund, L.P.	—	—	263,280,038	263,280,038	3.34%	—	—	—	—
GS Capital Partners V Offshore Fund, L.P.	—	—	135,999,471	135,999,471	1.72%	—	—	—	—
GS Capital Partners V GmbH & Co. KG	—	—	10,438,161	10,438,161	0.13%	—	—	—	—
GS Capital Partners V Institutional, L.P.	—	—	90,282,330	90,282,330	1.14%	—	—	—	—
GS Global Infrastructure Partners I, L.P.	—	—	300,000,000	300,000,000	3.80%	—	—	—	—
The Goldman Sachs Group, Inc.	—	—	1,183,946,474	1,183,946,474	15.01%	—	—	—	—
Carlyle Partners IV, L.P.	—	—	876,233,609	876,233,609	11.11%	—	—	—	—
Carlyle/Riverstone Global Energy and Power Fund III, L.P.	—	—	876,233,609	876,233,609	11.11%	—	—	—	—
AIG Knight LLC	—	—	1,263,504,879	1,263,504,879	16.02%	—	—	—	—

(1)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 36.45%) in respect of 82,500 shares of restricted stock of Kinder Morgan and options to acquire 197,969 shares of Kinder Morgan common stock.

(2)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 36.45%) in respect of 78,000 shares of restricted stock of Kinder Morgan and options to acquire 36,606 shares of Kinder Morgan common stock. To date, Mr. Kean has only provided an indication of interest, and has not executed a formal commitment for such investment.

(3)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 36.45%) in respect of 8,000 shares of restricted stock of Kinder Morgan and options to acquire 4,683 shares of Kinder Morgan common stock.

(4)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 40.00%) in respect of 3,750 shares of restricted stock units of Kinder Morgan. To date, Mr. Anderson has only provided an indication of interest, and has not executed a formal commitment for such investment. In lieu of Class B units and Class A-1 units for Mr. Anderson and other Canadian employees, a Canadian Subsidiary of Kinder Morgan may establish a cash bonus plan that would be intended to provide those employees with the same economic interests as would be represented by the Class B units and Class A-1 units. Mr. Anderson's participation in such plan is expected to represent a hypothetical allocation of .58% of all Class A-1 units and 2.00% of all Class B units, and will proportionately reduce the total pool of Class A-1 units and Class B units otherwise granted.

(5)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 40.00%) in respect of 4,000 shares of restricted stock units of Kinder Morgan. To date, Mr. Jespersen has only provided an indication of interest, and has not executed a formal commitment for such investment. In lieu of Class B units and Class A-1 units for Mr. Jespersen and other Canadian employees, a Canadian subsidiary of Kinder Morgan may establish a cash bonus plan that would be intended to provide those employees with the same economic interests as would be represented by the Class B units and Class A-1 units. Mr. Jespersen's participation in such plan is expected to represent a hypothetical allocation of .62% of all Class A-1 units and .75% of all Class B units, and will proportionately reduce the total pool of Class A-1 units and Class B units otherwise granted.

(6)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 36.45%) in respect of 15,750 shares of restricted stock of Kinder Morgan.

(7)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 36.45%) in respect of 52,500 shares of restricted stock of Kinder Morgan and options to acquire 48,459 shares of Kinder Morgan common stock.

(8)
Cash investment reflects after-tax proceeds (reflecting an assumed tax rate of 36.45%) in respect of 30,000 shares of restricted stock of Kinder Morgan and options to acquire 34,588 shares of Kinder Morgan common stock.

(9)
Cash investment based on commitments or indications of interest received to date from other members of Kinder Morgan's management for the investment of cash or the after tax proceeds to be received in respect of their restricted stock, restricted stock units or options in the merger (reflecting an assumed tax rate of 36.45% for Texas residents and an assumed tax rate of 40.00% for all other persons).

        Other Provisions.    The amended and restated limited liability company agreement of Parent also contains provisions granting holders of Class A units preemptive rights, as well as rights of first refusal, drag along rights, tag along rights and indemnification rights. In the event that any member of management of Kinder Morgan, other than Mr. Kinder, leaves Kinder Morgan at any time following the closing, the units of such management employee will be subject to a call right, which call right may be exercised either at fair market value or at the amount of initial capital contribution, depending on the circumstances of termination of employment. The agreement also restricts the transfer of the Class A units of Parent (except for certain permitted transfers) for all members for a period of two years, and for the Rollover Investors for a period of five years. The Class B units of Parent are not transferable (except for certain permitted transfers). Each of the Rollover Investors and the holders of Class B units:

  •
  will be subject to a non-compete during the period of their employment and for up to two years thereafter, depending on the employee in question and the circumstances of termination, provided that the chief manager, if there is one, may determine that the non-compete should not apply to such employee, other than Mr. Kinder or Mr. Shaper, so long as the employee is terminated without cause or terminates his or her employment for good reason, and

  •
  will be subject to non-solicitation restrictions relating to both employees and customers of Parent and its subsidiaries.

  Indemnification and Insurance

        For a period of six years from the effective time of the merger, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of Kinder Morgan's and any of its subsidiaries' organizational documents in effect immediately prior to the effective time of the merger or in any indemnification agreements with any of their respective directors, officers or employees in effect as of the date of the merger agreement. All rights of indemnification with respect to any claim, action, suit, proceeding or investigation brought within that six year period shall continue until the disposition of the action or resolution of the claim. Further, Parent and the Surviving Corporation have agreed to indemnify, to the fullest extent permitted by applicable law, each of our and our subsidiaries' present and former directors, officers and employees against all costs or expenses (and to comply with all of our obligations to advance funds or expenses incurred) in connection with any claim, proceeding or investigation arising out of any act or omission occurring before or after the effective time of the merger.

        For a period of six years from the effective time of the merger, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Kinder Morgan and its subsidiaries or provide substitute policies or purchase, or cause the Surviving Corporation to purchase, a "tail policy," in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the effective time of the merger. However, if the annual premiums of such insurance coverage exceed 250% of our current annual premium, Parent must purchase as much coverage as reasonably practicable for 250% of our current annual premium, or the Surviving Corporation must obtain a policy with the greatest coverage available for a cost not exceeding 250% of the current annual premium paid by us.

        The indemnification and insurance provisions of the merger agreement are more fully described under "The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance."

  Special Committee Compensation

        On June 13, 2006, the compensation committee of the Kinder Morgan board of directors considered what recommendation the committee would make to the board of directors with respect to compensation for the special committee established by the Kinder Morgan board of directors on May 28, 2006. The special committee consists of three disinterested and independent directors, Messrs. Bliss (Chair), Austin and Gardner. Since Mr. Gardner is a member of both the compensation committee and the special committee, he took no part in the deliberation or vote of the compensation committee. Messrs. Bliss, Austin and Gardner (as well as the directors who are also Rollover Investors) took no part in the deliberation or the vote of the board of directors with respect to this matter.

        The compensation committee recommended to the board of directors, and the board of directors adopted, the following compensation package for the special committee:

  •
  a cash retainer of $125,000 for each member of the special committee other than the chairman,

  •
  a cash retainer of $250,000 for the chairman of the special committee,

  •
  a per meeting fee of $2,000 for each in person meeting of the special committee,

  •
  a per meeting fee of $1,000 for each telephonic meeting of the special committee, and

  •
  that the chairman of the special committee should have discretion to waive per meeting fees where the duration and substance of the meeting does not merit a meeting fee.

        In recommending and approving the compensation package, the compensation committee and the Kinder Morgan board of directors considered, among other things, the large size of the proposed transaction, the complexities added to the transaction by the involvement of senior management in Mr. Kinder's group and by the structure of Kinder Morgan, including its ownership of the general partner of Kinder Morgan Energy Partners, the time expected to be required by the special committee members and chairman, the need for the special committee to evaluate matters in addition to Mr. Kinder's proposal, the litigation already pending in response to the proposal and the publicly-reported compensation of the special committees of the boards of other companies.

Material United States Federal Income Tax Consequences

        The following summarizes the material United States federal income tax consequences of the merger to U.S. Holders (as defined below) of shares of Kinder Morgan common stock who exchange such shares for the cash consideration pursuant to the merger. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date of this proxy statement and all of which are subject to change at any time, which change may be retroactive or prospective. No rulings have been sought or are expected to be sought from the Internal Revenue Service with respect to any of the tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Unless otherwise specifically noted, this summary applies only to U.S. Holders that hold their shares of Kinder Morgan common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

        This summary addresses only the material United States federal income tax consequences, and not all tax consequences, of the merger that may be relevant to U.S. Holders of shares of Kinder Morgan common stock. It also does not address any of the tax consequences of the merger to holders of shares of Kinder Morgan common stock that are Non-U.S. Holders (as defined below), to holders who validly exercise appraisal rights with respect to their shares of Kinder Morgan common stock or to holders that may be subject to special treatment under United States federal income tax law, such as, for example, financial institutions, real estate investment trusts, personal holding companies, tax-exempt organizations, regulated investment companies, partnerships (including any entity or arrangement treated as a partnership for United States federal income tax purposes) and persons holding Kinder Morgan common stock through a partnership, persons who hold shares of Kinder Morgan common stock as part of straddle, hedge, conversion, constructive sale or other integrated transaction or whose functional currency is not the U.S. dollar, traders in securities who elect to use the mark-to-market method of accounting, persons who acquired their Kinder Morgan common stock through the exercise of employee stock options or other compensation arrangements, insurance companies, S corporations, brokers and dealers in securities or currencies and certain U.S. expatriates. Further, this summary does not address the United States federal estate, gift or alternative minimum tax consequences of the merger, or any state, local or non-U.S. tax consequences of the merger, or the United States federal income tax consequences to any person that will own actually or constructively shares of Kinder Morgan capital stock following the merger. For example, this summary does not address the United States federal income tax consequences of the merger to the Investors or persons related to the Investors under applicable constructive ownership rules.

        Each holder of shares of Kinder Morgan common stock should consult its own tax advisor regarding the tax consequences of the merger in light of such holder's particular situation, including any tax consequences that may arise under the laws of any state, local or non-U.S. taxing jurisdiction and the possible effects of changes in United States federal or other tax laws.

        A "U.S. Holder" means a beneficial owner of shares of Kinder Morgan common stock that, for United States federal income tax purposes, is:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax without regard to its source; or

  •
  a trust, if:

    •
    a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

    •
    it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        If a partnership holds shares of Kinder Morgan common stock, the tax treatment of each of its partners generally will depend upon the status of such partner and the activities of the partnership. A partner of a partnership holding shares of Kinder Morgan common stock should consult its own tax advisors regarding the United States federal income tax consequences of the merger.

        A "Non-U.S. Holder" means a beneficial owner of shares of Kinder Morgan common stock that is not a U.S. Holder. We urge holders of shares of Kinder Morgan common stock that are Non-U.S. Holders to consult their own tax advisors regarding the United States tax consequences of the merger.

        Exchange of Shares of Kinder Morgan Common Stock.    The exchange of shares of Kinder Morgan common stock for the cash consideration pursuant to the merger will be a taxable transaction for

United States federal income tax purposes. In general, a U.S. Holder who receives the cash consideration in exchange for shares of Kinder Morgan common stock pursuant to the merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares of Kinder Morgan common stock exchanged. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). The gain or loss will generally be capital gain or loss, and will generally be long-term capital gain or loss if, on the date of the merger, the shares of Kinder Morgan common stock exchanged pursuant to the merger were held for more than one year. In the case of stockholders who are individuals, long-term capital gain is currently eligible for reduced rates of federal income tax. There are limitations on the deductibility of capital losses.

        Backup Withholding Tax and Information Reporting.    Payment of the cash consideration with respect to the exchange of shares of Kinder Morgan common stock pursuant to the merger may be subject to information reporting and United States federal backup withholding tax at the applicable rate (currently 28%), unless a holder of Kinder Morgan common stock properly certifies its taxpayer identification number or otherwise establishes an exemption from backup withholding and complies with all other applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts so withheld may be allowed as a refund or a credit against such holder's United States federal income tax liability, if any, provided that the required information is properly and timely furnished to the IRS.

Financing of the Merger

        Parent estimates that the total amount of funds necessary to complete the proposed merger and the related transactions, including debt to be incurred and to remain outstanding in connection with the merger, and to pay related customary fees and expenses, is approximately $22.4 billion, consisting of:

  •
  up to $5.0 billion in new equity financing from the Sponsor Investors, based on the rollover commitments received to date from the Rollover Investors,

  •
  approximately $2.9 billion in rollover equity financing from Richard D. Kinder and the other Rollover Investors,

  •
  approximately $7.3 billion in new debt financing to be issued pursuant to the debt commitment letter described below, and

  •
  approximately $7.2 billion of existing indebtedness of Kinder Morgan expected to remain outstanding in connection with the merger.

The total funded indebtedness of Kinder Morgan following the merger is expected to be approximately $14.5 billion. Prior to the effective time of the merger, Parent may permit additional rollover commitments from other members of senior management, in which case, the aggregate equity commitments from the Sponsor Investors as described above will decrease by the aggregate value of such new rollover commitments. In addition, each of the Sponsor Investors may syndicate its equity commitment to its affiliated funds, entities and investment vehicles and to co-investors where such Sponsor Investor retains direct or indirect control over voting and disposition.

        Pursuant to the merger agreement, Parent is obligated to use its reasonable best efforts to obtain the financing described below. Kinder Morgan is obligated to provide, and cause its subsidiaries to use reasonable best efforts to cause their representatives to provide, all cooperation reasonably requested by Parent in connection with the financing, including by providing reasonably required information relating to Kinder Morgan, participating in meetings, drafting sessions, and due diligence sessions in connection with the financing, assisting in the preparation of certain documents for the financing, reasonably cooperating with the marketing efforts for the debt financing, executing and delivering

(and causing its subsidiaries to execute and deliver, and reasonably requesting Kinder Morgan Energy Partners and Kinder Morgan Management to execute and deliver) certain documents relating to guarantees, the pledge of collateral and other matters ancillary to the financing that are reasonably requested by Parent, and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the debt commitment letter described below. In the event that procurement of any portion of the financing becomes unlikely to occur in the manner or from the sources described below, Parent is obligated to use its reasonable best efforts to arrange alternative financing on terms and conditions no less favorable to Parent or Acquisition Co. and no more adverse to the ability of Parent to consummate the transactions contemplated by the merger agreement.

        The following arrangements are intended to provide the necessary financing for the merger:

  Equity Financing

        Parent has received equity commitment letters from the Sponsor Investors, pursuant to which the Sponsor Investors have committed to contribute up to an aggregate of $5.0 billion in cash (based on the rollover commitments received to date from the Rollover Investors) to Parent in connection with the proposed merger and in exchange for which the Sponsor Investors will receive Class A units of Parent. The parties to the commitment letters have the right to assign all or a portion of their obligations under the commitment letters to one or more of their affiliated funds, entities or investment vehicles or to co-investors where the party to the commitment letter retains direct or indirect control over voting and disposition of the Class A units to be received, provided that, with certain exceptions, no such assignment will relieve the party to the commitment letter of its obligations under the commitment letter.

        The obligation to fund commitments under the equity commitment letters is subject to, and will occur contemporaneously with, the consummation of the merger. In addition, the obligation to fund commitments may be terminated immediately upon the agreement of the Sponsor Investors representing a majority of the equity commitments of the Sponsor Investors and Richard Kinder (pursuant to his equity rollover commitment letter described below) to terminate their equity commitment letters. Five of the Sponsor Investors (or their affiliates) have each delivered to Kinder Morgan a guarantee with respect to a portion of Parent's and Acquisition Co.'s payment obligations under the merger agreement, and Kinder Morgan's remedies against the Sponsor Investors (or their affiliates) under the guarantees are the sole and exclusive remedies of Kinder Morgan against the Sponsor Investors and their affiliates in respect of any liabilities or obligations arising under, or in connection with, the merger agreement.

        In addition to the equity commitments described above, as of the date hereof, Mr. Kinder and other Rollover Investors have delivered to Parent equity rollover commitment letters whereby such Rollover Investors have committed to contribute an aggregate of 26,311,801 shares of Kinder Morgan common stock, the merger proceeds of 188,750 shares of restricted stock and 285,699 options to purchase Kinder Morgan common stock, and $165,000,000 in cash to Parent in exchange for Class A units of Parent initially valued at $2,862,783,469 in the aggregate. In addition, it is expected that additional members of Kinder Morgan's management team will contribute their shares of Kinder Morgan common stock or reinvest the after-tax proceeds received in respect of certain of their options, shares of restricted stock or restricted stock units to purchase Class A units of Parent. In this event, the aggregate equity commitments and investments from the Sponsor Investors as described above will decrease by the aggregate value of such contributions. In addition, each of the Sponsor Investors may syndicate its equity commitment to its affiliated funds, entities and investment vehicles and to co-investors where such Sponsor Investor retains direct or indirect control over voting and disposition. The obligation to make such contributions is subject to, and will occur immediately prior to, the consummation of the merger. In addition, the commitments may be terminated immediately upon the agreement of the Sponsor Investors representing a majority of the equity commitments of the Sponsor

Investors and Mr. Kinder to terminate their equity commitment letters, or upon a change in the merger consideration without the committing party's consent. The rollover commitments of the Rollover Investors are more fully described under "Special Factors—Effects of the Merger" and "Special Factors—Interests of Certain Persons in the Merger."

  Debt Financing

        Acquisition Co. has received a debt commitment letter, dated as of July 18, 2006, from Goldman Sachs Credit Partners L.P. ("GS Credit"), Citigroup Global Markets Inc. ("CGMI" and together with Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or certain of their affiliates, "Citigroup"), Deutsche Bank AG New York Branch ("DBNY"), Deutsche Bank Securities Inc. ("DBSI"), Wachovia Bank, National Association ("Wachovia Bank"), Wachovia Investment Holdings, LLC ("Wachovia Investments"), Wachovia Capital Markets, LLC ("Wachovia Securities"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ML") and Merrill Lynch Capital Corporation ("Merrill Lynch" and, together with GS Credit, Citigroup, DBNY, DBSI, Wachovia Bank, Wachovia Investments, Wachovia Securities and ML, the "Debt Financing Sources") pursuant to which, subject to the conditions set forth therein, GS Credit, Citigroup, DBNY, Wachovia Bank (or, in the case of the Tranche C term loan facility described below, Wachovia Investments) and Merrill Lynch have each severally and not jointly committed to provide (each committing 20%) to Kinder Morgan up to $8.6 billion of senior secured credit facilities, for the purpose of financing the merger, repaying or refinancing certain maturing indebtedness of Kinder Morgan and its subsidiaries, paying fees and expenses incurred in connection with the merger and providing ongoing working capital and funds for other general corporate purposes of the Surviving Corporation and its subsidiaries.

        The debt commitments expire on September 30, 2007. The documentation governing the senior secured credit facilities has not been finalized and, accordingly, the actual terms of such facilities may differ from those described in this proxy statement.

  Conditions Precedent to the Debt Commitments

        The availability of the senior secured credit facilities is subject to a number of conditions, including the absence of a material adverse effect as to Kinder Morgan (which "material adverse effect" is defined by the corresponding definition in the merger agreement), the consummation of the merger in accordance with the merger agreement (and no provision thereof being waived or amended in a manner materially adverse to the lenders without the consent of the joint bookrunners listed below), the delivery to the joint bookrunners of certain financial statements of Kinder Morgan and the negotiation, execution and delivery of definitive documentation. The only representations relating to Kinder Morgan, its subsidiaries and their businesses the making of which shall be a condition to the availability of the senior secured facilities at the consummation of the merger shall be such of the representations made by Kinder Morgan in the merger agreement as are material to the interests of the lenders, but only to the extent that Parent has the right to terminate its obligations under the merger agreement as a result of a breach of such representations, as well as representations of Kinder Morgan regarding Federal Reserve margin regulations, the Investment Company Act and Kinder Morgan's corporate power and authority to enter into, and the enforceability of, the definitive documentation for the senior secured facilities.

  Senior Secured Credit Facilities

        General.    The borrower under the senior secured credit facilities is expected to be, initially, either Kinder Morgan or an entity organized by the Investors, provided that, at the option of the borrower, a portion of the Tranche D term loan facility (described below) will be made available to a Canadian subsidiary of the borrower. The senior secured credit facilities will be composed of a $5.6 billion (less the aggregate principal amount funded under the Tranche C term loan facility described below) senior secured Tranche B term loan facility with a term of seven years, a portion of which may be syndicated as a separate "Tranche A" term loan facility with a term of six years and six months, a $1.5 billion senior secured Tranche C term loan facility, to be funded at the option of the borrower, with a term of seven years, a $2.0 billion senior secured Tranche D term loan facility with a term of three years, an agreed portion of which will be made available to a Canadian subsidiary of the borrower in Canadian dollars, and a $1.0 billion senior secured revolving credit facility with a term of six years. The revolving credit facility will include sublimits for the issuance of letters of credit and swingline loans. In addition, the definitive documentation for the senior secured credit facilities will permit the borrower to add one or more incremental term loan facilities and/or increase commitments under the revolving credit facility in an aggregate amount of up to $1.5 billion, provided that no lender will be required to participate in any such incremental facility and that certain conditions (including absence of a default and satisfaction of the required leverage ratio) are met. No alternative financing arrangements or alternative financing plans have been made in the event that the senior secured credit facilities are not available as anticipated.

        GS Credit, CGMI, DBSI and Wachovia Securities have been appointed as co-lead arrangers and, together with ML, joint bookrunners for the senior secured credit facilities. CGMI will be the sole administrative agent and sole collateral agent, GS Credit and DBSI will be co-syndication agents and Wachovia Bank (or, in the case of the Tranche C term loan facility, Wachovia Investments) and ML will be co-documentation agents for the senior secured credit facilities.

        Interest Rate and Fees.    Loans under the senior secured credit facilities are generally expected to bear interest, at the borrower's option, at:

  •
  a rate equal to LIBOR (London Interbank Offered Rate) plus an applicable margin, or

  •
  a rate equal to the higher of (a) Citibank's prime rate and (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

        Tranche D loans denominated in Canadian dollars are expected to bear interest, at the borrower's option, at:

  •
  the average discount rate for bankers' acceptances of the appropriate amount and term as quoted on the Reuters CDOR page plus an applicable margin, or

  •
  the Canadian Prime Rate (as defined) plus an applicable margin. All swingline loans are expected to bear interest at the higher of (a) Citibank's prime rate and (b) the federal funds effective rate plus 0.50%, in each case, plus an applicable margin.

        After the effective date of the merger, the applicable margins for the Tranche B, any Tranche A, the Tranche C and revolving credit facilities will be subject to decrease pursuant to a leverage-based pricing grid. Interest on the loans under the Tranche C facility is expected to be payable in cash or in kind at the Surviving Corporation's option.

        In addition, the Surviving Corporation will pay customary commitment fees (subject to decreases based on leverage) and letter of credit fees under the revolving credit facilities.

        Prepayments and Amortization.    The borrower will be permitted to make voluntary prepayments at any time, without premium or penalty (other than LIBOR breakage costs, if applicable), and required to make mandatory prepayments of term loans with:

  •
  100% of the net cash proceeds of non-ordinary course asset sales (subject to reinvestment rights, except that the proceeds of certain non-core asset sales shall be applied to amounts outstanding under the Tranche D facility without any reinvestment rights),

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  100% of the net cash proceeds of the issuances of debt (other than permitted debt), and

  •
  50% of the Surviving Corporation's annual excess cash flow (to be defined), with such percentage subject to reduction based on leverage of the Surviving Corporation.

The Tranche B, any Tranche A, and the Tranche C term loans will also have required interim amortization payments equal to 1% of the original principal amount thereof per annum, payable quarterly, with the balance payable at the final maturity date of such term loans. Following the merger, Kinder Morgan may repay portions of its outstanding indebtedness from time to time using the proceeds from operating cash flow, asset sales or other transactions described under "—Purposes, Reasons and Plans for Kinder Morgan after the Merger", or may choose to refinance all or part of such indebtedness, as may seem most prudent at the time.

        Guarantors.    All obligations under the senior secured credit facilities will be unconditionally guaranteed by each existing and future wholly-owned material domestic restricted subsidiary of the Surviving Corporation, but only to the extent permitted by applicable law and contract.

        Security.    The obligations of the borrower and the guarantors under the senior secured credit facilities and certain existing notes of Kinder Morgan and Kinder Morgan Finance Company, ULC will be secured, subject to permitted liens and other agreed upon exceptions, by a first-priority lien on all the capital stock of each direct, wholly-owned, restricted subsidiary of the borrower and each guarantor of such facilities (limited, in the case of foreign subsidiaries, to 65% of the capital stock of such subsidiaries) and by perfected security interests in, and mortgages on, substantially all tangible and intangible assets of the Surviving Corporation and each such guarantor (including, without limitation, accounts (other than deposit accounts or other bank or securities accounts), inventory, equipment, investment property, intellectual property, other general intangibles, material fee-owned real property (other than pipeline assets and any leasehold property) and proceeds of the foregoing) in each case to the extent otherwise permitted by applicable law and contract. If the security (other than any domestic stock pledge and any security interest capable of perfection by the filing of a Uniform Commercial Code financing statement) is not provided at closing despite the use of commercially reasonable efforts to do so, the delivery of the security will not be a condition precedent to the availability of the senior secured credit facilities on the closing date, but instead will be required to be delivered following the closing date pursuant to arrangements to be mutually agreed upon.

        Other Terms.    The senior secured credit facilities will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, sales of assets, mergers and consolidations, dividends, distributions and other payments in respect of capital stock, payments of subordinated debt and modification of instruments relating to subordinated debt, and a maximum total leverage ratio. The senior secured facilities will also include customary events of default, including a change of control to be defined.

Estimated Fees and Expenses

        Except as set forth below, Kinder Morgan will not pay any fees or commissions to any broker, dealer or other person in connection with the merger. If the merger is completed, Kinder Morgan, as the surviving corporation, will pay or reimburse the Sponsor Investors and Mr. Kinder, unless certain circumstances exist which cause a Sponsor Investor or Mr. Kinder not to be entitled to reimbursement under the limited liability company agreement of Parent, for any and all out-of-pocket fees and expenses incurred in connection with the merger. If the merger agreement is terminated under certain circumstances described under "The Merger Agreement—Termination Fee and Expenses; Remedies," Kinder Morgan has agreed to pay Parent all reasonable out-of-pocket documented fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its affiliates), up to $45 million in the aggregate incurred by Parent or Acquisition Co. or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the financing and all other matters related to the merger, credited in certain circumstances against the $215 million termination fee, if such fee becomes payable.

        The following is an estimate of fees and expenses to be incurred by Kinder Morgan in connection with the merger:

Legal	$
Financial Advisors
Accounting
Printing and Mailing
SEC Filing Fees		1,561,094
Paying Agent
Proxy Solicitation and Information Agent
Miscellaneous

Total

        In addition, it is expect that Parent and/or Acquisition Co. will incur approximately $[            ] million of financing costs, as well as legal and other advisory fees.

Regulatory Approvals

        The following discussion summarizes the material regulatory requirements that we believe relate to the merger, although we may determine that additional consents from or notifications to governmental agencies are necessary or appropriate.

        In the merger agreement, the parties have agreed to cooperate with each other to make all filings with governmental authorities and to obtain all governmental approvals and consents necessary to consummate the merger, subject to certain exceptions and limitations. It is a condition to the consummation of the merger that required governmental consents and approvals shall have been obtained before the effective date of the merger.

        United States Antitrust Considerations.    Under the H-S-R Act, we cannot complete the merger until we have submitted certain information to the Antitrust Division of the Department of Justice and the Federal Trade Commission and satisfied the statutory waiting period requirements. Both Kinder Morgan and Parent made the necessary initial filings under the H-S-R Act on September 13, 2006. On October 13, 2006, Parent withdrew its initial filing and re-filed such filing on October 17, 2006. Consequently, the applicable waiting period under the H-S-R Act will expire at 11:59 pm November 16, 2006, unless earlier terminated or extended by a request for additional information and documentary material, which we refer to as a Second Request. If the parties receive a Second Request, the waiting period is tolled until Kinder Morgan and Parent substantially comply with such Second Request and observe a second 30 calendar-day waiting period, unless earlier terminated. The parties expect to receive clearance under the H-S-R Act prior to the termination date in the merger agreement, but there can be no guarantee. Also, after clearance under the H-S-R Act, nothing prevents the Department of Justice or the Federal Trade Commission from later challenging the merger on antitrust grounds.

        Foreign Approvals and Filings.    The merger is reviewable under Part IV of the Investment Canada Act. However, because the merger qualifies as an indirect acquisition of control of a Canadian business under the Investment Canada Act, we are entitled to submit the application for review to the responsible Minister prior to or within 30 days following the completion of the merger. We have elected to submit the application following the completion of the merger. We have submitted a request for an advance ruling certificate under the Competition Act (Canada) which, if granted, will exempt the parties from the obligation to submit a notification. In the event that the advance ruling certificate is not granted, we have requested both that the Commissioner of Competition provide us with a "no-action" letter confirming that she does not intend at this time to challenge the merger before the Competition Tribunal and an exemption from the obligation to submit a notification. We will make the appropriate notification filings with the Mexican Energy Commission. We will need to obtain the approval of the Mexican Federal Competition Commission under the Federal Economic Competition Law.

        Federal Power Act.    Under the Federal Power Act, we must obtain the approval of the Federal Energy Regulatory Commission for the merger because of the change in control of the generation facilities owned by Kinder Morgan. The Federal Power Act provides that FERC must approve the merger if it finds it to be "consistent with the public interest." FERC, in analyzing the merger under the Federal Power Act, will evaluate the merger in terms of its effect on competition in wholesale electric power markets, FERC-jurisdictional ratepayers, state and federal regulation, and the possibility of cross subsidization of regulated and unregulated affiliates of Kinder Morgan post-transaction. State utility commissions in the states where our natural gas distribution businesses operate may intervene in the proceedings. While we believe that we will obtain approval from FERC it is not possible to predict with certainty the timing of the approvals and whether the terms of the approvals will be acceptable.

        State Regulatory Approvals.    We will require approval from public utility regulatory authorities in California, Colorado, Nebraska and Wyoming in order to complete the merger and related transactions. In any state in which there is a proceeding relative to the merger, customers may intervene, and any state may take into account its perceived effects of the merger, including perceived savings. While we believe we will obtain all approvals, we cannot predict with certainty the timing of the approvals and whether they will be on acceptable terms. If our previously announced sale of our retail distribution business closes before we consummate the merger, the approvals in Colorado, Nebraska and Wyoming will not be required.

        Other Regulatory Matters.    We have obtained from various regulatory authorities a significant number of franchises, permits and licenses. Many of these may need to be renewed, replaced or transferred in connection with the merger. In that event, we will seek to obtain approvals or consents, or to make notifications, in connection with those renewals, replacements or transfers.

Accounting Treatment of the Merger

        The merger is expected to be accounted for as a recapitalization for financial accounting purposes. The merger is structured as a management buyout transaction with certain members of Kinder Morgan senior management, certain other employees and designated stockholders of Kinder Morgan continuing as investors in the Surviving Corporation. The assets and liabilities of Kinder Morgan will be recorded at their historical carrying value on the Surviving Corporation balance sheet. The historical carrying values in the stockholders' equity section of Kinder Morgan's and Acquisition Co.'s financial statements will be eliminated and be recapitalized based on the equity transactions outlined in this proxy statement to form the stockholders' equity section of the Surviving Corporation's financial statements.

Litigation Related to the Merger

        Kinder Morgan is aware of four lawsuits that challenge either the proposal or the merger agreement. They are as follows:

  •
  Mary Crescente v. Kinder Morgan, Inc.; Cause No. 2006-33011; In the 164th Judicial District Court of Harris County, Texas. Eight putative state court putative Class Actions have been consolidated into this lawsuit, which challenges the proposal as inadequate and unfair to Kinder Morgan's public stockholders. Seven of the eight original petitions consolidated into this lawsuit raised virtually identical allegations. One of the eight original petitions challenges the proposal as unfair to holders of the common units of Kinder Morgan Energy Partners and/or listed shares of Kinder Morgan Management. These lawsuits seek, among other things, to enjoin the consummation of the proposal, disgorgement of any improper profits received by the defendants, and attorney's fees. On September 8, 2006, interim class counsel filed their Consolidated Petition for Breach of Fiduciary Duty and Aiding and Abetting in which they alleged that Kinder Morgan's board of directors and certain members of senior management breached their fiduciary duties and the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. They seek, among other things, to enjoin the merger, rescission of the merger agreement, disgorgement of any improper profits received by the defendants, and attorneys' fees.

  •
  In re Kinder Morgan, Inc. Shareholders Litigation; Consol. Case No. 06 C 801; In the District Court of Shawnee County, Kansas, Division 12. Eight putative state court putative Class Actions have been consolidated into this lawsuit, which originally challenged the proposal as inadequate and unfair to Kinder Morgan's public stockholders. Each of the original petitions consolidated into this lawsuit raised similar allegations. On August 28, 2006, the plaintiffs filed their Consolidated and Amended Class Action Petition in which they alleged that Kinder Morgan's board of directors and certain members of senior management breached their fiduciary duties and the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty in entering into the merger agreement. They seek, among other things, to enjoin the stockholder vote on the merger agreement and any action taken to effect the acquisition of Kinder Morgan and its assets by the buyout group, damages, disgorgement of any improper profits received by the defendants, and attorney's fees.

  •
  David Dicrease, individually and on behalf of all others similarly situated v. Joseph Listengart, et al.; Cause No. 4:06-CV-02447; In the United States District Court for the Southern District of Texas, Houston Division. This putative ERISA Class Action was brought on behalf of the Kinder Morgan, Inc. Savings Plan and its participants and beneficiaries against certain members of Kinder Morgan's senior management, board of directors, and alleged fiduciaries of the Savings Plan, alleging that the proposal would provide inadequate consideration to the putative Class and that the defendants breached their fiduciary duties in connection with that offer. Plaintiff seeks, among other things, to enjoin the consummation of the proposal, disgorgement of any improper profits by the defendants, a declaration that the defendants breached their fiduciary duties, and attorneys' fees.

  •
  City of Inkster Policeman and Fireman Retirement System, Derivatively and on Behalf of Kinder Morgan, Inc. v. Richard D. Kinder, et al.; Cause No. 2006-52653; In the 270th Judicial District Court of Harris County, Texas. This putative derivative lawsuit was brought against certain of Kinder Morgan's senior officers and directors, alleging that the proposal constituted a breach of fiduciary duties owed to Kinder Morgan. They also contend that the Sponsor Investors aided and abetted the alleged breaches of fiduciary duty. They seek, among other things, to enjoin the defendants from consummating the proposal, a declaration that the proposal is unlawful and unenforceable, the imposition of a constructive trust upon any benefits improperly received by the defendants, and attorney's fees.

Kinder Morgan believes that these lawsuits are without merit and intends to defend them vigorously. Additional lawsuits could be filed, and the allegations in the above lawsuits may be amended, in the near future.

Provisions for Unaffiliated Security Holders

        No provision has been made to grant Kinder Morgan's stockholders, other than the Investors, access to the corporate files of Kinder Morgan, any other party to the merger agreement or any Rollover Investor or to obtain counsel or appraisal services at the expense of Kinder Morgan or any other such party.

Appraisal Rights of Stockholders

        Under Section 17-6712 of the Kansas General Corporation Code, which we refer to as the KGCC, any holder of Kinder Morgan common stock who does not wish to accept the per share consideration in the merger may dissent from the merger and elect to have the fair value of such stockholder's shares of common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 17-6712.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the KGCC, and is qualified in its entirety by the full text of Section 17-6712, which is provided in its entirety as Annex D to this proxy statement. All references in Section 17-6712 and in this summary to a "stockholder" are to a record holder of the shares of Kinder Morgan's common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

        Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex D to this proxy statement. Failure to comply with the procedures specified in Section 17-6712 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising appraisal rights, we urge stockholders who consider exercising such rights to seek the advice of counsel.

        Any record holder of Kinder Morgan common stock wishing to exercise the right to dissent from the merger and demand appraisal under Section 17-6712 must satisfy each of the following conditions:

  •
  deliver to Kinder Morgan a written demand for appraisal of such stockholder's shares prior to the taking of the vote on the merger agreement and the merger at the special meeting of stockholders, which demand will be sufficient if it reasonably informs Kinder Morgan of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares; and

  •
  not vote the holder's shares of common stock in favor of the approval and adoption of the merger agreement at the special meeting. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the merger agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must not vote in favor of or consent to the approval and adoption of the merger agreement.

        Voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 17-6712. The written demand for appraisal of the stockholder's shares must be in addition to and separate from any such proxy or vote.

        Only a record holder of shares of common stock on the record date and issued and outstanding immediately prior to the effective time of the merger is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A stockholder who elects to exercise appraisal rights pursuant to Section 17-6712 should mail or deliver a written demand to: Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: Secretary.

        Within ten days after the effective date of the merger, the Surviving Corporation must send written notice that the merger has become effective to each dissenting stockholder of Kinder Morgan who has made a written demand for appraisal in accordance with Section 17-6712 and who has not voted in favor of or consented to the approval and adoption of the merger agreement.

        During a 120-day period after the effective date of the merger, a dissenting stockholder who has complied with the appraisal provisions of Section 17-6712 and who makes a written request of the Surviving Corporation is entitled to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Surviving Corporation must mail the statement within 10 days of receiving the dissenting stockholder's written request for the statement.

        Within 120 days after the effective date of the merger, if the Surviving Corporation and any dissenting stockholders fail to agree upon the value of such stockholder's common stock, either the Surviving Corporation or any dissenting stockholder who has complied with the requirements of Section 17-6712 may file a petition in the Kansas district court demanding a determination of the value of the shares of common stock held by all dissenting stockholders. Notwithstanding this right of petition, the dissenting stockholder who has complied with the requirements of Section 17-6712 may, within 60 days after the effective date of the merger, withdraw its demand for appraisal and accept the terms offered upon the merger.

        If the stockholder files the petition, a copy of the petition must be served on the Surviving Corporation. Within 20 days after service of the stockholder petition, the Surviving Corporation must file with the clerk of the same Kansas district court a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached.

        At the hearing on such petition, the court shall determine the stockholders who have complied with the requirements of Section 17-6712 and are therefore entitled to appraisal rights. The court shall determine the value of the common stock exclusive of any element of value arising from the expectations or accomplishment of the merger, and shall direct the payment of such value, together with interest, if any, to the holders of such common stock by the Surviving Corporation.

        Kinder Morgan is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 17-6712. Inasmuch as Kinder Morgan has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demand for appraisal.

        Under the merger agreement, Kinder Morgan has agreed to give Parent prompt notice of any demands for appraisal received by Kinder Morgan. Parent has the right to participate in all negotiations and proceedings with respect to demands for appraisal under the KGCC. Kinder Morgan will not, except with the prior written consent of Parent, make any voluntary payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 17-6712 could be more than, the same as, or less than the merger consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that the opinions of Morgan Stanley and Blackstone are not opinions as to fair value under Section 17-6712.

        Any stockholder may withdraw its demand for appraisal and accept the merger consideration set forth in the merger agreement by delivering to the Surviving Corporation a written withdrawal of such stockholder's demands for appraisal, except that:

  •
  any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the Surviving Corporation, and

  •
  no appraisal proceeding in the Kansas district court shall be dismissed as to any stockholder without the approval of the Kansas district court, and such approval may be conditioned upon such terms as the Kansas district court deems just.

If the Surviving Corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or if the Kansas district court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding.

        Failure of any stockholder to comply strictly with all of the procedures set forth in Section 17-6712 will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This proxy statement and the documents incorporated by reference in this proxy statement contain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, as well as forward-looking statements relating to the merger. These forward-looking statements include, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," "intends," "should," "may," "management believes," "continue," "strategy" or similar expressions. We believe it is important to communicate management's expectations to Kinder Morgan's stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in our Annual Report on Form 10-K for the year ended December 31, 2005 and subsequently filed Forms 10-Q and 8-K, as well as any other cautionary language in this proxy statement, provide examples of risks, uncertainties and events that may cause our actual results or matters related to the merger to differ materially from the expectations we describe in forward-looking statements. You should be aware that the occurrence of the events described in those risk factors and the risk factors described below could have a material adverse effect on our business, operating results and financial condition or the merger.

        In addition to the risks and other factors and matters contained or incorporated in this proxy statement (see "Where You Can Find More Information"), we believe the following factors could cause actual results or matters related to the merger to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

  •
  the outcome of any legal proceedings that have been or may be instituted against Kinder Morgan and others relating to the merger agreement;

  •
  the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummation of the merger, including the expiration of the waiting period under the H-S-R Act and other regulatory approvals;

  •
  the failure to obtain the necessary debt or equity financing set forth in commitment letters received by Parent in connection with the merger;

  •
  the failure of the merger to close for any other reason;

  •
  the effect of the announcement of the merger on our customer relationships, operating results and business generally;

  •
  the risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

  •
  the amount of the costs, fees, expenses and charges related to the merger and the actual terms of financings that will be obtained for the merger; and

  •
  the risks identified elsewhere in this proxy statement associated with Kinder Morgan being able to meet the projections in its five-year plan.

        The foregoing list and the risks reflected in our documents incorporated by reference in this proxy statement should not be construed to be exhaustive. We believe the forward-looking statements in this proxy statement are reasonable; however, there is no assurance that the actions, events or results of the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations or financial condition or on the merger. In addition, actual results or matters related to the merger could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the merger or the impact of the merger on our operating results, capital resources, profitability, cash requirements, management resources and liquidity. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations. Further, forward-looking statements speak only as of the date they are made, and, other than as required by applicable law, we undertake no obligation to update publicly any of them in light of new information or future events.

 THE PARTIES TO THE MERGER

Kinder Morgan, Inc.

        Kinder Morgan is a Kansas corporation with its principal executive offices at 500 Dallas Street, Suite 1000, Houston, Texas 77002. Kinder Morgan's telephone number is (713) 369-9000. Kinder Morgan is one of the largest energy transportation, storage and distribution companies in North America. It owns an interest in or operates for itself or Kinder Morgan Energy Partners approximately 43,000 miles of pipelines that transport primarily natural gas, crude oil, petroleum products and CO2; more than 150 terminals that store, transfer and handle products like gasoline and coal; and provides natural gas distribution service to over 1.1 million customers. Kinder Morgan indirectly owns the general partner interest of Kinder Morgan Energy Partners, one of the largest publicly traded pipeline limited partnerships in the United States in terms of market capitalization and the largest independent refined products pipeline system in the United States in terms of volumes delivered. A detailed description of Kinder Morgan's business is contained in Kinder Morgan's Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference into this proxy statement. See "Where You Can Find More Information."

Knight Holdco LLC

        Parent is a Delaware limited liability company with its principal executive offices at c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. Parent's telephone number is (212) 403-1000. Parent was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Parent has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        The current owners of Parent are Richard D. Kinder, and the following entities: GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & CO. KG, GS Capital Partners V Institutional, L.P., GS Global Infrastructure Partners I, L.P., The Goldman Sachs Group, Inc., Carlyle Partners IV, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P. and AIG Knight LLC. Such entities and their permitted assigns are referred to in this proxy statement as the Sponsor Investors.

Knight Acquisition Co.

        Acquisition Co. is a Kansas corporation and wholly owned subsidiary of Parent with its principal executive offices at c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. Acquisition Co.'s telephone number is (212) 403-1000. Acquisition Co. was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Acquisition Co. has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

Date, Time and Place

        The special meeting of Kinder Morgan stockholders will be held at 9:30 a.m., local time, on [                                    ], [                                    ], 2006, at the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas. We are sending this proxy statement to you in connection with the solicitation of proxies by the Kinder Morgan board for use at the special meeting and any adjournments or postponements of the special meeting.

Purpose

        At the special meeting, you will be asked:

  •
  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 28, 2006, among Kinder Morgan, Parent and Acquisition Co., as it may be amended from time to time; and

  •
  To approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement.

        Kinder Morgan stockholders also may be asked to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Kinder Morgan Board Recommendation

        The Kinder Morgan board of directors has concluded that the merger agreement is substantively and procedurally fair to, and is advisable to and in the best interests of, the unaffiliated stockholders of Kinder Morgan and has unanimously approved and adopted the merger agreement. The unanimous action of the Kinder Morgan board of directors was taken with the three directors who will be Rollover Investors taking no part in the deliberations or the vote. Accordingly, the Kinder Morgan board of directors unanimously recommends that all Kinder Morgan stockholders vote FOR approval and adoption of the merger agreement and FOR the adjournment proposal.

Record Date, Outstanding Shares and Voting Rights

        The Kinder Morgan board of directors has fixed the close of business on [                                    ], 2006 as the record date for the special meeting. Only holders of record of shares of Kinder Morgan common stock on the record date are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were [                        ] outstanding shares of Kinder Morgan common stock held by approximately [                        ] holders of record. At the special meeting, each share of Kinder Morgan common stock will be entitled to one vote on all matters. Votes may be cast at the special meeting in person or by proxy.

Quorum; Vote Required

        The presence, in person or by proxy, of the holders of a majority of the shares of Kinder Morgan common stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Shares of Kinder Morgan common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the special meeting. Shares that abstain from voting on the merger agreement will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will have the same effect as a vote against approval of the merger agreement.

        If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be treated as present and entitled to vote at the special meeting for purposes of determining whether a quorum exists. Brokers or nominees holding shares of record for customers who do not have discretionary authority to vote on a particular proposal will not be entitled to vote on the merger agreement unless they receive voting instructions from their customers. Accordingly, broker non-votes will not be voted in favor of approval of the merger agreement, meaning that shares constituting broker non-votes will have the same effect as shares voted against approval of the merger agreement.

        Approval and adoption of the merger agreement requires the affirmative vote of at least the holders of two-thirds of all of the Kinder Morgan common stock then entitled to vote at a meeting of stockholders, which means two-thirds of the outstanding shares. Approval of an adjournment of the special meeting requires only the affirmative vote of the holders of a majority of the shares of Kinder Morgan common stock present and entitled to vote on this proposal at the special meeting. Broker non-votes would have no effect on the outcome of voting on the adjournment proposal.

        In order for your shares of Kinder Morgan common stock to be included in the vote, you must submit your proxy and vote your shares by returning the enclosed proxy, marked, signed and dated, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

        We believe our directors and executive officers intend to vote all of their shares of our outstanding common stock FOR the approval and adoption of the merger agreement and FOR the adjournment proposal. Additionally, as described under "Special Factors—Interests of Certain Persons in the Merger—Kinder Interests—Voting Agreement," Mr. Kinder has entered into a voting agreement with Parent and Acquisition Co. whereby he agreed to vote all of his shares of our common stock in favor of the approval and adoption of the merger agreement. As of the record date, Kinder Morgan's directors and executive officers beneficially owned approximately [                    ] of the outstanding shares, representing approximately [        ]% of the total outstanding shares, of Kinder Morgan common stock.

Voting of Proxies

        All shares of Kinder Morgan common stock that are entitled to vote and are represented at the special meeting by properly-executed proxies received prior to or at the meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on your properly-executed and returned proxy, such proxy will be voted FOR approval and adoption of the merger agreement and FOR the adjournment proposal. You may also submit your proxy by telephone or Internet by following the instructions on the enclosed proxy card.

        If you hold your shares through a broker, bank or other nominee, you should follow the separate voting instructions, if any, provided by the broker, bank or other nominee with the proxy statement. Your broker, bank or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker, bank or nominee to determine how to vote.

        If you have an interest in the KMI Stock Fund under the Kinder Morgan, Inc. Savings Plan, you may direct the voting of shares allocated to your account only by completing and returning the voting instruction card for participants in the Savings Plan you received with this proxy statement in accordance with the procedures included with the voting instruction card, or by following the instructions for voting by telephone or the Internet described in the voting instruction card. If your voting instructions are received in a timely manner, the independent fiduciary appointed to manage the KMI Stock Fund will direct the trustee of the Savings Plan trust to vote the shares allocated to your account in accordance with your instructions. You may direct the voting of shares allocated to your account only by completing and returning the voting instruction card for participants in the Kinder Morgan, Inc. Savings Plan you received with this proxy statement in accordance with the procedures included with the voting instruction card, or by following the instructions for directing the vote by telephone or the Internet described in the voting instruction card, and before the applicable deadline noted below. If your voting instruction card is received by [4]:00 [p].m., local time, in Houston, Texas on [                        ] [            ], 2006, or if you give voting instructions by telephone or the Internet by 11:59 p.m. Central Time on [            ] [            ], 2006, the independent fiduciary will direct the trustee of the Savings Plan trust to vote the shares allocated to your account in accordance with your instructions. If you submit voting instructions and wish to change them, you may do so by submitting new voting instructions by mail, telephone or Internet, regardless of how your prior voting instructions were submitted. Your new voting instructions must be received by the applicable deadline specified above. The independent fiduciary will consider your voting instructions with the latest date and disregard all earlier instructions. The independent fiduciary will direct the trustee of the Savings Plan trust to vote any unallocated shares of Kinder Morgan common stock held by the Savings Plan, and any allocated shares for which it does not receive voting instructions by the applicable deadline specified above, as the independent fiduciary determines in its sole discretion, consistent with its fiduciary duties under ERISA. Your voting instructions will be kept confidential. You may not vote or direct the voting of Savings Plan shares in person at the special meeting.

        The Kinder Morgan board does not know of any matters other than those described in the notice of the special meeting that are expected to come before the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the persons named in the proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment unless authority is specifically withheld.

Revocation of Proxies

        You may revoke any proxy given pursuant to this solicitation at any time before it is voted, subject to the limitations described below. Proxies may be revoked by:

  •
  filing with the secretary of Kinder Morgan, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a date later than the proxy to be revoked;

  •
  duly executing a later-dated proxy relating to the same shares and delivering it to the secretary of Kinder Morgan before the taking of the vote at the special meeting or submitting a later-dated proxy using the telephone or Internet voting procedures so long as you do so before the deadline of 11:59 p.m. on [                                    ], 2006; or

  •
  attending the special meeting and voting in person, although attendance at the special meeting will not by itself constitute a revocation of a proxy.

        You should send any written notice of revocation or subsequent proxy to Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention: Secretary, or hand deliver it to the secretary of Kinder Morgan at or before the taking of the vote at the special meeting.

        If your shares of Kinder Morgan common stock are held through a broker, bank or other nominee, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies. If your broker, bank or nominee allows you to submit a proxy by telephone or the Internet, you may be able to change your vote by submitting a proxy again by telephone or the Internet.

Solicitation of Proxies; Expenses

        In connection with the special meeting, proxies are being solicited by, and on behalf of, the Kinder Morgan board. Kinder Morgan will bear the cost of soliciting proxies from its stockholders. In addition to solicitation by mail, proxies may be solicited from Kinder Morgan stockholders by directors, officers and employees of Kinder Morgan in person or by telephone, facsimile or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. In addition, Kinder Morgan has retained D.F. King & Co., Inc., a proxy solicitation firm, to assist Kinder Morgan in the solicitation of proxies from stockholders for the special meeting for a fee of $20,000, a nominal fee per stockholder contact and reimbursement of reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Kinder Morgan common stock, and Kinder Morgan will reimburse them for their reasonable expenses incurred in forwarding these materials.

        Please do not send any certificates representing shares of Kinder Morgan common stock with your proxy card. If the merger is completed, the procedure for the exchange of certificates representing shares of Kinder Morgan common stock will be as described in this proxy statement. See "The Merger Agreement—Payment for Kinder Morgan Common Stock in the Merger."

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement. The provisions of the merger agreement are extensive and not easily summarized. We urge you to read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger, because it, and not this summary or this proxy statement, is the legal document that governs the merger. In addition, you should read "Special Factors—Effects of the Merger," and "Special Factors—Interests of Certain Persons in the Merger," particularly the sections summarizing the Rollover Commitments, as certain provisions of those agreements relate to certain provisions of the merger agreement.

        In reviewing the merger agreement, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual information about Kinder Morgan or the other parties to the merger agreement. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:

  •
  may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate,

  •
  have been qualified by disclosures that were made to the other party in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement,

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors, and

  •
  were made only as of the date of the merger agreement or such other date or dates as may be specified in the merger agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

        Additional information about Kinder Morgan may be found elsewhere in this proxy statement and Kinder Morgan's other public filings. See "Where You Can Find More Information."

Structure of the Merger

        At the closing of the merger, Acquisition Co. will merge with and into Kinder Morgan and the separate corporate existence of Acquisition Co. will cease. Kinder Morgan will be the Surviving Corporation in the merger and will continue to be a Kansas corporation after the merger. The articles of incorporation of Kinder Morgan, as in effect immediately prior to the effective time of the merger, will be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions of those articles of incorporation, the merger agreement and applicable law. The by-laws of Acquisition Co., as in effect at the effective time of the merger, will be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions of those by-laws, the merger agreement, and applicable law. Subject to applicable law, the directors of Acquisition Co. immediately prior to the effective time of the merger will be the initial directors of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of Kinder Morgan immediately prior to the date of the closing of the merger will be the initial officers of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

When the Merger Becomes Effective

        The closing of the merger will take place on a date to be specified by the parties, which shall be no later than the later of the second business day after the satisfaction or waiver of the closing conditions stated in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) or the date of completion of the marketing period described below under "—Other Covenants and Agreements—Financing," unless another date is agreed to in writing by the parties. The merger will become effective at the time, which we refer to as the effective time of the merger, when Kinder Morgan files a certificate of merger with the Secretary of State of the State of Kansas or at such later date or time as Parent and Kinder Morgan agree in writing and specify in the certificate of merger.

Effect of the Merger on the Common Stock and Stock Options of Kinder Morgan

        Common Stock.    Following the completion of the transactions set forth in the Rollover Commitments (see "Special Factors—Effects of the Merger" and "Special Factors—Interests of Certain Persons in the Merger"), at the effective time of the merger:

  •
  Each share of Kinder Morgan common stock issued and outstanding immediately prior to the effective time of the merger, other than shares held by any direct or indirect wholly owned subsidiary of Kinder Morgan, shares held directly or indirectly by Parent or Acquisition Co. and shares held by dissenting stockholders who have properly demanded and perfected their appraisal rights, will be converted into the right to receive a cash payment of $107.50, which we call the merger consideration.

  •
  Each share of Kinder Morgan common stock that is immediately prior to the effective time of the merger owned directly or indirectly by Parent or Acquisition Co. or held by Kinder Morgan will be automatically canceled without payment.

  •
  Each share of Kinder Morgan common stock held by any direct or indirect wholly owned subsidiary of Kinder Morgan immediately prior to the effective time of the merger will remain outstanding except that such number of shares will be appropriately adjusted in the merger.

        All shares of Kinder Morgan common stock that have been converted into the right to receive the merger consideration shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the effective time of the merger represented those shares shall cease to have any rights with respect to those shares other than the right to receive the merger consideration.

        Stock Options.    Except as otherwise agreed in writing by Parent and the applicable holder of an option or other award to purchase Kinder Morgan common stock, each option or other award to purchase shares of Kinder Morgan common stock granted under any Kinder Morgan employee or director equity plans, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will, as of the effective time of the merger, become fully vested and be converted into the right to receive within three business days following the effective time of the merger an amount in cash in U.S. dollars equal to the result of multiplying the total number of shares of Kinder Morgan common stock subject to the option or right to purchase by the excess, if any, of $107.50 over the exercise price per share of the option or right to purchase less such amounts as are required to be withheld or deducted under tax laws with respect to the making of such payment.

        Restricted Shares.    Except as otherwise agreed in writing by Parent and the applicable holder of an award of restricted Kinder Morgan common stock, immediately prior to the effective time of the merger each award of restricted Kinder Morgan common stock shall vest in full and be converted into the right to receive the merger consideration at the effective time of the merger, unless the shares are held by dissenting stockholders who have properly demanded and perfected their appraisal rights.

        Stock-Based Awards.    Except as otherwise agreed in writing by Parent and the applicable holder, at the effective time of the merger, each right of any kind, contingent or accrued, to receive shares of Kinder Morgan common stock or benefits measured in whole or in part by the value of a number of shares of Kinder Morgan common stock granted under Kinder Morgan stock or benefit plans (other than options and restricted shares described above and shares acquired under Kinder Morgan's employee stock purchase plans), whether vested or unvested, which is outstanding immediately prior to the effective time of the merger shall cease to represent a right or award with respect to shares of Kinder Morgan common stock, shall become fully vested and shall entitle the holder thereof to receive, at the effective time of the merger an amount in cash equal to the merger consideration in respect of each share of Kinder Morgan common stock underlying a particular award less such amounts as are required to be withheld or deducted under tax laws with respect to the making of such payment.

        Employee Stock Purchase Plans.    At the effective time of the merger, Kinder Morgan's stock purchase plans shall terminate, and, in connection with such termination, Kinder Morgan will refund to the participants in the stock purchase plans any accumulated payroll deductions in respect of any purchase period ending after the effective time of the merger. Participants in the stock purchase plans shall be entitled to continue to make purchases of Kinder Morgan common stock pursuant to the terms of such plans for any purchase period ending prior to the effective time of the merger, and such shares of Kinder Morgan common stock shall at the effective time of the merger be converted into the right to receive an amount in cash equal to the merger consideration in respect of such shares of common stock.

Payment for Kinder Morgan Common Stock in the Merger

        At or prior to the effective time of the merger, Parent will deposit, or cause to be deposited with Computershare Shareholder Services, Inc., as paying agent, in trust for the benefit of the holders of Kinder Morgan common stock, and the holders of options and other stock-based awards described above, sufficient cash to pay to the holders of Kinder Morgan common stock the merger consideration of $107.50 per share and to make the payments described above with respect to stock options and other stock-based awards. Within five business days following the effective time of the merger, the paying agent is required to mail to each record holder of shares of Kinder Morgan common stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares of Kinder Morgan common stock or non-certificated shares represented by book-entry in exchange for the merger consideration.

        Upon surrender of stock certificates or book-entry shares and a duly completed and validly executed letter of transmittal, together with any other documents required by the letter of transmittal or customarily required by the paying agent, a holder of shares of Kinder Morgan common stock will be entitled to receive a check for the merger consideration. No interest will be paid or accrue on the merger consideration.

        Within five business days of the effective time of the merger, the paying agent also will mail to each holder of a Kinder Morgan stock option or stock-based award, other than restricted shares, a check in the amount due as described above under "—Effect of the Merger on the Common Stock and Stock Options of Kinder Morgan—Stock Options," and "—Stock-Based Awards."

        No transfers of Kinder Morgan common stock will be made on the stock transfer books of Kinder Morgan from and after the effective time of the merger. In the event of a transfer of ownership of common stock that is not registered in the transfer or stock records of Kinder Morgan, a check for any cash to be paid upon surrender of the certificate formerly representing those shares may be paid to the transferee if the certificate is presented to the paying agent with all documents required to evidence and effect the transfer of the shares and to evidence that any applicable stock transfer or other taxes have been paid or are not applicable.

        Any portion of the payment fund held by the paying agent not distributed to the former holders of Kinder Morgan common stock within one year following the effective time of the merger will be delivered to the Surviving Corporation upon demand, and any former stockholders of Kinder Morgan who have not properly surrendered their stock certificates and letters of transmittal may look only to the Surviving Corporation for payment of the merger consideration.

Representations and Warranties

        The merger agreement contains representations and warranties of each of Kinder Morgan and of Parent and Acquisition Co. as to, among other things:

  •
  corporate organization, existence and good standing, including, as to Kinder Morgan, with respect to its subsidiaries;

  •
  corporate, partnership or similar power and authority to enter into the merger agreement and to consummate the transactions contemplated by merger agreement;

  •
  required regulatory filings and authorizations, consents or approvals of governmental entities;

  •
  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the merger agreement;

  •
  matters relating to information to be included in required filings with the SEC (or the securities regulatory authorities of certain provinces in Canada, if applicable) in connection with the merger; and

  •
  the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.

        The merger agreement also contains representations and warranties of Kinder Morgan as to, among other things:

  •
  the capitalization of Kinder Morgan and the absence of certain rights to purchase or acquire equity securities of Kinder Morgan of any of its subsidiaries or certain joint ventures, the absence of any bonds or other obligations allowing holders the right to vote with stockholders of Kinder Morgan and the absence of stockholder agreements or voting trusts to which Kinder Morgan, its subsidiaries or certain joint ventures is a party;

  •
  Kinder Morgan's subsidiaries and certain joint ventures, and its direct or indirect ownership of specified interests in Kinder Morgan Energy Partners and Kinder Morgan Management;

  •
  the accuracy of Kinder Morgan's and certain of its subsidiaries' filings with the SEC and the securities regulatory authorities of applicable provinces in Canada and of financial statements included in the SEC filings;

  •
  internal controls and procedures of Kinder Morgan, Kinder Morgan Energy Partners and Kinder Morgan Management;

  •
  the absence of certain undisclosed liabilities for Kinder Morgan, its subsidiaries and certain joint ventures;

  •
  compliance with laws and possession of necessary permits and authorizations by Kinder Morgan, its subsidiaries and certain joint ventures;

  •
  environmental matters and compliance with environmental laws by Kinder Morgan, its subsidiaries and certain joint ventures;

  •
  Kinder Morgan's employee benefit plans and other agreements with its employees;

  •
  the absence of certain related party transactions;

  •
  the absence of certain changes since December 31, 2005;

  •
  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Kinder Morgan, its subsidiaries and certain joint ventures;

  •
  the payment of taxes, the filing of tax returns and other tax matters related to Kinder Morgan and its subsidiaries;

  •
  labor matters related to Kinder Morgan and its subsidiaries;

  •
  intellectual property of Kinder Morgan, its subsidiaries and certain joint ventures;

  •
  property owned or leased and certain rights-of-way sufficient for the conduct of Kinder Morgan, its subsidiaries and certain joint ventures' business;

  •
  insurance policies of Kinder Morgan, its subsidiaries and certain joint ventures;

  •
  the opinions of Morgan Stanley and Blackstone;

  •
  the vote of stockholders required to approve and adopt the merger;

  •
  material contracts of Kinder Morgan, its subsidiaries and certain joint ventures; and

  •
  state takeover statutes and charter provisions.

        None of the changes since December 31, 2005 covered by the representation noted in the tenth bullet point in the foregoing list had occurred as of the date of this proxy statement.

        The merger agreement also contains representations and warranties of Parent and Acquisition Co. as to, among other things:

  •
  their ability to finance the merger and certain related costs;

  •
  Parent's ownership of Acquisition Co. and the absence of any previous conduct of business by Parent and Acquisition Co. other than in connection with the transactions contemplated by the merger agreement and their related financing;

  •
  lack of ownership of shares of Kinder Morgan common stock, other than, immediately prior to the effective time of the merger, the shares subject to Rollover Commitments;

  •
  the absence of certain contracts or agreements between Parent, Acquisition Co. or the entities providing guarantees with respect to the payment of any termination fee by Parent and any of Kinder Morgan's management or directors and the absence of any action by Parent or Acquisition Co. taken prior to Kinder Morgan's board of directors approval of the merger agreement that would cause the business combinations statue of the KGCC to be applicable to the merger agreement or the transactions contemplated thereby;

  •
  litigation, investigations, orders and judgments;

  •
  the guarantees provided by Sponsor Investors or their affiliates;

  •
  the limitation of Kinder Morgan's representations and warranties to those set forth in the merger agreement; and

  •
  the access to information about Kinder Morgan that has been provided to Parent and Acquisition Co.

        Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a "material adverse effect" clause. For purposes of the merger agreement, a "material adverse effect" means, with respect to Kinder Morgan,

  •
  any fact, circumstance, event, change, effect or occurrence (including those affecting or relating to specified Kinder Morgan joint ventures) that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has or would be reasonably likely to have a material adverse effect on the assets, properties, business, results of operation or financial condition of Kinder Morgan, its subsidiaries and certain of its joint ventures, taken as a whole (but with respect to Kinder Morgan's direct or indirect interests in any non-wholly owned entities only to the extent of such effects on Kinder Morgan's direct or indirect interests therein), or that would be reasonably likely to prevent or materially delay or materially impair the ability of Kinder Morgan to perform its obligations under the merger agreement or to consummate the merger or the other transactions contemplated by the merger agreement, or

  •
  without limiting the foregoing, a "partnership event," which means the failure of Kinder Morgan Energy Partners or certain of its operating partnerships to qualify as partnerships or disregarded entities, as applicable, for U.S. federal income tax purposes, the failure of Kinder Morgan Energy Partners to meet the gross income requirements under Section 7704(c) of the Internal Revenue Code, an event of withdrawal of the general partner or the removal of the general partner or the dissolution of the partnership under Kinder Morgan Energy Partners' partnership agreement, an event that would require Kinder Morgan to repurchase all of the listed shares of Kinder Morgan Management as provided in its limited liability company agreement, failure of the general partner of Kinder Morgan Energy Partners to make required capital contributions with respect to its general partner interest, or the approval of the general partner of Kinder Morgan Energy Partners of certain amendments to the partnership agreement, a merger or consolidation of the partnership, or the sale of all or substantially all of the assets of the partnership.

        In any case, however, a "material adverse effect" with respect to Kinder Morgan shall not include facts, circumstances, events, changes, effects or occurrences

  •
  generally affecting the energy transportation, energy storage, oil and gas, terminals, natural gas distribution or retail, or electric power industries in the United States or Canada (including general pricing changes) or the economy or the financial or securities markets in the United States or elsewhere in the world, including any regulatory and political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, except to the extent any fact, circumstance, event, change, effect or occurrence that, relative to other industry participants, disproportionately impacts the assets, properties, business, results of operation or financial condition of Kinder Morgan and its subsidiaries and certain joint ventures, taken as a whole (but with respect to Kinder Morgan's direct or indirect interests in any non-wholly owned entities only to the extent of such effects on Kinder Morgan's direct or indirect interests therein), or

  •
  resulting from the announcement of the proposal of the merger or the merger agreement and the transactions contemplated thereby.

        For purposes of the definition of material adverse effect and Kinder Morgan's representations and warranties, Kinder Morgan's subsidiaries are defined to include Kinder Morgan Energy Partners and Kinder Morgan Management and their respective subsidiaries. However, for most other purposes in the merger agreement, such as the covenants, including those described under "—Agreements Relating to the Conduct of Business," Kinder Morgan's subsidiaries do not include Kinder Morgan Energy Partners and Kinder Morgan Management and their respective subsidiaries.

Agreements Related to the Conduct of Business

        The merger agreement provides that, subject to certain exceptions or as consented to in writing by Parent, during the period from the signing of the merger agreement to the effective time of the merger,

Kinder Morgan, among other things, will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practices, use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and key employees, and take no action which would materially adversely affect or materially delay the ability of any of the parties to the merger agreement from obtaining any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement, performing its covenants and agreements under the merger agreement or consummating the transactions contemplated by the merger agreement, or otherwise materially delay or prohibit consummation of the merger or other transactions contemplated by the merger agreement, and will not, and will not permit any of its subsidiaries to:

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  adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock;

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  make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or convertible or exchangeable securities, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding as of the date of the merger agreement under equity plans or permitted under the merger agreement to be granted after that date; provided that Kinder Morgan may continue to pay its quarterly cash dividends in the ordinary course of its business consistent with past practices (but in no event in an amount in excess of $0.875 per quarter) and subsidiaries may pay cash dividends or distributions to Kinder Morgan or to other subsidiaries in the ordinary course of business consistent with past practice;

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  grant any person any right to acquire any shares of its capital stock;

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  issue any additional shares of capital stock except pursuant to the exercise of stock options or other awards issued under equity plans issued and outstanding as of the date of the merger agreement and in accordance with the terms of those instruments or issue shares under stock purchase plans in excess of certain limitations;

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  purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $50 million in the aggregate, other than commodity, purchase, sale or hedging agreements in the ordinary course of business;

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  make any capital expenditures not contemplated by the capital expenditure budget having an aggregate value in excess of $50 million for any 12 consecutive month period;

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  incur, assume, guarantee, or become obligated with respect to any debt, which when taken together with all other debt of Kinder Morgan and its subsidiaries would result in there being indebtedness of Kinder Morgan and its subsidiaries greater than $7.925 billion in the aggregate outstanding at any given time (excluding intercompany debt), or any debt which contains covenants that materially restrict the merger or that are materially inconsistent with the financing commitments related to Parent's financing of the merger as in effect as of the date of the merger agreement;

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  make any investment in excess of $50 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

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  make any acquisition of another entity or business in excess of $50 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

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  except in the ordinary course of business consistent with past practice, enter into, renew, extend, materially amend or terminate certain material agreements or any agreements not in the ordinary course involving the commitment or transfer of value in excess of $50 million in the aggregate in any year;

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  increase in any manner the compensation or benefits of any of its employees, directors, consultants, independent contractors or service providers except in the ordinary course of business consistent with past practice (including, for this purpose, the normal employee salary, bonus and equity compensation review process conducted each year), pay any pension, severance or retirement benefits not required by any existing plan or agreement, enter into, amend, alter (other than certain immaterial amendments), adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment or consulting agreement, accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any benefit plan, or materially change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by generally accepted accounting principles or applicable law or contracts in existence as of the date of the merger agreement;

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  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $50 million in the aggregate (excluding amounts to be paid under existing insurance policies) or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount, in each case, other than in the ordinary course consistent with past practice;

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  amend or waive any provision of its articles of incorporation or its by-laws, partnership agreement, operating agreement or other equivalent organizational documents or, in the case of Kinder Morgan, enter into any agreement with any of its stockholders in their capacity as such;

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  take or omit to take any action that is intended or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the merger not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the merger agreement;

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  enter into any "non-compete" or similar agreement that would materially restrict the businesses of the Surviving Corporation or its subsidiaries after the effective time of the merger or that would in any way restrict the businesses of Parent or its affiliates (excluding the Surviving Corporation and its subsidiaries) or take any action that may impose new or additional material regulatory requirements on any affiliate of Parent (excluding the Surviving Corporation and its subsidiaries);

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  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

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  implement or adopt any material change in its tax or financial accounting principles, practices or methods, other than as required by generally accepted accounting principles, applicable law or regulatory guidelines;

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  enter into any closing agreement with respect to material taxes, settle or compromise any material liability for taxes, make, revoke or change any material tax election, agree to any adjustment of any material tax attribute, file or surrender any claim for a material refund of taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material taxes, file any material amended tax return or obtain any material tax ruling;

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  enter into any new, or materially amend or otherwise materially alter any current, transaction with certain affiliates;

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  take any material action with respect to any affiliate of Kinder Morgan (other than any wholly owned subsidiaries or certain joint ventures) that is outside the ordinary course of business consistent with past practices;

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  agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by the provisions of the merger agreement described in these bullets; or

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  sell, contribute or otherwise directly or indirectly transfer, exchange, or dispose (or authorize or permit any such transfer, exchange or disposition) of any of its limited or general partnership interests in Kinder Morgan Energy Partners, any equity interest in the general partner of Kinder Morgan Energy Partners or any of its interests in Kinder Morgan Management.

Other Covenants and Agreements

        Access and Information.    Kinder Morgan must afford to Parent, and request Kinder Morgan Energy Partners and Kinder Morgan Management to afford to Parent, reasonable access during normal business hours, during the period prior to the effective time of the merger, to the offices, properties, books and records of Kinder Morgan, its subsidiaries, and Kinder Morgan Energy Partners and Kinder Morgan Management, and must provide to Parent, and request Kinder Morgan Energy Partners and Kinder Morgan Management to provide to Parent, such financial and other data as Parent may reasonably request. All information provided to Parent shall remain subject to the confidentiality agreements previously executed by the Sponsor Investors.

        No Solicitation.    Kinder Morgan and its subsidiaries are prohibited from, directly or indirectly:

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  initiating, soliciting, knowingly encouraging (including by providing information) or facilitating any inquiries, proposals or offers with respect to, or the making or completion of, an alternative proposal (as defined below),

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  engaging or participating in any negotiations concerning, or providing or causing to be provided any non-public information or data relating to Kinder Morgan, any of its subsidiaries, certain joint ventures, or Kinder Morgan Energy Partners or Kinder Morgan Management or their respective subsidiaries in connection with, or having any discussions with any person relating to, an actual or proposed alternative proposal, or otherwise knowingly encouraging or facilitating any effort or attempt to make or implement an alternative proposal,

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  approving, endorsing or recommending, or proposing publicly to approve, endorse or recommend, any alternative proposal,

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  approving, endorsing or recommending, or proposing to approve, endorse or recommend, or executing or entering into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any alternative proposal,

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  amending, terminating, waiving or failing to enforce, or granting any consent under, any confidentiality, standstill or similar agreement (provided, that Kinder Morgan shall be permitted to waive any such agreement to permit the counterparty thereto to make a non-public offer or proposal to the board of directors (or special committee) of Kinder Morgan with respect to an alternative proposal (except that references in the definition of alternative proposal below to "20%" shall be deemed to be references to "50%" for purposes of this proviso)), or

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  resolving to propose or agree to do any of the foregoing. However, any determination or action by the board of directors of Kinder Morgan (acting through its special committee) permitted under the provisions described in the following two paragraphs shall not be deemed to be a breach or violation of the no solicitation provision.

        Notwithstanding the foregoing, Kinder Morgan may, in response to an unsolicited alternative proposal which did not result from or arise in connection with a breach of the no solicitation covenant described in the preceding paragraph and which the board of directors of Kinder Morgan (acting through its special committee) determines, in good faith, after consultation with its outside counsel and financial advisors, may reasonably be expected to lead to a superior proposal:

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  furnish non-public information to the person making the alternative proposal pursuant to a customary confidentiality agreement no less restrictive of the other party than the confidentiality agreements between Kinder Morgan and certain affiliates of the guarantors, although such confidentiality agreement need not contain any standstill or similar provision, and

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  participate in discussions or negotiations with such person regarding the alternative proposal.

In this case, Parent shall be entitled to receive an executed copy of the confidentiality agreement prior to or substantially simultaneously with Kinder Morgan furnishing information to the person making the alternative proposal and Kinder Morgan must simultaneously provide or make available to Parent any material non-public information that is provided to the person making the alternative proposal which was not previously provided or made available to Parent.

        Subject to its ability under the circumstances described below under "—Termination" to terminate the merger agreement to accept a superior proposal, neither Kinder Morgan's board of directors or any board committee may:

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  withdraw or modify in a manner adverse to Parent or Acquisition Co. its recommendation of the merger agreement, or publicly propose to do so,

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  approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any alternative proposal, or

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  approve or recommend, or publicly propose to approve, endorse or recommend, any alternative proposal.

Notwithstanding the foregoing, if, prior to Kinder Morgan's stockholders approving the merger agreement, the board of directors or the special committee determines in good faith, after consultation with outside counsel, that failure to so withdraw or modify its recommendation would be inconsistent with the board of directors' or the special committee's exercise of its fiduciary duties, the board of directors of Kinder Morgan or any board committee may withdraw or modify its recommendation. However, unless the merger agreement is terminated and Kinder Morgan has paid any required termination fees, Kinder Morgan will submit the merger agreement for approval and adoption at the special meeting, regardless of whether the board of directors or the special committee has approved, endorsed or recommended an alternative proposal or has withdrawn, modified or amended its recommendation.

        Kinder Morgan has agreed to advise Parent promptly, and in any event within 48 hours, orally and in writing of:

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  any alternative proposal or indication or inquiry with respect to or that would reasonably be expected to lead to any alternative proposal,

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  any request for non-public information, other than requests for information not reasonably expected to be related to an alternative proposal, and

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  any inquiry or request for discussion or negotiation regarding an alternative proposal, including in each case the identity of the person making any the alternative proposal or indication or inquiry and the material terms of any the alternative proposal or indication or inquiry, including copies of any document or correspondence evidencing the alternative proposal or inquiry.

Kinder Morgan has also agreed to keep Parent reasonably informed on a reasonably current basis of the status, including any material change in terms, of any such alternative proposal or indication or inquiry.

        Kinder Morgan is prohibited from waiving the provisions of the Kansas business combinations statute or control share acquisition statute with respect to any entity other than Parent, its interestholders and their respective affiliates.

        As used in the merger agreement, "alternative proposal" means:

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  any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Kinder Morgan (or any subsidiary or subsidiaries of Kinder Morgan whose business constitutes 20% or more of the net revenues, net income or assets of Kinder Morgan and its subsidiaries, taken as a whole),

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  any proposal for the issuance by Kinder Morgan of over 20% of its equity securities, or

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  any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of Kinder Morgan and its subsidiaries, in each case other than the merger.

        As used in the merger agreement, "superior proposal" means any alternative proposal:

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  on terms which the board of directors of Kinder Morgan (or the special committee) determines in good faith, after consultation with Kinder Morgan's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Kinder Morgan common stock than the merger (other than those holders of Kinder Morgan common stock who are party to a Rollover Commitment), taking into account all the terms and conditions of such proposal, and the merger agreement (including any proposal or offer by Parent to amend the terms of the merger agreement and the merger during a five business day period referred to below), and

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  that the board of directors (or special committee) believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for purposes of the definition of "superior proposal," the references to "20%" in the definition of alternative proposal shall be deemed to be references to "50%."

The board of directors or the special committee may not determine that any proposal is a superior proposal prior to the time that is five business days after the time at which Kinder Morgan has complied in all respects with the provisions of the merger agreement with respect to providing information regarding alternative proposals to Parent described in the fourth paragraph in this subsection.

        Subject to applicable law, Kinder Morgan and its subsidiaries are also prohibited from, directly or indirectly:

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  initiating, soliciting, encouraging (including by providing information) or facilitating any inquiries, proposals or offers with respect to, or the making or completion of, a "KMP/KMR proposal,"

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  engaging or participating in any negotiations concerning, or providing or causing to be provided any non-public information or data relating to Kinder Morgan Energy Partners or Kinder Morgan Management in connection with, or having any discussions with any person relating to, an actual or proposed KMP/KMR proposal, or

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  otherwise knowingly encouraging or facilitating any effort or attempt to make or implement a KMP/KMR proposal.

As used in the merger agreement, a "KMP/KMR proposal" means:

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  any inquiry, proposal or offer from any person or group of persons other than Parent or one of its subsidiaries for a merger, consolidation, dissolution, recapitalization or other business combination involving Kinder Morgan Energy Partners or Kinder Morgan Management or any of their respective subsidiaries,

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  any proposal for the issuance by Kinder Morgan Energy Partners or Kinder Morgan Management of over 20% of their equity securities, or

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  any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities of Kinder Morgan Energy Partners or Kinder Morgan Management or of the consolidated total assets of Kinder Morgan Energy Partners or Kinder Morgan Management, in each case other than the merger.

        As used in the non-solicitation provisions described above, references to subsidiaries of Kinder Morgan do not include Kinder Morgan Energy Partners, Kinder Morgan Management or their respective subsidiaries. Further, none of the provisions described above under "—No Solicitation" restrict the actions of persons who may be officers or representatives of Kinder Morgan when they are acting as officers or representatives of Kinder Morgan Energy Partners, its general partner, or Kinder Morgan Management.

        Filings and Other Actions.    Kinder Morgan shall take all action necessary in accordance with the KGCC and its articles of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders, and, subject to the board of directors of Kinder Morgan's or the special committee's withdrawal or modification of its recommendation in accordance with the merger agreement, to use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement. Unless the merger agreement is terminated and Kinder Morgan has paid any required termination fees, Kinder Morgan will submit the merger agreement for approval and adoption at the special meeting, regardless of whether the board of directors or the special committee has approved, endorsed or recommended an alternative proposal or has withdrawn, modified or amended its recommendation.

        Employee Matters.    From and after the effective time of the merger, Parent shall honor all Kinder Morgan benefit plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the effective time of the merger, provided that nothing in the merger agreement shall limit the right of Kinder Morgan or Parent from amending or terminating such plans, arrangements and agreements in accordance with their terms. For a period of one year following the effective time of the merger, Parent shall provide, or shall cause to be provided, to each current and former employee of Kinder Morgan and its subsidiaries, other than such employees covered by collective bargaining agreements, compensation opportunities (excluding the value of equity-based awards) and benefits that are substantially comparable, in the aggregate, to the compensation opportunities and benefits provided to those employees immediately before the effective time of the merger, it being understood that the total package of such compensation and benefits may be different from the compensation and benefits provided to those employees prior to the effective time of the merger.

        For all purposes under the employee benefit plans of Parent and its subsidiaries providing benefits to any Kinder Morgan employees after the effective time of the merger as described above, each such employee shall be credited with his or her years of service with Kinder Morgan and its subsidiaries and their respective predecessors before the effective time of the merger, to the same extent as the employee was previously entitled, to credit for such service under any similar Kinder Morgan employee benefit plan in which the employee participated or was eligible to participate immediately prior to the effective time of the merger, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan (other than the Kinder Morgan Inc. Retirement Plan) or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, to the extent permitted by such plans:

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  each such employee shall be immediately eligible to participate, without any waiting time, in any and all new plans to the extent coverage under such plans is comparable to a Kinder Morgan benefit plan in which such employee participated immediately before the consummation of the merger, and

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  for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any such employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of Kinder Morgan or its subsidiaries in which such employee participated immediately prior to the effective time of the merger and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date such employee's participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.

        Efforts to Complete the Merger.    Each of the parties to the merger agreement must, and Kinder Morgan shall cause each of its subsidiaries to, and shall request each of Kinder Morgan Energy Partners and certain joint ventures to, use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including:

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  the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity,

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  the obtaining of all necessary consents, approvals or waivers from third parties,

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  the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated thereby, and

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  the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by the merger agreement.

However, in no event shall Kinder Morgan or any of its subsidiaries be required to pay prior to the effective time of the merger any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the merger under any contract (other than de minimis amounts or if Parent and Acquisition Co. have provided adequate assurance of repayment).

        Kinder Morgan and Parent have agreed to make prompt filings under the H-S-R Act, to use reasonable best efforts to make filings timely with and seek all consents required from the public utilities commissions of several states and other governmental entities, and under the Investment Canada Act and the Competition Act (Canada), and to use reasonable best efforts to take all actions necessary, proper or advisable to complete the merger, including taking such actions as reasonably may be necessary to resolve objections of governmental entities. Notwithstanding anything in the merger agreement to the contrary, except as provided below, nothing in the merger agreement shall be deemed to require Parent, any of its subsidiaries, Kinder Morgan (unless requested by Parent), or the Surviving Corporation or any of its subsidiaries (including for this purpose Kinder Morgan Energy Partners, Kinder Morgan Management and their respective subsidiaries) to take or agree to take any of the following actions, which we refer to as an action of divestiture or limitation:

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  executing or carrying out agreements or submitting to the requirements of any governmental entity providing for a license, sale or other disposition of any material assets or businesses or material categories of assets or businesses of Kinder Morgan and its subsidiaries (including for this purpose Kinder Morgan Energy Partners, Kinder Morgan Management and their respective subsidiaries) or the holding separate of any material assets or businesses or Kinder Morgan capital stock or imposing or seeking to impose any material limitation on the ability of Kinder Morgan or any of its subsidiaries (including for this purpose Kinder Morgan Energy Partners, Kinder Morgan Management and their respective subsidiaries) to own such assets or to acquire, hold or exercise full rights of ownership of Kinder Morgan's business or on the ability of Kinder Morgan to conduct its and its subsidiaries business,

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  modification of a franchise, tariff, authorization, license, permit or similar matter or the terms of any contract with any customer in a manner that would materially affect Kinder Morgan, or

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  the imposition of any condition or limitation that would materially affect Kinder Morgan on or in connection with specified governmental approvals (other than any such condition or limitation to which such approval is customarily subject) or that materially restricts the business of Parent or that materially restricts the business of any of the affiliates of Parent.

Notwithstanding anything in the merger agreement to the contrary, Kinder Morgan shall, upon the request of Parent, agree to take any action of divestiture or limitation so long as such action of divestiture or limitation is binding on Kinder Morgan only in the event the closing of the merger occurs; provided, however, that Kinder Morgan shall not be required to take, or cause to be taken, any such action with respect to Kinder Morgan Energy Partners or Kinder Morgan Management unless such action is approved by the conflicts and audit committee of Kinder Morgan Management or Kinder Morgan Energy Partners in accordance with the partnership agreement of Kinder Morgan Energy Partners. Kinder Morgan may not undertake any action of divestiture or limitation without the consent of Parent.

        If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the merger or any other transaction contemplated by the merger agreement, each of Kinder Morgan and Parent must cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the merger or any other transactions contemplated by the merger agreement.

        Takeover Statutes.    If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the merger, the Voting Agreement, the Rollover Commitments or the other transactions contemplated by the merger agreement after its date, each of Kinder Morgan and Parent and the members of their respective boards of directors shall grant such approvals and take such actions as are reasonably necessary so that the merger, the Voting Agreement, the Rollover Commitments and the other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated in the merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the merger, the Voting Agreement, the Rollover Commitments and the other transactions contemplated by the merger agreement.

        Indemnification of Directors and Officers; Insurance.    For a period of six years from the effective time of the merger, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of Kinder Morgan's and any of its subsidiaries' (and, unless otherwise required by the independent directors of Kinder Morgan Management, of Kinder Morgan Energy Partners' and Kinder Morgan Management's and their subsidiaries') articles of incorporation and by-laws or similar organization documents in effect immediately prior to the effective time of the merger or in any indemnification agreements with any of their respective directors, officers or employees in effect as of the date of the merger agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors, officers or employees of any of those entities. All rights of indemnification with respect to any claim, action, suit, proceeding or investigation brought within that six year period shall continue until the disposition of the action or resolution of the claim. Further, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of Kinder Morgan or any of its subsidiaries against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to the fullest extent permitted by law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the effective time of the merger, including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of Kinder Morgan.

        For a period of six years from the effective time of the merger, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Kinder Morgan and its subsidiaries or provide substitute policies or purchase or cause the Surviving Corporation to purchase, a "tail policy," in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the effective time of the merger. However, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the last annual premium paid by Kinder Morgan prior to the date of the merger agreement in respect of the coverages required to be obtained pursuant to the merger agreement, but in such case shall purchase as much coverage as reasonably practicable for 250% of such last annual premium. If the Surviving Corporation purchases a "tail policy" and the same coverage costs more than 250% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 250% of such last annual premium.

        Financing.    Parent must use its reasonable best efforts to obtain the financing for the merger on the terms and conditions described in the financing commitments or terms more favorable to Parent, including using its reasonable best efforts:

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  to negotiate definitive agreements with respect thereto on the terms and conditions contained in the financing commitments,

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  to satisfy all conditions applicable to Parent in such definitive agreements,

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  to comply with its obligations under the financing commitments, and

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  to enforce its rights under the financing commitments.

Parent must give Kinder Morgan prompt notice upon becoming aware of any material breach by any party of the financing commitments or any termination of the financing commitments, and must keep Kinder Morgan informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the financing. Parent is permitted to amend, modify or replace the debt commitment letters with new financing commitments, including through co-investment by or financing from one or more other additional parties, provided that Parent shall not permit any replacement of, or amendment or modification to be made to, or any waiver of any material provision or remedy under, the debt commitment letter if such replacement (including through co-investment by or financing from one or more other additional parties), amendment, modification, waiver or remedy reduces the aggregate amount of the financing required to consummate the merger and the other transactions contemplated by the merger agreement, adversely amends or expands the conditions to the drawdown of the financing in any respect that would make such conditions less likely to be satisfied, that can reasonably be expected to delay the closing of the merger, or is adverse to the interests of Kinder Morgan in any other material respect. In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the financing unlikely to occur in the manner or from the sources contemplated in the financing commitments, Parent shall notify Kinder Morgan and shall use its reasonable best efforts to arrange as promptly as practicable any such portion from alternative sources (including through co-investment by one or more other additional parties) on terms and conditions no less favorable to Parent or Acquisition Co. and no more adverse to the ability of Parent to consummate the transactions contemplated by the merger agreement.

        Kinder Morgan shall provide, and shall cause its subsidiaries to provide, and shall use reasonable best efforts to cause its and their respective representatives to provide, and if necessary shall reasonably request Kinder Morgan Energy Partners and Kinder Morgan Management to provide, all cooperation reasonably requested by Parent in connection with the financing and the other transactions contemplated by the merger agreement (provided that such requested cooperation does not unreasonably interfere with ongoing operations), including:

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  providing reasonably required information relating to Kinder Morgan, its subsidiaries and Kinder Morgan Energy Partners and Kinder Morgan Management, to the parties providing the financing,

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  participating in meetings, drafting sessions and due diligence sessions in connection with the financing,

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  assisting in the preparation of offering documents or confidential information memoranda for any of the debt financing (including the execution and delivery of one or more customary representation letters in connection therewith) and materials for rating agency presentations,

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  reasonably cooperating with the marketing efforts for any of the debt financing, including providing assistance in the preparation for, and participating in, meetings, due diligence sessions and similar presentations to and with, among others, prospective lenders, investors and rating agencies, and

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  executing and delivering (or using reasonable best efforts to obtain from advisors), and causing its subsidiaries to execute and deliver (or use reasonable best efforts to obtain from advisors), and if necessary reasonably requesting Kinder Morgan Energy Partners and Kinder Morgan Management to execute and deliver or obtain from advisors, customary certificates (including a certificate of the chief financial officer of Kinder Morgan with respect to solvency matters), accounting comfort letters, legal opinions, surveys, title insurance or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the financing as may be reasonably requested by Parent in connection with the financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the debt commitment letter.

However, no obligation of Kinder Morgan or any of its subsidiaries under any such certificate, document or instrument (other than the representation letter referred to above) shall be effective until the effective time of the merger and none of Kinder Morgan or any of its subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the financing prior to the effective time of the merger.

        For purposes of the merger agreement, "marketing period" means the first period of 15 consecutive business days after the date of the merger agreement throughout which:

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  Parent shall have all financial statements and information required to be provided by Kinder Morgan necessary for the satisfaction of the conditions set forth in the debt commitment letter,

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  the mutual closing conditions and the conditions to the obligations of Parent and Acquisition Co. (other than the delivery of an officer's certificate by Kinder Morgan) in the merger agreement shall be satisfied, and

  •
  the applicable auditors shall not have withdrawn their audit opinions for any of the financial statements included in the first bullet point.

However, such 15 business day period shall commence no earlier than three business days after the stockholders of Kinder Morgan have approved the merger, and if such 15 business day period would otherwise end on or after December 18, 2006, but before January 19, 2007, the marketing period shall end on January 22, 2007.

        Stockholder Litigation.    Kinder Morgan shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense or settlement of any stockholder litigation against Kinder Morgan or its directors or officers relating to the merger or any other transactions contemplated by the merger agreement, although no such settlement shall be agreed to without Parent's consent. In the event that:

  •
  a proposed settlement of any stockholder litigation (of which Parent has been advised and kept informed as required) would not have a material adverse effect on Kinder Morgan,

  •
  Parent does not consent to such proposed settlement, and

  •
  the ultimate resolution of such litigation is less favorable to Kinder Morgan and its subsidiaries than such proposed settlement, then such resolution and the effects thereof on Kinder Morgan and its subsidiaries (to the extent so less favorable) shall not constitute, or be considered in determining the existence or occurrence of, a material adverse effect on Kinder Morgan.

        Notification of Certain Matters.    Kinder Morgan shall give prompt notice to Parent, and Parent shall give prompt notice to Kinder Morgan, of:

  •
  any notice or other communication received by such party from any governmental entity in connection with the merger or the other transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with the merger or those other transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to Kinder Morgan, the Surviving Corporation or Parent,

  •
  any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the merger or the other transactions contemplated by the merger agreement, and

  •
  the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the conditions to the merger not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of the merger agreement.

Kinder Morgan shall notify Parent, on a reasonably current basis, of any events or changes with respect to any criminal or material regulatory investigation or action involving Kinder Morgan or any of its affiliates (excluding traffic violations or similar misdemeanors), and shall reasonably cooperate with Parent or its affiliates in efforts to mitigate any adverse consequences to Parent or its affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

Conditions to Completion of the Merger

        The obligations of Kinder Morgan, Parent and Acquisition Co. to effect the merger are subject to the fulfillment or waiver, at or prior to the effective time of the merger, of the following mutual conditions:

  •
  the approval and adoption of the merger agreement by the Required Vote;

  •
  the absence of any restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or the other transactions contemplated by the merger agreement; and

  •
  the expiration or termination of any applicable waiting period under the H-S-R Act.

        The obligation of Kinder Morgan to effect the merger is subject to the fulfillment or waiver, at or prior to the effective time of the merger, of the following additional conditions:

  •
  (1) the representations and warranties of Parent and Acquisition Co. with respect to qualification, organization and corporate authority shall be true and correct in all respects (except, for certain inaccuracies as are de minimis in the aggregate), in each case at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, (2) the representations and warranties of Parent and Acquisition Co. (other than in clause (1) above) which are qualified by a "material adverse effect" or "materiality" qualification shall be true and correct in all respects as so qualified at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, and (3) the representations and warranties of Parent and Acquisition Co. (other than in clause (1) above) which are not qualified by a "material adverse effect" or "materiality" qualification shall be true and correct in all material respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (1), (2) or (3), as applicable) only as of such date or period;

  •
  Parent shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time of the merger;

  •
  Parent shall have delivered to Kinder Morgan a certificate, dated as of the effective time of the merger and signed by a senior executive officer, certifying that the above conditions have been met; and

  •
  certain required regulatory approvals have been obtained.

        The obligation of Parent and Acquisition Co. to consummate the merger is subject to the fulfillment or waiver, at or prior to the effective time of the merger, of the following additional conditions:

  •
  (1) the representations and warranties of Kinder Morgan with respect to qualification, organization, subsidiaries, capital stock, subsidiaries and joint ventures, corporate authority, required stockholder vote and state takeover statutes and charter provisions shall be true and correct in all respects (except, for certain inaccuracies as are de minimis in the aggregate), in each case at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, (2) the representations and warranties of Kinder Morgan (other than in clause (1) above) which are qualified by a "material adverse effect" or "materiality" qualification shall be true and correct in all respects as so qualified at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date and (3) the representations and warranties of Kinder Morgan (other than in clause (1) above) which are not qualified by a "material adverse effect" or "materiality" qualification shall be true and correct in all material respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (1), (2) or (3), as applicable) only as of such date or period;

  •
  Kinder Morgan shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it prior to the effective time of the merger;

  •
  Since the date of the merger agreement there shall not have occurred and be continuing any material adverse effect with respect to Kinder Morgan;

  •
  Kinder Morgan shall have delivered to Parent a certificate, dated as of the effective time of the merger and signed by a senior executive officer, certifying that the above conditions have been met; and

  •
  Certain required regulatory approvals have been obtained without the imposition of any condition that would have the effect of an action of divestiture or limitation.

Termination

        The merger agreement may be terminated and abandoned at any time prior to the effective time of the merger, whether before or after Kinder Morgan's stockholders approve the matters presented in connection with the merger:

  (a)
  by mutual written consent of Kinder Morgan and Parent;

  (b)
  by either Kinder Morgan or Parent, if:

  (i)
  the effective time of the merger shall not have occurred on or before February 28, 2007, as extended to the end of the marketing period, if the marketing period has commenced and such end of the marketing period would be later (which we refer to in this proxy statement as the end date), and the party seeking to terminate the merger agreement pursuant to this provision shall not have breached its obligations under the merger agreement in any manner that shall have proximately caused the failure to consummate the merger on or before the end date; however, in the event the conditions with respect to the H-S-R Act or regulatory approvals shall not have been satisfied on or before the end date, either Parent or Kinder Morgan may unilaterally extend the end date until August 28, 2007; and Kinder Morgan may not terminate under this provision during the marketing period;

    (ii)
    an injunction, other legal restraint or order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such injunction, other legal restraint or order shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement pursuant to this provision shall have used its reasonable best efforts to remove such injunction, other legal restraint or order in accordance with the covenant with respect to efforts to complete the merger; or

    (iii)
    the special meeting (including any adjournments thereof) has been concluded and the approval and adoption of the merger agreement by the Required Vote shall not have been obtained;

  (c)
  by Kinder Morgan, if:

  (i)
  Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a mutual condition or a condition to Kinder Morgan's obligation to complete the merger and (ii) cannot be cured by the end date, provided that Kinder Morgan shall have given Parent written notice, delivered at least 30 days prior to such termination, stating Kinder Morgan's intention to terminate the merger agreement pursuant to this provision and the basis for such termination;

  (ii)
  prior to the receipt of the required approval by the stockholders of Kinder Morgan, (A) the board of directors of Kinder Morgan (or the special committee) has received a superior proposal, (B) in light of such superior proposal a majority of the disinterested directors of Kinder Morgan (or the special committee) shall have determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its recommendation would be inconsistent with the board of directors' (or the special committee's) exercise of its fiduciary duty under applicable law, (C) Kinder Morgan has notified Parent in writing of the determinations described in clause (B) above, (D) at least five business days following receipt by Parent of the notice referred to in clause (C) above, and taking into account any revised proposal made by Parent since receipt of that notice, such superior proposal remains a superior proposal and a majority of the disinterested directors of Kinder Morgan (or the special committee) has again made the determinations referred to in clause (B) above, (E) Kinder Morgan is in compliance, in all material respects, with the covenant regarding no solicitation, (F) Kinder Morgan has previously paid the termination fee described below under "—Termination Fee and Expenses; Remedies," and (G) the board of directors of Kinder Morgan has approved, and Kinder Morgan concurrently enters into, a definitive agreement providing for the implementation of the superior proposal; or

  (iii)
  the merger shall not have been consummated by the last day of the marketing period and at the time of such termination the mutual conditions and the conditions described above (except for the delivery of certificates) for Parent's and Acquisition Co.'s obligations to effect the merger have been satisfied; or

  (d)
  by Parent, if:

  (i)
  Kinder Morgan shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a mutual condition or a condition to Parent's and Acquisition Co.'s obligation to complete the merger and (ii) cannot be cured by the end date, provided that Parent shall have given Kinder Morgan written notice, delivered at least 30 days prior to such termination, stating Parent's intention to terminate the merger agreement pursuant to this provision and the basis for such termination;

  (ii)
  the board of directors of Kinder Morgan or the special committee withdraws, modifies or qualifies in a manner adverse to Parent or Acquisition Co., or publicly proposes to withdraw, modify or qualify, in a manner adverse to Parent or Acquisition Co., its recommendation of the merger agreement, fails to recommend to Kinder Morgan's stockholders that they approve the merger agreement or approves, endorses or recommends, or publicly proposes to approve, endorse or recommend, any alternative proposal;

  (iii)
  Kinder Morgan gives Parent the notice described in clause (c)(ii)(C) above; or

  (iv)
  since the date of the merger agreement there shall have been a material adverse change with respect to Kinder Morgan that cannot be cured by the end date.

Termination Fee and Expenses; Remedies

        Kinder Morgan will be required to pay a termination fee of $215 million in cash to Parent if the merger agreement is terminated in the following situations:

  (a)
  (A) an alternative proposal that reasonably appears to be bona fide shall have been made known to Kinder Morgan or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an alternative proposal that reasonably appears to be bona fide and thereafter, (B) the merger agreement is terminated by Kinder Morgan or Parent pursuant to the provisions described in clauses (b)(i) or (b)(iii) above under "—Termination" (so long as the alternative proposal was publicly disclosed and not withdrawn at the time of the special meeting) or clause (d)(i) above under "—Termination," and (C) Kinder Morgan enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any alternative proposal within 12 months of the date the merger agreement is terminated; provided that for purposes of this provision, the references to "20%" in the definition of alternative proposal shall be deemed to be references to "50%;"

  (b)
  the merger agreement is terminated pursuant to clause (c)(ii) above under "—Termination;"

  (c)
  the merger agreement is terminated by Parent pursuant to clauses (d)(i), (ii) or (iii) above under "—Termination;" provided that in the event of a termination by Parent pursuant to clause (d)(i), without limiting Parent's other rights and remedies under the merger agreement, this clause (c) shall apply only in the event that Kinder Morgan shall have willfully breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement.

        Any payment required to be made pursuant to clause (a) above in this section shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an alternative proposal (and in any event not later than two business days after delivery to Kinder Morgan of notice of demand for payment); any payment required to be made pursuant to clause (b) above in this section shall be made to Parent concurrently with, and as a condition to the effectiveness of, the termination of the merger agreement by Kinder Morgan pursuant to clause (c)(ii) under "—Termination;" any payment required to be made pursuant to clause (c) above in this section shall be made to Parent promptly following termination of the merger agreement by Parent pursuant to clause (d)(i), (ii) or (iii) under "—Termination," as applicable (and in any event not later than two business days after delivery to Kinder Morgan of notice of demand for payment). In circumstances in which expenses are payable as provided in the following paragraph, such payment shall be made to Parent or Kinder Morgan, as the case may be not later than two business days after delivery to Kinder Morgan or Parent, as the case may be, of an itemization setting forth in reasonable detail all expenses (which itemization may be supplemented and updated from time to time until the 60th day after Parent or Kinder Morgan, as the case may be, delivers such notice of demand for payment).

        In the event that an alternative proposal shall have been made known to the public or shall have been made directly to Kinder Morgan's stockholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an alternative proposal that reasonably appears to be bona fide and thereafter the merger agreement is terminated by Kinder Morgan or Parent pursuant to clause (b)(iii) above under "—Termination," and no termination fee is yet payable in respect thereof pursuant to clause (a) above in this section, then Kinder Morgan shall pay to Parent all of the expenses (as defined below) of Parent and Acquisition Co. and thereafter if Kinder Morgan is be obligated to pay to Parent the termination fee pursuant to clause (a) above in this section such payment obligation shall be reduced by the amount of expenses previously actually paid to Parent as provided in this sentence. As used above, "expenses" means all reasonable out-of-pocket documented fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its affiliates), up to $45 million in the aggregate, incurred by Parent or Acquisition Co. or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the financing and all other matters related to the merger.

        Parent will be required to pay a termination fee of $215 million in cash to Kinder Morgan in the event that (i) Kinder Morgan shall terminate this Agreement pursuant to clause (c)(i) under "—Termination," provided, that in the event of such a termination by Kinder Morgan, without limiting Kinder Morgan's other rights and remedies under the merger agreement, this provision shall only apply in the event that Parent or Acquisition Co. shall have willfully breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in the merger agreement and at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the mutual conditions or a condition to the obligations of Parent and Acquisition Co. to consummate the merger described above not to be satisfied on the end date assuming the closing were to be scheduled on the end date, (ii) Parent or Kinder Morgan shall terminate this Agreement pursuant to clause (b)(i) under "—Termination" and, at the time of such termination, the mutual conditions or a condition to the obligations of Parent and Acquisition Co. to consummate the merger described above have been satisfied, or (iii) Kinder Morgan shall terminate this Agreement pursuant to clause (c)(iii) under "—Termination." Any payment required to be made by Parent to Kinder Morgan pursuant to this paragraph shall be made to Kinder Morgan promptly following termination of the merger agreement by Kinder Morgan or Parent, as the case may be (and in any event not later than two business days after delivery to Parent of notice of demand for payment). Certain of the entities that are Sponsor Investors or affiliates of the Sponsor Investors have severally agreed to guarantee the obligation of Parent to pay the termination fee, subject in each case to a specified cap. The aggregate amount of the caps is equal to $215 million.

        In the event of termination of the merger agreement as described under "—Termination," the merger agreement shall terminate (except for the guarantees provided by the Sponsor Investors or their affiliates, confidentiality agreements between Kinder Morgan and certain affiliates of the guarantors, the provisions of described under "—Termination Fee and Expenses," and certain miscellaneous provisions of the merger agreement), and there shall be no other liability on the part of Kinder Morgan or Parent and Acquisition Co. to the other except liability arising out of any willful breach of any of the representations, warranties or covenants in the merger agreement by Kinder Morgan (subject to any express limitations set forth in the merger agreement), or as provided for in the confidentiality agreements or in the guarantees, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

        Kinder Morgan's right to receive payment of the termination fee from Parent as described above or the guarantors thereof pursuant to the guarantees shall be the exclusive remedy of Kinder Morgan against Parent, Acquisition Co., the guarantors or any of their respective stockholders, partners, members, directors, affiliates, officers or agents for the loss suffered as a result of the failure of the merger to be consummated and any other losses, damages, obligations or liabilities suffered as a result of or under the merger agreement and the transactions contemplated thereby, and upon payment of the termination fee by Parent, except as provided in the preceding paragraph, none of Parent, Acquisition Co. or the guarantors, or any of their respective stockholders, partners, members, directors, officers or agents, as the case may be, shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by thereby (except that Parent also shall be obligated with respect to the provisions of the merger agreement relating to payment of interest on the termination fee if not paid timely, confidentiality and payment of the parties' expenses, it being understood that no other person (including the guarantors) shall have any liability or obligation under or with respect to such provisions). Upon payment of the termination fee by Kinder Morgan as described above, except as set forth in the preceding paragraph, none of Kinder Morgan or any of its respective stockholders, directors, officers or agents, as the case may be, shall have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby (except that Kinder Morgan also shall be obligated with respect to the provisions of the merger agreement relating to payment of interest on the termination fee if not paid timely and confidentiality, it being understood that no other person shall have any liability or obligation under or with respect to such provisions).

Amendments and Waivers; Determinations by Kinder Morgan

        At any time prior to the effective time of the merger, any provision of the merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Kinder Morgan (approved by the special committee), Parent and Acquisition Co., or in the case of a waiver, by the party against whom the waiver is to be effective (and, in the case of Kinder Morgan, as approved by the special committee). However, after Kinder Morgan's stockholders approve and adopt the merger agreement, if any such amendment or waiver shall by applicable law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of Kinder Morgan, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of Kinder Morgan.

        Whenever a determination, decision or approval by Kinder Morgan is called for in the merger agreement, such determination, decision or approval must be authorized by the special committee or, if the special committee is not then in existence, by Kinder Morgan's board of directors.

ADJOURNMENT OF THE SPECIAL MEETING

        We may ask our stockholders to vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to approve and adopt the merger agreement. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of Kinder Morgan common stock present or represented by proxy and entitled to vote on the matter.

        The board of directors recommends that you vote FOR the adjournment of the special meeting, if necessary, to solicit additional proxies.

OTHER MATTERS

Other Matters for Action at the Special Meeting

        As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we expect to hold a 2007 annual meeting of stockholders. Any stockholder proposals to be considered timely for inclusion in next year's proxy statement must be submitted in writing to our Secretary at Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, and must be received prior to the close of business on December 4, 2006. Such proposals must also comply with the SEC's rules concerning the inclusion of stockholder proposals in company-sponsored proxy materials as set forth in Rule 14a-8 promulgated under the Exchange Act and our bylaws. For other stockholder proposals (outside of Rule 14a-8), our restated articles of incorporation contains an advance notice provision which requires that a stockholder's notice of a proposal to be brought before an annual meeting must be "timely." In order to be timely, the notice must be addressed as set forth above and delivered or mailed and received at our principal executive offices not less than 60 days, nor more than 90 days, before the scheduled date of the meeting (or, if less than 70 days notice or prior public disclosures of the date of the meeting is given, the tenth day following the earlier of the day the notice was mailed or the day the public disclosure was made).

Householding of Special Meeting Materials

        Some banks, brokers and other nominees recordholders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Office of Investor Relations at Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, 713-269-9000, we will provide a separate copy of the annual reports and proxy statements. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Office of Investor Relations at the address and telephone number stated above.

OTHER IMPORTANT INFORMATION REGARDING KINDER MORGAN

Directors and Executive Officers of Kinder Morgan

        The following persons are the directors and executive officers of Kinder Morgan as of the date of this proxy statement. Each director has been elected for a term ending as stated below. The merger agreement provides, however, that the directors of Acquisition Co. immediately prior to the effective time of the merger will be the initial directors of the Surviving Corporation. Of our present directors, only Richard Kinder, Fayez Sarofim and Michael Morgan are expected to be directors of the Surviving Corporation following the merger. Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his or her resignation or removal. The merger agreement provides that the officers of Kinder Morgan immediately prior to the closing of the merger will be the initial officers of the Surviving Corporation. Neither any of these persons nor Kinder Morgan has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Except Messrs. Anderson, Jespersen, Stanford and Whitehead, who are citizens of Canada, all of the directors and executive officers of Kinder Morgan are citizens of the United States. All of the directors and executive officers can be reached c/o Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002.

Class I Directors—Term expiring 2009

Richard D. Kinder	Director since October 1999; also from 1998 to June 1999—Age 62

        Mr. Kinder is Director, Chairman and Chief Executive Officer of Kinder Morgan, Kinder Morgan Management and Kinder Morgan G.P., Inc. (which is the general partner of Kinder Morgan Energy Partners). Mr. Kinder has served as Director, Chairman and Chief Executive Officer of Kinder Morgan Management since its formation in February 2001. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan in October 1999. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc. in February 1997. Mr. Kinder was elected President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in July 2004 and served as President until May 2005. Mr. Kinder is the uncle of David Kinder, Vice President, Corporate Development and Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc., and Kinder Morgan.

Edward H. Austin, Jr.	Director since 1994—Age 64

        Mr. Austin has served as a Director and Executive Vice President of Austin, Calvert & Flavin, Inc., an investment advisory firm based in San Antonio, Texas since August 1999. Austin, Calvert & Flavin, Inc., is a wholly owned subsidiary of Waddell & Reed Financial, Inc.

William J. Hybl	Director since 1988—Age 64

        Mr. Hybl has been the Chairman, Chief Executive Officer and a Trustee of El Pomar Foundation, a charitable foundation based in Colorado Springs, Colorado for the past 25 years.

Ted A. Gardner	Director since 1999—Age 48

        Mr. Gardner has been Managing Partner of Silverhawk Capital Partners since June 2005 and has been a private investor since July 2003. Mr. Gardner served as Managing Partner of Wachovia Capital Partners and a Senior Vice President of Wachovia Corporation from 1990 to June 30, 2003. Mr. Gardner is also a director of Encore Acquisition Company and COMSYS IT Partners, Inc.

Class II Directors—Term expiring 2007

Charles W. Battey	Director since 1971—Age 74

        Mr. Battey has been an independent consultant and an active community volunteer based in Kansas City for the past five years. Mr. Battey was Chairman of our Board from 1989 to 1996, and our Chief Executive Officer from 1989 to 1994.

H. A. True, III	Director since 1991—Age 64

        Mr. True has been an owner, officer and director of the True Companies, which are involved in energy, agriculture and financing, and based in Casper, Wyoming for the past five years.

Fayez Sarofim	Director since 1999—Age 77

        Mr. Sarofim has been President and Chairman of the Board of Fayez Sarofim & Co., an investment advisory firm based in Houston, Texas, since he founded it in 1958. Mr. Sarofim is a director of Unitrin, Inc. and Argonaut Group, Inc.

James M. Stanford	Director since January 2006—Age 69

        Mr. Stanford has been the President of Stanford Resource Management Inc., a natural resources consulting firm based in Calgary, Alberta, for the past five years. Mr. Stanford is a director of Encana Corporation, Nova Chemicals Corporation and Chairman of the board of directors of OPTI Canada Inc.

        Mr. Stanford was, in accordance with our By-Laws, elected as a Class II Director at our January 2006 Board of Directors meeting. Mr. Stanford was elected for a term ending in 2007.

Class III Directors—Term expiring 2008

Michael C. Morgan	Director since 2003—Age 38

        Mr. Morgan has been President of Portcullis Partners, L.P., a private investment partnership, since October 2004. Mr. Morgan was President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and us from July 2001 to July 2004. Mr. Morgan served as Vice President—Strategy and Investor Relations of Kinder Morgan Management from February 2001 to July 2001. He served as Vice President—Strategy and Investor Relations of us and Kinder Morgan G.P., Inc. from January 2000 to July 2001. He served as Vice President, Corporate Development of Kinder Morgan G.P., Inc. from February 1997 to January 2000. Mr. Morgan was our Vice President, Corporate Development from October 1999 to January 2000.

Stewart A. Bliss	Director since 1993—Age 73

        Mr. Bliss has been an Independent Financial Consultant and Senior Business Advisor in Denver, Colorado for the past thirteen years. Mr. Bliss served on the Governing Board for the Colorado State University System from 1994 to February 2001 and was President of the Board from 1999 to 2001. Mr. Bliss served as our Interim Chairman and Chief Executive Officer from July to October of 1999.

Edward Randall, III	Director since 1994—Age 79

        Mr. Randall has been a private investor for the past five years.

Douglas W. G. Whitehead	Director since January 2006—Age 60

        Mr. Whitehead has for the past five years served as President and Chief Executive Officer of Finning International Inc., which sells, rents and services Caterpillar and complementary equipment in Western Canada, the United Kingdom and South America, and which is based in Vancouver, British Columbia. Mr. Whitehead is a director of Finning International Inc. and Ballard Power Systems, Inc.

        Mr. Whitehead was, in accordance with our By-Laws, elected as a Class III Director at our January 2006 Board of Directors meeting. Mr. Whitehead was elected for a term ending in 2008.

Executive Officers

Name	Age	Position
Richard D. Kinder	62	Director, Chairman and Chief Executive Officer
C. Park Shaper	38	President
Steven J. Kean	45	Executive Vice President and Chief Operating Officer
Kimberly A. Dang	36	Vice President, Investor Relations and Chief Financial Officer
Ian D. Anderson	48	President, Kinder Morgan Canada
R. L. (Randy) Jespersen	52	President, Terasen Gas
David D. Kinder	32	Vice President, Corporate Development and Treasurer
Joseph Listengart	38	Vice President, General Counsel and Secretary
Scott E. Parker	45	Vice President (President, Natural Gas Pipelines)
James E. Street	50	Vice President, Human Resources and Administration
Daniel E. Watson	48	Vice President (President, Retail)

        Richard D. Kinder is Director, Chairman and Chief Executive Officer of Kinder Morgan, Kinder Morgan Management and Kinder Morgan G.P., Inc. Mr. Kinder has served as Director, Chairman and Chief Executive Officer of Kinder Morgan Management since its formation in February 2001. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan in October 1999. He was elected Director, Chairman and Chief Executive Officer of Kinder Morgan G.P., Inc. in February 1997. Mr. Kinder was elected President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in July 2004 and served as President until May 2005. Mr. Kinder is the uncle of David Kinder, Vice President, Corporate Development and Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan.

        C. Park Shaper is Director and President of Kinder Morgan Management and Kinder Morgan G.P., Inc. and President of Kinder Morgan. Mr. Shaper was elected President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in May 2005. He served as Executive Vice President of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan from July 2004 until May 2005. Mr. Shaper was elected Director of Kinder Morgan Management and Kinder Morgan G.P., Inc. in January 2003. He was elected Vice President, Treasurer and Chief Financial Officer of Kinder Morgan Management upon its formation in February 2001, and served as its Treasurer until January 2004, and its Chief Financial Officer until May 2005. He was elected Vice President, Treasurer and Chief Financial Officer of Kinder Morgan and Kinder Morgan G.P., Inc. in January 2000, and served as their Treasurer until January 2004, and their Chief Financial Officer until May 2005. He received a Masters of Business Administration degree from the

J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Shaper also has a Bachelor of Science degree in Industrial Engineering and a Bachelor of Arts degree in Quantitative Economics from Stanford University.

        Steven J. Kean is Executive Vice President and Chief Operating Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan. Mr. Kean was elected Executive Vice President and Chief Operating Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in January 2006. He served as Executive Vice President, Operations of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan from May 2005 to January 2006. He served as President, Texas Intrastate Pipeline Group from June 2002 until May 2005. He served as Vice President of Strategic Planning for the Kinder Morgan Gas Pipeline Group from January 2002 until June 2002. Until December 2001, Mr. Kean was Executive Vice President and Chief of Staff of Enron Corp. Mr. Kean received his Juris Doctor from the University of Iowa in May 1985 and received a Bachelor of Arts degree from Iowa State University in May 1982.

        Kimberly A. Dang, formerly Kimberly J. Allen, is Vice President, Investor Relations and Chief Financial Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan. Mrs. Dang was elected Chief Financial Officer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in May 2005. She served as Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan from January 2004 to May 2005. She was elected Vice President, Investor Relations of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in July 2002. From November 2001 to July 2002, she served as Director, Investor Relations. From May 2001 until November 2001, Mrs. Dang was an independent financial consultant. From September 2000 until May 2001, she served as an associate and later a principal at Murphee Venture Partners, a venture capital firm. Mrs. Dang has received a Masters in Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration degree in accounting from Texas A&M University.

        Ian D. Anderson is President of Kinder Morgan Canada. Mr. Anderson was elected President, Kinder Morgan Canada in November 2005. He served as Vice President, Finance and Corporate Services, Terasen Pipelines Inc. from July 2004 to November 2005. Mr. Anderson was Vice President, Finance and Corporate Controller, Terasen Inc. from August 2002 to July 2004 and he was Vice President, Finance and Regulatory Affairs at Centra Gas British Columbia (which became Terasen Gas (Vancouver Island) Inc. in 2003) from December 1999 to August 2002. Mr. Anderson is a Certified Management Accountant, and is a 1997 graduate of the University of Michigan Executive Program.

        R.L. (Randy) Jespersen is President of Terasen Gas Inc. (formerly BC Gas Utility Ltd.) and Terasen Gas (Vancouver Island) Inc. Mr. Jespersen was appointed President of Terasen Gas (Vancouver Island) Inc. in January 2004, and appointed President of Terasen Gas Inc. in January 2002. He served as Senior Vice President, Energy Delivery Services from April 1998 through December 2001, and Senior Vice President, Gas Supply from March 1996 to April 1998. Mr. Jespersen received his Masters in Business Administration from the University of Saskatchewan in 1976, his B.Sc. (Business) degree from Oregon State University in 1975, and has a Business Diploma from Lethbridge Community College.

        David D. Kinder is Vice President, Corporate Development and Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan. Mr. Kinder was elected Treasurer of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in May 2005. He was elected Vice President, Corporate Development of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in October 2002. He served as manager of corporate development for Kinder Morgan and Kinder Morgan G.P., Inc. from January 2000 to October 2002. Mr. Kinder graduated cum laude with a Bachelors degree in Finance from Texas Christian University in 1996. Mr. Kinder is the nephew of Richard D. Kinder.

        Joseph Listengart is Vice President, General Counsel and Secretary of Kinder Morgan, Kinder Morgan Management and Kinder Morgan G.P., Inc. Mr. Listengart was elected Vice President, General Counsel and Secretary of Kinder Morgan Management upon its formation in February 2001. He was elected Vice President and General Counsel of Kinder Morgan G.P., Inc. and Vice President, General Counsel and Secretary of Kinder Morgan in October 1999. Mr. Listengart was elected Secretary of Kinder Morgan G.P., Inc. in November 1998 and has been an employee of Kinder Morgan G.P., Inc. since March 1998. Mr. Listengart received his Masters in Business Administration from Boston University in January 1995, his Juris Doctor, magna cum laude, from Boston University in May 1994, and his Bachelor of Arts degree in Economics from Stanford University in June 1990.

        Scott E. Parker is Vice President (President, Natural Gas Pipelines) of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan. He was elected Vice President (President, Natural Gas Pipelines) of Kinder Morgan Management, Kinder Morgan G.P., Inc. and Kinder Morgan in May 2005. Mr. Parker served as Co-President of NGPL from March 2003 to May 2005. Mr. Parker served as Vice President, Business Development of NGPL from January 2001 to March 2003. He held various positions at NGPL from January 1984 to January 2001. Mr. Parker holds a Bachelor's degree in accounting from Governors State University.

        James E. Street is Vice President, Human Resources and Administration of Kinder Morgan, Kinder Morgan Management and Kinder Morgan G.P., Inc. Mr. Street was elected Vice President, Human Resources and Administration of Kinder Morgan Management upon its formation in February 2001. He was elected Vice President, Human Resources and Administration of Kinder Morgan G.P., Inc. and Kinder Morgan in August 1999. Mr. Street received a Masters of Business Administration degree from the University of Nebraska at Omaha and a Bachelor of Science degree from the University of Nebraska at Kearney.

        Daniel E. Watson is Vice President (President, Retail) for Kinder Morgan. Mr. Watson was elected Vice President (President, Retail) in October 1999. Mr. Watson also holds the title of President of Rocky Mountain Natural Gas Company, a Kinder Morgan subsidiary. He has served as President, Rocky Mountain Natural Gas Company since October 1999. Mr. Watson received a Bachelor of Science degree in Geological Engineering in December, 1979, and a Bachelor of Science degree in Mining Engineering in May 1980, from the South Dakota School of Mines and Technology.

Selected Historical Consolidated Financial Data

        Set forth below is certain selected historical consolidated financial data relating to Kinder Morgan. The financial data has been derived from the audited financial statements contained in Kinder Morgan's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the unaudited financial statements contained in Kinder Morgan's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2005 and 2006. This data should be read in conjunction with the audited consolidated financial statements and other financial information contained in the Form 10-K and the Forms 10-Q, including the notes thereto, incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management's discussion and analysis of financial condition and results of operations, and other documents filed by Kinder Morgan with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See "Where You Can Find More Information."

	Six Months Ended June 30,		Year Ended December 31,
	2006(1)(2)	2005	2005(2)	2004	2003	2002	2001
	(in millions, except per share amounts)
Operating revenues	$6,270.8	$629.6	$1,585.8	$1,164.9	$1,097.9	$1,015.3	$1,054.9
Gas purchases and other costs of sales	3,983.4	212.2	663.0	349.6	354.3	311.2	339.3
Other operating expenses	1,258.1	197.8	450.5	417.4	387.5	467.4	331.3
Operating income	1,029.3	219.6	472.3	397.9	356.1	236.7	384.3
Other income and (expenses) (3)	(527.6)	230.5	440.8	357.3	270.2	206.0	0.3
Income from continuing operations before income taxes	501.7	450.1	913.1	755.2	626.3	442.7	384.6
Income taxes	149.9	183.4	360.9	226.7	244.6	135.0	159.5
Income from continuing operations	351.8	266.7	552.2	528.5	381.7	307.7	225.1
Gain (loss) from discontinued operations, net of tax	(0.9)	(1.4)	2.4	(6.4)	—	(5.0)	—
Net income	350.9	265.3	554.6	522.1	381.7	302.7	225.1
Basic earnings (loss) per common share:
Continuing operations	$2.65	$2.17	$4.47	$4.27	$3.11	$2.52	$1.95
Discontinued operations	(0.01)	(0.01)	0.02	(0.05)	—	(0.04)	—

Total basic earnings per common share	$2.64	$2.16	$4.49	$4.22	$3.11	$2.48	$1.95

Number of shares used in computing basic earnings (loss) per common share	132.8	122.6	123.5	123.8	122.6	122.2	115.2
Diluted earnings (loss) per common share:
Continuing operations	$2.61	$2.15	$4.43	$4.23	$3.08	$2.49	$1.86
Discontinued operations	(0.01)	(0.01)	0.02	(0.05)	—	(0.04)	—

Total basic earnings per common share	$2.60	$2.14	$4.45	$4.18	$3.08	$2.45	$1.86

Number of shares used in computing diluted earnings (loss) per common share	134.9	123.8	124.6	124.9	123.8	123.4	121.3
Dividends per common share	$1.75	$1.40	$2.90	$2.25	$1.10	$0.30	$0.20
Capital expenditures (4)	740.4	49.0	187.4	164.2	160.8	175.0	124.2
Total assets	27,152.5	9,899.6	17,451.6	10,116.9	10,036.7	10,102.8	9,513.1
Capitalization:
Common equity (5)	$4,169.2	$2,891.6	$4,051.4	$2,919.5	$2,691.8	$2,399.7	$2,250.1
Deferrable interest debentures (6)	283.6	283.6	283.6	283.6	283.6	—	—
Capital securities	111.6	—	107.2	—	—	—	—
Preferred capital trust securities (6)	—	—	—	—	—	275.0	275.0
Minority interests	2,461.6	1,136.4	1,247.3	1,105.4	1,010.1	967.8	817.5
Outstanding notes and debentures (7)	11,204.5	2,508.0	6,286.8	2,258.0	2,837.5	2,852.2	2,409.8
Total capitalization	18,230.5	6,819.6	11,976.3	6,566.5	6,823.0	6,494.7	5,752.4
Book value per common share	$30.89	$22.55	$29.34	$23.19	$21.62	$19.35	$18.24
Ratio of earnings to fixed charges	2.47	5.38	4.97	4.88	4.21	2.86	2.49

(1)
Due to our adoption of EITF No. 04-5, effective January 1, 2006 the accounts, balances and results of operations of Kinder Morgan Energy Partners are included in our financial statements and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners.

(2)
Six months ended June 30, 2006 and year ended December 31, 2005 includes the results of Terasen Inc. subsequent to its November 30, 2005 acquisition by us.

(3)
Includes charges of $6.5 million, $33.5 million, $44.5 million and $134.5 million in 2005, 2004, 2003 and 2002, respectively, to reduce the carrying value of certain power assets.

(4)
Capital expenditures shown are for continuing operations only.

(5)
Excluding accumulated other comprehensive income/loss.

(6)
As a result of Kinder Morgan's adoption of FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, the subsidiary trusts associated with these securities are no longer consolidated, effective December 31, 2003.

(7)
Excluding the value of interest rate swaps.

Price Range of Common Stock and Dividend Information

        The following table sets forth, for the periods indicated, the high and low sale prices per share of our common stock, as reported on the NYSE, the principal market in which the common stock is traded, and the cash dividends paid per share of common stock.

	Price
	High	Low	Dividends
2006
First Quarter	$103.75	$89.13	$0.8750
Second Quarter	103.00	81.00	0.8750
Third Quarter	105.00	99.50	0.8750	(1)
Fourth Quarter (through October 20, 2006)	106.10	104.74
2005
First Quarter	$81.57	$69.27	$0.7000
Second Quarter	83.97	72.49	0.7000
Third Quarter	99.97	81.82	0.7500
Fourth Quarter	96.28	84.10	0.7500
2004
First Quarter	$64.62	$58.37	$0.5625
Second Quarter	64.25	56.85	0.5625
Third Quarter	62.99	58.06	0.5625
Fourth Quarter	73.82	62.04	0.5625

(1)
Declared October 18, 2006 and payable November 14, 2006 to stockholders of record as of October 31, 2006.

        On May 26, 2006, the last trading day before the proposed investors made their proposal to take us private, the high and low sales prices of our common stock were $84.48 and $83.84, respectively. On August 25, 2006, the last trading day prior to the public announcement of the execution of the merger agreement, the high and low reported sales prices of our common stock were $102.10 and $101.43, respectively. On October 20, 2006, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices of our common stock were $106.10 and $105.80, respectively. You are urged to obtain a current market price quotation for our common stock.

        The merger agreement provides that we may continue to pay quarterly cash dividends in the ordinary course not to exceed $.08750 per quarter.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of October 13, 2006 with respect to the beneficial ownership of our common stock by:

  •
  each person who is known to us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  each of our executive officers; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each person named in the table below is c/o Kinder Morgan, Inc., 500 Dallas Street, Suite 1000, Houston, Texas 77002, and each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned. The percentage listed in the column entitled "Percentage of Class" is calculated based on 134,023,643 shares of our common stock outstanding on October 13, 2006. This number excludes 15,017,251 shares held in treasury. The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owner	Shares Beneficially Owned		Percentage of Class
Richard D. Kinder	24,000,000	(1)	17.1
Edward H. Austin	279,755	(2)	*
Charles W. Battey	63,820	(3)	*
Stewart A. Bliss	52,525	(4)	*
Ted A. Gardner	263,350	(5)	*
William J. Hybl	69,304	(6)	*
Michael C. Morgan	242,468	(7)	*
Edward Randall, III	197,650	(8)	*
Fayez Sarofim	2,286,443	(9)	1.7
James M. Stanford	1,688		*
H. A. True, III	40,350	(10)	*
Douglas W.G. Whitehead	5,221		*
Ian D. Anderson	2,463		*
Kimberly A. Dang	33,880	(11)	*
R. L. (Randy) Jespersen	7,883		*
Steven J. Kean	136,222	(12)	*
David D. Kinder	42,275	(13)	*
Joseph Listengart	140,333	(14)	*
Scott E. Parker	55,402	(15)	*
C. Park Shaper	352,035	(16)	*
James E. Street	93,389	(17)	*
Daniel E. Watson	41,854	(18)	*
All current directors and executive officers as a group (22 persons)	28,408,310	(19)	21.1

*
Less than 1%.

(1)
Includes (i) 5,173 shares held by Mr. Kinder's wife and (ii) 250 shares held by Mr. Kinder in a custodial account for his nephew. Mr. Kinder disclaims any and all beneficial or pecuniary interest in these shares.

(2)
Mr. Austin may be deemed to be the beneficial owner of 279,755 shares of our common stock. Of these shares, Mr. Austin has sole voting and investment power with respect to 94,857 shares which are owned directly of record and beneficially by him and he may be deemed to have shared voting and investment power as to 144,898 shares of our common stock. Of the shares which are not subject to sole voting and investment power, 115,873 shares are held in a family limited partnership of which Mr. Austin is a general and limited partner and 29,025 shares are held in investment advisory accounts managed and/or monitored by Mr. Austin. Includes options to purchase 40,000 shares currently exercisable or exercisable within 60 days of October 13, 2006.

(3)
Includes options to purchase 46,500 shares currently exercisable or exercisable within 60 days of October 13, 2006.

(4)
Includes options to purchase 44,500 shares currently exercisable or exercisable within 60 days of October 13, 2006.

(5)
Includes options to purchase 40,000 shares currently exercisable or exercisable within 60 days of October 13, 2006.

(6)
Includes (i) options to purchase 52,500 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (ii) 600 shares owned by Mr. Hybl's spouse.

(7)
Includes (i) options to purchase 5,000 shares currently exercisable or exercisable within 60 days of October 13, 2006, (ii) 15,000 restricted shares and (iii) 211,753 shares held in the Michael C. Morgan and Christine R. Morgan 2001 Investment Trust, a trust in which Mr. Morgan is both a beneficiary and a trustee.

(8)
Mr. Randall may be deemed to be the beneficial owner of 197,650 shares of our common stock. Of these shares, Mr. Randall has sole voting and investment power with respect to 113,350 shares which are owned directly of record and beneficially by him and 27,300 shares are held in trusts of which Mr. Randall is trustee and to which he shares voting and investment power but has no beneficial interest. Includes options to purchase 57,000 shares currently exercisable or exercisable within 60 days of October 13, 2006.

(9)
Mr. Sarofim may be deemed to be the beneficial owner of 2,286,443 shares of our common stock. Of these shares, Mr. Sarofim has sole voting and investment power with respect to 1,549,950 shares, which are owned of record and beneficially by him, and may be deemed to have shared voting power as to 344,734 shares of our common stock and shared disposition power as to 736,493 shares of our common stock. Of the securities which are not subject to sole voting and investment power, 558,722 shares are held in investment advisory accounts managed by Fayez Sarofim & Co. for numerous clients, 160,251 shares are held by Sarofim International Management Company for its own account, 4,900 shares are held in investment advisory accounts managed by Sarofim International Management Company, and 4,500 shares are held in investment advisory accounts managed by Sarofim Trust Co. Fayez Sarofim & Co. is an Investment Adviser registered under the Investment Advisers Act of 1940, of which Mr. Sarofim is Chairman of the Board, President, and, through a holding company, majority stockholder. Sarofim International Management Company and Sarofim Trust Co. are wholly-owned subsidiaries of Fayez Sarofim & Co. Additionally, 9,020 shares are held in trusts of which Mr. Sarofim is co-trustee, as to which he shares voting and investment power but has no beneficial interest. The 1,549,950 shares which Mr. Sarofim owns of record, the 160,251 shares held by Sarofim International Management Company for its own account and 1,600 of the shares held in trusts of which Mr. Sarofim is co-trustee are to be contributed to Parent in the rollover investment.

(10)
Includes 225 shares held by Mr. True in a nominee account.

(11)
Includes (i) options to purchase 24,750 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (ii) 8,000 restricted shares.

(12)
Includes (i) options to purchase 47,500 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (ii) 78,000 restricted shares.

(13)
Includes (i) options to purchase 20,600 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (ii) 15,750 restricted shares. Mr. David Kinder's son holds 250 shares of Kinder Morgan common stock; such shares are not included in the number of shares beneficially owned by Mr. David Kinder set forth above, and Mr. David Kinder disclaims any and all beneficial or pecuniary interest in such shares.

(14)
Includes (i) options to purchase 56,300 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (ii) 52,500 restricted shares.

(15)
Includes (i) options to purchase 10,000 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (i) 44,000 restricted shares.

(16)
Includes (i) options to purchase 220,000 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (ii) 82,500 restricted shares.

(17)
Includes (i) options to purchase 38,400 shares currently exercisable or exercisable within 60 days of October 13, 2006 and (ii) 30,000 restricted shares.

(18)
Includes 15,000 restricted shares.

(19)
Includes (i) options to purchase 703,050 shares exercisable within 60 days of October 13, 2006 and (ii) 340,750 restricted shares.

Security Ownership of the Sponsor Investors

        As of October 17, 2006, both The Goldman Sachs Group, Inc., which we refer to as GS Group, and Goldman Sachs, or another wholly-owned broker or dealer subsidiary of GS Group, may be deemed to beneficially own 78,322 shares of Kinder Morgan common stock, which were acquired in ordinary course trading activities. In addition, both GS Group and Goldman Sachs, or another wholly-owned subsidiary of GS Group, may be deemed to beneficially own 107,267 shares of Kinder Morgan common stock that are held in managed accounts on behalf of clients, for which both GS Group and Goldman Sachs, or such other subsidiary, or their respective employees, have investment discretion. Accordingly, as of October 17, 2006, both GS Group and Goldman Sachs may each be deemed to beneficially own an aggregate of 185,589 shares of Kinder Morgan common stock, over all of which shares they share dispositive power and over 78,322 of such shares they share voting power. Such 185,589 shares of Kinder Morgan common stock constitute 0.14% of the outstanding shares of Kinder Morgan common stock, based on the number of shares of Kinder Morgan common stock outstanding as of July 31, 2006, as reported by Kinder Morgan in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the SEC on August 8, 2006. GS Group and Goldman Sachs disclaim beneficial ownership of shares of Kinder Morgan common stock held in managed accounts.

        As of October 19, 2006, AIG may be deemed to beneficially own 146,831 shares of Kinder Morgan common stock, over all of which shares it shares dispositive and voting power. Such 146,831 shares of common stock constitute 0.1% of the outstanding shares of Kinder Morgan common stock, based on the number of shares of Kinder Morgan common stock outstanding as of July 31, 2006, as reported by Kinder Morgan in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the SEC on August 8, 2006. In addition, the 146,831 shares of Kinder Morgan common stock owned by AIG represent shares held by certain investment advisor subsidiaries of AIG on behalf of their clients and by National Union Fire Insurance Company of Pittsburgh, PA and The Hartford Steam Boiler Inspection and Insurance Company, each of which is a wholly-owned subsidiary of AIG.

Prior Purchases and Sales of Kinder Morgan Common Stock

        Except for the transactions in the following table, there were no transactions with respect to Kinder Morgan common stock during the past 60 days effected by any of Kinder Morgan, any subsidiary of Kinder Morgan, the Kinder Morgan savings plan, the Kinder Morgan retirement plan, or the Kinder Morgan master retiree welfare benefit plan, any affiliate of Kinder Morgan or any executive officer, director or person controlling Kinder Morgan. The following table lists all transactions in Kinder Morgan common stock that were made by the Kinder Morgan, Inc. Retirement Plan in the last 60 days. All of such transactions were sales effected on the NYSE at the instruction of the Retirement Plan's independent fiduciary.

Quantity	Price	Trade Date	Settlement Date
100	$105.69	10/18/2006	10/19/2009
100	$105.68	10/18/2006	10/19/2009
300	$105.69	10/18/2006	10/19/2009
100	$105.69	10/18/2006	10/19/2009
200	$105.69	10/18/2006	10/19/2009
500	$105.69	10/18/2006	10/19/2009
200	$105.70	10/18/2006	10/19/2009
600	$105.68	10/18/2006	10/19/2009
2,100	$105.68	10/18/2006	10/19/2009
300	$105.67	10/18/2006	10/19/2009
100	$105.69	10/18/2006	10/19/2009
100	$105.67	10/18/2006	10/19/2009
100	$105.67	10/18/2006	10/19/2009
100	$105.69	10/18/2006	10/19/2009
100	$105.70	10/18/2006	10/19/2009
100	$105.69	10/18/2006	10/19/2009
300	$105.68	10/18/2006	10/19/2009
300	$105.67	10/18/2006	10/19/2009
100	$105.68	10/18/2006	10/19/2009
100	$105.67	10/18/2006	10/19/2009
100	$105.68	10/18/2006	10/19/2009
100	$105.66	10/18/2006	10/19/2009
100	$105.66	10/18/2006	10/19/2009
100	$105.64	10/18/2006	10/19/2009
200	$105.65	10/18/2006	10/19/2009
200	$105.66	10/18/2006	10/19/2009
100	$105.66	10/18/2006	10/19/2009
100	$105.66	10/18/2006	10/19/2009
100	$105.65	10/18/2006	10/19/2009
100	$105.65	10/18/2006	10/19/2009
1,200	$105.65	10/18/2006	10/19/2009
400	$105.64	10/18/2006	10/19/2009
100	$105.64	10/18/2006	10/19/2009
200	$105.62	10/18/2006	10/19/2009
100	$105.62	10/18/2006	10/19/2009
900	$105.62	10/18/2006	10/19/2009
100	$105.55	10/18/2006	10/19/2009
900	$105.55	10/18/2006	10/19/2009
400	$105.52	10/18/2006	10/19/2009

3,700	$105.50	10/18/2006	10/19/2009
100	$105.51	10/18/2006	10/19/2009
100	$105.52	10/18/2006	10/19/2009
200	$105.51	10/18/2006	10/19/2009
100	$105.51	10/18/2006	10/19/2009
200	$105.51	10/18/2006	10/19/2009
100	$105.51	10/18/2006	10/19/2009
200	$105.53	10/18/2006	10/19/2009
100	$105.50	10/18/2006	10/19/2009
100	$105.51	10/18/2006	10/19/2009
100	$105.51	10/18/2006	10/19/2009
100	$105.50	10/18/2006	10/19/2009
100	$105.50	10/18/2006	10/19/2009
100	$105.50	10/18/2006	10/19/2009
200	$105.50	10/18/2006	10/19/2009
300	$105.50	10/18/2006	10/19/2009
100	$105.51	10/18/2006	10/19/2009
100	$105.50	10/18/2006	10/19/2009
300	$105.50	10/18/2006	10/19/2009
100	$105.51	10/18/2006	10/19/2009
1,200	$105.53	10/18/2006	10/19/2009
1,000	$105.53	10/18/2006	10/19/2009

        The following table sets forth information regarding purchases of Kinder Morgan common stock by Kinder Morgan, Mr. Richard Kinder, Portcullis Partners, LP, Portcullis G.P., LLC, Mr. William Morgan, Mr. Michael Morgan, Mr. Sarofim, Mr. Shaper, Mr. Kean, Mr. David Kinder, Mr. Listengart, Mrs. Dang and Mr. Street, showing for each fiscal quarter since January 1, 2004 the number of shares of Kinder Morgan common stock purchased, the range of prices paid for those shares, and the average price paid per quarter for those shares. Purchases by directors and executive officers were pursuant to option exercises or other purchases under Kinder Morgan's equity or stock purchase plans, unless otherwise indicated. Neither Parent nor Acquisition Co. purchased any shares of Kinder Morgan common stock during this period.

	Quarter Ended
	3/31/04			6/30/04
	Range of Price($)	Average Price($)	Number of Shares	Range of Price($)	Average Price($)	Number of Shares
Kinder Morgan	$59.38 - $60.55	$59.89	35,000	$57.55 - $59.98	$58.93	631,200
Joseph Listengart	$23.81	$23.81	20,000	$23.81	$23.81	30,000
David D. Kinder	—	—	—	$23.81	$23.81	7,500
James E. Street	—	—	—	$23.81	$23.81	30,000

	Quarter Ended
	9/30/04			12/31/04
	Range of Price($)	Average Price($)	Number of Shares	Range of Price($)	Average Price($)	Number of Shares
Kinder Morgan	$59.08 - $59.99	$59.62	264,900	$66.46 - $72.98	$69.89	764,800
James E. Street	—	—	—	$23.81	$23.81	20,000

	Quarter Ended
	3/31/05			6/30/05
	Range of Price($)	Average Price($)	Number of Shares	Range of Price($)	Average Price($)	Number of Shares
Kinder Morgan	$69.79 - $81.16	$75.95	2,221,800	$73.33 - $77.63	$75.74	196,500
Michael C. Morgan	$23.81 - $33.13	$30.89	197,500	—	—	—
Fayez Sarofim	$43.10 - $61.40	$52.34	40,000	—	—	—

	Quarter Ended
	9/30/05			12/31/05
	Range of Price($)	Average Price($)	Number of Shares	Range of Price($)	Average Price($)	Number of Shares
Kinder Morgan	$91.00 - $93.66	$92.70	101,600	$86.35 - $93.81	$89.88	1,345,900
James E. Street	$23.81	$23.81	10,000	—	—	—
Richard D. Kinder	—	—	—	$88.60 - $88.75	$88.70	4,585
David D. Kinder	—	—	—	$39.12	$39.12	22,000

	Quarter Ended
	3/31/06			6/30/06
	Range of Price($)	Average Price($)	Number of Shares	Range of Price($)	Average Price($)	Number of Shares
Kinder Morgan	$90.12 - $96.83	$92.58	339,800	—	—	—

Quarter Ended
9/30/06			12/31/06 (1)
Range of Price($)	Average Price($)	Number of Shares	Range of Price($)	Average Price($)	Number of Shares
—	—	—	—	—	—

(1)
Through October 13, 2006

        The following table lists transactions in Kinder Morgan common stock that were effected on the NYSE or over-the-counter market in the ordinary course of business of Goldman Sachs or another wholly owned broker or dealer subsidiary of GS Group during the period of August 17, 2006 through October 17, 2006.

Purchase (P)/Sell (S)	Quantity	Price	Trade Date	Settlement Date
S	1,255	101.7500	8/22/2006	8/25/2006
P	5	101.6000	8/23/2006	8/28/2006
S	20	104.2100	8/28/2006	8/31/2006
P	30	104.2700	8/28/2006	8/31/2006
S	80	104.2100	8/28/2006	8/31/2006
S	900	104.2700	8/29/2006	9/1/2006
P	900	104.2700	8/29/2006	9/1/2006
P	80	104.2700	8/29/2006	9/1/2006
S	900	104.4300	8/30/2006	9/5/2006
P	900	104.4300	8/30/2006	9/5/2006
S	2,603	104.4000	8/30/2006	9/5/2006
P	2,603	104.4000	8/30/2006	9/5/2006
S	1	104.4000	8/30/2006	9/5/2006
P	1	104.4000	8/30/2006	9/5/2006

S	3,000	104.2757	9/7/2006	9/12/2006
S	1,255	101.7500	8/22/2006	8/25/2006
S	3,000	104.2757	9/7/2006	9/12/2006
P	2,234	104.1600	9/13/2006	9/18/2006
S	2,234	104.1600	9/13/2006	9/18/2006
S	36	104.4000	9/15/2006	9/20/2006
P	36	104.4000	9/15/2006	9/20/2006
S	2,000	104.4700	9/20/2006	9/25/2006
S	1,000	104.5010	9/21/2006	9/26/2006
S	30,000	104.4508	9/26/2006	9/29/2006
P	812	104.9500	9/28/2006	10/3/2006
S	794	104.9500	9/28/2006	10/3/2006
S	908	104.9500	9/28/2006	10/3/2006
P	794	104.9500	9/28/2006	10/3/2006
S	812	104.9500	9/28/2006	10/3/2006
P	908	104.9500	9/28/2006	10/3/2006
S	625	104.9100	10/3/2006	10/6/2006
S	500	105.7320	10/17/2006	10/20/2006
S	1,000	105.7320	10/17/2006	10/20/2006
P	1,000	105.7810	10/17/2006	10/20/2006

 IMPORTANT INFORMATION REGARDING ACQUISITION CO.,
PARENT AND THE SPONSOR INVESTORS

Information Regarding Acquisition Co.

        Acquisition Co. is a Kansas corporation and wholly owned subsidiary of Parent with its principal executive offices at c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. Acquisition Co.'s telephone number is (212) 403-1000. Acquisition Co. was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Acquisition Co. has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        Set forth below are the names, the present principal occupations or employment and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and the five-year employment history of each of the directors and executive officers of Acquisition Co.

        Henry Cornell—President and Director.    Mr. Cornell serves as Managing Director of Goldman, Sachs & Co. Mr. Cornell joined Goldman Sachs in 1984.

        Kenneth A. Pontarelli—Treasurer and Secretary.    Mr. Pontarelli serves as Managing Director of Goldman, Sachs & Co. Mr. Pontarelli joined Goldman Sachs in 1997, was promoted to Vice President in 2001 and Managing Director in 2004.

        The business address for each of the persons listed above is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

        During the past five years, none of the persons described above or Acquisition Co. has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each person identified above is a United States citizen.

Information Regarding Parent

        Parent is a Delaware limited liability company with its principal executive offices at c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019. Parent's telephone number is (212) 403-1000. Parent was formed solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, including arranging the related financing transactions. Parent has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

        The current owners of Parent are Richard D. Kinder, GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & CO. KG, GS Capital Partners V Institutional, L.P., GS Global Infrastructure Partners I, L.P., The Goldman Sachs Group, Inc., Carlyle Partners IV, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P. and AIG Knight LLC.

        Except as set forth below in Schedules III and VI, during the past five years, none of the persons or entities described above (i) has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or (ii) was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

 Information Regarding GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GSCP V Offshore Advisors, L.L.C., GS Capital Partners V Institutional, L.P., GS Advisors V, L.L.C., GS Capital Partners V GmbH & CO. KG., Goldman, Sachs Management GP GmbH, GS Capital Partners V GmbH & CO. KG, GS Global Infrastructure Partners I, L.P., GS Infrastructure Advisors 2006, L.L.C., Goldman, Sachs & Co., and The Goldman Sachs Group,  Inc.

        GS Capital Partners V Fund, L.P. is a Delaware limited partnership formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GSCP V Advisors, L.L.C., a Delaware limited liability company, acts as the sole general partner of GS Capital Partners V Fund, L.P.

        GS Capital Partners V Offshore Fund, L.P. is a Cayman Islands exempted limited partnership formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GSCP V Offshore Advisors, L.L.C., a Delaware limited liability company, acts as the sole general partner of GS Capital Partners V Offshore Fund, L.P.

        GS Capital Partners V Institutional, L.P. is a Delaware limited partnership formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. GS Advisors V, L.L.C., a Delaware limited liability company, acts as the sole general partner of GS Capital Partners V Institutional, L.P.

        GS Capital Partners V GmbH & CO. KG. is a German limited partnership formed for the purpose of investing in equity, equity-related and similar securities or instruments, including debt or other securities or instruments with equity-like returns or an equity component. Goldman, Sachs Management GP GmbH, a German company with limited liability, acts as the sole general partner of GS Capital Partners V GmbH & CO. KG and GS Advisors V, L.L.C., a Delaware limited liability company, acts as the managing limited partner of GS Capital Partners V GmbH & CO. KG.

        GS Global Infrastructure Partners I, L.P. is a Delaware limited partnership formed for the purpose of investing in equity, equity-related and debt securities in or relating to infrastructure assets or companies and infrastructure-related assets or companies. GS Infrastructure Advisors 2006, L.L.C., a Delaware limited liability company, acts as the sole general partner of GS Global Infrastructure Partners I, L.P.

        Goldman, Sachs & Co., a New York limited partnership, is an investment banking firm and a member of the NYSE and other national exchanges. Goldman, Sachs & Co. is wholly-owned, directly and indirectly, by GS Group. GS Group is a Delaware corporation and holding company that (directly and indirectly through subsidiaries or affiliated companies or both) is a leading investment banking organization.

        The business address for each entity above is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

        Set forth below for each director and executive officer of The Goldman Sachs Group, Inc. is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer. Each person identified below is a United States citizen except otherwise stated below. The principal business address of each director and executive officer listed below is c/o Goldman Sachs, 85 Broad Street, New York, NY 10004.

        Lloyd C. Blankfein—Chairman of the Board and Chief Executive Officer.    Mr. Blankfein serves as the Chairman of the Board and Chief Executive Officer of The Goldman Sachs Group, Inc. During the

past five years, Mr. Blankfein has served as President and Chief Operating Officer of The Goldman Sachs Group, Inc. from January 2004 until June 2006, Vice Chairman of The Goldman Sachs Group, Inc. and Manager of Goldman Sachs's Fixed Income, Currency and Commodities department and the Equities department from April 2002 until January 2004, and Co-Head of Fixed Income, Currency and Commodities department from 1997 until February 2002.

        Jon Winkelried—President, Co-Chief Operating Officer and a Director.    Mr. Winkelried serves as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. During the past five years, Mr. Winkelried has served as Co-Head of Goldman Sachs's Investment Banking Division from January 2005 until June 2006 and Co-Head of Fixed Income, Currency and Commodities department from January 2000 until January 2005.

        Gary D. Cohn—President, Co-Chief Operating Officer and a Director.    Mr. Cohn serves as the President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. During the past five years, Mr. Cohn has served as Co-Head of Goldman Sachs's global securities businesses from January 2004 until June 2006, Co-Head of the Equities department since 2003 and of Fixed Income, Currency and Commodities department since September 2002, and Co-Chief Operating Officer of Fixed Income, Currency and Commodities department from March 2002 until September 2002.

        Lord Browne of Madingley—Director.    Lord Browne of Madingley serves as Group Chief Executive of BP p.l.c. and has held the position since 1995. Lord Browne of Madingley is a citizen of the United Kingdom.

        John H. Bryan—Director.    Mr. Bryan currently serves as Consultant to and is the Retired Chairman and Chief Executive Officer of the Sara Lee Corporation. Within the past five years, Mr. Bryan retired as Chairman in October 2001 and as Chief Executive Officer in June 2000 of the Sara Lee Corporation.

        Claes Dahlback—Director.    Claes Dahlback serves as Senior Advisor to Investor AB and Executive Vice Chairman of W Capital Management. During the past five years, Claes Dahlback has served as Nonexecutive Chairman of Investor AB from April 2002 until April 2005 and Vice Chairman of Investor AB from April 1999 until April 2002. Claes Dahlback is a citizen of Sweden.

        Stephen Friedman—Director.    Mr. Friedman serves as Chairman of Stone Point Capital, Chairman of the President's Foreign Intelligence Advisory Board and Chairman of the Intelligence Oversight Board. During the past five years, Mr. Friedman has served as Senior Advisor to Stone Point Capital from May 2005 until June 2006, Assistant to President for Economic Policy and Director of the National Economic Council from December 2002 until December 2004 and Senior Principal of MMC Capital from January 1998 until December 2002.

        William W. George—Director.    Mr. George serves as Professor of Management Practice at the Harvard Business School and Retired Chairman and Chief Executive Officer of Medtronic, Inc. During the past five years, Mr. George has served as Chairman and Chief Executive Officer of Medtronic, Inc. until April 2002 and May 2001 respectively.

        James A. Johnson—Director.    Mr. Johnson serves as Vice Chairman of Perseus, L.L.C. and has held this position since April 2001.

        Lois D. Juliber—Director.    Ms. Juliber serves as Retired Vice Chairman of the Colgate-Palmolive Company. During the past five years, Ms. Juliber has served as Vice Chairman from July 2004 until April 2005 and Chief Operating Officer of the Colgate-Palmolive Company from March 2000 until July 2004.

        Edward M. Liddy—Director.    Mr. Liddy serves as Chairman of the Board and Chief Executive Officer of The Allstate Corporation and has held these positions since January 1999.

        Ruth J. Simmons—Director.    Ms. Simmons serves as President of Brown University and has held this position since July 2001.

        David A. Viniar—Chief Financial Officer.    Mr. Viniar serves as Chief Financial Officer of The Goldman Sachs Group, Inc. and has held this position since May 1999.

        Set forth below for each executive officer and director of each of GSCP V Advisors, L.L.C., GSCP V Offshore Advisors, L.L.C, and GS Advisors V, L.L.C. is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member. Each person identified below is a United States citizen except otherwise stated below. The principal business address for all the executive officers listed below is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, except as follows: The principal business address of Richard S. Sharp, Hughes B. Lepic, Robert R. Gheewalla, Sanjay H. Patel, Steffen J. Kastner, Bjorn P. Killmer, Ulrika Werdelin, and Martin Hintze is Peterborough Court, 133 Fleet Street, London EC4A 2BB, England. The principal business address of Hsueh J. Sung, Sang Gyun Ahn and Andrew Wolff is Cheung Kong Center, 68th Floor, 2 Queens Road, Central, Hong Kong. The business address of Joseph P. DiSabato is 555 California Street, San Francisco, CA 94104. The business address of Muneer A. Satter is 71 South Wacker Drive, Chicago, IL 60606. The business address of Ankur A. Sahu is Roppongi Hills, Mori Tower, Level 43-48, 10-1, Roppongi 6-chome, Minato-ku, Tokyo, 106-6147, Japan.

        Richard A. Friedman—President.    Mr. Friedman serves as Managing Director of Goldman Sachs and Head of Goldman Sachs's Merchant Banking Division. Mr. Friedman joined Goldman Sachs in 1981.

        Ben I. Adler—Managing Director and Vice President.    Mr. Adler serves as Managing Director and General Counsel of Goldman, Sachs & Co. Mr. Adler joined Goldman Sachs in 1998.

        Sang Gyun Ahn—Managing Director and Vice President.    Mr. Ahn serves as Managing Director of Goldman Sachs (Asia) L.L.C. Mr. Ahn joined Goldman Sachs in 1998, was promoted to Executive Director in 2005 and Managing Director in 2005. Mr. Ahn is a citizen of South Korea.

        John E. Bowman—Managing Director and Vice President.    Mr. Bowman serves as Managing Director of Goldman, Sachs & Co. Mr. Bowman joined Goldman Sachs in 1998, was promoted to Vice President in 1999 and Managing Director in 2005.

        Gerald J. Cardinale—Managing Director and Vice President.    Mr. Cardinale serves as Managing Director of Goldman, Sachs & Co. Mr. Cardinale joined Goldman Sachs in 1992, was promoted to Vice President in 1998 and Managing Director in 2002.

        Henry Cornell—Managing Director and Vice President.    Mr. Cornell serves as Managing Director of Goldman, Sachs & Co. Mr. Cornell joined Goldman Sachs in 1984.

        Joseph P. DiSabato—Managing Director and Vice President.    Mr. DiSabato serves as Managing Director of Goldman, Sachs & Co. Mr. DiSabato joined Goldman Sachs in 1994.

        Katherine B. Enquist—Managing Director, Secretary and Vice President.    Ms. Enquist serves as Managing Director of Goldman, Sachs & Co. Ms. Enquist joined Goldman Sachs in 1985, was promoted to Vice President in 1990 and Managing Director in 2002.

        Robert R. Gheewalla—Managing Director and Vice President.    Mr. Gheewalla serves as Managing Director of Goldman Sachs International. Mr. Gheewalla joined Goldman Sachs in 1989.

        Joseph H. Gleberman—Managing Director and Vice President.    Mr. Gleberman serves as Managing Director of Goldman, Sachs & Co. Mr. Gleberman joined Goldman Sachs in 1982.

        Melina E. Higgins—Managing Director and Vice President.    Ms. Higgins serves as Managing Director of Goldman, Sachs & Co. Ms. Higgins joined Goldman Sachs in 1994, was promoted to Vice President in 1998 and Managing Director in 2001.

        Martin Hintze—Managing Director and Vice President.    Mr. Hintze serves as Managing Director of Goldman Sachs International. Mr. Hintze joined Goldman Sachs in 1992, was promoted to Executive Director in 1999 and Managing Director in 2005. Mr. Hintze is a citizen of Germany.

        Adrian M. Jones—Managing Director and Vice President.    Mr. Jones serves as Managing Director of Goldman, Sachs & Co. Mr. Jones joined Goldman Sachs in 1994, was promoted to Vice President in 1998 and Managing Director in 2002. Mr. Jones is a citizen of Ireland.

        Steffen J. Kastner—Managing Director and Vice President.    Mr. Kastner serves as Managing Director of Goldman Sachs International. Mr. Kastner joined Goldman Sachs in 1994, was promoted to Vice President in 1998 and Managing Director in 2004. Mr. Kastner is a citizen of Germany.

        Stuart A. Katz—Managing Director and Vice President.    Mr. Katz serves as Managing Director of Goldman, Sachs & Co. Mr. Katz joined Goldman Sachs in 1996, was promoted to Vice President in 2000 and Managing Director in 2004.

        Bjorn P. Killmer—Managing Director and Vice President.    Mr. Killmer serves as Managing Director of Goldman Sachs International. Mr. Killmer joined Goldman Sachs in 1998, was promoted to Vice President in 2001 and Managing Director in 2004. Mr. Killmer is a citizen of Germany.

        Michael E. Koester—Managing Director and Vice President.    Mr. Koester serves as Managing Director of Goldman, Sachs & Co. Mr. Koester joined Goldman Sachs in 1999, was promoted to Vice President in 2002 and Managing Director in 2005.

        Hughes B. Lepic—Managing Director and Vice President.    Mr. Lepic serves as Managing Director of Goldman Sachs International. Mr. Lepic joined Goldman Sachs in 1990 and is a citizen of France.

        Sanjeev K. Mehra—Managing Director and Vice President.    Mr. Mehra serves as Managing Director of Goldman, Sachs & Co. Mr. Mehra joined Goldman Sachs in 1986.

        Sanjay H. Patel—Managing Director and Vice President.    Mr. Patel, serves as Managing Director of Goldman Sachs International. From 1999 to 2004 Mr. Patel was co-president of GSC Partners (500 Campus Drive, Suite 220, Florham Park, NJ 07932) and joined Goldman Sachs as a Managing Director in 2005.

        Kenneth A. Pontarelli—Managing Director and Vice President.    Mr. Pontarelli serves as Managing Director of Goldman, Sachs & Co. Mr. Pontarelli joined Goldman Sachs in 1997, was promoted to Vice President in 2001 and Managing Director in 2004.

        Ankur A. Sahu—Managing Director and Vice President.    Mr. Sahu serves as Managing Director of Goldman Sachs (Japan), Ltd. Mr. Sahu joined Goldman Sachs in 1993, was promoted to Vice President in 2000 and Managing Director in 2005. Mr. Sahu is a citizen of India.

        Muneer A. Satter—Managing Director and Vice President.    Mr. Satter serves as Managing Director of Goldman, Sachs & Co. Mr. Satter joined Goldman Sachs in 1988.

        Richard S. Sharp—Managing Director and Vice President.    Mr. Sharp serves as Managing Director of Goldman Sachs International and Head of Investment Banking Services Department. Mr. Sharp joined Goldman Sachs in 1984 and is a citizen of the United Kingdom.

        Hsueh J. Sung—Managing Director and Vice President.    Mr. Sung serves as Managing Director of Goldman Sachs (Asia), L.L.C. Mr. Sung joined Goldman Sachs in 1994 and is a citizen of Taiwan.

        Ulrika Werdelin—Managing Director and Vice President.    Ms. Werdelin serves as Managing Director of Goldman Sachs International. Ms. Werdelin joined Goldman Sachs in 1993, was promoted to Vice President in 2000 and Managing Director in 2005. Ms. Werdelin is a citizen of Sweden.

        Andrew E. Wolff—Managing Director and Vice President.    Mr. Wolff serves as Managing Director of Goldman Sachs (Asia), L.L.C. Mr. Wolff joined Goldman Sachs in 1998, was promoted to Vice President in 2001 and Managing Director in 2005.

        Elizabeth C. Fascitelli—Treasurer.    Ms. Fascitelli serves as Managing Director of Goldman, Sachs & Co. Ms. Fascitelli joined Goldman Sachs in 1984.

        Set forth below for each executive officer and director of Goldman, Sachs Management GP GmbH is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member. Each person identified below is a United States citizen except otherwise stated below. The principal business address for all the executive officers listed below is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, except as follows: The business address of Richard S. Sharp, David Greenwald and Simon Cresswell is Peterborough Court, 133 Fleet Street, London EC4A 2BB, England.

        Richard A. Friedman—Managing Director.    See information provided for Mr. Friedman above.

        Joseph H. Gleberman—Managing Director.    See information provided for Mr. Gleberman above.

        Henry Cornell—Managing Director.    See information provided for Mr. Cornell above.

        Richard S. Sharp—Managing Director.    See information provided for Mr. Sharp above.

        Elizabeth C. Fascitelli—Managing Director.    See information provided for Ms. Fascitelli above.

        Ben I. Adler—Managing Director.    See information provided for Mr. Adler above.

        John E. Bowman—Managing Director.    See information provided for Mr. Bowman above.

        Katherine B. Enquist—Managing Director.    See information provided for Ms. Enquist above.

        David J. Greenwald—Managing Director.    Mr. Greenwald serves as Managing Director and International General Counsel of Goldman Sachs International. Mr. Greenwald joined Goldman Sachs in 1994.

        Simon Cresswell—Managing Director.    Mr. Cresswell serves as Vice President and General Counsel of Goldman Sachs International. From 2000 until he joined Goldman Sachs in 2004 Mr. Cresswell was an Associate at Davis Polk & Wardwell. Mr. Cresswell is a citizen of Australia.

        Set forth below for each member of the Principal Investment Area Investment Committee of Goldman, Sachs & Co. which exercises the authority of Goldman, Sachs & Co. in advising each of GSCP V Advisors, L.L.C., GSCP V Offshore Advisors, L.L.C, and GS Advisors V, L.L.C. is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member. Except as set forth above, the principal business address of each executive officers listed below is c/o Goldman Sachs, 85 Broad Street, New York, NY 10004.

        Richard A. Friedman—Chairman.    See information provided for Mr. Friedman above.

        Ben I. Adler—Member.    See information provided for Mr. Adler above.

        Gerald J. Cardinale—Member.    See information provided for Mr. Cardinale above.

        Henry Cornell—Member.    See information provided for Mr. Cornell above.

        Joseph P. DiSabato—Member.    See information provided for Mr. DiSabato above.

        Elizabeth C. Fascitelli—Member.    See information provided for Ms. Fascitelli above.

        Robert R. Gheewalla—Member.    See information provided for Mr. Gheewalla above.

        Joseph H. Gleberman—Member.    See information provided for Mr. Gleberman above.

        Melina E. Higgins—Member.    See information provided for Ms. Higgins above.

        Adrian M. Jones—Member.    See information provided for Mr. Jones above.

        Scott Kapnick—Member.    Mr. Kapnick serves as Managing Director of Goldman, Sachs & Co. Mr. Kapnick joined Goldman Sachs in 1985. Mr. Kapnick is a citizen of the United States.

        Michael E. Koester—Member.    See information provided for Mr. Koester above.

        Hughes B. Lepic—Member.    See information provided for Mr. Lepic above.

        Sanjeev K. Mehra—Member.    See information provided for Mr. Mehra above.

        Sanjay H. Patel—Member.    See information provided for Mr. Patel above.

        Muneer A. Satter—Member.    See information provided for Mr. Satter above.

        Richard S. Sharp—Member.    See information provided for Mr. Sharp above.

        Sarah E. Smith—Member.    Ms. Smith serves as Managing Director of Goldman, Sachs & Co. Ms. Smith joined Goldman Sachs in 1986 and is a citizen of the United Kingdom.

        Hsueh J. Sung—Member.    See information provided for Mr. Sung above.

        Set forth below for each executive officer and director of GS Infrastructure Advisors 2006, L.L.C is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member. Each person identified below is a United States citizen except otherwise stated below. The business address for all the executive officers listed below is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, except as follows: The business address of Julian C. Allen, Philippe L. Camu, Peter Lyneham, Sarah Mook and Paul Obey is Peterborough Court, 133 Fleet Street, London EC4A 2BB, England.

        Steven M. Feldman—President and Chairman.    Mr. Feldman serves as Managing Director of Goldman, Sachs & Co. and Global Co-Head of the Goldman Sachs Infrastructure Investment Group. Mr. Feldman joined Goldman Sachs in 1989.

        Julian C. Allen—Vice President, Secretary and Treasurer.    Mr. Allen serves as Vice President of Goldman Sachs International. Mr. Allen joined Goldman Sachs in 1990 and is a citizen of the United Kingdom.

        Philippe L. Camu—Vice President.    Mr. Camu serves as Managing Director of Goldman Sachs International and Head of the Infrastructure Investment Group in Europe. Mr. Camu joined Goldman Sachs in 1997 and was promoted to Managing Director in 2003. Mr. Camu is a citizen of Belgium.

        Ben I. Adler—Vice President.    See information provided for Mr. Adler above.

        Renee Beaumont—Vice President.    Ms. Beaumont serves as Vice President of Goldman, Sachs & Co. From 1999 until she joined Goldman Sachs in 2004 Ms. Beaumont was an Associate at Shearman & Sterling LLP.

        Benjamin Hellweg—Vice President.    Mr. Hellweg serves as Vice President of Goldman, Sachs & Co. Mr. Hellweg joined Goldman Sachs in 2000, was promoted to Associate in 2002 and Vice President in 2005.

        Jonathan Hunt—Vice President.    Mr. Hunt serves as Vice President of Goldman, Sachs & Co. Mr. Hunt joined Goldman Sachs in 1999, was promoted to Associate in 2003 and Vice President in 2004.

        Peter Lyneham—Vice President.    Mr. Lyneham serves as Vice President of Goldman Sachs International. Mr. Lyneham joined Goldman Sachs in 1999 and was promoted to Vice President in 2004. Mr. Lyneham is a citizen of Australia.

        Sarah Mook—Vice President.    Ms. Mook serves as Vice President of Goldman Sachs International. Ms. Mook joined Goldman Sachs in 2006. From 1998 to 2006 Ms. Mook served as Senior Associate at Freshfields Bruckhaus Deringer (65 Fleet Street, London, EC4V 2HS). Ms. Mook is a citizen of the United Kingdom.

        Josephine Mortelliti—Vice President.    Ms. Mortelliti services as Managing Directors of Goldman, Sachs & Co. Ms. Mortelliti joined Goldman Sachs in 1994 and was promoted to Managing Director in 2004.

        Paul Obey—Vice President.    Mr. Obey serves as Vice President of Goldman Sachs International. Mr. Obey joined Goldman Sachs in 1996 and is a citizen of the United Kingdom.

        William J. Young—Vice President.    Mr. Young serves as Managing Director of Goldman, Sachs & Co. and Global Co-Head of the Goldman Sachs Infrastructure Investment Group. Mr. Young joined Goldman Sachs in 2001.

        Set forth below for each member of the IIG Investment Committee of Goldman, Sachs & Co. which exercises the authority of Goldman, Sachs & Co. in advising GS Infrastructure Advisors 2006, L.L.C is his or her respective principal occupation or employment, the name of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such member. Each person identified below is a United States citizen except otherwise stated below. The business address for all the executive officers listed below is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, except as follows: The business address of Philippe L. Camu, Jamal Dhanani, David Grounsell and Richard Powers is Peterborough Court, 133 Fleet Street, London EC4A 2BB, England.

        Steven M. Feldman—Chairman.    See information provided for Mr. Feldman above.

        Philippe L. Camu—Member.    See information provided for Mr. Camu above.

        Ben I. Adler—Member.    See information provided for Mr. Adler above.

        Jamal Dhanani—Member.    Mr. Dhanani serves as Managing Director of Goldman Sachs International and Co-Head of the Infrastructure and Structured Finance Group in Europe. Mr. Dhanani joined Goldman Sachs in 2001 as an Executive Director in the European Structured and Principal Finance Group, and was promoted to Managing Director in 2004. Mr. Dhanani is a citizen of the United Kingdom.

        Susanne Donohoe—Member.    Ms. Donohoe serves as Managing Director of Goldman, Sachs & Co. Ms. Donohoe joined Goldman Sachs in 1992.

        Mark Florian—Member.    Mr. Florian serves as Managing Director of Goldman, Sachs & Co. Mr. Florian joined Goldman Sachs in 1985 and was promoted to Managing Director in 2003.

        David Grounsell—Member.    Mr. Grounsell serves as Managing Director and General Counsel of Goldman Sachs International. Mr. Grounsell joined Goldman Sachs in 1993 and was promoted to Managing Director in 2001. Mr. Grounsell is a citizen of the United Kingdom.

        Richard Powers—Member.    Mr. Powers serves as Managing Director of Goldman Sachs International. Mr. Powers joined Goldman Sachs in 1998.

        Stuart Rothenberg—Member.    Mr. Rothenberg serves as Managing Director of Goldman, Sachs & Co. and Head of Goldman, Sachs & Co.'s Real Estate Principal Investment Area. Mr. Rothenberg joined Goldman Sachs in 1987.

        Jonathan Sobel—Member.    Mr. Sobel serves as Managing Director of Goldman, Sachs & Co. Mr. Sobel joined Goldman Sachs in 1987.

        Tracy Wolstencroft—Member.    Mr. Wolstencroft serves as Managing Director of Goldman, Sachs & Co. Mr. Wolstencroft joined Goldman Sachs in 1985.

        William J. Young—Member.    See information provided for Mr. Young above.

        During the past five years, none of the persons or entities described above under this caption (i) has been convicted in a criminal proceeding (excluding traffic violations and misdemeanors), or (ii) except as set forth below, was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state laws, or a finding of a violation of federal or state securities laws.

        In November 2002, the SEC, the National Association of Securities Dealers ("NASD") and the NYSE alleged that five broker dealers, including Goldman Sachs, violated Section 17(a) of the Exchange Act, and Rule 17a-4 thereunder, NYSE Rules 440 and 342 and NASD Rules 3010 and 3110 by allegedly failing to preserve electronic mail communications for three years and/or to preserve electronic mail communications for the first two years in an accessible place, and by allegedly having inadequate supervisory systems and procedures in relation to the retention of electronic mail communications. Without admitting or denying the allegations, the five broker dealers, including Goldman Sachs, consented to censure by the SEC, NASD and NYSE and to the imposition of a cease-and-desist order by the SEC and Goldman Sachs paid a total fine of $1,650,000 ($550,000 each to the SEC, NASD and NYSE). Goldman Sachs also undertook to review its procedures regarding the preservation of electronic mail communications for compliance with the federal securities laws and regulations and the rules of the NASD and NYSE, and to confirm within a specified period of time that it has established systems and procedures reasonably designed to achieve compliance with those laws, regulations and rules.

        On April 28, 2003, without admitting or denying liability, ten investment banking firms including Goldman Sachs, entered into global settlements with the SEC, the NYSE, the NASD and certain states to resolve the investigations relating to equity research analyst conflicts of interest. Goldman Sachs was charged with violating NYSE Rules 342, 401, 472 and 475, and NASD Conduct Rules 2110, 2210 and 3010. Goldman Sachs also agreed to a censure by the NYSE and the NASD and to pay a total of $110,000,000 and to adopt a set of industry-wide reforms of its research and investment banking businesses and to adopt certain restrictions on the allocations of "hot" IPO shares. The terms of the global settlement were entered in an order by a federal court in the Southern District of New York on October 31, 2003 (Civil Action Number 03CV2944).

        On September 4, 2003, Goldman Sachs and the SEC settled administrative proceedings relating to certain trading in U.S. Treasury securities by Goldman Sachs on the morning of October 31, 2001. The Staff of the SEC alleged that Goldman Sachs violated (i) Section 15(c)(1) and Rule 15c1-2 of the Exchange Act as a result of certain trading in U.S. Treasury bonds over an eight minute period on October 31, 2001; and (ii) Section 15(f) of the Exchange Act by failing to maintain policies and procedures specifically addressed to the possible misuse of non-public information obtained from outside consultants. Under the Offer of Settlement submitted by Goldman Sachs and accepted by the SEC, without admitting or denying the SEC's allegations, Goldman Sachs consented to the entry of an Order that, among other things, (i) censured Goldman Sachs; (ii) directed Goldman Sachs to cease and desist from committing or causing any violations of Section 15(c)(1)(A) & (C) and 15(f) and Rule 15c1-2 of the Exchange Act; (iii) ordered Goldman Sachs to pay disgorgement and prejudgment interest in the amount of $1,742,642, and a civil monetary penalty of $5 million; and (iv) directed Goldman Sachs to conduct a review its policies and procedures and to adopt, implement and maintain policies and procedures consistent with the Order and that review. Goldman Sachs also undertook to pay $2,562,740 in disgorgement and interest relating to certain trading in U.S. Treasury bond futures during the same eight minute period.

        On July 1, 2004, Goldman Sachs and the SEC settled administrative proceedings relating to communications from Goldman Sachs sales traders on its Asian Shares Sales Desk to certain institutional customers and news media concerning four international public securities offerings during the period between October 1999 and March 2000. The SEC alleged (i) that certain of these communications by Goldman Sachs employees were made after the registration statements pertaining to those offerings were filed, but not yet declared effective by the SEC, in violation of Section 5(b) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and (ii) that certain comments to the news media by Goldman Sachs with respect to one of the offerings constituted an offer to sell securities in violation of Section 5(c) of the Securities Act. The SEC also alleged that Goldman Sachs failed to adequately supervise the Asian Shares Sales Desk traders, as required by Section 15(b)(4)(E) of the Exchange Act. Under the Offer of Settlement submitted by Goldman Sachs and accepted by the SEC, without admitting or denying the SEC's allegations, Goldman Sachs consented to the entry of an Order that, among other things, directed Goldman Sachs to cease and desist from committing or causing any violations of Sections 5(b) and 5(c) of the Securities Act, and ordered Goldman Sachs to pay a civil monetary penalty of $2 million.

        On January 24, 2005, the SEC filed an action in the U.S. District Court for the Southern District of New York alleging that Goldman Sachs violated Rule 101 of Regulation M under the Exchange Act by attempting to induce, or inducing certain investors to make, aftermarket purchases of certain initial public offerings underwritten by Goldman Sachs during 2000. On February 4, 2005, without admitting or denying the allegations of the complaint, a final judgment was entered against Goldman Sachs, with the consent of Goldman Sachs, under which Goldman Sachs was permanently restrained and enjoined from violating Rule 101 of Regulation M and required to pay a $40 million civil penalty, which was paid on March 31, 2005.

        In May 2006, the SEC alleged that fourteen investment banking firms, including Goldman Sachs, violated Section 17(a)(2) of the Securities Act, by engaging in one or more practices relating to auctions of auction rate securities during the period from January 1, 2003 through June 30, 2004 as described in the cease-and-desist order entered by the SEC. Goldman Sachs has agreed to provide certain disclosures about its material auction practices and procedures to auction participants and to certify to the SEC that it has implemented certain procedures relating to the auction process. As part of a multi-firm settlement, Goldman Sachs submitted an Offer of Settlement which was accepted by the SEC on May 31, 2006. Without admitting or denying the allegations, Goldman Sachs consented to a censure and cease-and-desist order and payment of $1,500,000 civil money penalty.

Information Regarding Carlyle Partners IV, L.P.

        TC Group IV, L.P. is the general partner of Carlyle Partners IV, L.P.; TC Group IV, L.L.C. is the general partner of TC Group IV, L.P.; TC Group, L.L.C. is the managing member of TC Group IV, L.L.C.; and TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C.

        During the last five years, none of TCG Holdings, L.L.C., TC Group, L.L.C., TC Group IV, L.L.C., TC Group IV, L.P. or Carlyle Partners IV, L.P. has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Each of the entities listed above were organized in the State of Delaware. The business address for each of the entities listed above is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004-2505.

Information Regarding Carlyle/Riverstone Global Energy and Power Fund III, L.P.

        Carlyle/Riverstone Energy Partners III, L.P. is the general partner of Carlyle/Riverstone Global Energy and Power Fund III, L.P. C/R Energy GP III, LLC is the general partner of Carlyle/Riverstone Energy Partners III, L.P. Riverstone Investment Services LLC and Carlyle Investment Management, L.L.C. each have a 50% voting interest in C/R Energy GP III, LLC. TC Group, LLC is the managing member of Carlyle Investment Management, L.L.C. TCG Holdings, L.L.C. is the managing member of TC Group, LLC. Riverstone Holdings LLC controls Riverstone Investment Services LLC.

        During the last five years, none of Riverstone Holdings LLC, Riverstone Investment Services LLC, TCG Holdings, L.L.C., TC Group, L.L.C., Carlyle Investment Management, L.L.C., C/R Energy GP III, LLC, Carlyle/Riverstone Energy Partners III, L.P. or Carlyle/Riverstone Global Energy and Power Fund III, L.P. has been (1) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (2) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The business address for each of Carlyle/Riverstone Energy Partners III, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P., C/R Energy GP III, LLC, Riverstone Investment Services LLC and Riverstone Holdings LLC is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 51st Floor, New York, NY 10019, Attention: David M. Leuschen and Pierre F. Lapeyre, Jr.

        The business address for each of Carlyle Investment Management, L.L.C., TC Group, LLC, TCG Holdings, L.L.C. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW Washington, DC 20004-2505; the state of organization of these entities is the State of Delaware.

 Information Regarding AIG Knight LLC

        AIG Knight LLC ("AIG Knight"), a Delaware limited liability company, is a wholly-owned subsidiary of AIG Financial Products Corp. ("AIGFP"), a Delaware corporation. AIGFP is a wholly-owned subsidiary of American International Group, Inc. ("AIG"), a Delaware corporation. AIG Knight was formed for the purpose of holding AIG's investment in Parent. AIG may determine in the future to distribute, and transfer, ownership interests in AIG Knight or its interest in Parent to AIG subsidiaries and funds or investment vehicles sponsored or managed by AIG or AIG subsidiaries, in addition to AIGFP. The principal executive offices of AIG are located at 70 Pine Street, New York, New York 10270; AIGFP and AIG Knight are located at 50 Danbury Road, Wilton, Connecticut 06897.

        Starr International Company, Inc., a Panamanian corporation ("SICO"), has the sole power to vote and direct the disposition of 307,911,552 shares of common stock, par value $2.50 per share, of AIG ("AIG Shares") and the shared power to direct the disposition of 2,202,603 AIG Shares held by Universal Foundation, Inc., a Panamanian corporation ("Universal Foundation"). Universal Foundation has the sole power to vote such 2,202,603 AIG Shares. C.V. Starr & Co., Inc. a Delaware corporation ("Starr"), has the shared power to vote and direct the disposition of 41,277,246 AIG Shares (18,644,278 of which are held by the C.V. Starr & Co., Inc. Trust ("Starr Trust"), of which Starr is a beneficiary). Maurice R. Greenberg, a United States citizen, has the sole power to vote and direct the disposition of 2,902,886 AIG Shares, which may be acquired pursuant to stock options previously granted by AIG to Mr. Greenberg as a then officer and director of AIG. Mr. Greenberg has shared power to vote and direct the disposition of 79,388,082 AIG Shares, 18,120,666 of which are held as a tenant in common with Mr. Greenberg's wife, 108,663 of which are held in family trusts of which Mr. Greenberg is a trustee, 41,277,246 of which are held by Starr (18,644,278 shares of which are held by the Starr Trust, for which Starr is a beneficiary and Mr. Greenberg is a trustee), 381,507 of which are held by the Maurice R. and Corinne P. Greenberg Family Foundation, Inc., a New York not-for-profit corporation (the "Greenberg Foundation"), of which Mr. Greenberg, his wife and family members are directors and 20,000,000 of which are held by the Maurice R. and Corinne P. Greenberg Joint Tenancy Company, LLC, a Florida limited liability company (the "Greenberg Joint Tenancy Company"), of which the Maurice R. and Corinne P. Greenberg Joint Tenancy Corporation, Inc. (the "Greenberg Joint Tenancy Corporation") is the sole and managing member. Mr. Greenberg owns 24.08% of the voting common stock of Starr directly. The Greenberg Foundation has the shared power to vote and direct the disposition of such 381,507 AIG Shares. The Greenberg Joint Tenancy Company has the shared power to vote and direct the disposition of such 20,000,000 AIG Shares. Edward E. Matthews, a United States citizen, has the sole power to vote and direct the disposition of 729,320 AIG Shares, 306,820 of which are held directly by Mr. Matthews and 422,500 of which may be acquired pursuant to stock options previously granted by AIG to Mr. Matthews as a then officer and director of AIG. Mr. Matthews has shared power to vote and direct the disposition of 18,667,378 AIG Shares, 23,100 of which are held by Mr. Matthews' wife and 18,644,278 of which are held by the Starr Trust, for which Starr is a beneficiary and Mr. Matthews is a trustee.

        The principal executive offices of SICO are located at Fitzwilliam Hall, Fitzwilliam Place, Dublin 2, Ireland and it also maintains an office at Mercury House, 101 Front Street, Hamilton HM12, Bermuda. The principal executive offices of Starr and the Greenberg Foundation are located at 399 Park Avenue, 17th Floor, New York, New York 10022. The principal executive offices of Universal Foundation are located at Mercury House, 101 Front Street, Hamilton HM 12, Bermuda. The principal executive offices of the Greenberg Joint Tenancy Company are located at 35 Ocean Reef Drive, Key Largo, Florida 33037.

        All information provided herein with respect to Messrs. Greenberg and Matthews, SICO, Starr, Universal Foundation, the Greenberg Foundation, and the Greenberg Joint Tenancy Company and their respective directors and executive officers is provided based solely on the information set forth in the most recent amendment to Schedule 13D relating to AIG Shares filed on May 26, 2006 on behalf of Messrs. Greenberg and Matthews, SICO, Starr, Universal Foundation, the Greenberg Foundation and the Greenberg Joint Tenancy Company. This information has not been updated to reflect changes in the ownership by such parties of AIG Shares that are disclosed in filings made by one or more of such parties under Section 16 of the Exchange Act. In each case, such information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation to its accuracy or completeness as of the date hereof or any subsequent date.

  2006 Regulatory Settlements

        In February 2006, AIG reached a final settlement with the SEC, the United States Department of Justice ("DOJ"), the Office of the New York Attorney General ("NYAG") and the New York State Department of Insurance ("DOI"). The settlements resolved outstanding litigation filed by the SEC, NYAG and DOI against AIG and concluded negotiations with these authorities and the DOJ in connection with the accounting, financial reporting and insurance brokerage practices of AIG and its subsidiaries, as well as claims relating to the underpayment of certain workers compensation premium taxes and other assessments.

        AIG, without admitting or denying the allegations in the SEC complaint, consented to the issuance of a final judgment on February 9, 2006: (a) permanently restraining and enjoining AIG from violating Section 17(a) of the Securities Act, and Sections 10(b), 13(a), 13(b)(2) and 13(b)(5) and Rules 10b-5, 12b-20, 13a-1, 13a-13 and 13b2-1 of the Exchange Act; (b) ordering AIG to pay disgorgement in the amount of $700 million; and (c) ordering AIG to pay a civil penalty in the amount of $100 million. These amounts have been paid into a fund under the supervision of the SEC to be available to resolve claims asserted in various civil proceedings, including shareholder lawsuits.

        In February 2006, AIG and the DOJ entered into a letter agreement. In the letter agreement, the DOJ notified AIG that in its view, AIG, acting through some of its employees, violated federal criminal law in connection with misstatements in periodic financial reports that AIG filed with the SEC between 2000 and 2004 relating to certain transactions. The settlement with the DOJ consists of, among other things, AIG's cooperating with the DOJ in the DOJ's ongoing criminal investigation, accepting responsibility for certain of its actions and those of its employees relating to these transactions and paying $25 million.

        Effective February 9, 2006, AIG entered into agreements with the NYAG and the DOI, settling claims under New York's Martin Act and insurance laws, among other provisions, which were originally brought by the NYAG and the DOI in a civil complaint filed on May 26, 2005. Under the agreements, $375 million was paid into a fund under the supervision of the NYAG and the DOI to be available principally to pay certain AIG insureds who purchased excess casualty policies through Marsh & McLennan Companies, Inc. or Marsh Inc. In addition, approximately $343 million will be used to compensate participating state funds in connection with the underpayment of certain workers compensation premium taxes and other assessments. In addition, AIG paid $100 million as a fine to the State of New York.

        As part of these settlements, AIG has agreed to retain for a period of three years an independent consultant who will conduct a review that will include the adequacy of AIG's internal controls over financial reporting and the remediation plan that AIG has implemented as a result of its own internal review.

  PNC Settlement

        In November 2004, AIG and AIGFP, a subsidiary of AIG, reached a final settlement with the SEC, the Fraud Section of the DOJ and the United States Attorney for the Southern District of Indiana with respect to issues arising from certain structured transactions entered into with Brightpoint, Inc. and the

PNC Financial Services Group, Inc. ("PNC"), the marketing of transactions similar to the PNC transactions and related matters.

        As part of the settlement, the SEC filed against AIG a civil complaint, based on the conduct of AIG primarily through AIGFP, alleging violations of certain antifraud provisions of the federal securities laws and for aiding and abetting violations of reporting and record keeping provisions of those laws. AIG, without admitting or denying the allegations in the SEC complaint, consented to the issuance of a final judgment permanently enjoining it and its employees and related persons from violating certain provisions of the Exchange Act, Exchange Act rules and the Securities Act, ordering disgorgement of fees it received from the PNC transactions and providing for AIG to establish a transaction review committee to review the appropriateness of certain future transactions and to retain an independent consultant to examine certain transactions entered into between 2000 and 2004 and review the policies and procedures of the transaction review committee.

        The DOJ filed against AIGFP PAGIC Equity Holding Corp. ("AIGFP PAGIC"), a wholly-owned subsidiary of AIGFP, a criminal complaint alleging that AIGFP PAGIC violated federal securities laws by aiding and abetting securities law violations by PNC, in connection with a transaction entered into in 2001 with PNC that was intended to enable PNC to remove certain assets from its balance sheet. The settlement with the DOJ consists of separate agreements with AIG and AIGFP and a complaint filed against, and deferred prosecution agreement with, AIGFP PAGIC. Under the terms of the settlement, AIGFP paid a monetary penalty of $80 million. On January 17, 2006, the court approved an order dismissing the complaint with prejudice and AIGFP PAGIC has since been dissolved. The obligations of AIG, AIGFP and AIGFP PAGIC under the DOJ agreements relate principally to cooperating with the DOJ and other federal agencies in connection with their related investigations.

        Except as set forth above, during the last five years, none of AIG, AIGFP or AIG Knight, nor, to the knowledge of each of AIG, AIGFP or AIG Knight, any of the executive officers and directors of AIG, AIGFP or AIG Knight, (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting or mandating activities subject to federal or state securities laws or finding any violation with respect to such laws.

        The names of the directors and executive officers of AIG, AIGFP, AIG Knight, SICO, Starr, Universal Foundation, the Greenberg Foundation and the Greenberg Joint Tenancy Company, their business addresses and present principal occupations, including the business addresses and principal occupations of Messrs. Greenberg and Matthews, are set forth below. The business address indicated for Messrs. Greenberg and Matthews and each other director and executive officer is also the address of the principal employer of such person. All of the persons listed below are citizens of the United States, except for Messrs. Sullivan, Tse and Walsh, who are British Subjects, Mr. Marshall A. Cohen, who is a Canadian citizen, Dr. Jacob A. Frenkel, who is a citizen of the State of Israel and the Republic of Poland, Messrs. Bridgwater, Forster, Pentland and Osborne and Ms. Barclay and Ms. Barnes, who are citizens of the United Kingdom, Messrs. Zalamea and Colayco and Ms. Fernando, who are citizens of the Republic of Philippines, Mr. Gabriele, who is a citizen of the Republic of Italy, and Mr. Micottis, who is a citizen of the Republic of France.

        Except as noted below, each director of AIG has occupied an executive position with the company or organization listed below for at least five years. Mr. Hammerman served as Deputy Commissioner of Legal Matters for the New York City Police Department from 2002 through 2004. Prior to that, he was employment by Merrill Lynch & Co., Inc. from 1978 to 2002, with his final position being Vice Chairman. Mr. Holbrooke served as United States Ambassador to the United Nations from 1999 to 2001. Mr. Offit served as Chief Executive Officer of Offit Associates Inc. from 1983 to 2001. During that time, Mr. Offit founded Offitbank, which merged into Wachovia Bank in 1999.

        Except as noted below, each of the executive officers of AIG has, for more than five years, occupied an executive position with AIG or companies that are now its subsidiaries. From January 2000 until joining AIG in May 2004, Mr. Frenkel served as Chairman of Merrill Lynch International, Inc. Between 1991 and 2001, Mr. Frenkel served for two consecutive terms as the Governor of the Bank of Israel. Prior to joining AIG in September 2002, Mr. Bensinger was Executive Vice President and Chief Financial Officer of Combined Specialty Group, Inc. (a division of Aon Corporation) commencing in March 2002, and served as Executive Vice President of Trenwick Group, Ltd. from October 1999 through December 2001. Prior to joining AIG in February 2005, Mr. Winans was a Vice President at Lehman Brothers Equity Research covering property-casualty insurers. Prior to joining Lehman Brothers in June 2003, he held a similar position at Williams Capital, following three years as an equity analyst covering the property-casualty sector at Morgan Stanley and previously at Paine Webber, which he joined in late 1999. From May 1985 until joining AIG, Mr. Roemer was employed by JPMorgan Chase, most recently as Senior Vice President—Internal Audit. Prior to joining AIG, Ms. Kelly was Executive Vice President and General Counsel of MCI/WorldCom from 2003 to early 2006. Prior to that, Ms. Kelly was Senior Vice President and General Counsel of Sears, Roebuck and Co. beginning in 1999.

        Each executive officer of AIGFP and AIG Knight has occupied an executive position with AIGFP (or, in the case of Mr. Balfan, AIGFP or another subsidiary of AIG) for at least five years.

        Except as noted below, each director of AIGFP has occupied an executive position with AIGFP or the organization listed below for at least five years. Mr. Foster has worked as a consultant, served as a Board Member of the Financial Accounting Standards Board from 1993 to June 2003 and served on the Board of Managers of PJM Interconnection LLC since July 2003.

        None of AIG, AIGFP or AIG Knight has complete information regarding the material employment during the past five years of Messrs. Greenberg and Matthews, and the respective directors and executive officers of SICO, Starr, Universal Foundation, the Greenberg Foundation, and the Greenberg Joint Tenancy Company.

  Directors and Executive Officers of American International Group, Inc.

Pei-yuan Chia	Director	Retired Vice Chairman, Citicorp and Citibank, N.A.	c/o 70 Pine Street, New York, New York 10270
Marshall A. Cohen	Director	Counsel, Cassels, Brock & Blackwell	Cassels, Brock & Blackwell, 40 King Street West, 20th Floor, Toronto, Ontario M5H 3C2
Martin S. Feldstein	Director	Professor of Economics, Harvard University; President and CEO, National Bureau of Economic Research	National Bureau of Economic Research, Inc., 1050 Massachusetts Avenue, Cambridge, Massachusetts 02138

Ellen V. Futter	Director	President, American Museum of Natural History	American Museum of Natural History, Central Park West at 79th Street, New York, New York 10024
Steven L. Hammerman	Director	Retired; Former Deputy Commissioner for Legal Matters for the New York Police Department and Vice Chairman, Merrill Lynch & Co., Inc.	c/o 70 Pine Street, New York, New York 10270
Richard C. Holbrooke	Director	Vice Chairman, Perseus LLC	Perseus LLC, 1235 Avenue of the Americas, New York, New York, 10019
Fred H. Langhammer	Director	Chairman, Global Affairs and Former Chief Executive Officer, The Estee Lauder Companies Inc.	767 Fifth Avenue, New York, New York 10153
George L. Miles	Director	President and Chief Executive Officer, WQED Multimedia	4802 Fifth Avenue, Pittsburgh, Pennsylvania 15213
James F. Orr III	Director	Chairman of the Board of Trustees, The Rockefeller Foundation	420 Fifth Avenue, New York, New York 10018
Morris W. Offit	Director	Co-Chief Executive Officer, Offit Hall Capital Management LLC	65 East 55th Street, New York, New York 10022
Virginia M. Rometty	Director	Senior Vice President—Global Business Services, International Business Machines Corporation	New Orchard Road, Armonk, New York 10504
Martin J. Sullivan	Director and Executive Officer	President and Chief Executive Officer	70 Pine Street, New York, New York 10270
Michael H. Sutton	Director	Consultant; Former Chief Accountant of the United States Securities and Exchange Commission	c/o 70 Pine Street, New York, New York 10270

Edmund S.W. Tse	Director and Executive Officer	Senior Vice Chairman—Life Insurance	American International Assurance Co., Ltd., 1 Stubbs Road, Hong Kong
Robert B. Willumstad	Director	Former President and Chief Operating Officer, Citigroup Inc.	9 West 57th Street, New York, New York 10019
Frank G. Zarb	Director	Chairman, Frank Zarb Associates, LLC; Senior Advisor, Hellman & Friedman LLC	375 Park Avenue, New York, New York 10152
Dr. Jacob A. Frenkel	Executive Officer	Vice Chairman—Global Economic Strategies	70 Pine Street, New York, New York 10270
Frank G. Wisner	Executive Officer	Vice Chairman—External Affairs	70 Pine Street, New York, New York 10270
Steven J. Bensinger	Executive Officer	Executive Vice President & Chief Financial Officer	70 Pine Street, New York, New York 10270
Anastasia D. Kelly	Executive Officer	Executive Vice President, General Counsel and Senior Regulatory and Compliance Officer	70 Pine Street, New York, New York 10270
Rodney O. Martin, Jr.	Executive Officer	Executive Vice President—Life Insurance	2929 Allen Parkway, Houston, Texas 77019
Kristian P. Moor	Executive Officer	Executive Vice President—Domestic General Insurance	70 Pine Street, New York, New York 10270
Win J. Neuger	Executive Officer	Executive Vice President & Chief Investment Officer	70 Pine Street, New York, New York 10270
R. Kendall Nottingham	Executive Officer	Executive Vice President—Life Insurance	70 Pine Street, New York, New York 10270
Robert B. Sandler	Executive Officer	Executive Vice President—Domestic Personal Lines	70 Pine Street, New York, New York 10270
Nicholas C. Walsh	Executive Officer	Executive Vice President—Foreign General Insurance	70 Pine Street, New York, New York 10270

Jay S. Wintrob	Executive Officer	Executive Vice President —Retirement Services	AIG Retirement Services, Inc., 1999 Avenue of the Stars, Los Angeles, California 90067
William N. Dooley	Executive Director	Senior Vice President—Financial Services	70 Pine Street, New York, New York 10270
Axel I. Freudmann	Executive Officer	Senior Vice President—Human Resources	70 Pine Street, New York, New York 10270
David L. Herzog	Executive Officer	Senior Vice President & Comptroller	70 Pine Street, New York, New York 10270
Robert E. Lewis	Executive Officer	Senior Vice President & Chief Risk Officer	70 Pine Street, New York, New York 10270
Michael E. Roemer	Executive Officer	Senior Vice President & Director of Internal Audit	70 Pine Street, New York, New York 10270
Brian T. Schreiber	Executive Officer	Senior Vice President—Strategic Planning	70 Pine Street, New York, New York 10270
Richard W. Scott	Executive Officer	Senior Vice President—Investments	70 Pine Street, New York, New York 10270
Kathleen E. Shannon	Executive Officer	Senior Vice President and Secretary	70 Pine Street, New York, New York 10270
Keith Duckett	Executive Officer	Vice President—Administration	70 Pine Street, New York, New York 10270
Robert A. Gender	Executive Officer	Vice President & Treasurer	70 Pine Street, New York, New York 10270
Charlene M. Hamrah	Executive Officer	Vice President & Director of Investor Relations	70 Pine Street, New York, New York 10270
Eric N. Litzky	Executive Officer	Vice President—Corporate Governance	70 Pine Street, New York, New York 10270
Christopher D. Winans	Executive Officer	Vice President—Media Relations	70 Pine Street, New York, New York 10270

  Directors and Executive Officers of AIG Financial Products Corp.

M. Bernard Aidinoff	Director	Retired Partner, Sullivan & Cromwell	Sullivan & Cromwell, 125 Broad Street, New York, NY 10004
Steven J. Bensinger	Director	Executive Vice President and Chief Financial Officer, American International Group, Inc.	70 Pine Street, New York, New York 10270
Joseph J. Cassano	Director and Executive Officer	President and Chief Executive Officer	Banque AIG, London Branch, 1 Curzon Street, 5th Floor, London, U.K. W1J5RT
William N. Dooley	Director and Executive Officer	Senior Vice President—Financial Services, American International Group, Inc.; Chairman, AIG Financial Products Corp.	70 Pine Street, New York, New York 10270
Martin S. Feldstein	Director	Professor of Economics, Harvard University; President and CEO, National Bureau of Economic Research	National Bureau of Economic Research, Inc., 1050 Massachusetts Avenue, Cambridge, Massachusetts 02138
John M. Foster	Director	Consultant	c/o AIG Financial Products Corp., 50 Danbury Road, Wilton, Connecticut, 06897-4444
Morris W. Offit	Director	Co-Chief Executive Officer, Offit Hall Capital Management LLC	65 East 55th Street, New York, New York 10022
Martin J. Sullivan	Director	President and Chief Executive Officer, American International Group, Inc.	70 Pine Street, New York, New York 10270
Michael H. Sutton	Director	Consultant; Former Chief Accountant of the United States Securities and Exchange Commission	c/o 70 Pine Street, New York, New York 10270

Douglas L. Poling	Executive Officer	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	50 Danbury Road, Wilton, Connecticut, 06897-4444
Mark S. Balfan	Executive Officer	Chief Financial Officer and Treasurer	50 Danbury Road, Wilton, Connecticut, 06897-4444
David Ackert	Executive Officer	Executive Vice President —Transaction Development Group	50 Danbury Road, Wilton, CT 06897-4444
James Bridgwater	Executive Officer	Executive Vice President —Quantitative Solutions	Banque AIG, London Branch, 1 Curzon Street, 5th Floor, London, U.K. W1J5RT
Andrew Forster	Executive Officer	Executive Vice President—Asset Trading and Credit Products	Banque AIG, London Branch, 1 Curzon Street, 5th Floor, London, U.K. W1J5RT
Mauro Gabriele	Executive Officer	Executive Vice President—European Marketing	Banque AIG, 44-46 rue de Bassano, Paris, 75008 France
William Kolbert	Executive Officer	Executive Vice President—Systems	50 Danbury Road, Wilton, CT 06897-4444
Pierre Micottis	Executive Officer	Executive Vice President—Market Risk	Banque AIG, 44-46 rue de Bassano, Paris, 75008 France
Nigel Pentland	Executive Officer	Executive Vice President—Asian Marketing	Banque AIG, Tokyo Branch, 14th Flr, Urbannet Otemachi Building, 2-2 Otemachi 2 Chome, Chiyoda-ku, Tokyo 100-0004 Japan

  Executive Officers of AIG Knight LLC

Joseph J. Cassano	Executive Officer	President and Chief Executive Officer, AIG Financial Products Corp.	Banque AIG, London Branch, 1 Curzon Street, 5th Floor, London, U.K. W1J5RT
Douglas L. Poling	Executive Officer	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, AIG Financial Products Corp.	50 Danbury Road, Wilton, Connecticut, 06897-4444
Mark S. Balfan	Executive Officer	Chief Financial Officer and Treasurer, AIG Financial Products Corp.	50 Danbury Road, Wilton, Connecticut, 06897-4444
David Ackert	Executive Officer	Executive Vice President —Transaction Development Group, AIG Financial Products Corp.	50 Danbury Road, Wilton, CT 06897-4444

  Directors and Executive Officers of Starr International Company, Inc.

Maurice R. Greenberg	Chairman of the Board and Director	Chairman of the Board and director, Starr International Company, Inc. and C.V. Starr & Co., Inc.; Chief Executive Officer, C.V. Starr & Co., Inc.; trustee of C.V. Starr & Co., Inc. Trust; member, director and Chairman of the Board, The Starr Foundation.	399 Park Avenue, 17th Floor, New York, New York 10022
Edward E. Matthews	Managing Director	Managing Director and director, Starr International Company, Inc.; director and President, C.V. Starr & Co., Inc.; trustee, C.V. Starr & Co., Inc. Trust; member and director, The Starr Foundation.	399 Park Avenue, 17th Floor, New York, New York 10022

Houghton Freeman	Director	President, Freeman Foundation	499 Taber Hill Road, Stowe, VT 05672
Howard I. Smith	Director	Vice Chairman-Finance and Secretary, C.V. Starr & Co., Inc.	399 Park Avenue, 17th Floor, New York, NY 10022
John J. Roberts	Director	Senior Advisor, American International Group, Inc.	Concordia Farms P.O. Box 703, Easton, MD 21601
Ernest Stempel	Director	Senior Advisor and Honorary Director, American International Group, Inc.	70 Pine Street, New York, NY 10270
Cesar Zalamea	Director	President and Chief Executive Officer, Starr International Company (Asia), Limited	Suite 1405-7, Two Exchange Square, 8 Connaught Place, Central, Hong Kong

  Directors and Executive Officers of C.V. Starr & Co., Inc.

Maurice R. Greenberg	Chairman of the Board, director and Chief Executive Officer	(See above)	(See above)
Howard I. Smith	Vice Chairman-Finance and Secretary and Director	(See above)	(See above)
Edward E. Matthews	President and Director	(See above)	(See above)
J. Christopher Flowers	Director	Chairman of the Board of Directors, J.C. Flowers and Co. LLC	717 Fifth Avenue, 26th Floor, New York, NY 10022
Houghton Freeman	Director	(See above)	(See above)
John J. Roberts	Director	(See above)	(See above)
Bertil P-H Lundquist	Director	Executive, Vice President and General Counsel, C.V. Starr & Co., Inc.	399 Park Avenue, 17th Floor, New York, New York 10022

  Directors and Executive Officers of Universal Foundation, Inc.

Stuart Osborne	President and Director	President of Universal Foundation	Mercury House 101 Front Street Hamilton HM 12, Bermuda
Eligia G. Fernando	Director	Retired	Mercury House 101 Front Street Hamilton HM 12, Bermuda

Cesar C. Zalamea	Director	(See above)	Mercury House 101 Front Street Hamilton HM 12, Bermuda
Aloysius B. Colayco	Director	Managing Director, Argosy Partners	Argosy Partners 8th Floor, Pacific Star Building Makati City, Philippines
Jennifer Barclay	Secretary	Secretary of Universal Foundation	Mercury House 101 Front Street Hamilton HM 12, Bermuda
Margaret Barnes	Treasurer	Treasurer of Universal Foundation	Fitzwilliam Hall Fitzwilliam Place Dublin 2, Ireland

  Directors and Executive Officers of the Maurice R. and Corrine P. Greenberg Family Foundation, Inc.

Maurice R. Greenberg	Chairman and Director	(See above)	(See above)
Corrine P. Greenberg	President and Director	President and Director, Greenberg Foundation	399 Park Avenue, 17th Floor, New York, New York 10022
Jeffrey W. Greenberg	Vice President and Director	Vice President and Director, Greenberg Foundation	399 Park Avenue, 17th Floor, New York, New York 10022
Evan G. Greenberg	Vice President and Director	President and Chief Executive Officer, ACE Limited	399 Park Avenue, 17th Floor, New York, New York 10022
Lawrence S. Greenberg	Vice President and Director	Private Equity Investor	399 Park Avenue, 17th Floor, New York, New York 10022
Shake Nahapetian	Treasurer	Administrative Assistant, CV Starr	399 Park Avenue, 17th Floor, New York, New York 10022

  Director and Executive Officer of the Maurice R. and Corrine P. Greenberg Joint Tenancy Corporation, Inc.

Maurice R. Greenberg	Chairman, CEO, President, Treasurer, Secretary and Director	(See above)	(See above)

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we filed with the SEC by reference to our corporate name or to our SEC file number, 1-06446. You may also read and copy any document we file at the SEC's public reference room located at:

  100 F Street, N.E., Room 1580
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.

        Because the merger is a "going private" transaction, Kinder Morgan, Parent, Acquisition Co. and the Rollover Investors have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        The SEC allows us to "incorporate by reference" into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. Some documents or information, such as that called for by Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing date of this proxy statement and before the special meeting:

  •
  Kinder Morgan's Annual Report on Form 10-K for the year ended December 31, 2005;

  •
  Kinder Morgan's Definitive Proxy Statement for Kinder Morgan's 2006 Annual Meeting, filed with the SEC on April 3, 2006;

  •
  Kinder Morgan's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

  •
  Kinder Morgan's Current Reports on Form 8-K, filed with the SEC on April 19, 2006; May 15, 2006; May 30, 2006; June 15, 2006; June 16, 2006; June 27, 2006; July 19, 2006; August 17, 2006; and August 28, 2006; and

  •
  Kinder Morgan's Registration Statement on Form 8-A/A containing a description of Kinder Morgan common stock.

        We will provide a copy of any document incorporated by reference in this proxy statement and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

  Kinder Morgan, Inc.
  500 Dallas Street, Suite 1000
  Houston, Texas 77002
  Attention: Investor Relations
  713-369-9000

  or

  D.F. King & Co., Inc.
  48 Wall Street
  New York, New York 10005
  Shareholders call toll free (800) 967-7635
  Bank and Brokers call collect (212) 269-5550

        Should you want more information regarding Kinder Morgan Energy Partners or Kinder Morgan Management, please refer to the annual, quarterly and current reports, as applicable, filed with the SEC regarding these entities.

        The information concerning Kinder Morgan contained or incorporated by reference in this document has been provided by Kinder Morgan, and the information concerning Parent, Acquisition Co. and the Sponsor Investors contained in this document has been provided by Parent.

        You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                        ], 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and neither the mailing of the proxy statement to stockholders nor the issuance of the merger consideration pursuant to the merger shall create any implication to the contrary.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) of Kinder Morgan incorporated in this proxy statement by reference to its Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the special meeting. The representatives will have an opportunity to make statements if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

ANNEX A

AGREEMENT AND PLAN OF MERGER
among
KNIGHT HOLDCO LLC,
KNIGHT ACQUISITION CO.
and
KINDER MORGAN, INC.

Dated as of August 28, 2006

        AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2006 (this "Agreement"), among Knight Holdco LLC, a Delaware limited liability company ("Parent"), Knight Acquisition Co., a Kansas corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Kinder Morgan, Inc., a Kansas corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth in this Agreement (the "Merger");

        WHEREAS, the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, has unanimously (with three directors abstaining) (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the Board of Directors of Merger Sub and the Members of Parent have each unanimously approved this Agreement and declared it advisable for Merger Sub and Parent, respectively, to enter into this Agreement;

        WHEREAS, certain existing stockholders of the Company desire to contribute Shares (as hereinafter defined) to Parent or one or more of its Subsidiaries immediately prior to the Effective Time in exchange for limited liability company interests of Parent;

        WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent and Merger Sub's willingness to enter into this Agreement, Parent, Merger Sub and certain stockholders of the Company are entering into a voting agreement, of even date herewith (the "Voting Agreement") pursuant to which such stockholders have agreed, subject to the terms thereof, to vote their respective Shares (as defined below) in favor of adoption of this Agreement;

        WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company's willingness to enter into this Agreement, each of GS Capital Partners V Fund, L.P., GS Global Infrastructure Partners I, L.P., AIG Financial Products Corp., Carlyle Partners IV, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. (together, the "Guarantors") have provided a guarantee (together, the "Guarantees") in favor of the Company, in the form set forth on Section 4.10 of the Parent Disclosure Letter, with respect to the performance by Parent and Merger Sub, respectively, of their obligations under this Agreement; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger as specified herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger

        At the Effective Time (as hereinafter defined), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation

Code of the State of Kansas (the "KGCC"), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Merger (the "Surviving Corporation") and an wholly owned subsidiary of Parent.

        Section 1.2    Closing

        The closing of the Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date") which shall be no later than the later of (i) the second Business Day after the satisfaction or waiver (to the extent permitted by applicable Law (as hereinafter defined)) of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (ii) the date of completion of the Marketing Period (or, if Parent so notifies the Company, a date during the Marketing Period not less than three Business Days following such notice to the Company), or at such other place, date and time as the Company and Parent may agree in writing.

        Section 1.3    Effective Time

        On the Closing Date, the Company shall cause the Merger to be consummated by executing and filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Kansas in accordance with Section 17-6701 of the KGCC. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Kansas, or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the KGCC (such time as the Merger becomes effective is referred to herein as the "Effective Time").

        Section 1.4    Effects of the Merger

        The Merger shall have the effects set forth in this Agreement and the applicable provisions of the KGCC.

        Section 1.5    Articles of Incorporation and By-laws of the Surviving Corporation

        (a)   The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

        (b)   The by-laws of Merger Sub, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.9.

        Section 1.6    Directors

        Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 1.7    Officers

        The officers of the Company immediately prior to the Closing Date shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 2.1    Effect on Capital Stock

        At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a)    Conversion of Company Common Stock.    Subject to Section 2.1(b), 2.1(d) and 2.1(e), each issued and outstanding share of common stock, par value $5.00 per share, of the Company outstanding immediately prior to the Effective Time (such shares, collectively, "Company Common Stock", and each, a "Share"), other than (i) any Shares held by any direct or indirect wholly owned subsidiary of the Company, which Shares shall remain outstanding except that the number of such Shares shall be appropriately adjusted in the Merger (the "Remaining Shares"), (ii) any Cancelled Shares (as defined, and to the extent provided in, Section 2.1(b)) and (iii) any Dissenting Shares (as defined, and to the extent provided in, Section 2.1(e)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $107.50 in cash (the "Merger Consideration"). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration.

          (b)    Parent and Merger Sub-Owned Shares.    Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time, if any, or held by the Company immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) (the "Cancelled Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

          (c)    Conversion of Merger Sub Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall with the Remaining Shares constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (d)    Adjustments.    If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock, shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period (excluding, in each case, normal quarterly cash dividends), merger or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change; provided that nothing herein shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

          (e)    Dissenters' Rights.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 17-6712 of the KGCC (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares," and together with the Cancelled Shares, the "Excluded Shares"), but instead such holder shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 17-6712 of the KGCC (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the appraised value of such Dissenting Shares in accordance with the provisions of Section 17-6712 of the KGCC), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the KGCC. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share of Company Common Stock, in accordance with Section 2.1(a), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the KGCC and received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for appraisal under the KGCC. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

        Section 2.2    Exchange of Certificates

          (a)    Paying Agent.    At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed by Parent and approved by the Company in writing (such approval not to be unreasonably withheld) to act as a paying agent hereunder (the "Paying Agent"), in trust for the benefit of holders of the Shares, the Company Stock Options (as hereinafter defined) and the Company Stock-Based Awards (as hereinafter defined), cash in U.S. dollars sufficient to pay (i) the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares and the Remaining Shares) pursuant to the provisions of this ARTICLE II and (ii) the Option and Stock-Based Consideration (as hereinafter defined) payable pursuant to Section 5.5 (such cash referred to in subsections (a)(i) and (a)(ii) being hereinafter referred to as the "Exchange Fund").

          (b)    Payment Procedures.

          (i)    As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, the Paying Agent shall mail (x) to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates that immediately prior to the Effective Time represented Shares ("Certificates") shall pass, only upon delivery of Certificates (to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably determine prior to the Effective Time) and (B) instructions for use in effecting the surrender of Certificates

  (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry ("Book-Entry Shares") in exchange for the Merger Consideration and (y) to each holder of a Company Stock Option or a Company Stock-Based Award, a check in an amount due and payable to such holder pursuant to Section 5.5 hereof in respect of such Company Stock Option or Company Stock-Based Award.

          (ii)   Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Shares represented by such holder's properly surrendered Certificates (or effective affidavits of loss in lieu thereof) and Book-Entry Shares multiplied by (y) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer or stock records of the Company, a check for any cash to be paid upon due surrender of the Certificate formerly representing such Shares may be paid to such a transferee if such Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other Taxes (as hereinafter defined) have been paid or are not applicable.

          (iii)  The Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares or holder of Company Stock Options or Company Stock-Based Awards, such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of U.S. state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity (as hereinafter defined), such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holder of the Company Stock Options or Company Stock-Based Awards, in respect of which such deduction and withholding were made.

          (c)    Closing of Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to and subject to the requirements of this ARTICLE II.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Section 2.2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

          (e)    No Liability.    Notwithstanding anything herein to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (f)    Investment of Exchange Fund.    The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government and that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this ARTICLE II. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d).

          (g)    Lost Certificates.    In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of an indemnity agreement or, at the election of Parent or the Paying Agent, a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

        Section 2.3    Timing of Equity Rollover

        For the avoidance of doubt, the parties acknowledge and agree that the contribution of Shares to Parent or one of its Subsidiaries pursuant to the Rollover Commitments (and any subsequent contribution of such Shares prior to the Effective Time by Parent to one or more of its Subsidiaries) shall be deemed to occur immediately prior to the Effective Time and prior to any other above-described event.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the Company SEC Documents filed on or after December 31, 2005 and prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section thereof, in any section relating to forward looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward looking in nature) or (ii) as disclosed in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the "Company Disclosure Letter", it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1    Qualification, Organization, Subsidiaries, etc.

        (a)   Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of the Company and its Subsidiaries and the Company Joint Ventures has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (b)   Each of the Company and its Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. The organizational or governing documents of the Company and each of its Subsidiaries and Company Joint Ventures, as previously provided to Parent, are in full force and effect.

Neither the Company nor any Subsidiary nor, to the Company's Knowledge, any Company Joint Venture, is in violation of its organizational or governing documents.

        (c)   As used in this Agreement, any reference to any fact, circumstance, event, change, effect or occurrence having a "Company Material Adverse Effect" means (a) any fact, circumstance, event, change, effect or occurrence (including those affecting or relating to any Company Joint Venture) that, individually or in the aggregate with all other facts, circumstances, events, changes, effects or occurrences, has or would be reasonably likely to have a material adverse effect on the assets, properties, business, results of operation or financial condition of the Company and its Subsidiaries and the Company Joint Ventures, taken as a whole (but with respect to the Company's direct or indirect interests in any non-wholly owned entities only to the extent of such effects on the Company's direct or indirect interests therein), or that would be reasonably likely to prevent or materially delay or materially impair the ability of the Company to perform its obligations hereunder or to consummate the Merger or the other transactions contemplated hereby, or (b) without limiting the foregoing, a Partnership Event, but, in any case, shall not include facts, circumstances, events, changes, effects or occurrences (i) generally affecting the energy transportation, energy storage, oil and gas, terminals, natural gas distribution or retail, or electric power industries in the United States or Canada (including general pricing changes) or the economy or the financial or securities markets in the United States or elsewhere in the world, including any regulatory and political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, except to the extent any fact, circumstance, event, change, effect or occurrence that, relative to other industry participants, disproportionately impacts the assets, properties, business, results of operation or financial condition of the Company and its Subsidiaries and the Company Joint Ventures, taken as a whole (but with respect to the Company's direct or indirect interests in any non-wholly owned entities only to the extent of such effects on the Company's direct or indirect interests therein), or (ii) resulting from the announcement of (A) the proposal of the Merger or (B) this Agreement and the transactions contemplated hereby.

        Section 3.2    Capital Stock

        (a)   The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock, 200,000 shares of Class A Preferred Stock, no par value ("Company Class A Preferred Stock"), and 2,000,000 shares of Class B Preferred Stock, no par value ("Company Class B Preferred Stock" and together with the Company Class A Preferred Stock, "Company Preferred Stock"). As of August 23, 2006, (i) 133,947,769 shares of Company Common Stock were issued and outstanding, (ii) 15,016,901 shares of Company Common Stock were held in treasury, (iii)(A) 353,000 shares of Company Common Stock were reserved for issuance under the Company's Amended and Restated 1992 Stock Option Plan for Non-Employee Directors, of which 353,000 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan, (B) 663,553 shares of Company Common Stock were reserved for issuance under the Company's 1994 Amended and Restated Long-term Incentive Plan, of which 663,553 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan, (C) 4,361,224 shares of Company Common Stock were reserved for issuance under the Company's Amended and Restated 1999 Stock Plan, of which 1,909,817 shares of Company Common Stock were subject to outstanding options issued pursuant to such plan, (D) 466,650 shares of Company Common Stock were reserved for issuance under the Company's Non-Employee Directors Stock Awards Plan, (E) 636,418 shares of Company Common Stock were reserved for issuance under the Company's Employees Stock Purchase Plan, and (F) 999,254 shares of Company Common Stock were reserved for issuance under the Company's Foreign Subsidiary Employees Stock Purchase Plan, and (iv) no shares of Company Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clause (iii), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights and issued in compliance with all applicable securities Laws.

        (b)   Except as set forth in subsection (a) above, as of the date hereof, (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after August 23, 2006 upon exercise of Company Stock Options outstanding as of August 23, 2006 and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or any of its Subsidiaries or, to the Company's Knowledge, any of the Company Joint Ventures is a party obligating the Company or any of its Subsidiaries or, to the Company's Knowledge, any of the Company Joint Ventures to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any of the Company Joint Ventures or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or Company Joint Venture.

        (c)   Except for the awards to acquire shares of Company Common Stock under the Company Stock Plans and Stock Purchase Plans listed in Section 3.2(a) above, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

        (d)   There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries or, to the Company's Knowledge, any Company Joint Venture is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries or, to the Company's Knowledge, any Company Joint Venture.

        (e)   No holder of securities in the Company or any of its Subsidiaries or, to the Company's Knowledge, any Company Joint Venture has any right to have such securities registered by the Company or any of its Subsidiaries or, to the Company's Knowledge, any Company Joint Ventures, as the case may be.

        Section 3.3    Subsidiaries and Company Joint Ventures

        (a)   Section 3.3 of the Company Disclosure Letter sets forth a complete and correct list of each "significant subsidiary" of the Company as such term is defined in Regulation S-X promulgated by the SEC (each, a "Significant Subsidiary"). Section 3.3 of the Company Disclosure Letter also sets forth the jurisdiction of organization and percentage of outstanding equity interests (including partnership interests and limited liability company interests) owned by the Company or its Subsidiaries of each Significant Subsidiary and each Company Joint Venture. All equity interests (including partnership interests and limited liability company interests) of the Company's Significant Subsidiaries and, to the Company's Knowledge, the Company Joint Ventures held by the Company or any other Subsidiary have been duly and validly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All such equity interests owned by the Company or its Subsidiaries are free and clear of any Liens, other than restrictions imposed by applicable Law.

        (b)   The Company, or a wholly owned Subsidiary of the Company, owns all the outstanding shares of capital stock of KMGP. KMGP is the sole general partner of Kinder Morgan Energy Partners, L.P. KMGP owns a general partner interest in Kinder Morgan Energy Partners, L.P., and such general partner interest is duly authorized by the Partnership Agreement and was validly issued to or acquired by KMGP. KMGP owns such general partner interest free and clear of all Liens, other than restrictions imposed by applicable Law or Liens permissible under any applicable loan agreements and indentures. As of August 23, 2006, the Company owns, directly or indirectly, 14,355,735 Common Units (as defined in the Partnership Agreement), 5,313,400 Class B Units (as defined in the Partnership Agreement), approximately 9,484,943 listed shares representing limited liability company interests of Kinder Morgan Management, LLC, and all of the voting shares (as defined in the LLC Agreement) of Kinder Morgan Management, LLC, all of which are duly authorized by the Partnership Agreement or the LLC Agreement, as applicable, and were validly issued to or acquired by the Company or its direct or indirect wholly owned Subsidiaries, and are fully paid and non-assessable. The Company or such wholly owned Subsidiaries (other than KMP and KMR) own such Common Units and Class B Units and listed shares and voting shares free and clear of all Liens, other than restrictions imposed by applicable Law.

        Section 3.4    Corporate Authority Relative to This Agreement; No Violation

        (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval (as hereinafter defined), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, acting upon the unanimous recommendation of the Special Committee, and, except for (i) the Company Stockholder Approval and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Kansas, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. As of the date hereof, each of the Board of Directors of the Company (with 3 directors abstaining) and the Special Committee of the Board of Directors has unanimously resolved to recommend that the Company's stockholders approve this Agreement and the transactions contemplated hereby (including the Special Committee's recommendation, the "Recommendation"). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

        (b)   Other than in connection with or in compliance with (i) the KGCC, (ii) the Securities Exchange Act of 1934 (the "Exchange Act"), (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (iv) the Competition Act (Canada) and (v) the approvals set forth on Section 3.4(b) of the Company Disclosure Letter (collectively, the "Company Approvals"), no authorization, consent or approval of, or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a "Governmental Entity") is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Company will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, Company Permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or, to the Company's Knowledge, the Company Joint Ventures or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien") upon any of the properties or assets of the Company or any of its Subsidiaries or, to the Company's Knowledge, the Company Joint Ventures, (ii) conflict with or result in any violation of any provision of the articles of incorporation or by-laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries or, to the Company's Knowledge, the Company Joint Ventures or (iii) assuming that the consents and approvals referred to in Section 3.4(b) are duly obtained, conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, required consent, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.5    Reports and Financial Statements

        (a)   The Company and its Subsidiaries have filed all forms, documents, statements and reports required to be filed prior to the date hereof by them with the Securities and Exchange Commission (the "SEC") since January 1, 2004 (the forms, documents, statements and reports filed with the SEC since January 1, 2003 and those filed with the SEC subsequent to the date of this Agreement, if any, including any amendments thereto) (the "Company SEC Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company SEC Documents complied, and each of the Company SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. None of the Company SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to in order make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (b)   The Company and its Subsidiaries have filed all forms, documents, statements and reports required to be filed prior to the date hereof by them with the securities regulatory authorities of each applicable province of Canada (the "CSA") on the SEDAR system since January 1, 2004 (the forms, documents, statements and reports filed with the CSA since January 1, 2003 and those filed with the CSA subsequent to the date of this Agreement, if any, including any amendments thereto (the "Company CSA Documents"). As of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company CSA Documents complied, and each of the Company CSA Documents filed subsequent to the date of this Agreement will comply, in all material respects with the requirements of the securities Laws of each applicable province of Canada, as the case may be, and the applicable rules and regulations promulgated thereunder. None of the Company CSA Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c)   The financial statements (including all related notes and schedules) of the Company and its Subsidiaries (such financial statements being consolidated to the extent applicable) included in the Company SEC Documents fairly present in all material respects the financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements or foreign Subsidiaries, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

        Section 3.6    Internal Controls and Procedures

        The Company, Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC have established and maintain disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company's, Kinder Morgan Energy Partners, L.P.'s, and Kinder Morgan Management, LLC's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company, Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC in the reports that it or they file under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company, Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the "Sarbanes-Oxley Act"). The management of the Company, Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC have completed their assessment of the effectiveness of the Company's, Kinder Morgan Energy Partners, L.P.'s, and Kinder Morgan Management, LLC's respective internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2005, and such assessment concluded that such controls were effective. The Company, Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC have disclosed, based on their most recent evaluations, to the Company's, Kinder Morgan Energy Partners, L.P.'s, and Kinder Morgan Management, LLC's respective outside auditors and the audit committee of the respective boards of directors of the Company, Kinder Morgan Energy Partners, L.P., and Kinder Morgan Management, LLC (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company's, Kinder Morgan Energy Partners, L.P.'s, and Kinder Morgan Management, LLC's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's, Kinder Morgan Energy Partners, L.P.'s, or Kinder Morgan Management, LLC's internal controls over financial reporting.

        Section 3.7    No Undisclosed Liabilities

        Except (i) as reflected or reserved against in the Company's consolidated balance sheets (or the notes thereto) included in the Company SEC Documents filed prior to the date hereof, (ii) for transactions contemplated by this Agreement, (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2005 and (iv) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, neither the Company nor any Subsidiary of the Company nor, to the Company's Knowledge, any Company Joint Venture has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due, that would, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.8    Compliance with Law; Permits

        (a)   The Company and its Subsidiaries and, to the Company's Knowledge, the Company Joint Ventures are, and since the later of December 31, 2004 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law, (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect.

        (b)   The Company and its Subsidiaries and to the Company's Knowledge, the Company Joint Ventures are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and its Subsidiaries and to the Company's Knowledge, the Company Joint Ventures to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries and to the Company's Knowledge, the Company Joint Ventures are not, and since December 31, 2004 have not been, in violation or breach of, or default under, any Company Permit, except where such violation, breach or default would not, individually or in the aggregate, have a Company Material Adverse Effect. As of the date of this Agreement, to the Knowledge of the Company, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses or accelerations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.9    Environmental Laws and Regulations

        (a)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries and, to the Company's Knowledge, each of its Company Joint Ventures have conducted their respective businesses in compliance with all applicable Environmental Laws (as hereinafter defined), (ii) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries or, to the Company's Knowledge, any of its Company Joint Ventures in any manner that could reasonably be expected to give rise to any remedial obligation or corrective action requirement under applicable Environmental Laws, (iii) since December 31, 2005 until the date of this Agreement, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of its Company Joint Ventures has received in writing any notices, demand letters or requests for information from any federal, state, local or foreign or provincial Governmental Entity asserting that the Company or any of its Subsidiaries or, to the Company's Knowledge, any of its Company Joint Ventures may be in violation of, or liable under, any Environmental Law, (iv) to the Company's Knowledge no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under Environmental Law, from any properties while owned or operated by the Company or any of its Subsidiaries or, to the Company's Knowledge, any of its Company Joint Ventures or as a result of any operations or activities of the Company or any of its Subsidiaries or, to the Company's Knowledge, any of its Company Joint Ventures and (v) neither the Company, its Subsidiaries, to the Company's Knowledge, its Company Joint Ventures nor any of their respective properties are, or, to the Knowledge of the Company, threatened to become, subject to any liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law or any agreement relating to environmental liabilities. This Section 3.9 (together with Sections 3.7, 3.12 and 3.13) shall be deemed to contain the only representations and warranties in this Agreement with respect to Environmental Laws, Hazardous Substances and any other environmental matter.

        (b)   As used herein, "Environmental Law" means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or

(ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date hereof.

        (c)   As used herein, "Hazardous Substance" means any substance listed, defined, designated, classified or regulated as hazardous, toxic, radioactive or dangerous under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law as a toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

        Section 3.10    Employee Benefit Plans

        (a)   Section 3.10(a) of the Company Disclosure Letter lists all material Company Benefit Plans. "Company Benefit Plans" means all compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not "employee benefit plans" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA), providing cash- or equity-based incentives, health, medical, dental, disability, accident or life insurance benefits or vacation, severance, retirement, pension or savings benefits, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries and all employee agreements providing compensation, vacation, severance or other benefits to any current or former officer, employee or consultant of the Company or its Subsidiaries.

        (b)   Except for such claims which would not have, individually or in the aggregate, a Company Material Adverse Effect, no material action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of the Company, threatened (x) with respect to any Company Benefit Plan (other than a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) (a "Multiemployer Plan")) by any current or former employee, officer or director of the Company or any of its Subsidiaries, (y) alleging any breach of the material terms of any Company Benefit Plan (other than a Multiemployer Plan) or any fiduciary duties or (z) with respect to any violation of any applicable law with respect to such Company Benefit Plan (other than a Multiemployer Plan).

        (c)   Each Company Benefit Plan (other than a Multiemployer Plan) has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect. Any Company Benefit Plan (other than a Multiemployer Plan) intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked and to the Knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service that would reasonably be expected to affect adversely the qualified status of any such Company Benefit Plan. Except as set forth on Section 3.10(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides medical benefits to any employee or former employee following his retirement, except as required by applicable Law or as provided in individual agreements upon a severance event.

        (d)   With respect to each Company Benefit Plan (other than a Multiemployer Plan) that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) there does not exist any material accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all material premiums to the Pension

Benefit Guaranty Corporation (the "PBGC") have been timely paid in full, (iv) no material liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries and (v) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.

        (e)   All material contributions, premiums and other material payments due from any of the Company or its Subsidiaries required by law or any Company Benefit Plan or applicable collective bargaining agreement have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof; and any and all material contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of the Company or its Subsidiaries to, under or on account of each Company Benefit Plan shall have been paid prior to the Closing Date or shall have been fully reserved and provided for or accrued on the Company's financial statements.

        (f)    Except as set forth on Section 3.10(f)(i) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment, except as expressly provided in this Agreement or as required by applicable Law, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, except as expressly provided in this Agreement or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer. Except as set forth on Section 3.10(f)(ii) of the Company Disclosure Letter, no director, officer, employee or service provider is entitled to a gross-up, make whole or other payment as a result of the imposition of taxes under Section 280G or 4999 of the Code pursuant to any agreement or arrangement with the Company or any of its Subsidiaries.

        (g)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all Company Benefit Plans subject to the Law of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all necessary requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Law.

        Section 3.11    Interested Party Transactions.     Except for employment Contracts filed or incorporated by reference as an exhibit to a Company SEC Document filed prior to the date hereof or Company Benefit Plans, Section 3.11 of the Company Disclosure Letter sets forth a correct and complete list of the contracts or arrangements that are in existence as of the date of this Agreement under which the Company has any existing or future liabilities between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present officer or director of either the Company or any of its Subsidiaries or any person that has served as such an officer or director within the past two years (in each case other than the Company as a former director of Kinder Morgan Management, LLC or Kinder Morgan Energy Partners, L.P.) or any of such officer's or director's immediate family members, (B) record or beneficial owner of more than 5% of the Shares as of the date hereof, or (C) to the Knowledge of the Company, any Affiliate of any such officer, director or owner (other than the Company or any of its Subsidiaries or any Company Joint Venture) (each, an "Affiliate Transaction"). The Company has provided to Parent correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) providing for each Affiliate Transaction.

        Section 3.12    Absence of Certain Changes or Events.     Since December 31, 2005, (a) except as otherwise required or expressly contemplated by this Agreement, the businesses of the Company and its

Subsidiaries and, to the Company's Knowledge, the Company Joint Ventures have been conducted, in all material respects, in the ordinary course of business consistent with past practice and there have not been any facts, circumstances, events, changes, effects or occurrences that have had or would have, individually or in the aggregate, a Company Material Adverse Effect and (b) prior to the date hereof, neither the Company nor any of its Subsidiaries (other than KMP or KMR, or KMGP when acting in any capacity on behalf or with respect to KMP or KMR) has taken or permitted to occur any action that were it to be taken from and after the date hereof would require approval of Parent pursuant to clauses (i), (ii), (xi), (xiii), (xvi) or (xviii) of Section 5.1(b).

        Section 3.13    Investigations; Litigation.     There are no (i) investigations or proceedings pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries, or to the Company's Knowledge, any of the Company Joint Ventures or (ii) actions, suits or proceedings pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or to the Company's Knowledge, any of the Company Joint Ventures, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries or, to the Company's Knowledge, any Company Joint Venture, in each case of clause (i) or (ii), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.14    Proxy Statement; Other Information.     The Proxy Statement (as hereinafter defined) will not at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 (as hereinafter defined) to be filed with the SEC concurrently with the filing of the Proxy Statement, will not, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation is made by the Company with respect to information supplied by or related to Parent. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the Exchange Act, except that no representation is made by the Company with respect to information supplied by or related to Parent. The letter to stockholders, notice of meeting, proxy statement and forms of proxy to be distributed to stockholders in connection with the Merger to be filed with the SEC and the CSA in connection with seeking the adoption and approval of this Agreement are collectively referred to herein as the "Proxy Statement." The Rule 13E-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC in connection with seeking the adoption and approval of this Agreement is referred to herein as the "Schedule 13E-3."

        Section 3.15    Tax Matters.

        (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) the U.S. consolidated federal income Tax Returns of the Company through the tax year ending 2003 have been examined or are currently being examined by the Internal Revenue Service (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (v) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, (vi) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable or Liens for Taxes that are being contested in good faith and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (vii) none of the Company or any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) (A) occurring during the two-year period ending on the date hereof, or (B) that otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Merger, (viii) the Company and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party and is in compliance with all applicable rules and regulations regarding the solicitation, collection and maintenance of any forms, certifications and other information required in connection therewith, (ix) none of the Company or any of its Subsidiaries has been a party to any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(1), (x) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any material Tax or material Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is the Company) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Law), by contract, agreement or otherwise, (xi) no waivers or extensions of any statute of limitations have been granted or requested with respect to any Taxes of the Company or any of its Subsidiaries and (xii) Kinder Morgan Energy Partners, L.P. qualifies as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and has met, and continues to meet the "gross income requirements" (within the meaning of Section 7704(c) of the Code) in each Tax year since its formation up to and including the current Tax year.

        (b)   As used in this Agreement, (i) "Tax" or "Taxes" means (A) any and all federal, state, local or foreign or provincial taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity in connection with respect thereto, and (B) any liability in respect of any items described in clause (A) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision of Law) or otherwise, and (ii) "Tax Return" means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

        Section 3.16    Labor Matters.     Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice during the past two years of the intent of any Governmental Entity responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress. Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no (and have not been during the two year period preceding the date hereof) strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries

("Employees"), (ii) to the Knowledge of the Company, there is no (and has not been during the two year period preceding the date hereof) union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no (and has not been during the two year period preceding the date hereof) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iv) there is no (and has not been during the two year period preceding the date hereof) slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to Employees. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Act of 1998 (the "WARN Act") as a result of any action taken by the Company that would have, individually or in the aggregate, a Company Material Adverse Effect. Except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health (including, without limitation, classifications of service providers as employees and/or independent contractors).

        Section 3.17    Intellectual Property.     Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company or, to the Company's Knowledge, a Company Joint Venture owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, registered and unregistered copyrights, patents or applications and registrations used in their respective businesses as currently conducted (collectively, the "Intellectual Property"). Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging infringement by the Company or any of its Subsidiaries, or to the Company's Knowledge, any of the Company Joint Ventures for their use of the Intellectual Property of the Company or any of its Subsidiaries or, to the Company's Knowledge, any of the Company Joint Ventures, (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries and the Company Joint Ventures does not infringe any intellectual property rights of any person, (iii) neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of the Company Joint Ventures has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries or, to the Company's Knowledge, any of the Company Joint Ventures, and (iv) to the Knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries or any of the Company Joint Ventures.

        Section 3.18    Property.

        (a)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company or, to the Company's Knowledge, a Company Joint Venture owns and has good and indefeasible title to all of its owned real property and good title to all its personal property and has valid leasehold interests in all of its leased properties free and clear of all Liens (except in all cases for Liens permissible under any applicable loan agreements and indentures and for title exceptions, defects, encumbrances, liens, charges, restrictions, restrictive covenants and other matters, whether or not of record, which in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used (assuming the timely discharge of all obligations owing under or related to the owned real property, the personal property and the leased property) by the Company or a Subsidiary of the Company, or to the Company's Knowledge, a Company Joint Venture), including its leasehold interests derived from oil, gas and mineral leases or mineral interests (which constitute a portion of such real property owned or leased by any such person) sufficient to conduct their respective businesses as currently conducted.

Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries, or to the Company's Knowledge, any of the Company Joint Ventures lease any real or personal property (including such oil, gas and mineral leases or mineral interests) are valid and effective against the Company or any of its Subsidiaries, or to the Company's Knowledge, any of the Company Joint Ventures and, to the Company's Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company or any of its Subsidiaries, or to the Company's Knowledge, any of the Company Joint Ventures or, to the Company's Knowledge, the counterparties thereto, or, to the Company's Knowledge, event which, with notice or lapse of time or both, would become a default by the Company or any of its Subsidiaries, or to the Company's Knowledge, any of the Company Joint Ventures or, to the Company's Knowledge, the counterparties thereto.

        (b)   The Company and its Subsidiaries and, to the Company's Knowledge, each of the Company Joint Ventures have such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are sufficient to conduct their businesses in all material respects as currently conducted, except such rights-of-way that, if not obtained, would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and its Subsidiaries and, to the Company's Knowledge, each of the Company Joint Ventures has fulfilled and performed all its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that do not affect the commercial use of the property for the purposes for which the property is currently being used and except for rights reserved to, or vested in, any municipality or other Governmental Entity or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

        Section 3.19    Insurance.     The Company and its Subsidiaries and, to the Company's Knowledge, the Company Joint Ventures maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in the amounts set forth in Section 3.19 of the Company Disclosure Letter. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or its Subsidiaries or, to the Company's Knowledge, the Company Joint Ventures has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

        Section 3.20    Opinion of Financial Advisor.     The Board of Directors of the Company and the Special Committee have received the opinion of each of Morgan Stanley & Co. Incorporated and The Blackstone Group, L.P. dated as of the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of the Company Common Stock (other than those holders that are parties to a Rollover Commitment, Parent and Merger Sub) from a financial point of view.

        Section 3.21    Required Vote of the Company Stockholders.     The affirmative vote of the holders of outstanding shares of Company Common Stock, voting together as a single class, representing at least two-thirds of all the votes then entitled to vote at a meeting of stockholders, is the only vote of holders of securities of the Company which is required to approve this Agreement, the Merger and the other transactions contemplated hereby (the "Company Stockholder Approval").

        Section 3.22    Material Contracts.

        (a)   Except for this Agreement, the Company Benefit Plans or as filed with the SEC prior to the date hereof, neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, the Company Joint Ventures is a party to or bound by, as of the date hereof, any Contract (whether written or oral) (i) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Company or Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC; (ii) to the Company's Knowledge, which is an agreement relating to the formation of or specifying the rights of the interest holders in a Company Joint Venture; (iii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $10,000,000; or (iv) which contains any provision that prior to or following the Effective Time would materially restrict or alter the conduct of business of, or purport to materially restrict or alter the conduct of business of, whether or not binding on, Parent or any Affiliate of the Parent (other than the Company, any of its Subsidiaries or any director, officer or employee of any of the Company or any of its Subsidiaries) (all contracts of the type described in this Section 3.22(a) being referred to herein as "Company Material Contracts"). Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, the Company Joint Ventures is a party to any Contract (other than any Contracts to which Parent or any Affiliate of Parent is a party) that purports to be binding on, or imputes any obligations on, Parent or any Affiliate of Parent other than (i) the Company or its Subsidiaries or (ii) any employee, officer or director of the Company or any of its Subsidiaries (in such capacity).

        (b)   (i) Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries and, to the Company's Knowledge, the Company Joint Ventures that is a party thereto, as applicable, and in full force and effect, except where the failure to be valid, binding and in full force and effect, either individually or in the aggregate, would not have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries and, to the Company's Knowledge, each of the Company Joint Ventures has in all material respects performed all obligations required to be performed by it to date under each Company Material Contract, except where such noncompliance, either individually or in the aggregate, would not have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of the Company Joint Ventures has received written notice of, or to the Company's Knowledge, knows of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries or, to the Company's Knowledge, the Company Joint Ventures under any such Company Material Contract, except where such default, either individually or in the aggregate, would not have a Company Material Adverse Effect.

        Section 3.23    Finders or Brokers.     Except for Morgan Stanley & Co. Incorporated and The Blackstone Group, L.P., neither the Company nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

        Section 3.24    State Takeover Statutes; Charter Provisions.     As of the date of this Agreement, the Company is not an "issuing public corporation" for purposes of Section 17-1286 et seq. of the Kansas Statutes Annotated ("KSA"), and the Board of Directors of the Company, on August 27, 2006, approved this Agreement, the Voting Agreement, the Rollover Commitments entered into on the date of this Agreement, the Merger and the other transactions contemplated thereby for purposes of Section 17-12,100 et seq. of the KSA. Other than Article Seventh of the Company's Restated Articles of Incorporation, no other provision of the Company's Restated Articles of Incorporation impacts the vote required for the Merger or other transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1    Qualification; Organization.

        (a)   Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each of Parent and Merger Sub has all requisite corporate, limited liability company, or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Parent Material Adverse Effect.

        (b)   Each of Parent and Merger Sub is qualified to do business and is in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated hereby (a "Parent Material Adverse Effect"). The organizational or governing documents of the Parent and Merger Sub, as previously provided to the Company, are in full force and effect. Neither Parent nor Merger Sub is in violation of its organizational or governing documents.

        Section 4.2    Corporate Authority Relative to This Agreement; No Violation.

        (a)   Each of Parent and Merger Sub has all requisite corporate or limited liability company, as applicable, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Members of Parent and the Board of Directors of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

        (b)   Other than in connection with or in compliance with (i) the provisions of the KGCC, (ii) the Exchange Act, (iii) the HSR Act, (iv) Competition Act (Canada) and (v) the approvals set forth on Section 4.2(b) of the Parent Disclosure Letter (collectively, the "Parent Approvals"), no authorization, consent or approval of, or filing with, any Governmental Entity is necessary for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, that, if not obtained or made, would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        (c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of Parent or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.3    Proxy Statement; Other Information.     None of the information supplied or to be supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by Parent or Merger Sub and contained in the Schedule 13E-3 to be filed with the SEC concurrently with the filing of the Proxy Statement, will, at the time of its filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.4    Financing.     Section 4.4 of the Parent Disclosure Letter sets forth true, accurate and complete copies, as of the date hereof, of (i) executed equity commitment letters to provide equity financing to Parent and/or Merger Sub, (ii) the Rollover Commitments, (iii) executed debt commitment letters and related term sheets (the "Debt Commitment Letters" and together with the equity commitment letters described in clause (i), the "Financing Commitments") pursuant to which, and subject to the terms and conditions thereof, certain lenders have committed to provide Parent or the Surviving Corporation with loans in the amounts described therein, the proceeds of which may be used to consummate the Merger and the other transactions contemplated hereby (the "Debt Financing" and, together with the equity financing referred to in clause (i) and the Rollover Commitments, the "Financing"). As of the date hereof, each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent or Merger Sub, to the Parent's Knowledge, the other parties thereto. The Financing Commitments are in full force and effect and have not been withdrawn or terminated (and no party thereto has indicated an intent to so withdraw or terminate) or otherwise amended or modified in any respect (except that it is acknowledged that, following the date hereof, amounts committed pursuant to the equity commitment letters referred to in clause (i) are contemplated to be decreased in amounts equal to the increase in equity provided by the cash and rollover equity value represented by new Rollover Commitments) and neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth therein and no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to constitute a material breach or failure to satisfy a condition precedent set forth therein. Assuming that the number of shares to be rolled over pursuant to the Rollover Commitments are contributed to Parent or one of its Subsidiaries prior to the Effective Time, the proceeds from the Financing constitute all of the financing required for the consummation of Merger and the other transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of the Merger Consideration and the Option and Stock-Based Consideration. Parent or Merger Sub has fully paid any and all commitment fees or other fees on the dates and to the extent required by the Financing Commitments. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent on the terms therein. Notwithstanding anything in this Agreement to the contrary, the Debt Commitment Letters may be superseded at the option of Parent or Merger Sub after the date of this Agreement but prior to the Effective Time by the New Financing Commitments in accordance with Section 5.10. In such event, the term "Financing Commitment" as used herein shall be deemed to include the New Financing Commitments to the extent then in effect.

        Section 4.5    Ownership and Operations of Merger Sub.     As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Neither Parent nor Merger Sub has conducted any business other than incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

        Section 4.6    Finders or Brokers.     Except for Goldman, Sachs & Co., neither Parent nor any of its Subsidiaries has engaged any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger or the other transactions contemplated hereby.

        Section 4.7    Ownership of Shares.     Neither Parent, as of the date hereof, nor Merger Sub owns any Shares, beneficially, of record or otherwise. Immediately prior to the Effective Time, Parent or Merger Sub will only own those Shares subject to the Rollover Commitments.

        Section 4.8    Certain Arrangements.     Other than the Voting Agreement, the Rollover Commitments entered into on the date of this Agreement and the Original LLC Agreement, there are no Contracts between Parent, Merger Sub or the Guarantors, on the one hand, and any member of the Company's management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the transactions contemplated by this Agreement. Parent has provided the Special Committee with true, correct and complete copies of the Voting Agreement, the Rollover Commitments entered into on the date of this Agreement and the Original LLC Agreement. Prior to the Board of Directors of the Company approving this Agreement, the Voting Agreement, the Rollover Commitments entered into on the date of this Agreement, the Merger and the other transactions contemplated thereby for purposes of Section 17-12,100 et seq. of the KSA, neither Parent nor Merger Sub, alone or together with any other person, has taken any action that would cause Section 17-12,100 et seq. of the KSA to be applicable to this Agreement, the Merger, or any transactions contemplated by this Agreement.

        Section 4.9    Investigations; Litigation.     There are no suits, claims, actions, proceedings, arbitrations, mediations or investigations pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, other than any such suit, claim, action, proceeding or investigation that would have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of its Subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree or award that would have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.10    Guarantees.     Concurrently with the execution of this Agreement, each of the Guarantors has delivered to the Company the Guarantees, dated as of the date hereof, in favor of the Company, in the form set forth in Section 4.10 of the Parent Disclosure Letter, with respect to the performance by Parent and Merger Sub, respectively, of their obligations under this Agreement.

        Section 4.11    No Other Information.     Parent and Merger Sub acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in ARTICLE III. The representations and warranties set forth in ARTICLE III are made solely by the Company, and no Representative of the Company shall have any responsibility or liability related thereto.

        Section 4.12    Access to Information; Disclaimer.     Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to the books and records of the Company, its Subsidiaries and Company Joint Ventures, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries or Joint Venture Companies, other than the representations and warranties of the Company expressly contained in ARTICLE III of this Agreement and that all other representations and warranties are specifically disclaimed.

ARTICLE V

COVENANTS AND AGREEMENTS

        Section 5.1    Conduct of Business by the Company.

        (a)   From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except (i) as may be required by applicable Law, (ii) with the prior written consent of Parent, (iii) as expressly contemplated or permitted by this Agreement or (iv) as disclosed in Section 5.1 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in all material respects in the ordinary course consistent with past practices, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships and to retain the services of its key officers and key employees and (iii) take no action which would materially adversely affect or materially delay the ability of any of the parties hereto from obtaining any necessary approvals of any regulatory agency or other Governmental Entity required for the transactions contemplated hereby, performing its covenants and agreements under this Agreement or consummating the transactions contemplated hereby or otherwise materially delay or prohibit consummation of the Merger or other transactions contemplated hereby; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.1 shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

        (b)   The Company agrees with Parent that between the date hereof and the Effective Time, except as set forth in Section 5.1(b) of the Company Disclosure Letter or expressly contemplated or expressly permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

          (i)    adjust, split, combine or reclassify any capital stock or otherwise amend the terms of its capital stock;

          (ii)   make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options or other awards issued and outstanding as of the date hereof under the Company Stock Plans or permitted hereunder to be granted after the date hereof; provided that the Company may continue to pay its quarterly cash dividends in the ordinary course of its business consistent with past practices (but in no event in an amount in excess of $0.875 per quarter) and that this Section 5.1(b)(ii) shall not apply dividends or distributions paid in cash by Subsidiaries to the Company or to other Subsidiaries in the ordinary course of business consistent with past practice;

          (iii)  grant any person any right to acquire any shares of its capital stock;

          (iv)  issue any additional shares of capital stock except pursuant to the exercise of stock options or other awards issued under the Company Stock Plans issued and outstanding as of the date hereof and in accordance with the terms of such instruments; provided, that except as disclosed in Section 5.1(b)(iv) of the Company Disclosure Letter, the Company shall not issue any Shares under the Stock Purchase Plans;

          (v)   purchase, sell, transfer, mortgage, encumber or otherwise dispose of any properties or assets having a value in excess of $50 million in the aggregate (other than commodity, purchase, sale or hedging agreements in the ordinary course of business), except as disclosed in Section 5.1(b)(v) of the Company Disclosure Letter;

          (vi)  make any capital expenditures not contemplated by the capital expenditure budget having an aggregate value in excess of $50 million for any 12 consecutive month period;

          (vii) incur, assume, guarantee, or become obligated with respect to any debt, which when taken together with all other debt of the Company and its Subsidiaries would result in there being indebtedness of the Company and its Subsidiaries greater than $7.925 billion in the aggregate outstanding at any given time (excluding intercompany debt), or any debt which contains covenants that materially restrict the Merger or that are materially inconsistent with the Financing Commitments in effect as of the date hereof;

          (viii)  make any investment in excess of $50 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

          (ix)  make any acquisition of another Person or business in excess of $50 million in the aggregate, whether by purchase of stock or securities, contributions to capital, property transfers, or entering into binding agreements with respect to any such investment or acquisition;

          (x)   except in the ordinary course of business consistent with past practice, enter into, renew, extend, materially amend or terminate (A) any Company Material Contract or Contract which if entered into prior to the date hereof would be a Company Material Contract, in each case, other than any Contract relating to indebtedness that would not be prohibited under clause (vii) of this Section 5.1(b), or (B) any Contracts not in the ordinary course, involving the commitment or transfer of value in excess of $50 million in the aggregate in any year;

          (xi)  except to the extent required by Law or by Contracts in existence as of the date hereof or as disclosed in Section 5.1(b)(xi) of the Company Disclosure Letter, (A) increase in any manner the compensation or benefits of any of its employees, directors, consultants, independent contractors or service providers except in the ordinary course of business consistent with past practice (including, for this purpose, the normal employee salary, bonus and equity compensation review process conducted each year), (B) pay any pension, severance or retirement benefits not required by any existing plan or agreement to any such employees, directors, consultants, independent contractors or service providers, (C) enter into, amend, alter (other than amendments that are immaterial to the participants or employees, directors, consultants, independent contractors or service providers who are party and do not materially increase the cost to the Company or any of its Subsidiaries of maintaining the applicable compensation or benefit program, policy, arrangement or agreement), adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment or consulting agreement with or for the benefit of any employee, director, consultant, independent contractor or service provider, (D) accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation, (E) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, or (F) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law;

          (xii) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $50 million in the aggregate (excluding amounts to be paid under existing insurance policies) or otherwise pay, discharge or satisfy any claims, liabilities or obligations in excess of such amount, in each case, other than in the ordinary course consistent with past practice;

          (xiii)  amend or waive any provision of its articles of incorporation or its by-laws, partnership agreement, operating agreement or other equivalent organizational documents or, in the case of the Company, enter into any agreement with any of its stockholders in their capacity as such;

          (xiv)  take or omit to take any action that is intended or would reasonably be expected to, individually or in the aggregate, result in any of the conditions to the Merger set forth in ARTICLE VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement;

          (xv) enter into any "non-compete" or similar agreement that would materially restrict the businesses of the Surviving Corporation or its Subsidiaries following the Effective Time or that would in any way restrict the businesses of Parent or its Affiliates (excluding the Surviving Corporation, its Subsidiaries) or take any action that may impose new or additional material regulatory requirements on any Affiliate of Parent (excluding the Surviving Corporation and its Subsidiaries);

          (xvi)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

          (xvii)    implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by GAAP, applicable Law or regulatory guidelines;

          (xviii)    enter into any closing agreement with respect to material Taxes, settle or compromise any material liability for Taxes, make, revoke or change any material Tax election, agree to any adjustment of any material Tax attribute, file or surrender any claim for a material refund of Taxes, execute or consent to any waivers extending the statutory period of limitations with respect to the collection or assessment of material Taxes, file any material amended Tax Return or obtain any material Tax ruling;

          (xix)    enter into any new, or materially amend or otherwise materially alter any current, Affiliate Transaction or transaction which would be an Affiliate Transaction if such transaction occurred prior to the date hereof;

          (xx)    take any material action with respect to any Affiliate of the Company (other than any wholly owned Subsidiaries of the Company or any Company Joint Venture) that is outside the ordinary course of business consistent with past practices;

          (xxi)    agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.1(b); or

          (xxii)    sell, contribute or otherwise directly or indirectly transfer, exchange, or dispose (or authorize or permit any such transfer, exchange or disposition) of (A) any of its limited or general partnership interests in Kinder Morgan Energy Partners, L.P.; (B) any equity interest in KMGP or (C) any of its interests in Kinder Morgan Management, LLC.

        Section 5.2    Investigation.

        (a)   From the date hereof until the Effective Time and subject to the requirements of applicable Laws, the Company shall, and shall request KMP and KMR to, (i) provide to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and its Subsidiaries and of KMP and KMR, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request (including, to the extent possible, furnishing to Parent the financial results of the Company and of KMP and KMR in advance of any filing by the Company with the SEC containing such financial results), and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives (other than directors who are not Employees) of the Company and its Subsidiaries and of KMP and KMR to cooperate reasonably with Parent in its investigation of the Company and its Subsidiaries and KMP and KMR, as the case may be, except that nothing herein shall require the Company or any of its Subsidiaries to disclose any information that would cause a violation of any agreement to which the Company or any of its Subsidiaries or KMP or KMR is a party or would cause a risk of a loss of privilege to the Company or any of its Subsidiaries or KMP or KMR. Any investigation pursuant to this Section 5.2(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company, its Subsidiaries, KMP and KMR. No information or knowledge obtained by Parent or Merger Sub in any investigation pursuant to this Section 5.2(a) shall affect or be deemed to modify any representation or warranty made by the Company in ARTICLE III.

        (b)   Parent hereby agrees that all information provided to it or its counsel, financial advisors, auditors and other authorized representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be "Evaluation Material" to the extent such information would be considered "Evaluation Material," in each case, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, dated as of June 19, 2006, between the Company and GS Capital Partners Fund V, L.P.; the Confidentiality Agreement, dated as of June 20, 2006, between the Company and Carlyle Investment Management, LLC; the Confidentiality Agreement, dated as of June 20, 2006, between the Company and Carlyle/Riverstone Energy Partners, III, L.P.; and the Confidentiality Agreement, dated as of June 20, 2006, between the Company and AIG Global Asset Management Holdings Corp. (the "Confidentiality Agreements") had it been provided prior to the date of this Agreement; provided that Parent shall be entitled to share such Confidential Information with prospective co-investors or limited partners of the members of Parent; provided further, however, that any prospective co-investors or limited partners of the members of Parent to whom Parent provides Confidential Information shall, prior to receiving such Confidential Information, agree in writing to be bound by the confidentiality provisions of the Confidentiality Agreements or shall execute their own confidentiality agreements with the Company.

        Section 5.3    No Solicitation.

        (a)   Subject to Section 5.3(b)-(g) and (k), the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall direct its and their respective officers, directors, employees, agents and representatives, including any investment banker, attorney or accountant retained by it or any of its Subsidiaries ("Representatives") not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, an Alternative Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to the Company, any of its Subsidiaries, any Company Joint Venture, KMP or KMR in connection with, or have any discussions with any person relating to, an actual or proposed Alternative Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement an Alternative Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to any Alternative Proposal, (v) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement (provided, that the Company shall be permitted to waive any such agreement to permit the counterparty thereto to make a non-public offer or proposal to the Board of Directors (or Special Committee) of the Company with respect to an Alternative Proposal (except that references in the definition thereof to "20%" shall be deemed to be references to "50%" for purposes of this proviso), or (vi) resolve to propose or agree to do any of the foregoing; provided, however, it is understood and agreed that any determination or action by the Board of Directors of the Company (acting through its Special Committee) permitted under Section 5.3(c) or (d), or Section 7.1(c)(ii) shall not be deemed to be a breach or violation of this Section 5.3(a). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3 by the Company.

        (b)   The Company shall, shall cause each of its Subsidiaries to, and shall direct each of its Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the parties hereto) that has made or indicated an intention to make an Alternative Proposal.

        (c)   Notwithstanding anything to the contrary in Section 5.3(a) or (b), the Company may, in response to an unsolicited Alternative Proposal which did not result from or arise in connection with a breach of Section 5.3(a) and which the Board of Directors of the Company (acting through its Special Committee) determines, in good faith, after consultation with its outside counsel and financial advisors, may reasonably be expected to lead to a Superior Proposal, (i) furnish non-public information with respect to the Company and its Subsidiaries and KMP, KMR and any Company Joint Venture to the person making such Alternative Proposal and its Representatives pursuant to a customary confidentiality agreement no less restrictive of the other party than the Confidentiality Agreements; provided that such confidentiality agreement need not contain any standstill or similar provision, and (ii) participate in discussions or negotiations with such person and its Representatives regarding such Alternative Proposal; provided, however, (i) that Parent shall be entitled to receive an executed copy of such confidentiality agreement prior to or substantially simultaneously with the Company furnishing information to the person making such Alternative Proposal or its Representatives and (ii) that the Company shall simultaneously provide or make available to Parent any material non-public information concerning the Company or any of its Subsidiaries that is provided to the person making such Alternative Proposal or its Representatives which was not previously provided or made available to Parent.

        (d)   Subject to Section 7.1(c)(ii), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Merger Sub, the Recommendation, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Alternative Proposal or (iii) approve or recommend, or publicly propose to approve, endorse or recommend, any Alternative Proposal. Notwithstanding the foregoing, but subject to Section 5.4(b), if, prior to receipt of the Company Stockholder Approval, the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with outside counsel, that failure to so withdraw or modify its Recommendation would be inconsistent with the Board of Directors of the Company's or the Special Committee's exercise of its fiduciary duties, the Board of Directors of the Company or any committee thereof may withdraw or modify its Recommendation.

        (e)   The Company promptly (and in any event within 48 hours) shall advise Parent orally and in writing of (i) any Alternative Proposal or indication or inquiry with respect to or that would reasonably be expected to lead to any Alternative Proposal, (ii) any request for non-public information relating to the Company, its Subsidiaries, a Company Joint Venture, KMP or KMR, other than requests for information not reasonably expected to be related to an Alternative Proposal, and (iii) any inquiry or request for discussion or negotiation regarding an Alternative Proposal, including in each case the identity of the person making any such Alternative Proposal or indication or inquiry and the material terms of any such Alternative Proposal or indication or inquiry (including copies of any document or correspondence evidencing such Alternative Proposal or inquiry). The Company shall keep Parent reasonably informed on a reasonably current basis of the status (including any material change to the terms thereof) of any such Alternative Proposal or indication or inquiry.

        (f)    Notwithstanding the foregoing, the Company shall not waive Section 17-1286 et seq. and Section 17-12,100 et seq. of the KGCC with respect to any Person other than Parent, its interestholders and their respective Affiliates.

        (g)   Nothing contained in this Agreement shall prohibit the Company or its Board of Directors (or the Special Committee) from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

        (h)   As used in this Agreement, "Alternative Proposal" shall mean (i) any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), (ii) any proposal for the issuance by the Company of over 20% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company and its Subsidiaries, in each case other than the Merger.

        (i)    As used in this Agreement, "Superior Proposal" shall mean any Alternative Proposal (i) on terms which the Board of Directors of the Company (or the Special Committee) determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Company Common Stock than the Merger (other than those holders of Company Common Stock who are party to a Rollover Commitment), taking into account all the terms and conditions of such proposal, and this Agreement (including any proposal or offer by Parent to amend the terms of this Agreement and the Merger during the 5 Business Day period referred to herein) and (ii) that the Board of Directors (or Special Committee) believes is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that the Board of Directors of the Company (or the Special Committee) shall not so determine that any such proposal is a Superior Proposal prior to the time that is 5 Business Days after the time at which the Company has complied in all respects with Section 5.3(e) with respect to such proposal, and provided that for purposes of the definition of "Superior Proposal", the references to "20%" in the definition of Company Acquisition Proposal shall be deemed to be references to "50%."

        (j)    Subject to applicable Law, the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall direct its Representatives not to, directly or indirectly, (i) initiate, solicit, encourage (including by providing information) or facilitate any inquiries, proposals or offers with respect to, or the making or completion of, a KMP/KMR Proposal, (ii) engage or participate in any negotiations concerning, or provide or cause to be provided any non-public information or data relating to Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC in connection with, or have any discussions with any person relating to, an actual or proposed KMP/KMR Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement a KMP/KMR Proposal. As used in this Agreement, a "KMP/KMR Proposal" shall mean (i) any inquiry, proposal or offer from any Person or group of Persons other than Parent or one of its Subsidiaries for a merger, consolidation, dissolution, recapitalization or other business combination involving Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC or any of their respective Subsidiaries, (ii) any proposal for the issuance by Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC of over 20% of their equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities of Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC or of the consolidated total assets of Kinder Morgan Energy Partners, L.P. or Kinder Morgan Management, LLC, in each case other than the Merger.

        (k)   Notwithstanding anything to the contrary in this Section 5.3, (i) none of the provisions of this Section 5.3 that would require any action or inaction on the part of a Person that is a Representative of the Company or any of its Subsidiaries that is also a Representative of KMP or KMR (or KMGP when acting in any capacity on behalf of or with respect to KMR or KMP) requires or shall be construed to require such Person to take or refrain from taking any action when acting as a Representative of KMP or KMR (or KMGP), and (ii) no action or inaction taken or not taken by such Person when acting as a Representative of KMP or KMR (or KMGP) shall be deemed a breach of this Section 5.3.

        Section 5.4    Filings; Other Actions.

        (a)   As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare the Proxy Statement, and the Company and Parent shall prepare the Schedule 13E-3. Parent and the Company shall cooperate with each other in connection with the preparation of the foregoing documents. The Company will use its reasonable best efforts to have the Proxy Statement, and Parent and the Company will use their reasonable best efforts to have the Schedule 13E-3, cleared by the SEC as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and Parent and the Company shall cooperate and provide each other with a reasonable opportunity to review and comment on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Parent and the Company will provide each other with copies of all such filings made and correspondence with the SEC with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company.

        (b)   Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the KGCC (including, not less than 20 days prior to the Company Meeting, notifying each stockholder of record entitled to vote at such meeting that appraisal rights are available under Section 17-6712 of the KGCC) and its articles of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (such meeting or any adjournment or postponement thereof, the "Company Meeting"), and (ii) subject to the Board of Directors of the Company's or the Special Committee's withdrawal or modification of its Recommendation in accordance with Section 5.3(d), use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, unless this Agreement is terminated in accordance with Section 7.1 and subject to compliance with Section 7.2, the Company, regardless of whether the Board of Directors (whether or not acting through the Special Committee, if then in existence) has approved, endorsed or recommended an Alternative Proposal or has withdrawn, modified or amended the Recommendation, will submit this Agreement for adoption by the stockholders of the Company at the Company Meeting.

        Section 5.5    Stock Options and Other Stock-Based Awards; Employee Matters.

        (a)    Stock Options and Other Stock-Based Awards.

        (i)    Except as otherwise agreed in writing by Parent and the applicable holder thereof, each option or other award to purchase shares of Company Common Stock (each, a "Company Stock Option") granted under any employee or director equity plans of the Company (the "Company Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be converted into the right to receive within three Business Days following the Effective Time an amount in cash in U.S. dollars equal to the product of (x) the total number of shares of Company Common Stock subject to such Company Stock Option and (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option (or if there is not any such excess, zero) with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the "Option Consideration") less such amounts as are required to be withheld or deducted under the Code or any provision of U.S., state, local or foreign Tax Law with respect to the making of such payment.

        (ii)   Except as otherwise agreed in writing by Parent and the applicable holder thereof, at the Effective Time, each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Stock Plans or Company Benefit Plans (including performance shares, restricted stock, restricted stock units, phantom units, deferred stock units and dividend equivalents), other than Restricted Shares (as hereinafter defined), shares acquired by participants pursuant to the terms of the Company's Employee Stock Purchase Plan and the Company's Foreign Subsidiary Employees Stock Purchase Plan, and Company Stock Options (each, other than Restricted Shares, Purchase Plan Shares and Company Stock Options, a "Company Stock-Based Award"), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Company Common Stock, shall become fully vested and shall entitle the holder thereof to receive, at the Effective Time an amount in cash equal to the Merger Consideration in respect of each Share underlying a particular Company Stock-Based Award (the aggregate amount of such cash, together with the Option Consideration, hereinafter referred to as the "Option and Stock-Based Consideration") less such amounts as are required to be withheld or deducted under the Code or any provision of U.S., state, local or foreign Tax Law with respect to the making of such payment.

        (iii)  Except as otherwise agreed in writing by Parent and the applicable holder thereof, immediately prior to the Effective Time, each award of restricted Company Common Stock (the "Restricted Shares") shall vest in full and be converted into the right to receive the Merger Consideration as provided in Section 2.1(a).

        (iv)  At the Effective Time, the Company's Employees Stock Purchase Plan and the Company's Foreign Subsidiary Employees Stock Purchase Plan (the "Stock Purchase Plans") shall terminate. In connection with such termination, the Company shall refund to the participants in the Stock Purchase Plans any accumulated payroll deductions in respect of any purchase period ending after the Effective Time. The participants in the Stock Purchase Plans shall be entitled to continue to make purchases of Company Common Stock pursuant to the terms of the Stock Purchase Plans for any purchase period ending prior to the Effective Time and such shares of Company Common Stock shall be converted into the right to receive the Merger Consideration in accordance with Section 2.1(a). After the date hereof, no participant in the Company's Foreign Subsidiary Employees Stock Purchase Plan may increase the percentage amount of his or her payroll deduction election from those in effect on the date hereof.

        (v)   Prior to the Effective Time, the Compensation Committee of the Board of Directors of the Company, or the Board of Directors of the Company, as appropriate, shall make such adjustments and amendments to, make such determinations or take such actions with respect to Company Stock Plans, Company Stock Options, Company Benefit Plans, Company Stock-Based Awards, Restricted Shares and Purchase Plan Shares, including obtaining consents where necessary, to implement the foregoing provisions of this Section 5.5.

        (b)    Employee Matters.

        (i)    From and after the Effective Time, Parent shall honor all Company Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, provided that nothing herein shall limit the right of the Company or Parent from amending or terminating such plans, arrangements and agreements in accordance with their terms. For a period of one (1) year following the Effective Time, Parent shall provide, or shall cause to be provided, to each current and former employee of the Company and its Subsidiaries other than such employees covered by collective bargaining agreements ("Company Employees") compensation opportunities (excluding the value of equity-based awards) and benefits that are substantially comparable, in the aggregate, to the compensation opportunities and benefits provided to Company Employees immediately before the Effective Time, it being understood that that the total package of such compensation and benefits may be different from the compensation and benefits provided to the Company Employees prior to the Effective Time.

        (ii)   For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time as required pursuant to this Section 5.5(b) (the "New Plans"), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company employee benefit plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan (other than the Kinder Morgan Inc. Retirement Plan) or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, to the extent permitted by such plans, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the consummation of the Merger (such plans, collectively, the "Old Plans"), and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

        (iii)  Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue (or resume) the employment of any specific person.

        (iv)  Without limiting the generality of Section 8.10, no provision of this Section 5.5 shall be construed to create any third party beneficiary rights in any employee, officer, current or former director or consultant of the Company or its Subsidiaries, or any beneficiary of such employee, officer, director or consultant under a Company Benefit Plan or otherwise.

        Section 5.6    Efforts.

        (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and the Company shall cause each of its Subsidiaries to, and shall request each of KMP and the Company Joint Ventures to, use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay prior to the Effective Time any fee, penalties or other consideration to any third party to obtain any consent or approval required for the consummation of the Merger under any Contract (other than de minimis amounts or if Parent and Merger Sub have provided adequate assurance of repayment).

        (b)   Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than fifteen (15) days after the date hereof, make their respective filings and thereafter make any other required submissions under the HSR Act as promptly as reasonably practicable, (ii) use reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (y) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, including but not limited to approvals from the California Public Utilities Commission, the Colorado Public Utilities Commission, the Wyoming Public Services Commission, the Nebraska Public Utilities Commission and under the Investment Canada Act and the Competition Act (Canada) (the "Specified Regulatory Clearances"),

(iii) use reasonable best efforts to take, or to cause to be taken, all other actions and to do, or to cause to be done, all other things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state or foreign antitrust enforcement authorities or competition authorities, other Governmental Entities in connection with the Specified Regulatory Clearances, or other state or federal regulatory authorities of any other nation or other jurisdiction or any other person may assert under Regulatory Law (as hereinafter defined) with respect to the Merger and the other transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date (as hereinafter defined)), (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including to the extent permitted by Law promptly furnishing the other with true and complete copies of notices or other communications sent or received by the Company or Parent, as the case may be, or any of their Subsidiaries, to or from any third party and/or any Governmental Entity with respect thereto, and permit the other to review in advance any proposed communication by such party to any supervisory or Governmental Entity and (v) give the other reasonable notice of, and, to the extent permitted by such Governmental Entity, allow the other to attend and participate at any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry or proceeding relating thereto. Notwithstanding anything in this Agreement to the contrary, except as provided below, nothing contained in this Agreement shall be deemed to require Parent, any of its Subsidiaries, the Company (unless requested by Parent), or the Surviving Corporation or any of its Subsidiaries to take or agree to take any Action of Divestiture or Limitation. For purposes of this Agreement, an "Action of Divestiture or Limitation" shall mean (i) executing or carrying out agreements or submitting to the requirements of any Governmental Entity providing for a license, sale or other disposition of any material assets or businesses or material categories of assets or businesses of the Company and its Subsidiaries or the holding separate of any material assets or businesses or Company capital stock or imposing or seeking to impose any material limitation on the ability of the Company or any of its Subsidiaries to own such assets or to acquire, hold or exercise full rights of ownership of the Company's business or on the ability of the Company to conduct the business of the Company and its Subsidiaries, (ii) modification of a Company Permit or the terms of any Contract with any customer of the Company or any of its subsidiaries in a manner that would materially affect the Company or (iii) the imposition of any condition or limitation that would materially affect the Company on or in connection with any approval listed on Section 6.3(e) of the Parent Disclosure Letter (other than any such condition or limitation to which such approval is customarily subject) or that materially restricts the business of Parent or that materially restricts the business of any of the Affiliates of Parent. The Company and Parent shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity. Notwithstanding anything in this Agreement to the contrary, the Company shall, upon the request of Parent, agree to take any Action of Divestiture or Limitation so long as such Action of Divestiture or Limitation is binding on the Company only in the event the Closing occurs; provided, however, that the Company shall not be required to take, or cause to be taken, any such action with respect to KMP or KMR unless such action is approved by the Conflicts and Audit Committee thereof in accordance with Section 6.9 of the Partnership Agreement. Notwithstanding anything in this Agreement to the contrary, the Company shall not undertake any Action of Divestiture or Limitation without the consent of Parent.

        (c)   Subject to the rights of Parent in Section 5.12, and in furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Company and Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b)(i) or (ii) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

        (d)   For purposes of this Agreement, "Regulatory Law" means any and all state, federal and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws requiring notice to, filings with, or the consent or approval of, any Governmental Entity, or that otherwise may cause any restriction, in connection with the Merger and the transactions contemplated thereby, including (i) the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, (ii) any Law governing the direct or indirect ownership or control of any of the operations or assets of the Company and its Subsidiaries or (iii) any Law with the purpose of protecting the national security or the national economy of any nation.

        Section 5.7    Takeover Statute.     If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the Merger, the Voting Agreement, the Rollover Commitments or the other transactions contemplated by this Agreement after the date of this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the Merger, the Voting Agreement, the Rollover Commitments and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the Merger, the Voting Agreement, the Rollover Commitments and the other transactions contemplated hereby.

        Section 5.8    Public Announcements.     The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree to issue a joint press release announcing the execution and delivery of this Agreement.

        Section 5.9    Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees (in their capacity as such and not as stockholders or option holders of the Company or its Subsidiaries), as the case may be, of the Company or its Subsidiaries or KMP or KMR as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's and any of its Subsidiaries' (and, unless otherwise required by the independent directors of Kinder Morgan Management, LLC, of KMP's and KMR's) articles of incorporation and by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries (and, unless otherwise required by the independent directors of Kinder Morgan Management, LLC, of KMP's and KMR's) with any of their respective directors, officers or employees in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries or KMP or KMR; provided, however, that all rights to indemnification in respect of any Action (as hereinafter defined) pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.

        (b)   From and after the Effective Time, each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Company or any of its Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party") against any costs or expenses (including advancing reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company); provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without either Parent's or the Surviving Corporation's prior written consent and Parent and the Surviving Corporation shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such claim, action, suit, proceeding or investigation, unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest that would make such joint representation inappropriate. It shall be a condition to the advancement of any amounts to be paid in respect of legal and other fees and expenses that Parent or the Surviving Corporation receive an undertaking by the Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law. In the event of any such Action, Parent and the Surviving Corporation shall reasonably cooperate with the Indemnified Party in the defense of any such Action.

        (c)   For a period of six (6) years from the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries or provide substitute policies or purchase or cause the Surviving Corporation to purchase, a "tail policy," in either case of at least the same coverage and amounts containing terms and conditions that are not less advantageous in the aggregate than such policy with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year more than 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable 250% of such last annual premium; and further provided that if the Surviving Corporation purchases a "tail policy" and the same coverage costs more than 250% of such last annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for 250% of such last annual premium.

        (d)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the articles of incorporation or by-laws or other organization documents of the Company or any of its Subsidiaries or KMP or KMR or the Surviving Corporation, any other indemnification arrangement, the KGCC or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

        (e)   In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

        (f)    Nothing in this Section 5.9 shall limit or restrict any actions that KMP or KMR (or KMGP when acting in any capacity on behalf of or with respect to KMP or KMR) may take or amounts that they may expend with respect to matters related to indemnification or insurance.

        Section 5.10    Financing.     Parent shall use its reasonable best efforts to obtain the Financing on the terms and conditions described in the Financing Commitments or terms more favorable to Parent, including using its reasonable best efforts (i) to negotiate definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments, (ii) to satisfy all conditions applicable to Parent in such definitive agreements, (iii) to comply with its obligations under the Financing Commitments and (iv) to enforce its rights under the Financing Commitments. Parent shall give the Company prompt notice upon becoming aware of any material breach by any party of the Financing Commitments or any termination of the Financing Commitments. Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the Company copies of all documents related to the Financing (other than any ancillary documents subject to confidentiality agreements). In connection with its obligations under this Section 5.10, Parent shall be permitted to amend, modify or replace the Debt Commitment Letters with new Financing Commitments, including through co-investment by or financing from one or more other additional parties (the "New Financing Commitments"), provided Parent shall not permit any replacement of, or amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter if such replacement (including through co-investment by or financing from one or more other additional parties), amendment, modification, waiver or remedy reduces the aggregate amount of the Financing required to consummate the Merger and the other transactions contemplated hereby, adversely amends or expands the conditions to the drawdown of the Financing in any respect that would make such conditions less likely to be satisfied, that can reasonably be expected to delay the Closing, or is adverse to the interests of the Company in any other material respect. In the event that Parent becomes aware of any event or circumstance that makes procurement of any portion of the Financing unlikely to occur in the manner or from the sources contemplated in the Financing Commitments, Parent shall notify the Company and shall use its reasonable best efforts to arrange as promptly as practicable any such portion from alternative sources (including through co-investment by one or more other additional parties) on terms and conditions no less favorable to Parent or Merger Sub and no more adverse to the ability of Parent to consummate the transactions contemplated by this Agreement. The Company shall provide, and shall cause its Subsidiaries, and shall use reasonable best efforts to cause each of its and their respective Representatives, including legal and accounting, to provide, and if necessary shall reasonably request KMP and KMR to provide, all cooperation reasonably requested by Parent in connection with the Financing and the other transactions contemplated by this Agreement (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries or KMP or KMR), including (i) providing reasonably required information relating to the Company, its Subsidiaries and KMP and KMR to the parties providing the Financing, which shall include all financial statements and financial data for the Company and its Subsidiaries (A) of the type required by Regulation S-X and Regulation S-K under the Securities Act and of type and form customarily included in private placements under Rule 144A of the Securities Act to consummate any offering of senior or senior subordinated notes of the Company (or any direct or indirect parent thereof), including replacements thereof prior to any such information going stale or otherwise being unusable for such purpose and (B) all financial statements and information necessary for the satisfaction of the conditions set forth in the Debt Commitment Letter (the "Required Financial Information"), (ii) participating in meetings, drafting sessions and due diligence sessions in connection with the Financing, (iii) assisting in the preparation of (A) one or more offering documents or confidential information memoranda for any of the Debt Financing (including the execution and delivery of one or more customary representation letters in connection therewith) and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts for any of the Debt Financing, including providing assistance in the preparation for, and participating in, meetings, due diligence sessions and similar presentations to and with, among others, prospective lenders, investors and rating agencies, and (v) executing and delivering (or using reasonable best efforts to obtain from advisors), and causing its Subsidiaries to execute and deliver (or use reasonable best efforts to obtain from advisors), and if necessary reasonably requesting KMP and KMR to execute and deliver or obtain from advisors, customary certificates (including a certificate of the chief financial officer of the Company with respect to solvency matters), accounting comfort letters, legal opinions, surveys, title insurance or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Parent in connection with the Financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letter; provided, however, that no obligation of the Company or any of its Subsidiaries under any such certificate, document or instrument (other than the representation letter referred to above) shall be effective until the Effective Time and none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Effective Time. For purposes of this Agreement, "Marketing Period" shall mean the first period of 15 consecutive Business Days after the date hereof throughout which (A) Parent shall have the Required Financial Information that the Company is required to provide to Parent pursuant to this Section 5.10, (B) the conditions set forth in Section 6.1 and Section 6.3 (other than 6.3(c)) shall be satisfied, and (C) the applicable auditors shall not have withdrawn their audit opinions for any applicable Required Financial Information; provided, that (x) such 15 Business Day period shall commence no earlier than (i) three Business Days after the condition set forth in Section 6.1(a) has been satisfied, and (y) if such 15 Business Day period would otherwise end on or after December 18, 2006, but before January 19, 2007, the Marketing Period shall end on January 22, 2007.

        Section 5.11    [Intentionally omitted.]

        Section 5.12    Stockholder Litigation.     The Company shall give Parent the opportunity to participate, subject to a customary joint defense agreement, in, but not control, the defense or settlement of any stockholder litigation against the Company or its directors or officers relating to the Merger or any other transactions contemplated hereby; provided, however, that no such settlement shall be agreed to without Parent's consent. In the event that (i) a proposed settlement of any stockholder litigation (of which Parent has been advised and kept informed in accordance with the terms of this Section 5.12) would not have a Company Material Adverse Effect, (ii) Parent does not consent to such proposed settlement and (iii) the ultimate resolution of such litigation is less favorable to the Company and its Subsidiaries than such proposed settlement, then such resolution and the effects thereof on the

Company and its Subsidiaries (to the extent so less favorable) shall not constitute, or be considered in determining the existence or occurrence of, a Company Material Adverse Effect.

        Section 5.13    Notification of Certain Matters.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any person alleging that the consent of such person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or result in any of the Conditions to the Merger set forth in Article VI not being satisfied or satisfaction of those conditions being materially delayed in violation of any provision of this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. The Company shall notify Parent, on a reasonably current basis, of any events or changes with respect to any criminal or material regulatory investigation or action involving the Company or any of its Affiliates (but, excluding traffic violations or similar misdemeanors), and shall reasonably cooperate with Parent or its Affiliates in efforts to mitigate any adverse consequences to Parent or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

        Section 5.14    Rule 16b-3.     Prior to the Effective Time, the Company shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

        Section 5.15    Control of Operations.     Without in any way limiting any party's rights or obligations under this Agreement, the parties understand and agree that (i) nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time, and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 5.16    Certain Transfer Taxes.     Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation or Parent and expressly shall not be a liability of stockholders of the Company.

ARTICLE VI

CONDITIONS TO THE MERGER

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties) at or prior to the Effective Time of the following conditions:

          (a)   The Company Stockholder Approval shall have been obtained.

          (b)   No restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger and/or the other transactions contemplated by this Agreement shall be in effect.

          (c)   Any applicable waiting period under the HSR Act shall have expired or been earlier terminated.

        Section 6.2    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

          (a)   (i) The representations and warranties of Parent and Merger Sub contained in Section 4.1 (Qualification, Organization) and Section 4.2(a) (Corporate Authority) shall be true and correct in all respects (except, in the case of Section 4.1(a) for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than in clause (i) above) which are qualified by a "Parent Material Adverse Effect" or "materiality" qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (iii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than in clause (i) above) which are not qualified by a "Parent Material Adverse Effect" or "materiality" qualification shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that, with respect to clauses (i), (ii) or (iii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) only as of such date or period.

          (b)   Parent shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.2(a) and 6.2(b) have been satisfied.

          (d)   Each of the approvals listed on Section 6.2(d) of the Company Disclosure Letter shall have been obtained.

        Section 6.3    Conditions to Obligation of Parent and Merger Sub to Effect the Merger.     The obligation of Parent and Merger Sub to effect the Merger is further subject to the fulfillment or waiver of the following conditions:

          (a)   (i) The representations and warranties of the Company contained in Section 3.1 (Qualification, Organization, Subsidiaries, etc.), Section 3.2 (Capital Stock), Section 3.3 (Subsidiaries and Company Joint Ventures), Section 3.4(a) (Corporate Authority), Section 3.21 (Required Vote of the Company Stockholders), and Section 3.24 (State Takeover Statutes; Charter Provisions) shall be true and correct in all respects (except, in the case of Section 3.1(a), 3.2 and 3.3 for such inaccuracies as are de minimis in the aggregate), in each case at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) the representations and warranties of the Company set forth in this Agreement (other than in clause (i) above) which are qualified by a "Company Material Adverse Effect" or "materiality" qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (iii) the representations and warranties of the Company set forth in this Agreement (other than in clause (i) above) which are not qualified by a "Company Material Adverse Effect"

  or "materiality" qualification shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that, with respect to clauses (i), (ii) or (iii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable) only as of such date or period.

          (b)   The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by its Chief Executive Officer or another senior executive officer, certifying to the effect that the conditions set forth in Section 6.3(a)and Section 6.3(b) have been satisfied.

          (d)   Since the date of this Agreement there shall not have occurred and be continuing any Company Material Adverse Effect.

          (e)   Each of the approvals listed on Section 6.3(e) of the Parent Disclosure Letter shall have been obtained, without the imposition of any condition that would have the effect of an Action of Divestiture or Limitation.

ARTICLE VII

TERMINATION

        Section 7.1    Termination or Abandonment.     Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

          (a)   by the mutual written consent of the Company and Parent;

          (b)   by either the Company or Parent, if:

            (i)    the Effective Time shall not have occurred on or before February 28, 2007, as extended to the end of the Marketing Period, if the Marketing Period has commenced and such end of the Marketing Period would be later (the "End Date"), and the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before the End Date; provided, however, that in the event the conditions set forth in Section 6.1(c), Section 6.2(d) or Section 6.3(e) shall not have been satisfied on or before the End Date, either Parent or the Company may unilaterally extend, by notice delivered to the other party on or prior to the original End Date, the End Date until August 28, 2007, in which case the End Date shall deemed to be for all purposes to be such date; provided, further, that the Company may not terminate under this clause during the Marketing Period;

            (ii)   an injunction, other legal restraint or order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction, other legal restraint or order shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall have used its reasonable best efforts to remove such injunction, other legal restraint or order in accordance with Section 5.6; or

            (iii)  the Company Meeting (including any adjournments thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

          (c)   by the Company, if:

            (i)    Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) cannot be cured by the End Date, provided that the Company shall have given Parent written notice, delivered at least thirty (30) days prior to such termination, stating the Company's intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination;

            (ii)   prior to the receipt of the Company Stockholder Approval, (A) the Board of Directors of the Company (or the Special Committee) has received a Superior Proposal, (B) in light of such Superior Proposal a majority of the disinterested directors of the Company (or the Special Committee) shall have determined in good faith, after consultation with outside counsel, that the failure to withdraw or modify its Recommendation would be inconsistent with the Board of Directors of the Company's (or the Special Committee's) exercise of its fiduciary duty under applicable Law, (C) the Company has notified Parent in writing of the determinations described in clause (B) above, (D) at least 5 Business Days following receipt by Parent of the notice referred to in clause (C) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (C) above, such Superior Proposal remains a Superior Proposal and a majority of the disinterested directors of the Company (or the Special Committee) has again made the determinations referred to in clause (B) above, (E) the Company is in compliance, in all material respects, with Section 5.3, (F) the Company has previously paid the fee due under Section 7.2 and (G) the Board of Directors of the Company has approved, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Proposal; or

            (iii)  the Merger shall not have been consummated by the last day of the Marketing Period and at the time of such termination the conditions set forth in Section 6.1, Section 6.3(a), Section 6.3(b), Section 6.3(d) and Section 6.3(e) have been satisfied; or

          (d)   by Parent, if:

            (i)    the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) cannot be cured by the End Date, provided that Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent's intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination;

            (ii)   the Board of Directors of the Company or the Special Committee withdraws, modifies or qualifies in a manner adverse to Parent or Merger Sub, or publicly proposes to withdraw, modify or qualify, in a manner adverse to Parent or Merger Sub, its Recommendation, fails to recommend to the Company's stockholders that they give the Company Stockholder Approval or approves, endorses or recommends, or publicly proposes to approve, endorse or recommend, any Alternative Proposal;

            (iii)  the Company gives Parent the notification contemplated by Section 7.1(c)(ii)(C); or

            (iv)  since the date of this Agreement there shall have been a Company Material Adverse Effect that cannot be cured by the End Date.

        In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall terminate (except for the Confidentiality Agreements, the Guarantees and the provisions of Section 7.2 and ARTICLE VIII), and there shall be no other liability on the part of the Company or Parent and Merger Sub to the other except liability arising out of any willful breach of any of the representations, warranties or covenants in this Agreement by the Company (subject to any express limitations set forth in this Agreement), or as provided for in the Confidentiality Agreements or the Guarantees, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

        Section 7.2    Termination Fees.

        (a)   In the event that:

          (i)    (A) an Alternative Proposal that reasonably appears to be bona fide shall have been made known to the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an Alternative Proposal that reasonably appears to be bona fide and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i), Section 7.1(b)(iii) (so long as the Alternative Proposal was publicly disclosed and not withdrawn at the time of the Company Meeting) or Section 7.1(d)(i), and (C) the Company enters into a definitive agreement with respect to, or consummates, a transaction contemplated by any Alternative Proposal within twelve (12) months of the date this Agreement is terminated; provided that for purposes of this Section 7.2(a)(i), the references to "20%" in the definition of Alternative Proposal shall be deemed to be references to "50%;"

          (ii)   this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii); or

          (iii)  this Agreement is terminated by Parent pursuant to Section 7.1(d)(i), (ii) or (iii); provided, that in the event of a termination by Parent pursuant to Section 7.1(d)(i), without limiting Parent's other rights and remedies under this Agreement, this Section 7.2(a)(iii) shall apply only in the event that the Company shall have willfully breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement;

then in any such event under clause (i), (ii) or (iii) of this Section 7.2(a), the Company shall pay to Parent a termination fee of $215 million in cash (the "Termination Fee"), it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

        In the event that an Alternative Proposal shall have been made known to the public or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional or withdrawn) to make an Alternative Proposal that reasonably appears to be bona fide and thereafter this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii) and no Termination Fee is yet payable in respect thereof pursuant to Section 7.2(a)(i), then the Company shall pay to Parent all of the Expenses (as hereinafter defined) of Parent and Merger Sub and thereafter if the Company is be obligated to pay to Parent the Termination Fee pursuant to Section 7.2(a)(i) such payment obligation shall be reduced by the amount of Expenses previously actually paid to Parent pursuant to this sentence. As used herein, "Expenses" shall mean all reasonable out-of-pocket documented fees and expenses (including all fees and expenses of counsel, accountants, consultants, financial advisors and investment bankers of Parent and its Affiliates), up to $45 million in the aggregate, incurred by Parent or Merger Sub or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Financing and all other matters related to the Merger.

        (b)   In the event that (i) the Company shall terminate this Agreement pursuant to Section 7.1(c)(i), provided, that in the event of a termination by the Company pursuant to Section 7.1(c)(i), without limiting the Company's other rights and remedies under this Agreement, this

Section 7.2(b) shall only apply in the event that Parent or Merger Sub shall have willfully breached or failed to perform in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement and (y) at the time of such termination there is no state of facts or circumstances that would reasonably be expected to cause the conditions in Section 6.1, Section 6.3(a), Section 6.3(b), Section 6.3(d) or Section 6.3(e) not to be satisfied on the End Date assuming the Closing were to be scheduled on the End Date, (ii) Parent or the Company shall terminate this Agreement pursuant to Section 7.1(b)(i) and, at the time of such termination, the conditions set forth in Section 6.1, Section 6.3(a), Section 6.3(b), Section 6.3(d) and Section 6.3(e) have been satisfied, or (iii) the Company shall terminate this Agreement pursuant to Section 7.1(c)(iii), then Parent shall pay to the Company a termination fee of $215 million in cash (the "Parent Termination Fee"), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

        (c)   Any payment required to be made pursuant to clause (i) of Section 7.2(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an Alternative Proposal (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to clause (ii) of Section 7.2(a) shall be made to Parent concurrently with, and as a condition to the effectiveness of, the termination of this Agreement by the Company pursuant to Section 7.1(c)(ii); any payment required to be made pursuant to clause (iii) of Section 7.2(a) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(d)(i), (ii) or (iii), as applicable (and in any event not later than two Business Days after delivery to the Company of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent. In circumstances in which Expenses or Required Expenses, as the case may be, are payable, such payment shall be made to Parent or the Company, as the case may be not later than two Business Days after delivery to the Company or Parent, as the case may be, of an itemization setting forth in reasonable detail all Expenses or Required Expenses, as the case may be (which itemization may be supplemented and updated from time to time by Parent or the Company, as the case may be, until the 60th day after Parent or the Company, as the case may be, delivers such notice of demand for payment), and all such payments shall be made by wire transfer of immediately available funds to an account to be designated by the Company or Parent, as the case may be. Any payment required to be made pursuant to Section 7.2(b) shall be made to the Company promptly following termination of this Agreement by the Company or Parent, as the case may be (and in any event not later than two Business Days after delivery to Parent of notice of demand for payment), and such payment shall be made by wire transfer of immediately available funds to an account to be designated by the Company.

        (d)   In the event that the Company shall fail to pay the Termination Fee and/or Expenses, or Parent shall fail to pay the Parent Termination Fee, required pursuant to this Section 7.2 when due, such fee and/or Expenses, as the case may be, shall accrue interest for the period commencing on the date such fee and/or Expenses, as the case may be, became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank's Prime Lending Rate. In addition, if either party shall fail to pay such fee and/or Expenses, as the case may be, when due, the such owing party shall also pay to the owed party all of the owed party's costs and expenses (including attorneys' fees) in connection with efforts to collect such fee and/or Expenses, as the case may be. Parent and the Company acknowledges that the fees, Expense reimbursement and the other provisions of this Section 7.2 are an integral part of the Merger and that, without these agreements, Parent and the Company would not enter into this Agreement.

        (e)   Each of the parties hereto acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and that neither the Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, (i) the Company's right to receive payment of the Parent Termination Fee pursuant to this Section 7.2 or the guarantee thereof pursuant to the Guarantees shall be the exclusive remedy of the Company against Parent, Merger Sub, the Guarantors or any of their respective stockholders, partners, members, directors, Affiliates, officers or agents for (x) the loss suffered as a result of the failure of the Merger to be consummated and (y) any other losses, damages, obligations or liabilities suffered as a result of or under this Agreement and the transactions contemplated hereby, and upon payment of the Parent Termination Fee in accordance with this Section 7.2, none of Parent, Merger Sub or the Guarantors, or any of their respective stockholders, partners, members, directors, officers or agents, as the case may be, shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by hereby (except that Parent also shall be obligated with respect to the provisions of Section 7.2(d), Section 5.2(b) and Section 8.2, it being understood that no other person (including the Guarantors) shall have any liability or obligation under or with respect to such provisions); and (ii) upon payment of the Company Termination Fee, in accordance with this Section 7.2, except as set forth in Section 7.1(d), none of the Company or any of its respective stockholders, directors, officers or agents, as the case may be, shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (except that the Company also shall be obligated with respect to the provisions of Section 7.2(d) and 5.2(b), it being understood that no other person shall have any liability or obligation under or with respect to such provisions).

ARTICLE VIII

MISCELLANEOUS

        Section 8.1    No Survival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

        Section 8.2    Expenses.     Except as set forth in Section 7.2 or in the Guarantees, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except expenses incurred in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) and all fees paid in respect of any HSR Act or other regulatory filing shall be borne one-half by the Company and one-half by Parent.

        Section 8.3    Counterparts; Effectiveness.     This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

        Section 8.4    Governing Law.     This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware (other than with respect to matters governed by KGCC, with respect to which such laws apply), without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 8.5    Jurisdiction; Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that prior to the termination of this Agreement in accordance with ARTICLE VII the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any federal or state court located in the State of Delaware, this being in addition to any other remedy which they are entitled at law or in equity. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in any federal or state court located in the State of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

        Section 8.6    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.7    Notices.     Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        To Parent or Merger Sub:

c/o Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Telecopy:	(212) 403-2000
Attention:	David M. Silk Mitchell S. Presser Igor Kirman

        with copies to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Telecopy:	(212) 403-2000
Attention:	David M. Silk Mitchell S. Presser Igor Kirman
Weil, Gotshal & Manges LLP 100 Federal Street, 34th Floor Boston, MA 02110
Telecopy:	(617) 772-8333
Attention:	James R. Westra
Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, TX 75201
Telecopy:	(214) 746-7777
Attention:	R. Jay Tabor

        To the Company:

500 Dallas St., Suite 1000 Houston, TX 77002
Telecopy:	(713) 495-2737
Attention:	Joseph Listengart

        with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Ave., N.W. Washington, D.C. 20005
Telecopy:	(202) 661-8200
Attention:	Michael P. Rogan Stephen W. Hamilton
Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002
Telecopy:	(713) 221-2166
Attention:	Gary W. Orloff

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 8.8    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all of its rights, interest and obligations under this agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Parent shall cause Merger Sub, and any assignee thereof, to perform its obligations under this Agreement.

        Section 8.9    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 8.10    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the exhibits and letters hereto), the Confidentiality Agreements and the Guarantees constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except as set forth in Section 5.9, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

        Section 8.11    Amendments; Waivers.     At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company (approved by the Special Committee), Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective (and, in the case of the Company, as approved by the Special Committee); provided, however, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 8.12    Headings.     Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.13    Interpretation.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "the transactions contemplated hereby" or similar words or phrases appear, such words or phrases shall be deemed to be followed by the words "(but not including the Financing or any other arrangements, agreements or understandings to which the Company is not a party)." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "or" shall be deemed to mean "and/or." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. Any time materiality of effect is measured with respect to the Company and its Subsidiaries, the interests not owned directly or indirectly by the Company and its wholly owned Subsidiaries shall be excluded.

        Section 8.14    No Recourse.     This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto or the Guarantors and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto (other than the Guarantors) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

        Section 8.15    Determinations by the Company.     Whenever a determination, decision or approval by the Company is called for in this Agreement, such determination, decision or approval must be authorized by the Special Committee or, if the Special Committee is not then in existence, the Company's Board of Directors.

        Section 8.16    Certain Definitions.     For purposes of this Agreement, the following terms will have the following meanings when used herein:

          (a)   "Affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          (b)   "Business Day" shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

          (c)   "Company Joint Ventures" means (a) the Express joint venture, (b) the Plantation joint venture, (c) the Rockies Express joint venture, (d) the Cortez Pipeline joint venture, and (e) except for purposes of Section 3.4(c)(i) and Section 3.12, the Red Cedar joint venture.

          (d)   "Contracts" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations, whether written or oral.

          (e)   "KMGP" means Kinder Morgan G.P., Inc., a Delaware corporation.

          (f)    "Knowledge" means (i) with respect to Parent, the knowledge of the individuals listed on Section 8.16(f)(i) of the Parent Disclosure Letter after reasonable inquiry and (ii) with respect to the Company, the knowledge of the individuals listed on Section 8.16(f)(ii) of the Company Disclosure Letter after reasonable inquiry.

          (g)   "LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement of Kinder Morgan Management, LLC, dated as of July 23, 2002.

          (h)   "Orders" or "orders" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

          (i)    "Original LLC Agreement" means the Limited Liability Company Agreement of Knight Holdco LLC, dated as of August 28, 2006.

          (j)    "Partnership Agreement" means the Third Amended and Restated Agreement of Limited Partnership of Kinder Morgan Energy Partners, L.P., dated as of May 18, 2001, as amended by Amendment No. 1, dated as of November 19, 2004, and further amended by Amendment No. 2, dated as of April 29, 2005.

          (k)   "Partnership Event" means (i) the failure of Kinder Morgan Energy Partners, L.P., Kinder Morgan Operating L.P. "A", Kinder Morgan Operating L.P. "B", Kinder Morgan Operating L.P. "C", Kinder Morgan Operating L.P. "D", Kinder Morgan CO2Company L.P. or SFPP L.P. to qualify as a partnership, or an entity that is disregarded as separate from its owner, as applicable, for federal income tax purposes or the failure of Kinder Morgan Energy Partners, L.P. to meet the gross income requirements under Section 7704(c) of the Code in each Tax year since its formation, up to and including the current Tax year, (ii) any circumstance that would constitute an "Event of Withdrawal" under Section 13.1(a) of the Partnership Agreement, (iii) any circumstance that would constitute dissolution of Kinder Morgan Energy Partners, L.P. under Article XIV of the Partnership Agreement, (iv) any circumstance that would constitute a "Mandatory Purchase Event" under the LLC Agreement, (v) removal of KMGP as the general partner of Kinder Morgan Energy Partners, L.P. without the consent of the Company and its Subsidiaries (including KMGP), (vi) the failure by KMGP to maintain its general partnership interest through additional Capital Contributions (as defined in Partnership Agreement) as required by Section 4.1(d) of the Partnership Agreement, (vii) approval by KMGP of any amendment of the Partnership Agreement pursuant to Sections 15.1(d), 15.1(f), 15.3(b)(ii) and 15.3(d) thereof, and (viii) consent by KMGP to any merger or consolidation of Kinder Morgan Energy Partners, L.P. in accordance with Section 16.2 of the Partnership Agreement or a sale of all or substantially all of the assets of Kinder Morgan Energy Partners, L.P. in accordance with Section 6.1 of the Partnership Agreement.

          (l)    "person" or "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person.

          (m)  "Rollover Commitment" means the commitment made by a Person listed on Section 8.16(m) of the Parent Disclosure Letter in such Person's equity rollover letter, which has been executed and which is valid and binding.

          (n)   "Special Committee" means a committee of the Company's Board of Directors, the members of which are not affiliated with Merger Sub and are not members of the Company's management, formed for the purpose of evaluating, and making a recommendation to the full Board of Directors of the Company with respect to, this Agreement and the transactions contemplated hereby, including the Merger, and shall include any successor committee to the Special Committee existing as of the date of this Agreement or any reconstitution thereof.

          (o)   "Subsidiaries" of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership); provided, however, that Kinder Morgan Management LLC, a Delaware limited liability company and its Subsidiaries (together with its Subsidiaries, "KMR") and Kinder Morgan Energy Partners, L.P., a Delaware limited partnership and its Subsidiaries (together with its Subsidiaries, "KMP") shall be deemed "Subsidiaries" of the Company solely for purposes of (1) the representations and warranties of the Company contained in ARTICLE III, (2) the definition of "Company Material Adverse Effect" in Section 3.1(c), (3) the definition "Action of Divestiture or Limitation" in Section 5.6(b) or whether the condition set forth in Section 6.3(e) has been satisfied, (4) the provision in Section 5.6(b) that provides that "nothing contained in this Agreement shall be deemed to require Parent, any of its Subsidiaries, the Company (unless requested by Parent), or the Surviving Corporation or any of its Subsidiaries to take or agree to take any Action of Divestiture or Limitation", (4) Section 5.9(a) and (5) the last sentence of Section 8.13; provided, further, that the Company Joint Ventures shall not be deemed "Subsidiaries" of the Company for purposes of this Agreement. For the sake of clarity, no covenant that would require any action or inaction on the part of any Subsidiary or Affiliate of the Company shall be construed to require KMGP to take or refrain from taking any such action when acting in any capacity on behalf of or with respect to KMP or KMR.

          (p)   Each of the following terms is defined on the page set forth opposite such term:

"Action of Divestiture or Limitation"	A-36
"Action"	A-38
"Affiliate Transaction"	A-17
"Affiliates"	A-51
"Agreement"	A-4
"Alternative Proposal"	A-31
"Book-Entry Shares"	A-8
"Business Day"	A-51
"Cancelled Shares"	A-6
"Certificate of Merger"	A-5
"Certificates"	A-7
"Closing Date"	A-5
"Closing"	A-5
"Code"	A-8
"Company Approvals"	A-12
"Company Benefit Plans"	A-16
"Company Class A Preferred Stock"	A-10
"Company Class B Preferred Stock"	A-10
"Company Common Stock"	A-6
"Company CSA Documents"	A-13
"Company Disclosure Letter"	A-9
"Company Employees"	A-34
"Company Joint Ventures"	A-51
"Company Material Adverse Effect"	A-10
"Company Material Contracts"	A-22
"Company Meeting"	A-33
"Company Permits"	A-15
"Company Preferred Stock"	A-10
"Company SEC Documents"	A-13
"Company Stock Option"	A-33
"Company Stock Plans"	A-33
"Company Stock-Based Award"	A-33

"Company"	A-4
"Confidentiality Agreements"	A-29
"Contracts"	A-51
"control"	A-51
"CSA"	A-13
"Debt Commitment Letters"	A-24
"Debt Financing"	A-24
"Dissenting Shares"	A-7
"Dissenting Stockholders"	A-7
"Effective Time"	A-5
"Employees"	A-20
"End Date"	A-43
"Environmental Law"	A-15
"ERISA"	A-16
"Exchange Act"	A-12
"Exchange Fund"	A-7
"Excluded Shares"	A-7
"Expenses"	A-45
"Financing Commitments"	A-24
"Financing"	A-24
"GAAP"	A-13
"Governmental Entity"	A-12
"Guarantees"	A-4
"Guarantors"	A-4
"Hazardous Substance"	A-16
"HSR Act"	A-12
"Indemnified Party"	A-38
"Intellectual Property"	A-20
"KGCC"	A-5
"KMGP"	A-51
"KMP/KMR Proposal"	A-32
"KMP"	A-53
"KMR"	A-53
"Knowledge"	A-51
"Law"	A-14
"Laws"	A-14
"Lien"	A-13
"LLC Agreement"	A-52
"Marketing Period"	A-40
"Merger Consideration"	A-6
"Merger Sub"	A-4
"Merger"	A-4
"Multiemployer Plan"	A-16
"New Financing Commitments"	A-39
"New Plans"	A-34
"Old Plans"	A-34
"Option and Stock-Based Consideration"	A-33
"Option Consideration"	A-33
"orders"	A-52
"Orders"	A-52
"Parent Approvals"	A-23

"Parent Disclosure Letter"	A-23
"Parent Material Adverse Effect"	A-23
"Parent Termination Fee"	A-46
"Parent"	A-4
"Partnership Agreement"	A-52
"Partnership Event"	A-52
"Paying Agent"	A-7
"PBGC"	A-17
"person"	A-52
"Person"	A-52
"Proxy Statement"	A-18
"Recommendation"	A-12
"Regulatory Law"	A-37
"Remaining Shares"	A-6
"Representatives"	A-29
"Required Financial Information"	A-40
"Restricted Shares"	A-34
"rights-of-way"	A-21
"Rollover Commitment"	A-52
"Sarbanes-Oxley Act"	A-14
"Schedule 13E-3"	A-18
"SEC"	A-13
"Securities Act"	A-13
"Share"	A-6
"Significant Subsidiary"	A-11
"Special Committee"	A-52
"Specified Regulatory Clearances"	A-35
"Stock Purchase Plans"	A-34
"Subsidiaries"	A-52
"Superior Proposal"	A-31
"Surviving Corporation"	A-5
"Tax Return"	A-19
"Tax"	A-19
"Taxes"	A-19
"Termination Date"	A-26
"Termination Fee"	A-45
"Voting Agreement"	A-4
"WARN Act"	A-20

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

KNIGHT HOLDCO LLC
By:	/s/ RICHARD D. KINDER
Name: Richard D. Kinder Title: Authorized Person
KNIGHT ACQUISITION CO.
By:	/s/ RICHARD D. KINDER
Name: Richard D. Kinder Title: Authorized Person
KINDER MORGAN, INC.
By:	/s/ JOSEPH LISTENGART
Name: Joseph Listengart Title: Vice President and General Counsel

ANNEX B

1585 Broadway
New York, NY 10036

        August 27, 2006

Special Committee of the Board of Directors
Board of Directors
Kinder Morgan, Inc.
500 Dallas St. Ste 1000
Houston, TX 77002-4708

Members of the Special Committee of the Board and the Board of Directors:

        We understand that Kinder Morgan, Inc. (the "Company"), Knight Holdco LLC ("Parent") and Knight Acquisition Co., a wholly owned subsidiary of Parent ("Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 25, 2006) (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock, par value $5.00 per share, of the Company (the "Company Common Stock"), (other than shares of Company Common Stock held by the Company as treasury stock, shares of Company Common Stock held by Parent or Merger Sub immediately prior to the effective time of the Merger or shares of Company Common Stock as to which dissenters' rights have been perfected) will be converted into the right to receive $107.50 per share in cash. We note that certain holders of shares of Company Common Stock (collectively the "Rollover Investors") will contribute their shares of Company Common Stock in exchange for limited liability company interests of Parent pursuant to their Rollover Commitments (as defined in the Merger Agreement) immediately prior to the effective time of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock (other than the Rollover Investors, Parent and Merger Sub) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  i)
  reviewed certain publicly available financial statements and other business and financial information of the Company and Kinder Morgan Energy Partners L.P., the general partner of which the Company owns and in which the Company owns a significant limited partner interest ("KMP");

  ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the managements of the Company and KMP, respectively;

  iii)
  reviewed certain financial projections prepared by the managements of the Company and KMP, respectively;

  iv)
  discussed the past and current operations and financial condition and the prospects of the Company and KMP with senior executives of the Company and KMP, respectively, and discussed the risks related thereto with the management of the Company and KMP;

  v)
  discussed with the management of the Company potential restructuring plans for the Company prepared and presented by the management of the Company;

  vi)
  reviewed the reported prices and trading activity of the Company Common Stock and the common stock of KMP;

  vii)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

  viii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  ix)
  participated in discussions and negotiations among representatives of the Company, Parent and their financial and legal advisors;

  x)
  reviewed a draft of the Merger Agreement, dated August 25, 2006, the draft Rollover Commitments and the draft Financing Commitments of Parent and Merger Sub (as defined in the Merger Agreement), and certain related documents; and

  xi)
  performed such other analyses and considered such other materials and factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information made available to us by the Company for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and KMP. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that (i) Parent will obtain financing for the Merger in accordance with the terms set forth in the Financing Commitments, and (ii) the transactions contemplated by the Rollover Commitments will be consummated in accordance with their terms. We have also assumed that there will be no delay in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, and no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. We are not legal, tax, or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.

        This opinion does not address the fairness of any consideration to be received by the Rollover Investors pursuant to the Merger Agreement or the Rollover Commitments, the relative merits of the Merger as compared to the alternative transactions or strategies that might be available to the Company, or the underlying business decision of the Company to enter into the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligations to update, revise or reaffirm this opinion.

        Morgan Stanley & Co. Incorporated ("Morgan Stanley") has acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In addition, Morgan Stanley and its affiliates, directors, or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by affiliates of Parent. In the ordinary course of our trading, brokerage investment management and financing activities, we or our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Company, affiliates of Parent or any other company or any currency or commodity that may be involved in this transaction.

        It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. We express no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Company Common Stock (other than the Rollover Investors, Parent and Merger Sub) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,
MORGAN STANLEY & CO. INCORPORATED
By:
Michael Dickman Managing Director

ANNEX C

August 27, 2006

Special Committee of the Board of Directors
Board of Directors
Kinder Morgan Inc.
500 Dallas St. Ste 1000
Houston, TX 77002-4708

Members of the Special Committee of the Board and the Board of Directors:

        We understand that Kinder Morgan Inc. (the "Company"), Knight Holdco LLC ("Parent") and Knight Acquisition Co., a wholly owned subsidiary of Parent ("Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 25, 2006 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock, par value $5.00 per share, of the Company (the "Company Common Stock"), (other than shares of Company Common Stock held by the Company as treasury stock, shares of Company Common Stock held by Parent or Merger Sub immediately prior to the effective time of the Merger or shares of Company Common Stock as to which dissenters' rights have been perfected) will be converted into the right to receive $107.50 per share in cash. We note that certain holders of shares of Company Common Stock (collectively the "Rollover Investors") will contribute their shares of Company Common Stock in exchange for limited liability company interests of Parent pursuant to their Rollover Commitments (as defined in the Merger Agreement) immediately prior to the effective time of the Merger. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the consideration to be received by the holders of shares of Company Common Stock (other than the Rollover Investors, Parent and Merger Sub) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

        For purposes of the opinion set forth herein, we have:

  i)
  reviewed certain publicly available financial statements and other business and financial information of the Company and Kinder Morgan Energy Partners L.P., the general partner of which the Company owns and in which the Company owns a significant limited partner interest ("KMP");

  ii)
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the managements of the Company and KMP, respectively;

  iii)
  reviewed certain financial projections prepared by the managements of the Company and KMP, respectively;

  iv)
  discussed the past and current operations and financial condition and the prospects of the Company and KMP with senior executives of the Company and KMP, respectively, and discussed the risks related thereto with the management of the Company and KMP;

  v)
  discussed with the management of the Company potential restructuring plans for the Company prepared and presented by the management of the Company;

  vi)
  reviewed the reported prices and trading activity of the Company Common Stock and the common stock of KMP;

  vii)
  compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

  viii)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  ix)
  participated in discussions and negotiations among representatives of the Company, Parent and their financial and legal advisors;

  x)
  reviewed a draft of the Merger Agreement, dated August 25, 2006, the draft Rollover Commitments and the draft Financing Commitments of Parent and Merger Sub (as defined in the Merger Agreement), and certain related documents; and

  xi)
  performed such other analyses and considered such other materials and factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information made available to us by the Company for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and KMP. We have also assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that (i) Parent will obtain financing for the Merger in accordance with the terms set forth in the Financing Commitments, and (ii) the transactions contemplated by the Rollover Commitments will be consummated in accordance with their terms. We have also assumed that there will be no delay in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, and no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. We are not legal, tax, or regulatory advisors and have relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.

        This opinion does not address the fairness of any consideration to be received by the Rollover Investors pursuant to the Merger Agreement or the Rollover Commitments, the relative merits of the Merger as compared to the alternative transactions or strategies that might be available to the Company, or the underlying business decision of the Company to enter into the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligations to update, revise or reaffirm this opinion.

        The Blackstone Group L.P. ("Blackstone") has acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the ordinary course of our business, we or our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity securities or senior loans of the Company, affiliates of Parent or any other company or any currency or commodity that may be involved in this transaction.

        It is understood that this letter is for the information of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. We express no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of Company Common Stock (other than the Rollover Investors, Parent and Merger Sub) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Very truly yours,

THE BLACKSTONE GROUP L.P.

ANNEX D

Kansas General Corporation Code

17-6712. Appraisal rights for shares of stock of constituent corporation in a merger or consolidation; perfection; petition for determination of value of stock of all stockholders, procedure, determination by court.

(a)
When used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

(b)
(1) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to K.S.A. 17-6701, and amendments thereto, other than a merger effected pursuant to subsection (g) of K.S.A. 17-6701, and amendments thereto, K.S.A. 17-6702, 17-6704, 17-6707, 17-6708 or 17-7703, and amendments thereto, except that: (A) No appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc., or held of record by more than 2,000 holders; (B) no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of K.S.A. 17-6701, and amendments thereto.

(2)
Notwithstanding the provisions of subsections (b)(1)(A) and (b)(1)(B), appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to K.S.A. 17-6701, 17-6702, 17-6704, 17-6707, 17-6708 and 17-7703, and amendments thereto, to accept for such stock anything except:

(A)
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect of such shares of stock;

(B)
shares of stock of any other corporation, or depository receipts in respect of such shares of stock, which shares of stock, or depository receipts in respect of such shares of stock, or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc. or held of record by more than 2,000 holders;

(C)
cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (A) and (B); or

(D)
any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs (A), (B) and (C).

(3)
In the event all of the stock of a subsidiary Kansas corporation party to a merger effected under K.S.A. 17-6703, and amendments thereto, is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Kansas corporation.

(c)
Any corporation may provide in its articles of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its articles of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the articles of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e), shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to K.S.A. 17-6518 or K.S.A. 17-6703, and amendments thereto, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either: (A) Each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation; or (B) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) and who is otherwise entitled to appraisal rights, may file a petition in the district court demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsection (a) and (d), upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d), whichever is later.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the clerk of the court in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The clerk of the court, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the county in which the court is located or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the clerk of the court for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

(h)
After determining the stockholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) and who has submitted such stockholder's certificates of stock to the clerk of the court, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether such surviving or resulting corporation be a corporation of this state or of any state.

(j)
The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e), or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the district court shall be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.